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FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA FIRST DATA CORPORATION INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on February 11, 2014

Registration No. 333-192767

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1
to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Data Corporation
(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware (State or other jurisdiction of incorporation)	6199 (Primary Standard Industrial Classification Code Number)	47-0731996 (I.R.S. Employer Identification Number)

5565 Glenridge Connector, N.E.
Suite 2000
Atlanta, Georgia 30342
(404) 890-2000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

David R. Money
First Data Corporation
Executive Vice President, General Counsel and Secretary
Administrative Headquarters
6200 South Quebec Street
Greenwood Village, Colorado 80111
(303) 967-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard A. Fenyes, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Telephone: (212) 455-2000

Approximate date of commencement of proposed exchange offer:
As soon as practicable after this Registration Statement is declared effective.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

           Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(4)

11.25% Senior Notes due 2021	$785,000,000	100%	$785,000,000	$101,108

10.625% Senior Notes due 2021	$815,000,000	100%	$815,000,000	$104,972

11.75% Senior Subordinated Notes due 2021	$2,475,000,000	100%	$2,475,000,000	$318,780

Guarantees of 11.25% Senior Notes due 2021(2)	N/A	N/A	N/A	N/A(3)

Guarantees of 10.625% Senior Notes due 2021(2)	N/A	N/A	N/A	N/A(3)

Guarantees of 11.75% Senior Subordinated Notes due 2021(2)	N/A	N/A	N/A	N/A(3)

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

(2)
See inside facing page for table of registrant guarantors.

(3)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

(4)
Fees in the amount of $431,480 were previously paid. Additional fees in the amount of $93,380 are being paid in connection with the filing of this Amendment No. 1.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Bankcard Investigative Group Inc.	Delaware	58-2368158	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
BUYPASS Inco Corporation	Delaware	51-0362700	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Call Interactive Holdings LLC	Delaware	45-0492144	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
CESI Holdings, Inc.	Delaware	11-3145051	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Clover MarketPlace, LLC	Delaware	59-2126793	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Clover Network, Inc.	Delaware	27-3703012	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Computing Corporation	Delaware	36-3833854	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Corporate Services, Inc.	Delaware	23-2709591	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Concord EFS Financial Services, Inc.	Delaware	01-0757630	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord EFS, Inc.	Delaware	04-2462252	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Emerging Technologies, Inc.	Arizona	86-0837769	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Financial Technologies, Inc.	Delaware	13-4064184	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord One, LLC	Delaware	01-0757619	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Payment Services, Inc.	Georgia	58-1495598	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Processing, Inc.	Delaware	57-1143159	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Transaction Services, LLC	Colorado	20-0187517	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
CTS Holdings, LLC	Colorado	20-0675870	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
CTS, Inc.	Tennessee	52-2251178	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
EPSF Corporation	Delaware	51-0380978	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDFS Holdings, LLC	Delaware	84-1564482	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDGS Group, LLC	Delaware	58-2582293	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDR Ireland Limited	Delaware	98-0122368	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDR Limited	Delaware	98-0122367	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDR Missouri Inc.	Delaware	47-0772712	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDS Holdings, Inc.	Delaware	58-2517182	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Capital, Inc.	Delaware	58-2436936	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
First Data Card Solutions, Inc.	Maryland	75-1300913	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Commercial Services Holdings, Inc.	Delaware	20-5626772	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Communications Corporation	Delaware	22-2991933	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data EC, LLC	Delaware	30-0512868	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Government Solutions, Inc.	Delaware	59-2957887	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Government Solutions, LP	Delaware	58-2582959	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Latin America Inc.	Delaware	47-0789663	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Merchant Services Corporation	Florida	59-2126793	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
First Data Merchant Services Northeast, LLC	Delaware	11-3383565	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Merchant Services Southeast, L.L.C.	Delaware	11-3301903	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Mobile Holdings, Inc.	Delaware	20-5449819	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Payment Services, LLC	Delaware	26-0359308	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Real Estate Holdings L.L.C.	Delaware	84-1593311	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Resources, LLC	Delaware	47-0535472	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Retail ATM Services L.P.	Texas	01-0757624	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Secure LLC	Delaware	47-0902841	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
First Data Solutions, Inc.	Washington	91-2113799	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Technologies, Inc.	Delaware	04-3125703	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Transportation Services Inc.	Tennessee	62-1830443	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Voice Services	Delaware	22-2915646	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FSM Services Inc.	Delaware	58-2517180	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FundsXpress Financial Network, Inc.	Texas	74-2830594	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FundsXpress, Inc.	Delaware	74-2935781	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Gift Card Services, Inc.	Oklahoma	73-1483616	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Gratitude Holdings LLC	Delaware	41-2077284	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Ignite Payments, LLC	California	95-4207932	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Instant Cash Services, LLC	Delaware	30-0412561	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Linkpoint International, Inc.	Nevada	95-4704661	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
MAS Inco Corporation	Delaware	51-0362703	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
MAS Ohio Corporation	Delaware	52-2139525	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Money Network Financial, LLC	Delaware	36-4483540	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
National Payment Systems Inc.	New York	13-3789541	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
New Payment Services, Inc.	Georgia	20-3848972	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
PayPoint Electronic Payment Systems, LLC	Delaware	82-0569438	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
PaySys International, Inc.	Florida	59-2061461	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Perka, Inc.	Delaware	27-5492374	86 Chambers Street Suite 704 New York, NY 10007-2606 (404) 890-2000
REMITCO LLC	Delaware	82-0580864	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Sagebrush Holdings LLC	Delaware	75-3097583	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Size Technologies, Inc.	California	94-3329671	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Networks, Inc.	Delaware	59-3558624	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Processing, Inc.	Delaware	23-2696693	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Star Systems Assets, Inc.	Delaware	33-0886220	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Systems, Inc.	Delaware	59-3558623	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Systems, LLC	Delaware	33-0886218	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Strategic Investment Alternatives LLC	Delaware	01-0716816	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
TASQ LLC	Delaware	84-1581144	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
TASQ Technology, Inc.	California	68-0345149	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
TeleCheck International, Inc.	Georgia	58-2014182	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
TeleCheck Pittsburgh/West Virginia, Inc.	Pennsylvania	25-1405316	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
TeleCheck Services, Inc.	Delaware	58-2035074	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Transaction Solutions, LLC	Delaware	82-0547328	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Unified Merchant Services	Georgia	58-2169129	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
ValueLink, LLC	Delaware	20-0055795	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2014

PRELIMINARY PROSPECTUS

FIRST DATA CORPORATION

Offers to Exchange (the "Exchange Offers")

$785,000,000 aggregate principal amount of its 11.25% Senior Notes due 2021 (the "11.25% exchange notes"), $815,000,000 aggregate principal amount of its 10.625% Senior Notes due 2021 (the "10.625% exchange notes" and, together with the 11.25% exchange notes, the "senior exchange notes") and $2,475,000,000 aggregate principal amount of its 11.75% Senior Subordinated Notes due 2021 (the "senior subordinated exchange notes" and, together with the senior exchange notes, the "exchange notes"), each of which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding unregistered 11.25% Senior Notes due 2021 (the "11.25% outstanding notes"), for any and all of its outstanding unregistered 10.625% Senior Notes due 2021 (the "10.625% outstanding notes" and, together with the 11.25% outstanding notes, the "senior outstanding notes") and for any and all of its outstanding unregistered 11.75% Senior Subordinated Notes due 2021 (the "outstanding senior subordinated notes" and, together with the senior outstanding notes, the "outstanding notes"), respectively.

        We are conducting the exchange offers in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offers

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the applicable exchange offer.

  •
  The exchange offers expire at 11:59 p.m., New York City time, on                    , 2014, unless extended. We do not currently intend to extend the expiration date.

  •
  The exchange of the relevant outstanding notes for the relevant exchange notes in the exchange offers will not constitute taxable events to holders for U.S. federal income tax purposes.

  •
  The terms of the relevant exchange notes to be issued in the exchange offers are substantially identical to the relevant outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offers

  •
  The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

        All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the applicable indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

        See "Risk Factors" beginning on page 12 for a discussion of certain risks that you should consider before participating in the applicable exchange offer.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offers or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2014.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

i

 BASIS OF PRESENTATION

        A substantial portion of our business is conducted through "alliances" with banks and other institutions. Where we discuss the operations of our Retail and Alliance Services segment, such discussions include our alliances since they generally do not have their own operations (other than certain majority owned and equity method alliances) and are part of our core operations. Our alliance structures take on different forms, including consolidated subsidiaries, equity method investments and revenue sharing arrangements. Under the alliance program, we and a bank or other institution form a venture, either contractually or through a separate legal entity. Merchant contracts may be contributed to the venture by us and/or the bank or institution. The banks or other institutions generally provide card association sponsorship, clearing and settlement services. These institutions typically act as a merchant referral source when the institution has an existing banking or other relationship. We provide transaction processing and related functions. Both owners of these ventures may provide management, sales, marketing and other administrative services. The alliance structure allows us to be the processor for multiple financial institutions, any one of which may be selected by the merchant as their bank partner.

        Unless the context requires otherwise, in this prospectus, "First Data," "FDC," the "Company," "we," "us" and "our" refer to First Data Corporation and its consolidated subsidiaries. References to the "notes" refer to the outstanding notes and the exchange notes.

ii

PROSPECTUS SUMMARY

        This summary highlights key aspects of the information contained elsewhere in this prospectus and may not contain all of the information you should consider before investing in the exchange notes. You should read this summary together with the entire prospectus, including the information presented under the heading "Risk Factors" and the information in the historical financial statements and related notes appearing elsewhere in this prospectus. For a more complete description of our business, see the "Business" section in this prospectus.

 Our Company

        We are a global technology and payments processing leader, providing electronic commerce and payment solutions for merchants, financial institutions and card issuers worldwide. We process nearly 1,800 transactions every second, and serve approximately 6.2 million merchant locations, thousands of card issuers and millions of consumers in 34 countries. With a leading market position in each of our core businesses, we are well-positioned to capitalize on the continued shift from cash and checks to electronic payment transactions.

        We have built long-standing relationships with merchants, financial institutions and card issuers globally through superior industry knowledge, product innovation and high-quality, reliable service. As a result, our revenues are highly diversified across customers, products, geography and distribution channels, with our largest single customer accounting for approximately 3% of our adjusted revenue in 2012. We also enter into alliances with banks and other institutions, increasing our broad geographic coverage and presence in various industries. The contracted and stable nature of our revenue base makes our business highly predictable. Our revenue is recurring in nature, as we typically initially enter into multi-year contracts with our merchant, financial institution and card issuer customers.

        Our principal executive offices are located at 5565 Glenridge Connector, N.E., Suite 2000, Atlanta, Georgia 30342. The telephone number of our principal executive offices is (404) 890-2000. Our Internet address is http://www.firstdata.com. Information on our web site does not constitute part of this prospectus.

 The Exchange Offers

        On February 13, 2013, First Data issued in a private placement $785,000,000 aggregate principal amount of 11.25% outstanding notes. On April 10, 2013, First Data issued in a private placement $815,000,000 aggregate principal amount of 10.625% outstanding notes. On May 30, 2013, First Data issued in a private placement $750,000,000 aggregate principal amount of outstanding senior subordinated notes. On November 19, 2013 and January 6, 2014, First Data issued in private placements additional $1,000,000,000 aggregate principal amount and $725,000,000 aggregate principal amount, respectively, of outstanding senior subordinated notes. The term "notes" refers collectively to the outstanding notes and the exchange notes.

General	In connection with the private placements of the outstanding notes, First Data and the guarantors of the outstanding notes entered into registration rights agreements pursuant to which we agreed, under certain circumstances, to use our reasonable best efforts to file a registration statement relating to an offer to exchange the applicable outstanding notes for the exchange notes and have it declared effective by the SEC within 360 days after the date of original issuance of the applicable outstanding notes. You are entitled to exchange in the applicable exchange offer your outstanding notes for the exchange notes which are identical in all material respects to the outstanding notes except:
• the exchange notes have been registered under the Securities Act;
• the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreements; and
• the additional interest provisions of the registration rights agreements are not applicable.
The Exchange Offers	First Data is offering to exchange:
• $785,000,000 aggregate principal amount of its 11.25% exchange notes which have been registered under the Securities Act for any and all of its 11.25% outstanding notes;
• $815,000,000 aggregate principal amount of its 10.625% exchange notes which have been registered under the Securities Act for any and all of its 10.625% outstanding notes; and
• $2,475,000,000 aggregate principal amount of its senior subordinated exchange notes which have been registered under the Securities Act for any and all of its outstanding senior subordinated notes.
You may only exchange outstanding notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offers in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business; and
• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Any holder of outstanding notes who:
• is our affiliate;
• does not acquire exchange notes in the ordinary course of its business; or
• tenders its outstanding notes in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offers will expire at 11:59 p.m., New York City time, on , 2014, unless extended by First Data. First Data currently does not intend to extend the expiration date.
Withdrawal

You may withdraw the tender of your outstanding notes at any time prior to the expiration of the applicable exchange offer. First Data will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the applicable exchange offer.

Conditions to the Exchange Offers	Each exchange offer is subject to customary conditions, which First Data may waive. See "The Exchange Offers—Conditions to the Exchange Offers."
Procedures for Tendering Outstanding Notes

If you wish to participate in the exchange offers, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with your outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

• you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;
• you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;
• you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners

If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and your outstanding notes are not immediately available, or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC's Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offers—Guaranteed Delivery Procedures."

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offers, First Data and the guarantors of the outstanding notes will have fulfilled a covenant under each registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreements. If you do not tender your outstanding notes in the exchange offers, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the applicable indenture, except First Data and the guarantors of the outstanding notes will not have any further obligation to you to provide for the exchange and registration of untendered outstanding notes under the applicable registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offers, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the applicable indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, First Data and the guarantors of the notes do not currently anticipate that we will register the outstanding notes under the Securities Act.

Certain United States Federal Income Tax Consequences

The exchange of outstanding notes for exchange notes in the exchange offers will not constitute taxable events to holders for U.S. federal income tax purposes. See "Certain United States Federal Income Tax Consequences."

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offers. See "Use of Proceeds."

Exchange Agent

Wells Fargo Bank, National Association, is the exchange agent for the exchange offers. The addresses and telephone numbers of the exchange agent are set forth in the section captioned "The Exchange Offers—Exchange Agent."

The Exchange Notes

        The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of 11.25% Exchange Notes," the "Description of 10.625% Exchange Notes" and the "Description of Senior Subordinated Exchange Notes" sections of this prospectus contain more detailed descriptions of the terms and conditions of the outstanding notes and exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the applicable registration rights agreement.

Issuer	First Data Corporation
Securities Offered
11.25% Exchange Notes	$785,000,000 aggregate principal amount of 11.25% Senior Notes due 2021.
10.625% Exchange Notes	$815,000,000 aggregate principal amount of 10.625% Senior Notes due 2021.
Senior Subordinated Exchange Notes	$2,475,000,000 aggregate principal amount of 11.75% Senior Subordinated Notes due 2021.
Maturity Date
11.25% Exchange Notes	January 15, 2021.
10.625% Exchange Notes	June 15, 2021.
Senior Subordinated Exchange Notes	August 15, 2021.
Interest Rate
11.25% Exchange Notes	Interest on the 11.25% exchange notes will be payable in cash and will accrue at a rate of 11.25% per annum.
10.625% Exchange Notes	Interest on the 10.625% exchange notes will be payable in cash and will accrue at a rate of 10.625% per annum.
Senior Subordinated Exchange Notes	Interest on the senior subordinated exchange notes will be payable in cash and will accrue at a rate of 11.75% per annum.
Interest Payment Dates
11.25% Exchange Notes	We will pay interest on the 11.25% exchange notes on May 15 and November 15. Interest began to accrue from the issue date of the notes.
10.625% Exchange Notes	We will pay interest on the 10.625% exchange notes on February 15 and August 15. Interest began to accrue from the issue date of the notes.
Senior Subordinated Exchange Notes	We will pay interest on the senior subordinated exchange notes on February 15 and August 15. Interest began to accrue from the issue date of the notes.

Optional Redemption
11.25% Exchange Notes

We may redeem the 11.25% exchange notes, in whole or in part, at any time prior to January 15, 2016, at a price equal to 100% of the principal amount of the 11.25% exchange notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium," as described under "Description of 11.25% Exchange Notes—Optional Redemption."

We may redeem the 11.25% exchange notes, in whole or in part, on or after January 15, 2016, at the redemption prices set forth under "Description of 11.25% Exchange Notes—Optional Redemption."

Additionally, from time to time on or before January 15, 2016, we may choose to redeem up to 35% of the principal amount of the 11.25% exchange notes with the proceeds from one or more public equity offerings at the redemption prices set forth under "Description of 11.25% Exchange Notes—Optional Redemption."

10.625% Exchange Notes

We may redeem the 10.625% exchange notes, in whole or in part, at any time prior to April 15, 2016, at a price equal to 100% of the principal amount of the 10.625% exchange notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium," as described under "Description of 10.625% Exchange Notes—Optional Redemption."

We may redeem the 10.625% exchange notes, in whole or in part, on or after April 15, 2016, at the redemption prices set forth under "Description of 10.625% Exchange Notes—Optional Redemption."

Additionally, from time to time on or before April 15, 2016, we may choose to redeem up to 35% of the principal amount of the 10.625% exchange notes with the proceeds from one or more public equity offerings at the redemption prices set forth under "Description of 10.625% Exchange Notes—Optional Redemption."

Senior Subordinated Exchange Notes

We may redeem the senior subordinated exchange notes, in whole or in part, at any time prior to May 15, 2016, at a price equal to 100% of the principal amount of the senior subordinated exchange notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium," as described under "Description of Senior Subordinated Exchange Notes—Optional Redemption."

We may redeem the senior subordinated exchange notes, in whole or in part, on or after May 15, 2016, at the redemption prices set forth under "Description of Senior Subordinated Exchange Notes—Optional Redemption."

Additionally, from time to time on or before May 15, 2016, we may choose to redeem up to 35% of the principal amount of the senior subordinated exchange notes with the proceeds from one or more public equity offerings at the redemption prices set forth under "Description of Senior Subordinated Exchange Notes—Optional Redemption."

Change of Control Offer

Upon the occurrence of a change of control, you will have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See "Description of 11.25% Exchange Notes—Repurchase at the Option of Holders—Change of Control," "Description of 10.625% Exchange Notes—Repurchase at the Option of Holders—Change of Control" and "Description of Senior Subordinated Exchange Notes—Repurchase at the Option of Holders—Change of Control."

Asset Sale Proceeds Offer

Upon the occurrence of a non-ordinary course asset sale, you may have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 100% of their face amount, plus accrued and unpaid interest to the repurchase date. See "Description of 11.25% Exchange Notes—Repurchase at the Option of Holders—Asset Sales," "Description of 10.625% Exchange Notes—Repurchase at the Option of Holders—Asset Sales" and "Description of Senior Subordinated Exchange Notes—Repurchase at the Option of Holders—Asset Sales."

Certain Covenants	The indentures governing the exchange notes contain covenants limiting our ability and the ability of our restricted subsidiaries to:
• incur additional debt or issue certain preferred shares;
• pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;
• make certain investments;
• sell certain assets;
• create liens on certain assets to secure debt;
• consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;
• enter into certain transactions with our affiliates; and
• designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See "Description of 11.25% Exchange Notes," "Description of 10.625% Exchange Notes" and "Description of Senior Subordinated Exchange Notes."

No Prior Market

The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any such market that may develop.

        You should consider carefully all of the information set forth in this prospectus prior to exchanging your outstanding notes. In particular, we urge you to consider carefully the factors set forth under the heading "Risk Factors."

 Ratio of Earnings to Fixed Charges

        The following table sets forth the historical ratio of earnings to fixed charges for the periods presented:

	Nine months ended September 30, 2013	Year ended December 31,
(in millions)		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(a)(b)	—	—	—	—	—	—

(a)
For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest on debt, amortization of deferred financing costs and a portion of rentals determined to be representative of interest. Fixed charges do not include interest on income tax liabilities. Earnings consist of income before income taxes plus fixed charges.

(b)
Our ratio of earnings to fixed charges is less than one-to-one for the nine months ended September 30, 2013, and years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively. The deficiencies in total earnings were $644.3 million for the nine months ended September 30, 2013, and $924.9 million, $786.2 million, $1,345.6 million, $1,665.2 million and $4,463.5 million for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively.

RISK FACTORS

        You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offers. Any of the following risks could materially and adversely affect our business, financial condition, operating results or cash flow; however, the following risks are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of the exchange notes could decline or we may not be able to make payments of interest and principal on the exchange notes, and you may lose all or part of your original investment.

 Risks Related to the Exchange Offers

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

        We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. We cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Certain persons who participate in the Exchange Offers must deliver a prospectus in connection with resales of the exchange notes.

        Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to Our Indebtedness and Our Business

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our debt obligations.

        We are highly leveraged. As of September 30, 2013, we had $22.8 billion of total debt. Our high degree of leverage could have important consequences, including:

  •
  increasing our vulnerability to adverse economic, industry or competitive developments;

  •
  requiring a substantial and increasing portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities; for example, per the terms of our 8.75%/10.00% PIK Toggle Notes (as defined below), we have been permitted to pay interest in-kind with additional notes, but will be required to pay all interest in cash starting January 2014. As of September 30, 2013, we had $1,000.0 million aggregate principal amount ($993.3 million net of discount) of these 8.75%/10.00% PIK Toggle Notes outstanding;

  •
  exposing us to the risk of increased interest rates because certain of our borrowings, including and most significantly borrowings under our senior secured credit facilities, are at variable rates of interest;

  •
  making it more difficult for us to satisfy our obligations with respect to our indebtedness, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indenture governing the notes and the agreements governing such other indebtedness;

  •
  restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

  •
  making it more difficult for us to obtain network sponsorship and clearing services from financial institutions;

  •
  limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

  •
  limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who, therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting.

        Our senior secured revolving credit facility has $1,016.2 million in commitments that mature in September 2016. Commitments totaling $499.1 million matured on September 23, 2013. We may not be able to refinance our senior secured credit facilities or our other existing indebtedness because of our high levels of debt, debt incurrence restrictions under our debt agreements or because of adverse conditions in credit markets generally.

Despite our high indebtedness level, we and our subsidiaries still may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the credit agreement governing our senior secured credit facilities, the indenture governing the notes offered hereby, our existing senior secured notes, our existing senior unsecured notes, our existing senior subordinated notes and the senior PIK notes of First Data Holdings Inc. ("Holdings") contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If new debt is added to our and our subsidiaries' existing debt levels, the related risks that we will face would increase.

The ability to adopt technology to changing industry and customer needs or trends may affect our competitiveness or demand for our products, which may adversely affect our operating results.

        Changes in technology may limit the competitiveness of, and demand for, our services. Our businesses operate in industries that are subject to technological advancements, developing industry standards and changing customer needs and preferences. Also, our customers continue to adopt new technology for business and personal uses. We must anticipate and respond to these industry and customer changes in order to remain competitive within our relative markets. For example, the ability to adopt technological advancements surrounding POS technology available to merchants could have an impact on our International and Retail and Alliance Services businesses. Our inability to respond to new competitors and technological advancements could impact all of our businesses.

Material breaches in security of our systems may have a significant effect on our business.

        The uninterrupted operation of our information systems and the confidentiality of the customer/consumer information that resides on such systems are critical to the successful operations of our business. We have security, backup and recovery systems in place, as well as a business continuity plan to ensure the system will not be inoperable. We also have what we deem sufficient security around the system to prevent unauthorized access to the system. However, our visibility in the global payments industry may attract hackers to conduct attacks on our systems that could compromise the security of our data. An information breach in the system and loss of confidential information such as credit card numbers and related information could have a longer and more significant impact on the business operations than a hardware failure. The loss of confidential information could result in losing the customers' confidence and thus the loss of their business, as well as imposition of fines and damages.

Global economics, political and other conditions may adversely affect trends in consumer spending, which may adversely impact our revenue and profitability.

        The global electronic payments industry depends heavily upon the overall level of consumer, business and government spending. A sustained deterioration in general economic conditions, particularly in the United States or Europe, or increases in interest rates in key countries in which we operate, may adversely affect our financial performance by reducing the number or average purchase amount of transactions involving payment cards. A reduction in the amount of consumer spending could result in a decrease of our revenue and profits.

        A weakening in the economy could also force some retailers to close, resulting in exposure to potential credit losses and transaction declines and our earning less on transactions due also to a potential shift to large discount merchants. Additionally, credit card issuers may reduce credit limits and be more selective with regard to whom they issue credit cards. Changes in economic conditions could adversely impact future revenues and our profits and result in a downgrade of our debt ratings, which may lead to termination or modification of certain contracts and make it more difficult for us to obtain new business.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

        The indentures governing our senior secured notes, our senior unsecured notes, our senior subordinated notes, the senior PIK notes of Holdings and the credit agreement governing our senior secured credit facilities contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and our restricted subsidiaries' ability to, among other things:

  •
  incur additional indebtedness or issue certain preferred shares;

  •
  pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

  •
  make certain investments;

  •
  sell certain assets;

  •
  create liens;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with our affiliates; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

        A breach of any of these covenants could result in a default under one or more of these agreements, including as a result of cross default provisions and, in the case of the revolving credit facilities, permit the lenders to cease making loans to us. Upon the occurrence of an event of default under our senior secured credit facilities, the lenders could elect to declare all amounts outstanding under our senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit. Such actions by those lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under our senior secured credit facilities could proceed against the collateral securing those facilities. We have pledged a significant portion of our assets as collateral under our senior secured credit facilities. If the lenders under the senior secured credit facilities accelerate the repayment of borrowings, we may not have sufficient assets to repay our senior secured credit facilities, our senior secured notes, our second lien notes, our senior unsecured notes and our senior subordinated notes.

Changes in card association and debit network fees or products could increase costs or otherwise limit our operations.

        From time to time, card associations and debit networks increase the organization and/or processing fees (known as interchange fees) that they charge. It is possible that competitive pressures will result in our absorbing a portion of such increases in the future, which would increase our operating costs, reduce our profit margin and adversely affect our business, operating results and financial condition. Furthermore, the rules and regulations of the various card associations and networks prescribe certain capital requirements. Any increase in the capital level required would further limit our use of capital for other purposes.

We depend, in part, on our merchant relationships and alliances to grow our Retail and Alliance Services business. If we are unable to maintain these relationships and alliances, our business may be adversely affected.

        Growth in our Retail and Alliance Services business is derived primarily from acquiring new merchant relationships, new and enhanced product and service offerings, cross selling products and services into existing relationships, the shift of consumer spending to increased usage of electronic forms of payment and the strength of our alliance partnerships with banks and financial institutions and other third parties. A substantial portion of our business is conducted through "alliances" with banks and other institutions. Our alliance structures take on different forms, including consolidated subsidiaries, equity method investments and revenue sharing arrangements. Under the alliance program, we and a bank or other institution form an alliance, either contractually or through a separate legal entity. Merchant contracts may be contributed to the alliance by us and/or the bank or institution. The banks and other institutions generally provide card association sponsorship, clearing and settlement services. These institutions typically act as a merchant referral source when the institution has an existing banking or other relationship. We provide transaction processing and related functions. Both alliance partners may provide management, sales, marketing and other administrative services. The alliance structure allows us to be the processor for multiple financial institutions, any one of which may be selected by the merchant as their bank partner. We rely on the continuing growth of our merchant relationships, alliances and other distribution channels. There can be no guarantee that this growth will continue. The loss of merchant relationships or alliance and financial institution partners could negatively impact our business and result in a reduction of our revenue and profit.

We may experience breakdowns in our processing systems that could damage customer relations and expose us to liability.

        We depend heavily on the reliability of our processing systems in our core businesses. A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations. Not only would we suffer damage to our reputation in the event of a system outage or data loss, but we may also be liable to third parties. Many of our contractual agreements with financial institutions require the payment of penalties if our systems do not meet certain operating standards. To successfully operate our business, we must be able to protect our processing and other systems from interruption, including from events that may be beyond our control. Events that could cause system interruptions include, but are not limited to, fire, natural disaster, unauthorized entry, power loss, telecommunications failure, computer viruses, terrorist acts and war. Although we have taken steps to protect against data loss and system failures, there is still risk that we may lose critical data or experience system failures. We perform the vast majority of disaster recovery operations ourselves, though we utilize select third parties for some aspects of recovery, particularly internationally. To the extent we outsource our disaster recovery, we are at risk of the vendor's unresponsiveness in the event of breakdowns in our systems. Furthermore, our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur.

We may experience software defects, computer viruses and development delays, which could damage customer relations, decrease our potential profitability and expose us to liability.

        Our products are based on sophisticated software and computing systems that often encounter development delays, and the underlying software may contain undetected errors, viruses or defects. Defects in our software products and errors or delays in our processing of electronic transactions could result in:

  •
  additional development costs;

  •
  diversion of technical and other resources from our other development efforts;

  •
  loss of credibility with current or potential customers;

  •
  harm to our reputation; or

  •
  exposure to liability claims.

        In addition, we rely on technologies supplied to us by third parties that may also contain undetected errors, viruses or defects that could have a material adverse effect on our business, financial condition and results of operations. Although we attempt to limit our potential liability for warranty claims through disclaimers in our software documentation and limitation-of-liability provisions in our license and customer agreements, we cannot assure that these measures will be successful in limiting our liability.

Acquisitions and integrating such acquisitions create certain risks and may affect our operating results.

        We have been an active business acquirer both in the United States and internationally, and may continue to be active in the future. The acquisition and integration of businesses involves a number of risks. The core risks are in the areas of valuation (negotiating a fair price for the business based on inherently limited diligence) and integration (managing the complex process of integrating the acquired company's people, products, technology and other assets so as to realize the projected value of the acquired company and the synergies projected to be realized in connection with the acquisition).

        In addition, international acquisitions often involve additional or increased risks including, for example:

  •
  managing geographically separated organizations, systems and facilities;

  •
  integrating personnel with diverse business backgrounds and organizational cultures;

  •
  complying with foreign regulatory requirements;

  •
  fluctuations in currency exchange rates;

  •
  enforcement of intellectual property rights in some foreign countries;

  •
  difficulty entering new foreign markets due to, among other things, customer acceptance and business knowledge of these new markets; and

  •
  general economic and political conditions.

        The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of our combined businesses and the possible loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with acquisitions and the integration of the two companies' operations could have an adverse effect on our business, results of operations, financial condition or prospects.

We rely on various financial institutions to provide clearing services in connection with our settlement activities. If we are unable to maintain clearing services with these financial institutions and are unable to find a replacement, our business may be adversely affected.

        We rely on various financial institutions to provide clearing services in connection with our settlement activities. If such financial institutions should stop providing clearing services, we must find other financial institutions to provide those services. If we are unable to find a replacement financial institution, we may no longer be able to provide processing services to certain customers, which could negatively impact our revenue and earnings.

Changes in laws, regulations and enforcement activities may adversely affect the products, services and markets in which we operate.

        We and our customers are subject to laws and regulations that affect the electronic payments industry in the many countries in which our services are used. In particular, our customers are subject to numerous laws and regulations applicable to banks, financial institutions and card issuers in the United States and abroad, and, consequently, we are at times affected by these federal, state and local laws and regulations. The U.S. Congress and governmental agencies have increased their scrutiny of a number of credit card practices, from which some of our customers derive significant revenue. Regulation of the payments industry, including regulations applicable to us and our customers, has increased significantly in recent years. Our failure to comply with laws and regulations applicable to our business may result in the suspension or revocation of our licenses or registrations, the limitation, suspension or termination of our services, and/or the imposition of consent orders or civil and criminal penalties, including fines which could have an adverse effect on our results of operation and financial condition. We are subject to U.S. and international financial services regulations, a myriad of consumer protection laws, economic sanctions laws and regulations and anti-corruption laws, escheat regulations and privacy and information security regulations to name only a few. Changes to legal rules and regulations, or interpretation or enforcement thereof, could have a negative financial effect on us. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the

"Dodd-Frank Act"), which was signed into law in July 2010, significantly changes the U.S. financial regulatory system, including creating a new independent agency funded by the Federal Reserve Board, the Consumer Financial Protection Bureau ("CFPB"), to regulate consumer financial products and services (including many offered by our customers), restricting debit card fees paid by merchants to issuer banks and allowing merchants to offer discounts for different payment methods. On June 29, 2011, the Federal Reserve Board (the "FRB") announced final rules governing debit card interchange fees, and routing and exclusivity restrictions as well as a proposed rule governing the fraud prevention adjustment in response to the Dodd Frank Act. On July 31, 2013, the United States District Court for the District of Columbia instructed the FRB to vacate the interchange fee and network exclusivity restrictions and develop new rules in compliance with the Dodd Frank Act. The FRB has appealed that decision, the district court has stayed its ruling pending appeal, and the rules remain in effect pending appeal. Within our Retail and Alliance Services segment, we experienced some transitory benefit under the original rules due mostly to lower debit interchange rates, however, the overall impact of the Dodd Frank Act on us is difficult to estimate until the interchange fee and network exclusivity restrictions are settled through the federal appeals process and the market and regulators have time to react and adjust to any potential new regulations that could be required as an outcome of the judicial process. Separately, additional regulations have been proposed and developed by the newly created CFPB, with respect to consumer financial products and services that impact us and our customers. Pursuant to final rules published by the CFPB in the areas of check verification and consumer debt collection, two of the Company's subsidiaries, TeleCheck Services Inc. and TRS Recovery Services, Inc., are subject to CFPB oversight, supervision and examination. As a result of the Dodd Frank Act, the CFPB was given jurisdictional authority to regulate, supervise, and examine consumer prepaid products and services. We have a business focused on the development and delivery of prepaid solutions for customers, but it is unclear how or whether the CFPB will develop a regulatory regime that impacts these solutions. Each of the proposed or potential regulations may adversely affect our business or operations, directly or indirectly (if, for example, our customers' business and operations are adversely affected). In addition, an inadvertent failure by us to comply with laws and regulations, as well as rapidly evolving social expectations of corporate fairness, could damage our reputation or brands. Furthermore, we are subject to tax laws in each jurisdiction where we do business. Changes in tax laws or their interpretations could decrease the value of revenues we receive, the value of tax loss carryforwards and tax credits recorded on our balance sheet and the amount of our cash flow and have a material adverse impact on our business.

Future consolidation of client financial institutions or other client groups may adversely affect our financial condition.

        We have experienced the negative impact of the substantial bank industry consolidation in recent years. Bank industry consolidation impacts existing and potential clients in our service areas, primarily in Financial Services and Retail and Alliance Services. Our alliance strategy could be negatively impacted as a result of consolidations, especially where the banks involved are committed to their internal merchant processing businesses that compete with us. Bank consolidation has led to an increasingly concentrated client base in the industry, resulting in a changing client mix for Financial Services as well as increased price compression. Further consolidation in the bank industry or other client base could have a negative impact on us.

We are subject to the credit risk that our merchants will be unable to satisfy obligations for which we may also be liable.

        We are subject to the credit risk of our merchants being unable to satisfy obligations for which we also may be liable. For example, we and our merchant acquiring alliances are contingently liable for transactions originally acquired by us that are disputed by the cardholder and charged back to the merchants. If we or the alliance are unable to collect this amount from the merchant, due to the merchant's insolvency or other reasons, we or the alliance will bear the loss for the amount of the refund paid to the cardholder. We have an active program to manage our credit risk and often mitigate our risk by obtaining collateral. Notwithstanding our program for managing our credit risk, it is possible that a default on such obligations by one or more of our merchants could have a material adverse effect on our business.

Changes in credit card association or other network rules or standards could adversely affect our business.

        In order to provide our transaction processing services, several of our subsidiaries are registered with Visa and MasterCard and other networks as members or service providers for member institutions. As such, we and many of our customers are subject to card association and network rules that could subject us or our customers to a variety of fines or penalties that may be levied by the card associations or networks for certain acts or omissions by us, acquirer customers, processing customers and merchants. Visa, MasterCard and other networks, some of which are our competitors, set the standards with respect to which we must comply. The termination of our member registration or our status as a certified service provider, or any changes in card association or other network rules or standards, including interpretation and implementation of the rules or standards, that increase the cost of doing business or limit our ability to provide transaction processing services to or through our customers, could have an adverse effect on our business, results of operations and financial condition.

Our business may be adversely affected by risks associated with foreign operations.

        We are subject to risks related to the changes in currency rates as a result of our investments in foreign operations and from revenues generated in currencies other than the U.S. dollar. Revenue and profit generated by international operations will increase or decrease compared to prior periods as a result of changes in foreign currency exchange rates. From time to time, we utilize foreign currency forward contracts or other derivative instruments to mitigate the cash flow or market value risks associated with foreign currency denominated transactions. However, these hedge contracts may not eliminate all of the risks related to foreign currency translation. Furthermore, we are subject to exchange control regulations that restrict the conversion of our revenue and assets denominated in Argentine pesos into U.S. dollars. Those regulations may become more restrictive in the future. Similar regulations also may be adopted in other jurisdictions that restrict or prohibit the conversion of the Company's other foreign currencies into U.S. dollars. The occurrence of any of these factors could decrease the value of revenues and earnings we derive from our international operations and have a material adverse impact on our business.

Increases in interest rates may negatively impact our operating results and financial condition.

        Certain of our borrowings, including borrowings under our senior secured credit facilities, to the extent the interest rate is not fixed by an interest rate swap, are at variable rates of interest. An increase in interest rates would have a negative impact on our results of operations by causing an increase in interest expense.

        As of September 30, 2013, we had $8.3 billion aggregate principal amount of variable rate long-term indebtedness, of which interest rate swaps fix the interest rate on $5.0 billion in notional amount. We also had a $750.0 million fixed to floating swap to preserve the ratio of fixed and floating rate debt that we had prior to the April 2011 debt modification and amendment. As a result, as of September 30, 2013, the impact of a 100 basis point increase in interest rates would increase our annual interest expense by approximately $41 million. See the discussion of our interest rate swap transactions in Notes 6 and 11 to our Audited and Unaudited Consolidated Financial Statements, included elsewhere in this prospectus.

Failure to protect our intellectual property rights and defend ourselves from potential patent infringement claims may diminish our competitive advantages or restrict us from delivering our services.

        Our trademarks, patents and other intellectual property are important to our future success. The FIRST DATA trademark and trade name and the STAR trademark and trade name are intellectual property rights which are individually material to us. These trademarks and trade names are widely recognized and associated with quality and reliable service. Loss of the proprietary use of the FIRST DATA or STAR trademarks and trade names or a diminution in the perceived quality associated with them could harm the growth of our businesses. We also rely on proprietary technology. It is possible that others will independently develop the same or similar technology. Assurance of protecting our trade secrets, know-how or other proprietary information cannot be guaranteed. Our patents could be challenged, invalidated or circumvented by others and may not be of sufficient scope or strength to provide us with any meaningful protection or advantage. If we were unable to maintain the proprietary nature of our technologies, we could lose competitive advantages and be materially adversely affected. The laws of certain foreign countries in which we do business or contemplate doing business in the future do not recognize intellectual property rights or protect them to the same extent as do the laws of the United States. Adverse determinations in judicial or administrative proceedings could prevent us from selling our services or prevent us from preventing others from selling competing services, and thereby may have a material adverse effect on our business and results of operations. Additionally, claims have been made, are currently pending, and other claims may be made in the future, with regard to our technology allegedly infringing on a patent or other intellectual property rights. Unfavorable resolution of these claims could either result in our being restricted from delivering the related product or service or result in a settlement that could be materially adverse to us.

We are the subject of various legal proceedings which could have a material adverse effect on our revenue and profitability.

        We are involved in various litigation matters. We are also involved in or are the subject of governmental or regulatory agency inquiries or investigations and make voluntary self disclosures to government or regulatory agencies from time to time. If we are unsuccessful in our defense of those litigation matters or any other legal proceeding, we may be forced to pay damages or fines, enter into consent decrees and/or change our business practices, any of which could have a material adverse effect on our revenue and profitability.

The ability to recruit, retain and develop qualified personnel is critical to our success and growth.

        All of our businesses function at the intersection of rapidly changing technological, social, economic and regulatory developments that require a wide ranging set of expertise and intellectual capital. For us to successfully compete and grow, we must retain, recruit and develop the necessary personnel who can provide the needed expertise across the entire spectrum of our intellectual capital needs. In addition, we must develop our personnel to provide succession plans capable of maintaining continuity in the midst of the inevitable unpredictability of human capital. However, the market for qualified personnel is competitive and we may not succeed in recruiting additional personnel or may fail to effectively replace current personnel who depart with qualified or effective successors. Our effort to retain and develop personnel may also result in significant additional expenses, which could adversely affect our profitability. We cannot assure you that key personnel, including executive officers, will continue to be employed or that we will be able to attract and retain qualified personnel in the future. Failure to retain or attract key personnel could have a material adverse effect on us.

Failure to comply with state and federal antitrust requirements could adversely affect our business.

        Through our merchant alliances, we hold an ownership interest in several competing merchant acquiring businesses while serving as the electronic processor for those businesses. In order to satisfy state and federal antitrust requirements, we actively maintain an antitrust compliance program. Notwithstanding our compliance program, it is possible that perceived or actual violation of state or federal antitrust requirements could give rise to regulatory enforcement investigations or actions. Regulatory scrutiny of, or regulatory enforcement action in connection with, compliance with state and federal antitrust requirements could have a material adverse effect on our reputation and business.

The market for our electronic commerce services is evolving and may not continue to develop or grow rapidly enough for us to maintain and increase our profitability.

        If the number of electronic commerce transactions does not continue to grow or if consumers or businesses do not continue to adopt our services, it could have a material adverse effect on the profitability of our business, results of operations and financial condition. We believe future growth in the electronic commerce market will be driven by the cost, ease-of-use and quality of products and services offered to consumers and businesses. In order to consistently increase and maintain our profitability, consumers and businesses must continue to adopt our services.

Unfavorable resolution of tax contingencies could adversely affect our tax expense.

        Our tax returns and positions are subject to review and audit by federal, state, local and international taxing authorities. An unfavorable outcome to a tax audit could result in higher tax expense, thereby negatively impacting our results of operations. We have established contingency reserves for material, known tax exposures relating to deductions, transactions and other matters involving some uncertainty as to the proper tax treatment of the item. These reserves reflect what we believe to be reasonable assumptions as to the likely final resolution of each issue if raised by a taxing authority. While we believe that the reserves are adequate to cover reasonably expected tax risks, there is no assurance that, in all instances, an issue raised by a tax authority will be finally resolved at a financial cost not in excess of any related reserve. An unfavorable resolution, therefore, could negatively impact our effective tax rate, financial position, results of operations and cash flows in the current and/or future periods.

The periodic reporting requirements of the SEC will automatically terminate after the year in which any registration statement we file with the SEC is declared effective if we continue to have less than 300 shareholders. We may continue filing with the SEC as a voluntary filer but the information provided in our periodic reports will be subject to limited regulatory oversight which may adversely impact our ability to provide accurate and complete financial reports. In addition, we could discontinue filing with the SEC.

        Even if we file a registration statement that is declared effective during the year and we become subject to the periodic reporting requirements of the SEC, any of our periodic reporting responsibilities will automatically terminate in the event that we have less than 300 shareholders after the year in which any registration statement that we file with the SEC becomes effective. We would still be required to provide certain information, including financial information, about our company to holders of our indebtedness pursuant to the agreements governing such indebtedness but could discontinue filing periodic reports with the SEC or continue as a voluntary filer with the SEC. If we discontinued filing with the SEC or continued as a voluntary filer, our periodic reports will be subject to less oversight and regulatory scrutiny than those subject to the periodic reporting requirements of the SEC which may adversely impact our ability to provide accurate and complete financial reports.

 Risks Related to the Exchange Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Your right to receive payments on the senior subordinated exchange notes will be junior to the rights of the lenders under our senior secured credit facilities and all of our other senior debt (including the existing senior notes and the senior exchange notes) and any of our future senior indebtedness.

        The senior subordinated exchange notes will be general unsecured senior subordinated obligations that will rank junior in right or payment to all of our existing and future senior indebtedness. We may not pay principal, premium, if any, interest or other amounts on account of the senior subordinated exchange notes in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including the existing senior notes and the senior exchange notes and borrowings under our senior secured credit facilities, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to certain of our senior indebtedness, we may not be permitted to pay any amount on account of the senior subordinated exchange notes for a designated period of time.

        Because of the subordination provisions in the indenture governing the senior subordinated exchange notes, in the event of our bankruptcy, liquidation or dissolution, our assets will not be available to pay obligations under the senior subordinated exchange notes until we have made all payments in cash on our senior indebtedness. See "Description of Senior Subordinated Exchange Notes." Sufficient assets may not remain after all these payments have been made to make any payments on the senior subordinated exchange notes, including payments of principal or interest when due. See "Description of Other Indebtedness" for a description of the outstanding indebtedness that will rank senior to the senior subordinated exchange notes.

Claims of holders will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the notes.

        The notes will not be guaranteed by any of our foreign subsidiaries or certain other subsidiaries, including Integrated Payment Systems Inc. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or creditors of us, including the holders of the notes.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

        Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are subsidiary guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes offered hereby. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the notes offered hereby will limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes offered hereby.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under the credit agreement governing our senior secured credit facilities or the indentures governing our existing senior secured notes, our existing senior unsecured notes and our existing senior subordinated notes, that is not waived by the required holders of such indebtedness, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default,

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  the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

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  the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

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  we could be forced into bankruptcy or liquidation.

        If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facilities or the agreements governing our new unsecured debt, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we will be contractually restricted under the terms of our senior secured credit facilities from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our senior secured credit facilities. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes offered hereby and a cross default under the credit agreement governing our senior secured credit facilities and, if any such debt becomes due and payable as a result of such default, under the indentures governing our existing senior secured notes, our existing senior unsecured notes and our existing senior subordinated notes. The credit agreement governing our senior secured credit facilities also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. The indentures governing our existing senior secured notes, our existing senior unsecured notes and our existing senior subordinated notes also require us to offer to repurchase those notes upon certain kinds of change of control events. Any of our future debt agreements may contain similar provisions.

We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under the notes.

        Legal uncertainty regarding what constitutes a change of control and the provisions of the indenture governing the notes offered hereby may allow us to enter into transactions, such as acquisitions, refinancing or recapitalizations, that would not constitute a change of control but may increase our outstanding indebtedness or otherwise affect our ability to satisfy our obligations under the notes. The definition of change of control for purposes of the notes includes a phrase relating to the transfer of "all or substantially all" of our assets taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require the Issuer to repurchase the notes as a result of a transfer of less than all of our assets to another person may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees in respect thereof, subordinate claims in respect of the notes and the guarantees in respect thereof and require holders to return payments received and, if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees of the notes, including the guarantee by the guarantors entered into upon issuance of the notes and subsidiary guarantees (if any) that may be entered into thereafter under the terms of the indenture governing the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

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  we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

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  the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

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  we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor's ability to pay such debts as they mature; or

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  we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our guarantors' other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

        Although each guarantee entered into by a subsidiary will contain a provision intended to limit that guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor's obligation to an amount that effectively makes its guarantee worthless.

The interests of our controlling stockholders may differ from the interests of the holders of the notes.

        Affiliates of Kohlberg Kravis and Roberts & Co. ("KKR") are our largest equity holder and indirectly control substantially all of our voting capital stock. Affiliates of KKR are entitled to elect all of our directors, to appoint new management and to approve actions requiring the approval of the holders of our capital stock, including adopting amendments to our certificate of incorporation and approving mergers or sales of substantially all of our assets.

        The interests of these persons may differ from yours in material respects. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, KKR and its affiliates, as equity holders, may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a note holder. Additionally, the indentures governing the notes permit us to pay advisory fees, dividends or make other restricted payments under certain circumstances, and KKR may have an interest in our doing so.

        Additionally, KKR is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly and indirectly with us. KKR may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. You should consider that the interests of these holders may differ from yours in material respects. See "Certain Relationships and Related Party Transactions and Director Independence."

FORWARD-LOOKING STATEMENTS

        Certain matters we discuss in this prospectus and in other public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, EBITDA, earnings, margins, growth rates and other financial results for future periods. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include:

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  no adverse impact on our business as a result of our high degree of leverage;

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  no adverse impacts from any increase or spread of the European crisis involving sovereign debt and the Euro;

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  no adverse impacts from currency exchange rates or currency controls imposed by any government or otherwise;

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  successful conversions under service contracts with major clients;

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  successfully adjusting to new U.S. financial regulatory reform legislation and regulations;

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  successful implementation and improvement of processing systems to provide new products, improved functionality and increased efficiencies;

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  anticipation of and response to technological changes, particularly with respect to e-commerce and mobile commerce;

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  no further consolidation among client financial institutions or other client groups which have a significant impact on client relationships and no material loss of business from our significant customers;

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  achieving planned revenue growth, including in the merchant alliance program which involves several alliances not under our sole control and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost-management initiatives;

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  successfully managing the credit and fraud risks in our business units and the merchant alliances, particularly in the context of the developing e-commerce markets;

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  no material breach of security of any of our systems;

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  continuing development and maintenance of appropriate business continuity plans for our processing systems based on the needs and risks relative to each such system;

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  no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting our businesses which require significant product redevelopment efforts, reduce the market for or value of our products or render products obsolete;

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  continuation of the existing interest rate environment so as to avoid unanticipated increases in interest on our borrowings;

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  no unanticipated developments relating to lawsuits, investigations or similar matters;

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  no catastrophic events that could impact our or our major customer's operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; and

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  successfully managing the potential both for patent protection and patent liability.

        Variations from these assumptions or failure to achieve these objectives could cause actual results to differ from those projected in the forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us speaks only as of the date on which it was made. We assume no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time, except as may be required by law. Due to the uncertainties inherent in forward-looking statements, readers are urged not to place undue reliance on these statements.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offers. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the applicable registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the historical ratio of earnings to fixed charges for the periods presented:

	Nine months ended September 30, 2013	Year ended December 31,
(in millions)		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(a)(b)	—	—	—	—	—	—

(a)
For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest on debt, amortization of deferred financing costs and a portion of rentals determined to be representative of interest. Fixed charges do not include interest on income tax liabilities. Earnings consist of income before income taxes plus fixed charges.

(b)
Our ratio of earnings to fixed charges is less than one-to-one for the nine months ended September 30, 2013, and for years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively. The deficiencies in total earnings were $644.3 million for the nine months ended September 30, 2013, and $924.9 million, $786.2 million, $1,345.6 million, $1,665.2 million and $4,463.5 million for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth our selected historical consolidated financial data as of the dates and for the periods indicated. The selected historical consolidated financial data as of December 31, 2011 and 2012 and for the years ended December 31, 2010, 2011 and 2012 have been derived from our audited consolidated financial statements and related notes appearing elsewhere in this prospectus. The selected historical consolidated financial data for the nine month periods ended September 30, 2012 and September 30, 2013 and as of September 30, 2013 have been derived from our unaudited consolidated financial statements and related notes appearing elsewhere in this prospectus, which have been prepared on a basis consistent with our annual audited consolidated financial statements. The selected historical consolidated financial data as of December 31, 2008, 2009 and 2010 and for the years ended December 31, 2008 and 2009 have been derived from our audited consolidated financial statements and related notes thereto not included in this prospectus. The selected historical consolidated financial data as of September 30, 2012 have been derived from our unaudited consolidated financial statements and related notes thereto not included in this prospectus.

        The results of operations for any period are not necessarily indicative of the results to be expected for any future period. The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus. All results are in millions, or as otherwise noted.

	Year Ended December 31,					Nine Months Ended September 30,
	2008	2009	2010	2011	2012	2012	2013
Statement of operations data:
Revenues	$8,811.3	$9,313.8	$10,380.4	$10,713.6	$10,680.3	$7,923.5	$8,011.8
Operating expenses(a)	8,032.6	8,869.3	9,782.2	9,728.2	9,578.3	7,157.5	7,200.9
Other operating expenses(b)(c)	3,255.6	289.7	81.5	43.9	28.2	29.2	46.0
Interest expense	(1,964.9)	(1,796.4)	(1,796.6)	(1,833.1)	(1,897.8)	(1,430.4)	(1,410.2)
Net loss(c)	(3,608.0)	(1,014.6)	(846.9)	(336.1)	(527.3)	(403.3)	(623.9)
Net loss attributable to First Data Corporation	(3,764.3)	(1,086.4)	(1,021.8)	(516.1)	(700.9)	(521.9)	(746.0)
Depreciation and amortization(d)	1,559.6	1,553.8	1,526.0	1,344.2	1,330.9	1,004.1	908.1
Balance sheet data (at year-end):
Total assets	$38,176.1	$39,735.4	$37,544.1	$40,276.3	$37,899.0	$43,903.5	$36,843.7
Total current and long-term settlement assets	8,662.9	7,351.0	7,059.1	10,839.3	9,228.1	15,211.4	9,200.3
Total liabilities	35,773.8	34,408.4	33,456.1	36,800.9	35,205.2	40,995.1	34,975.9
Settlement obligations	8,680.6	7,394.7	7,058.9	10,837.8	9,226.3	15,210.2	9,197.6
Long-term borrowings	22,075.2	22,304.9	22,438.8	22,521.7	22,528.9	22,519.1	22,565.1
Other long-term liabilities(e)	2,920.6	2,648.3	2,153.3	1,459.0	1,331.4	1,348.4	1,339.2
Redeemable noncontrolling interests	—	226.9	28.1	67.4	67.4	66.6	67.9
Total equity	2,402.3	5,100.1	4,059.9	3,408.0	2,626.4	2,841.8	1,799.9

(a)
Operating expenses include Cost of services; Cost of products sold; Selling, general and administrative; Reimbursable debit network fees, postage and other; and Depreciation and amortization.

(b)
Other operating expenses include Restructuring, net; Impairments; Litigation and regulatory settlements; and Other charges.

(c)
Includes a goodwill impairment charge in 2008 of $3.2 billion (pretax).

(d)
Includes amortization of initial payments for new contracts, which is recorded as a contra-revenue within "Transaction and processing service fees" and amortization related to equity method investments, which is netted within "Equity earnings in affiliates" in the Consolidated Statements of Operations.

(e)
Other long-term liabilities include Long-term deferred tax liabilities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

        You should read the following discussion of our results of operations and financial condition with the "Selected Historical Consolidated Financial Data" and the audited and unaudited historical consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

        You should also read the following discussions of our results of operations and financial condition with "Business" for a discussion of certain of our important financial policies and objectives; performance measures and operational factors we use to evaluate our financial condition and operating performance; and our business segments.

Overview

        First Data Corporation, with global headquarters and principal executive offices in Atlanta, Georgia, operates electronic commerce businesses providing services that include merchant transaction processing and acquiring services; credit, retail and debit card issuing and processing services; prepaid card services; and check verification, settlement and guarantee services.

        Regulatory reform.    On June 29, 2011, the FRB announced final rules governing debit card interchange fees and routing and exclusivity restrictions as well as a proposed rule governing the fraud prevention adjustment in response to Section 1075 of the Dodd-Frank Act. Effective October 1, 2011, debit interchange rates for card issuers with more than $10 billion of assets are capped at $.21 per transaction with an ad valorem component of 5 basis points to reflect a portion of the issuer's fraud losses plus, for qualifying issuers, an additional $.01 per transaction in debit interchange for fraud prevention costs. In addition, the new regulations ban debit payment card networks from prohibiting an issuer from contracting with any other payment card network that may process an electronic debit transaction involving an issuer's debit cards and prohibit card issuers and payment networks from inhibiting the ability of merchants to direct the routing of debit card transactions over any network that can process the transaction. On April 1, 2013, the ban on network exclusivity arrangements becomes effective for non-reloadable prepaid card and healthcare prepaid issuers. Additionally, each debit card issuer must participate in two unaffiliated networks beginning April 1, 2012 and each debit payment card network must comply with applicable exclusivity requirements by October 1, 2011. On July 31, 2013, the United States District Court for the District of Columbia instructed the FRB to vacate the interchange fee and network exclusivity restrictions and develop new rules in compliance with the Dodd-Frank Act. The FRB has appealed that decision, the district court has stayed its ruling pending appeal, and the rules remain in effect pending appeal.

        Our consolidated and segment results benefited from the impact of the Dodd-Frank Act as discussed in the "Consolidated results" and "Segment results" sections below. Within the Retail and Alliance Services segment, we experienced some transitory benefit under the original rules due mostly to lower debit interchange rates as discussed in the Retail and Alliance Services segment results section below. Within the Financial Services segment, the implementation of the Dodd-Frank Act resulted in a net increase in debit issuer transactions in 2012 compared to 2011 with minimal impact to revenue as discussed in the Financial Services segment results section below.

        Banc of America Merchant Services, LLC ("BAMS").    In 2009, we and Bank of America N.A. ("BofA") formed the BAMS alliance. When the alliance was formed, the intent was to shift processing for merchants contributed to the alliance by BofA from three existing bank platforms to us. After evaluating the conversion strategy, we and BofA jointly decided to have us operate BofA's legacy settlement platform and provide the necessary operational support for legacy BofA merchants. The transfer of ownership was effective October 1, 2011.

        The shift of processing to us as described above increased the Retail and Alliance Services segment revenue and segment EBITDA for 2012 compared to 2011. This benefit did not impact consolidated revenues because the BAMS alliance is consolidated by us. Consolidated expenses decreased in 2012 as a result of cost efficiencies resulting from the shift of processing to us. Beginning October 1, 2011, costs incurred related to the transfer and operation of the platform were billed to the BAMS alliance resulting in a portion of the costs being attributed to the BofA noncontrolling interest.

Segment Discussion

        Retail and Alliance Services segment.    The Retail and Alliance Services segment is comprised of businesses that provide services which facilitate the merchants' ability to accept credit, debit, stored-value and loyalty cards and checks. The segment's merchant processing and acquiring services include authorization, transaction capture, settlement, chargeback handling and internet-based transaction processing and are the largest component of the segment's revenue. A majority of these services pertain to transactions in which consumer payments to merchants are made through a card association (such as Visa or MasterCard), a debit network (such as STAR or Interlink), or another payment network (such as Discover or American Express). Many of the segment's services are offered through alliance arrangements. Financial results of the merchant alliance strategy appear both in the "Transaction and processing service fees revenue" and "Equity earnings in affiliates" line items of the Consolidated Statements of Operations. We evaluate the Retail and Alliance Services segment based on our proportionate share of the results of these alliances. Refer to "Segment Results" below for a more detailed discussion.

        Merchant processing and acquiring revenues are driven most significantly by the number of transactions, dollar volumes of those transactions and trends in consumer spending between national, regional and local merchants. Consumers continue to increase the use of credit, debit and stored-value cards in place of cash and paper checks. Internet payments continue to grow but account for a small portion of the segment's transactions. While transactions over the internet may involve increased risk, these transactions typically generate higher profits for us. We continue to enhance our fraud detection and other systems to address such risks.

        In addition, Retail and Alliance Services provides check verification, settlement and guarantee services. We continue to see a decrease in the use of checks which negatively affects our check verification, settlement and guarantee business. The segment also manages prepaid stored-value card issuance and processing services (i.e. gift cards) for retailers and others.

        Financial Services segment.    The Financial Services segment provides issuer card and network solutions and payment management solutions for recurring bill payments. Financial Services also offers services to improve customer communications, billing, online banking and consumer bill payment. Issuer card and network solutions includes credit, retail and debit card processing, debit network services (including the STAR Network), and output services for financial institutions and other organizations offering credit cards, debit cards and retail private label cards to consumers and businesses to manage customer accounts. Output services include statement and letter printing, embossing and mailing services. The segment also provides remittance processing services, information services and other payment services such as remote deposit, clearing services and processing for payments which occur in such forms as checks, ACH, wire transfer and stored-value cards. A substantial portion of the information services as well as the check clearing services businesses had been divested as of December 31, 2012. The segment's largest components of revenue consist of fees for account management, transaction authorization and posting and network switching.

        Credit and retail based revenue is derived primarily from the card processing services offered to financial institutions and other issuers of cards. Revenue from these markets is driven primarily by accounts on file, with active accounts having a larger impact on revenue than inactive accounts. Retail account portfolios typically have a lower proportionate share of active accounts than credit account portfolios and product usage is different between the card types resulting in lower revenue per active retail account. In addition, contract pricing at the customer level is dependent upon the volume of accounts, mix of account types (e.g. retail, credit, co-branded credit and debit) and product usage.

        Debit processing revenue is derived mostly from the processing of transactions where we could receive multiple fees for a transaction, depending on our role. We continue to see a shift to the use of debit cards from checks and cash, a decrease that negatively affects our remittance processing business.

        The underlying economic drivers of card issuance are population demographics and employment. Strengthening in the economy typically results in an improved credit risk profile, allowing card issuers to be more aggressive in their marketing campaigns to issue cards. Conversely, a weakening in the economy typically results in a tightening of the credit market with fewer consumers qualifying for credit.

        International segment.    The International segment businesses provide the following services outside of the U.S.: credit, retail, debit and prepaid card processing: merchant acquiring and processing; ATM and point-of-sale ("POS") processing, driving, acquiring and switching services; and card processing software. The primary service offerings of the International segment are substantially the same as those provided in the Retail and Alliance Services and Financial Services segments. The largest components of the segment's revenue are fees for facilitating the merchant's ability to accept credit, retail and debit cards by authorizing, capturing, and settling merchants' credit, retail, debit, stored-value and loyalty card transactions as well as for transaction authorization and posting, network switching and account management.

        All Other and Corporate.    All Other and Corporate is comprised of our business units not included in the segments noted above, primarily our government services business and our official check business that is winding down, as well as our headquarter functions.

Components of Revenue and Expenses

        The following briefly describes the components of operating revenues and expenses as presented in our Consolidated Statements of Operations. Descriptions of the revenue recognition policies are included in Note 1 to our Audited Consolidated Financial Statements included elsewhere in this prospectus.

        Transaction and processing service fees.    Transaction and processing service fee revenue is comprised of fees related to merchant acquiring; check processing; credit, retail and debit card processing; output and remittance processing; and payment management services. Revenues are based on a per transaction fee, a percentage of dollar volume processed, accounts on file or some combination thereof. These revenues represent approximately 60% of our 2012 revenue and are most reflective of our core business performance. "Merchant related services" revenue is comprised primarily of fees charged to merchants and processing fees charged to alliances accounted for under the equity method. For segment reporting purposes, the proportionate consolidation presentation results in revenue including the alliance partners' share of processing fees charged to both consolidated and unconsolidated alliances. Merchant discount revenue from credit card and signature debit card transactions acquired from merchants is recorded net of interchange and assessments charged by the credit card associations. "Check services" revenues include check verification, settlement and guarantee fees which are charged on a per transaction basis or as a percentage of the face value of the check. "Card services" revenue related to credit and retail card processing is comprised primarily of fees charged to the client based on cardholder accounts on file, both active and inactive. "Card services" revenue for output services consists of fees for printing statements and letters and embossing plastics. Debit processing and network service fees included in "Card services" revenues are typically based on transaction volumes processed. "Other services" revenue includes all other types of transactional revenue not specifically related to the classifications noted above.

        Product sales and other.    Sales and leasing of POS devices in the Retail and Alliance Services and International segments are the primary drivers of this revenue component, providing a recurring revenue stream. This component also includes contract termination fees, royalty income and gain/loss from the sale of merchant portfolios, all of which occur less frequently but are considered a part of ongoing operations. Also included within this line item is revenue recognized from custom programming and system consulting services, software licensing and maintenance revenue generated primarily from the Vision PLUS software in the International segment and investment income generated by invested settlement assets, realized net gains and losses and, if applicable, impairment losses from such assets within the Retail and Alliance Services, Financial Services and International segments and All Other and Corporate.

        Reimbursable debit network fees, postage and other.    Debit network fees from personal identification number ("PIN")-debit card transactions acquired from merchants are recorded gross with the associated network fee recorded in the corresponding expense caption, principally within the Retail and Alliance Services segment. In addition, the reimbursable component and the offsetting expense caption include postage, telecommunications and similar costs that are passed through to customers principally within the Financial Services segment. Reimbursable debit network fees, postage and other revenue and the corresponding expense are not included in segment results.

        Cost of services.    This caption includes the costs directly associated with providing services to customers and includes the following: telecommunications costs, personnel and infrastructure costs to develop and maintain applications, operate computer networks and provide associated customer support, losses on check guarantee services and merchant chargebacks, and other operating expenses.

        Cost of products sold.    These costs include those directly associated with product and software sales such as cost of POS devices, merchant terminal leasing costs and software licensing and maintenance costs.

        Selling, general and administrative.    This caption primarily consists of salaries, wages and related expenses paid to sales personnel, administrative employees and management as well as advertising and promotional costs and other selling expenses.

        Depreciation and amortization.    This caption consists of our depreciation and amortization expense. Excluded from this caption is the amortization of initial payments for contracts which is recorded as a contra-revenue within the "Transaction and processing services fees" line as well as amortization related to equity method investments which is netted within the "Equity earnings in affiliates" line.

Results of Operations

        Consolidated results should be read in conjunction with segment results, which provide more detailed discussions concerning certain components of the Consolidated Statements of Operations. All significant intercompany accounts and transactions have been eliminated.

  Consolidated Results for the Three and Nine Months Ended September 30, 2013 and 2012.

	Three months ended September 30,			Nine months ended September 30,
(in millions)	2013	2012	%	2013	2012	%
Revenues:
Transaction and processing service fees	$1,620.2	$1,612.1	1%	$4,792.5	$4,787.6	0%
Product sales and other	215.5	217.5	(1)%	622.8	637.9	(2)%
Reimbursable debit network fees, postage and other	876.4	844.4	4%	2,596.5	2,498.0	4%

	2,712.1	2,674.0	1%	8,011.8	7,923.5	1%

Expenses:
Cost of services (exclusive of items shown below)	708.6	729.0	(3)%	2,119.2	2,137.8	(1)%
Cost of products sold	80.9	80.1	1%	246.9	251.3	(2)%
Selling, general and administrative	463.6	467.9	(1)%	1,420.1	1,373.3	3%
Reimbursable debit network fees, postage and other	876.4	844.4	4%	2,596.5	2,498.0	4%
Depreciation and amortization	271.3	293.5	(8)%	818.2	897.1	(9)%
Other operating expenses, net(a)	7.8	7.2	*	46.0	29.2	*

	2,408.6	2,422.1	(1)%	7,246.9	7,186.7	1%

Operating profit	303.5	251.9	20%	764.9	736.8	4%

Interest income	2.7	2.1	29%	8.0	6.3	27%
Interest expense	(469.0)	(488.6)	(4)%	(1,410.2)	(1,430.4)	(1)%
Other income (expense)(b)	(36.2)	(52.0)	*	(20.9)	(82.8)	*

	(502.5)	(538.5)	(7)%	(1,423.1)	(1,506.9)	(6)%

Loss before income taxes and equity earnings in affiliates	(199.0)	(286.6)	(31)%	(658.2)	(770.1)	(15)%
Income tax expense (benefit)	28.6	(69.4)	*	101.7	(252.3)	*
Equity earnings in affiliates	47.3	43.0	10%	136.0	114.5	19%

Net loss	(180.3)	(174.2)	4%	(623.9)	(403.3)	55%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	39.2	37.8	4%	122.1	118.6	3%

Net loss attributable to First Data Corporation	$(219.5)	$(212.0)	4%	$(746.0)	$(521.9)	43%

*
Calculation not meaningful

(a)
Other operating expenses, net includes restructuring, net, litigation and regulatory settlements, impairments and other as applicable to the periods presented.

(b)
Other income (expense) includes investment gains and losses, derivative financial instruments gains and losses, divestitures, net, and non-operating foreign currency exchange gains and losses as applicable to the periods presented.

        The following provides highlights of revenue and expense growth while a more detailed discussion is included in the "Segment results" section below.

  Operating revenues overview.

        Transaction and processing service fees.    Revenue increased for the three months and was flat for the nine months ended September 30, 2013 compared to the same periods in 2012 due primarily to increases in merchant related services revenue offset by decreases in card services and check services. The net increases in merchant related services revenue resulted from increases in both domestic and international merchant transactions and dollar volumes in addition to new sales, pricing increases and network routing incentives. These increases were partially offset by decreases resulting from the impact of merchant mix on transactions and dollar volumes, the effects of shifts in pricing mix, merchant attrition and price compression. The decreases in card services revenue resulted primarily from net lost business both domestically and internationally. We experienced decreases in check processing revenue primarily as a result of lower overall check volumes and merchant attrition.

        Product sales and other.    Revenue decreased for the three and nine months ended September 30, 2013 compared to the same periods in 2012 due to a decline in domestic terminal sales, including lower bulk sales, a decrease in international software license sales and foreign currency exchange rates partially offset by growth in professional services revenue resulting from new projects. Foreign currency exchange rate movements adversely impacted the product sales and other growth rates for the three and nine months ended September 30, 2013 compared to the same periods in 2012 by approximately 2 percentage points for both periods.

        Reimbursable debit network fees, postage and other.    Revenue and expense increased for the three and nine months ended September 30, 2013 compared to the same periods in 2012 due to transaction and volume growth related to debit network fees partially offset by rate decreases.

  Operating expenses overview.

        Cost of services.    Expenses decreased for the three and nine months ended September 30, 2013 compared to the same periods in 2012 due most significantly to decreases in expenses resulting mostly from cost reduction initiatives offset by increases in product development costs.

        Cost of products sold.    Expenses increased for the three months and decreased for the nine months ended September 30, 2013 compared to the same periods in 2012. Decreases for the nine-month period were due most significantly to lower domestic terminal sales partially offset by a settlement of a dispute with a vendor during 2012 resulting in a reduction of cost of products sold in the prior year.

        Selling, general and administrative.    Expenses decreased for the three months and increased for the nine months ended September 30, 2013 compared to the same periods in 2012. Decreases for the three-month period were driven by decreases in legal fees, primarily those related to debt refinancing. Increases for the nine-month period were due most significantly to increases in stock compensation related to executive management and net increases in various expense items that were not individually significant.

        Depreciation and amortization.    Expenses decreased for the three and nine months ended September 30, 2013 compared to the same periods in 2012 due to a decrease in the amortization of certain intangible assets that are being amortized on an accelerated basis resulting in higher amortization in the prior periods and certain other assets that have become fully amortized partially offset by amortization of new assets.

        Other operating expenses, net.    A summary of net pretax benefits (charges), incurred by segment, for each period is as follows:

		Pretax Benefit (Charge)
(in millions)	Approximate Number of Employees	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Three months ended September 30, 2013
Restructuring charges	100	$(1.8)	$(3.6)	$(0.6)	$(4.1)	$(10.1)
Restructuring accrual reversals		1.2	0.2	0.6	0.3	2.3

Total pretax charge, net of reversals		$(0.6)	$(3.4)	$—	$(3.8)	$(7.8)

Nine months ended September 30, 2013
Restructuring charges	460	$(16.9)	$(8.5)	$(1.4)	$(22.4)	$(49.2)
Restructuring accrual reversals		1.9	0.2	0.6	0.5	3.2

Total pretax charge, net of reversals		$(15.0)	$(8.3)	$(0.8)	$(21.9)	$(46.0)

Three months ended September 30, 2012
Restructuring charges	10	$(4.4)	$—	$(1.7)	$(1.2)	$(7.3)
Restructuring accrual reversals		—	—	0.1	—	0.1

Total pretax charge, net of reversals		$(4.4)	$—	$(1.6)	$(1.2)	$(7.2)

Nine months ended September 30, 2012
Restructuring charges	580	$(7.4)	$—	$(17.8)	$(2.0)	$(27.2)
Restructuring accrual reversals		1.0	—	0.8	1.3	3.1

Total pretax charge, net of reversals		$(6.4)	$—	$(17.0)	$(0.7)	$(24.1)

        We recorded restructuring charges during the three and nine months ended September 30, 2013 in connection with management's alignment of the business with strategic objectives and cost reduction initiatives as well as refinements of estimates. During the nine months ended September 30, 2013, we also recorded restructuring charges in connection with the departure of executive officers. We expect to record additional charges in 2013 associated with the alignment of the business with strategic objectives and cost savings initiatives.

        We estimate cost savings resulting from the restructuring activities recorded during the nine months ended September 30, 2013 of approximately $15 million in 2013 and approximately $52 million on an annual basis.

        We recorded restructuring charges during the three and nine months ended September 30, 2012 related primarily to employee reduction and certain employee relocation efforts in Germany. Additional restructuring charges were recorded in 2012 in connection with management's alignment of the business with strategic objectives as well as refinements of estimates.

        The following table summarizes our utilization of restructuring accruals for the nine months ended September 30, 2013:

(in millions)	Employee Severance
Remaining accrual as of January 1, 2013	$13.1
Expense provision	49.2
Cash payments and other	(30.3)
Changes in estimates	(3.2)

Remaining accrual as of September 30, 2013	$28.8

        Interest expense.    Interest expense decreased for the three and nine months ended September 30, 2013 compared to the same periods in 2012 due to the de-designation of cash flow hedges which resulted in the reclassification of accumulated losses from other comprehensive income ("OCI") into Interest expense during the first three quarters of 2012. The amount reclassified for the three and nine months ended September 30, 2012 was $37.9 million and $114.8 million, respectively. This was partially offset by increased interest expense related to higher interest rates resulting from debt modifications and amendments.

        We utilize interest rate swaps to hedge our interest payments on a portion of our variable rate debt from fluctuations in interest rates. While these swaps are not designated as hedges for accounting purposes, they continue to be effective economically in eliminating variability in interest rate payments. Additionally, we utilize a fixed to floating interest rate swap, which does not qualify for hedge accounting, to maintain a desired ratio of fixed rate and floating rate debt. The fair value adjustments for interest rate swaps that do not qualify for hedge accounting are recorded in the "Other income (expense)" line item of the Consolidated Statements of Operations and totaled charges of $24.3 million and $10.1 million for the three and nine months ended September 30, 2013, respectively, and charges of $41.2 million and $88.4 million for the three and nine months ended September 30, 2012, respectively.

  Other income (expense).

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2013	2012	2013	2012
Investment (losses) and gains	$—	$(8.1)	$2.3	$(7.8)
Derivative financial instruments losses	(25.5)	(43.0)	(11.3)	(86.8)
Divestitures, net	2.3	—	2.3	—
Non-operating foreign currency gains and (losses)	(13.0)	(0.9)	(14.2)	11.8

Other income (expense)	$(36.2)	$(52.0)	$(20.9)	$(82.8)

        Derivative financial instruments losses.    The net losses for the three and nine months ended September 30, 2013 and 2012 were due to the fair value adjustments for interest rate swaps and cross currency swaps that are not designated as accounting hedges.

        Non-operating foreign currency gains and (losses).    The net gains and losses related to currency translations on certain of our intercompany loans and our euro-denominated debt.

        Income taxes.    Our effective tax rates on pretax loss were expenses of 18.9% and 19.5% for the three and nine months ended September 30, 2013 and benefits of 28.5% and 38.5% for the same periods in 2012. The effective tax rates for the three and nine months ended September 30, 2013 were lower than the statutory rate primarily due to valuation allowances being recorded in certain tax jurisdictions, where deferred tax benefits are not recognized on pre-tax losses, while tax expense is recognized in jurisdictions with pre-tax earnings. Also negatively impacting the rate was an increase in our liability for unrecognized tax benefits. These negative adjustments were partially offset by state tax benefits, net income attributable to noncontrolling interests from pass-through entities for which there was no tax expense provided, certain immaterial prior period adjustments and foreign income taxed at lower effective rates. As a result of our pre-tax losses in each of the periods, favorable and unfavorable tax impacts have the opposite effect on the effective tax rate.

        The effective tax rates for the three and nine months ended September 30, 2012 were each favorably impacted by state tax benefits, net income attributable to noncontrolling interests for which there was no tax expense provided and foreign income taxed at lower effective rates, and unfavorably impacted by increases in our valuation allowance against foreign tax credits. In addition to the above factors, the three-month period was unfavorably impacted by certain immaterial prior period adjustments, while the nine-month period was favorably impacted by a decrease in our liability for unrecognized tax benefits.

        We project that our deferred tax assets will exceed our deferred tax liabilities as of December 31, 2013. As a result, we determined that it is not more likely than not that we would be able to realize the value of our federal and combined state net operating loss carryforwards and has recorded a valuation allowance against a portion of these carryforwards. This valuation allowance is expected to increase over time as our deferred tax liabilities continue to decrease and will have a continuing adverse impact on our effective tax rate in the future.

        The balance of our liability for unrecognized tax benefits was approximately $288 million as of September 30, 2013. We anticipate it is reasonably possible that our liability for unrecognized tax benefits may decrease by approximately $138 million within the next twelve months as the result of the possible closure of federal tax audits, potential settlements with certain states and foreign countries and the lapse of the statute of limitations in various state and foreign jurisdictions.

        Equity earnings in affiliates.    Equity earnings in affiliates increased for the three and nine months ended September 30, 2013 compared to the same periods in 2012 due mostly to transaction and dollar volume growth as well as pricing increases and a decrease in amortization that resulted from a correction of the amortization period of a referral payment to one of our merchant alliance partners. The change in amortization period benefitted the growth rate for the nine-month period by approximately 6 percentage points.

        Net income attributable to noncontrolling interests and redeemable noncontrolling interest.    Most of the net income attributable to noncontrolling interests and redeemable noncontrolling interest relates to our consolidated merchant alliances. Net income attributable to noncontrolling interests and redeemable noncontrolling interest increased for the three and nine months ended September 30, 2013 compared to the same periods in 2012 due most significantly to increased profit by one of our merchant alliances driven by increased volumes and network routing incentives.

        Subsequent Events.    During December 2013 We identified certain prior year income tax accounting errors aggregating to an $80 million understatement of previously recorded income tax expense that will be corrected during the three-month period ended December 31, 2013. Such errors are primarily attributable to the year ended December 31, 2009. The impact of this error correction on our income tax expense for the three-month period ended December 31, 2013 will be more than offset by the impact of correcting out-of-quarter income tax items such that we will record an income tax benefit of approximately $15 million for the three-month period ended December 31, 2013.

  Consolidated Results for the Years Ended December 31, 2012, 2011 and 2010.

        The following discussion for both consolidated results and segment results are for the year ended December 31, 2012 compared to the year ended December 31, 2011 as well as for the year ended December 31, 2011 compared to the year ended December 31, 2010. Consolidated results should be read in conjunction with segment results, which provide more detailed discussions concerning certain components of our Consolidated Statements of Operations. All significant intercompany accounts and transactions have been eliminated.

				Percent Change
	Year Ended December 31,
				2012 vs. 2011	2011 vs. 2010
(in millions)	2012	2011	2010
Revenues:
Transaction and processing service fees	$6,452.1	$6,330.0	$6,181.5	2%	2%
Product sales and other	866.7	852.1	809.3	2%	5%
Reimbursable debit network fees, postage and other	3,361.5	3,531.5	3,389.6	(5)%	4%

	10,680.3	10,713.6	10,380.4	0%	3%

Expenses:
Cost of services (exclusive of items shown below)	2,863.5	2,888.4	3,023.3	(1)%	(4)%
Cost of products sold	336.3	369.6	375.2	(9)%	(1)%
Selling, general and administrative	1,825.4	1,693.7	1,579.7	8%	7%
Reimbursable debit network fees, postage and other	3,361.5	3,531.5	3,389.6	(5)%	4%
Depreciation and amortization	1,191.6	1,245.0	1,414.4	(4)%	(12)%
Other operating expenses, net(a)	28.2	43.9	81.5	*	*

	9,606.5	9,772.1	9,863.7	(2)%	(1)%

Operating profit	1,073.8	941.5	516.7	14%	82%

Interest income	8.8	7.9	7.8	11%	1%
Interest expense	(1,897.8)	(1,833.1)	(1,796.6)	4%	2%
Other income (expense)(b)	(94.3)	124.1	(15.9)	*	*

	(1,983.3)	(1,701.1)	(1,804.7)	17%	(6)%

Loss before income taxes and equity earnings in affiliates	(909.5)	(759.6)	(1,288.0)	20%	(41)%
Income tax benefit	(224.0)	(270.1)	(323.8)	(17)%	(17)%
Equity earnings in affiliates	158.2	153.4	117.3	3%	31%

Net loss	(527.3)	(336.1)	(846.9)	57%	(60)%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	173.6	180.0	174.9	(4)%	3%

Net loss attributable to First Data Corporation	$(700.9)	$(516.1)	$(1,021.8)	36%	(49)%

*
Calculation not meaningful.

(a)
Other operating expenses, net includes restructuring, net, impairments and litigation and regulatory settlements as applicable to the periods presented.

(b)
Other income (expense) includes investment gains and losses, derivative financial instruments gains and losses, divestitures, net, non-operating foreign currency exchange gains and losses and other as applicable to the periods presented.

        The following provides highlights of revenue and expense growth on a consolidated basis while a more detailed discussion is included in the "Segment Results" section below.

Operating revenues overview.

        Transaction and processing service fees.    Revenue increased in 2012 compared to 2011 due to new business, growth in merchant transactions and dollar volumes both domestically and internationally and lower debit interchange rates as a result of the Dodd-Frank Act. Lower debit interchange rates positively impacted the transaction and processing service fees growth rate by approximately 1 percentage point. Partially offsetting these increases were decreases due to lost business, price compression, changes in merchant and pricing mix and foreign currency exchange rate movements. Foreign currency exchange rate movements negatively impacted the transaction and processing service fees growth rate in 2012 compared to 2011 by approximately 1 percentage point.

        Revenue increased in 2011 compared to 2010 due to growth in merchant transactions and dollar volumes both domestically and internationally, growth in debit issuer transactions, new business, lower debit interchange rates as a result of the Dodd-Frank Act described in the "Regulatory Reform" section above, and foreign currency exchange rate movements. Partially offsetting these increases were decreases due to price compression, changes in merchant and pricing mix, lower overall check volumes and lost business. Foreign currency exchange rate movements positively impacted the transaction and processing service fees growth rate by approximately 1 percentage point.

        Product sales and other.    Revenue increased in 2012 compared to 2011 due to increases in software licensing and maintenance revenue, primarily internationally, as well as professional services revenue. These increases were partially offset by decreases in terminal sales both domestically and internationally and foreign currency exchange rate movements. Foreign currency exchange rate movements adversely impacted the product sales and other growth rate in 2012 compared to 2011 by approximately 2 percentage points.

        Revenue increased in 2011 compared to 2010 mainly resulting from an increase in equipment sales internationally due in part to new regulations and new business, increases in the leasing business domestically and internationally resulting from new lease originations as well as fees associated with lease renewals and an increase in investment income due to a lesser impairment of Student Loan Auction Rate Securities ("SLARS") recognized in 2011 compared to 2010 as discussed below. In addition, foreign currency exchange rate movements positively impacted the product sales and other growth rate in 2011 compared to 2010 by approximately 1 percentage point. Partially offsetting these increases were decreased contract termination fees mostly related to Financial Services and a decrease in professional services revenue due to the completion of prior year projects in Financial Services and All Other and Corporate.

        Reimbursable debit network fees, postage and other.    Revenue and expense decreased in 2012 compared to 2011 due to the cap on debit interchange rates imposed by the Dodd-Frank Act in October 2011 partially offset by growth of PIN debit transaction and dollar volumes. The cap on debit interchange rates imposed by the Dodd-Frank Act impacted the reimbursable debit network fees, postage and other growth rate in 2012 compared to 2011 by approximately 13 percentage points.

        Revenue and expense increased in 2011 compared to 2010 due to growth of PIN-debit transaction volumes as well as an increase in debit network fees resulting from rate increases imposed by the debit networks. Partially offsetting these increases was a decrease due to the cap on debit interchange rates imposed by the Dodd-Frank Act described above which impacted the reimbursable debit network fees, postage and other growth rate by approximately 5%.

Operating expenses overview.

        Cost of services.    Expenses decreased slightly in 2012 compared to 2011 due most significantly to cost efficiencies as a result of the shift in processing from the alliance partner to us related to the BAMS alliance beginning in October 2011 and the impact of foreign currency exchange rate movements. In addition, the expense growth rate in 2012 benefited from the 2011 error correction described below. Partially offsetting these decreases were increases in outside professional services expenses. Foreign currency exchange rate movements benefited the "Cost of services" expense growth rate in 2012 compared to 2011 by 1 percentage point.

        Expenses decreased in 2011 compared to 2010 due most significantly to decreases in certain costs associated with the BAMS alliance and net check warranty expense. Certain costs associated with the BAMS alliance decreased due to lower technology costs and improved expense management. Net check warranty expense decreased due to lower check volumes and better risk assessment data. Expenses associated with outside professional services and lower merchant credit losses also contributed to the decrease. Partially offsetting these decreases was the 2011 correction of cumulative errors in the amortization of initial payments for new contracts related to purchase accounting associated with our 2007 merger with an affiliate of KKR which totaled a $10.2 million expense in "Cost of services" (the correction of related errors totaled a $58.5 million benefit in aggregate) and occurred over a four year period. Foreign currency exchange rate movements also partially offset the aforementioned decreases by approximately 1 percentage point.

        Cost of products sold.    Expenses decreased in 2012 compared to 2011 driven by the International segment due most significantly to lower terminal sales, lower cost terminal replacements, the write-off of capitalized commissions in 2011 relating to the international leasing business and foreign currency exchange rate movements. Foreign currency exchange rate movements positively impacted the growth rate in 2012 compared to 2011 by approximately 2 percentage points. The impact of the write-off benefited the growth rate by approximately 2 percentage points.

        Expenses decreased in 2011 compared to 2010 resulting mostly from the write-off of international terminal inventory and leasing receivables in 2010 as well as exiting low margin businesses in 2011. These decreases are partially offset by the write-off of capitalized commissions related to the international leasing business in 2011, growth in the leasing business both domestically and internationally and foreign currency exchange rate movements. The net impact of the 2010 and 2011 write-offs benefited the cost of products sold growth rate by 4 percentage points while foreign currency exchange rate movements had an approximate 1 percentage point offsetting impact.

        Selling, general and administrative.    Expenses increased in 2012 compared to 2011 due most significantly to growth in outside commissions, primarily payments made to ISOs. Growth in outside commissions resulted mostly from us increasing the number of ISO's and an increase in ISO transaction volumes which negatively impacted the selling, general and administrative growth rate for 2012 versus 2011 by approximately 4 percentage points. Additionally, expenses increased due to legal fees related primarily to the debt restructurings that occurred during the third quarter of 2012 as well as increased employee related expenses. Partially offsetting these increases was a decrease resulting from the impact of foreign currency exchange rate movements which benefited the growth rate in 2012 compared to 2011 by 1 percentage point.

        Expenses increased in 2011 compared to 2010 due to growth in payments made to ISO's as a result of us increasing our number of ISO partners as well as an increase in ISO transaction volumes, higher incentive compensation expense and net increases in various expense items that were not individually significant. The payments to ISO's impacted the selling, general and administrative growth rate by approximately 5 percentage points. Foreign currency exchange rate movements also contributed to the increase in expenses by approximately 1 percentage point.

        Depreciation and amortization.    Expenses decreased in 2012 compared to 2011 due to decreases in amortization of certain intangible assets that are being amortized on an accelerated basis resulting in higher amortization in the prior periods, certain other intangible assets that have been fully amortized and decreases resulting from foreign currency exchange rate movements. These decreases were partially offset by an increase driven by the benefit recorded in 2011 related to the correction of errors described below. The error corrections adversely impacted the depreciation and amortization growth rate in 2012 versus 2011 by 5 percentage points.

        Expenses decreased in 2011 compared to 2010 due most significantly to the 2011 correction of cumulative depreciation and amortization errors related to purchase accounting associated with our 2007 merger with an affiliate of KKR and certain assets becoming fully amortized. The errors and the cumulative correction, which totaled a $57.7 million benefit in "Depreciation and amortization" (the correction of total depreciation and amortization errors was a $58.5 million benefit in aggregate) and occurred over a four year period, were deemed immaterial to prior years and the current year, respectively. In addition, depreciation and amortization declined due to a decrease in the amortization of certain intangible assets that are being amortized on an accelerated basis resulting in higher amortization in the prior period. These decreases were partially offset by increases due to newly capitalized assets and foreign currency exchange rate movements. The error corrections benefited the depreciation and amortization growth rate by 4 percentage points in 2011 compared to 2010.

  Other operating expenses, net.

  2012 Activities

	Pretax Benefit (Charge)
Year Ended December 31, 2012 (in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Restructuring charges	$(7.5)	$—	$(18.5)	$(2.2)	$(28.2)
Restructuring accrual reversals	1.0	—	2.8	1.3	5.1
Impairments	—	(5.1)	—	—	(5.1)

Total pretax charge, net of reversals	$(6.5)	$(5.1)	$(15.7)	$(0.9)	$(28.2)

        We recorded restructuring charges during 2012 primarily related to employee reduction and certain employee relocation efforts in Germany. We expect to record approximately $2 million of additional restructuring charges in 2013 in connection with the restructuring event in Germany. Additional restructuring charges were recorded in 2012 in connection with management's alignment of the business with strategic objectives as well as refinements of estimates. Approximately 650 employees were impacted by the 2012 restructurings. We expect to record additional restructuring charges in 2013 associated with similar events and the departure of executive officers.

        We estimate cost savings resulting from restructuring activities recorded during 2012 of approximately $11 million in 2012 and approximately $31 million on an annual basis.

        During 2012, within Financial Services, we recorded approximately $5.1 million in impairment charges related to an adjustment to fair value of an investment.

        The following table summarizes our utilization of restructuring accruals for the years ended December 31, 2011 and 2012 (in millions):

	Employee Severance	Facility Closure
Remaining accrual as of January 1, 2011	$38.7	$0.2
Expense provision	45.0	6.3
Cash payments and other	(62.2)	(5.5)
Changes in estimates	(4.8)	(0.1)

	16.7	0.9
Remaining accrual as of December 31, 2011
Expense provision	28.2	—
Cash payments and other	(26.8)	(0.8)
Changes in estimates	(5.0)	(0.1)

Remaining accrual as of December 31, 2012	$13.1	$—

  2011 Activities

	Pretax Benefit (Charge)
Year Ended December 31, 2011 (in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Restructuring charges	$(2.8)	$(10.5)	$(34.2)	$(3.8)	$(51.3)
Restructuring accrual reversals	1.1	—	2.5	1.3	4.9
Litigation and regulatory settlements	—	—	—	2.5	2.5

Total pretax charge, net of reversals	$(1.7)	$(10.5)	$(31.7)	$—	$(43.9)

        The 2011 restructurings resulted from the elimination of management and other positions, approximately 750 employees, as part of us aligning the business with strategic objectives. Partially offsetting the charges were reversals of excess 2009 and 2010 restructuring accruals as well as reversals resulting from the refinement of 2011 estimates.

  2010 Activities

	Pretax Benefit (Charge)
Year Ended December 31, 2010 (in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Restructuring charges	$(20.3)	$(11.3)	$(28.2)	$(27.7)	$(87.5)
Restructuring accrual reversals	0.7	0.8	10.9	3.1	15.5
Impairments	(1.6)	—	(9.9)	—	(11.5)
Litigation and regulatory settlements	—	2.0	—	—	2.0

Total pretax charge, net of reversals	$(21.2)	$(8.5)	$(27.2)	$(24.6)	$(81.5)

        The 2010 restructurings resulted from the elimination of management and other positions, approximately 1,200 employees, as part of us aligning the business with strategic objectives as well as domestic site consolidations and the reorganization of executive officers. Partially offsetting the charges were reversals of excess 2008 and 2009 restructuring accruals as well as reversals resulting from the refinement of 2010 estimates.

        In the fourth quarter of 2010, within Retail and Alliance Services, we recorded approximately $1.6 million in impairment charges related to other intangibles. Also during the fourth quarter of 2010, we recorded approximately $9.9 million in asset impairment charges related to the International segment. Approximately $6.2 million of the total impairment occurred because we did not complete a software project and determined that there were no likely alternative uses for the software. The remaining $3.7 million of impairment charges resulted from the write off of assets we determined have no future use or value.

        Interest expense.    Interest expense increased in 2012 compared to 2011 due to higher average interest rates resulting primarily from the March 2012, August 2012 and April 2011 debt modifications and amendments partially offset by a decrease due to the expiration of certain interest rate swaps which were replaced by swaps with lower fixed interest rates.

        Interest expense increased in 2011 compared to 2010 due to higher average interest rates resulting primarily from the August 2010 and April 2011 debt modifications and amendments as well as the December 2010 debt exchange and higher debt balances due to payment-in-kind ("PIK") interest accretion. Partially offsetting these increases was a decrease resulting from the expiration of interest rate swaps with a notional balance of $2.5 billion.

        We utilize interest rate swaps to hedge our interest payments on a portion of our variable rate debt from fluctuations in interest rates. While these swaps do not qualify for hedge accounting, they continue to be effective economically in eliminating variability in interest rate payments. Additionally, we utilize a fixed to floating interest rate swap, which does not qualify for hedge accounting, to maintain a desired ratio of fixed rate and floating rate debt. The fair value adjustments for interest rate swaps that do not qualify for hedge accounting as well as interest rate swap ineffectiveness are recorded in the "Other income (expense)" line item of our Consolidated Statements of Operations and totaled charges of $89.9 million, benefits of $55.7 million and charges of $67.9 million for the years ended December 31, 2012, 2011 and 2010, respectively.

Other income (expense).

	Year Ended December 31,
(in millions)	2012	2011	2010
Investment gains (losses)	$(7.7)	$—	$2.5
Derivative financial instruments gains (losses)	(91.4)	58.2	(58.3)
Divestitures, net	—	57.4	18.7
Non-operating foreign currency gains	4.8	5.3	21.2
Other	—	3.2	—

Other income (expense)	$(94.3)	$124.1	$(15.9)

        Investment losses.    The net investment losses in 2012 relate primarily to the impairment of a strategic investment.

        Derivative financial instruments gains and (losses).    The net gains and losses for the periods presented were due most significantly to the fair value adjustments for cross currency swaps and interest rate swaps that are not designated as accounting hedges. The loss in 2012 compared to the gain in 2011 was primarily driven by fair value adjustments related to new interest rate swaps entered into during 2012 and 2011. The gain in 2011 compared to the loss in 2010 was mostly driven by a new interest rate swap entered into in conjunction with the April 2011 debt modifications and amendments as well as the expiration of interest rate swaps noted above in the "Interest expense" discussion.

        Divestitures, net.    The gain recognized in 2011 resulted most significantly from the contribution of our transportation business to an alliance in exchange for a 30% interest in that alliance. The 2010 gain related most significantly to a contingent payment received in connection with our November 2009 sale of a merchant acquiring business in Canada.

        Non-operating foreign currency gains and (losses).    Amounts represent net gains and losses related to currency translations on our intercompany loans and our euro-denominated debt.

        Income taxes.    Our effective tax rates on pretax loss from continuing operations were tax benefits of 29.8% in 2012, 44.6% in 2011, and 27.7% in 2010. The calculation of the effective tax rate includes most of the equity earnings in affiliates in pretax income because this item relates principally to entities that are considered pass-through entities for income tax purposes.

        The effective tax rate benefit in 2012 was less than the statutory rate primarily due to an increase in our valuation allowance against foreign tax credits, foreign and state net operating losses and capital losses. The negative adjustment was partially offset by net income attributable to noncontrolling interests from pass through entities for which there was no tax expense provided, lower tax earnings and profits than book income for foreign entities, a decrease in our liability for unrecognized tax benefits, discussed below, and state tax benefits. The 2012 effective income tax rate was negatively impacted by approximately 9 percentage points due to the current year cumulative correction of immaterial prior year errors.

        The effective tax rate benefit in 2011 was greater than the statutory rate due primarily to net income attributable to noncontrolling interests from pass through entities for which there was no tax expense provided, state tax benefits, lower tax earnings and profits than book income for foreign entities, a decrease in our liability for unrecognized tax benefits, a net benefit relating to tax effects of foreign exchange gains and losses on intercompany notes and prior year income tax return true-ups. These positive adjustments were partially offset by an increase in our valuation allowance against foreign tax credits and the tax impact of a contribution of our transportation business in exchange for a 30% interest in an alliance.

        The effective tax rate benefit in 2010 was less than the statutory rate primarily due to an increase in our valuation allowance against foreign tax credits. This negative adjustment was partially offset by state tax benefits, net income attributable to noncontrolling interests for which there was no tax expense provided and a decrease in our liability for unrecognized tax benefits.

        As a result of us recording pretax losses in each of the periods, the favorable impacts caused increases to the effective tax rate, while the unfavorable impacts caused decreases to the effective tax rate.

        Subsequent to the merger and as part of Holdings consolidated federal group and consolidated, combined or unitary state groups for income tax purposes, we have been and continue to be in a tax net operating loss position. We currently anticipate being able to utilize in the future most of our existing federal net operating loss carryforwards due to the existence of significant deferred tax liabilities established in connection with purchase accounting for the merger and our consideration of a tax planning strategy related to our investments in affiliates. Implementation of this tax planning strategy would result in the immediate reversal of temporary differences associated with the excess of book basis over tax basis in the investments. Accordingly, we have not established valuation allowances against these loss carryforwards. We, however, may not be able to realize a benefit related to losses in most states and certain foreign countries, requiring the establishment of valuation allowances. We currently anticipate that we will be required to establish a valuation allowance against our federal net operating loss carryforwards in 2013.

        Despite the net operating loss position discussed above, we continue to incur income taxes in states for which we file returns on a separate entity basis and in certain foreign countries. Generally, these foreign income taxes would result in a foreign tax credit in the U.S. to the extent of any U.S. income taxes on the income upon repatriation. However, we do not generate sufficient foreign source income to be able to fully utilize our foreign tax credits. As a result, we have established valuation allowances, including $182 million in 2010 upon enactment of federal legislation which changed tax law, against that portion of the credits for which it is likely that no benefit will be realized in the future.

        During the year ended December 31, 2012, our liability for unrecognized tax benefits was reduced by $52 million upon closure of the 2003 and 2004 federal tax years and the resolution of certain state audit issues. As of December 31, 2012, we anticipate it is reasonably possible that our liability for unrecognized tax benefits may decrease by approximately $126 million within the next twelve months as the result of the possible closure of its 2005 through 2007 federal tax years, potential settlements with certain states and foreign countries and the lapse of the statute of limitations in various state and foreign jurisdictions. The potential decrease relates to various federal, state and foreign tax benefits including research and experimentation credits, transfer pricing adjustments and certain amortization and loss deductions.

        We or one or more of our subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. As of December 31, 2012, we were no longer subject to income tax examination by the U.S. federal jurisdiction for years before 2005. State and local examinations are substantially complete through 2002. Foreign jurisdictions generally remain subject to examination by their respective authorities from 2005 forward, none of which are considered major jurisdictions.

        Under the Tax Allocation Agreement executed at the time of the spin-off of The Western Union Company ("Western Union") on September 29, 2006, Western Union is responsible for and must indemnify us against all taxes, interest and penalties that relate to Western Union for periods prior to the spin-off date. If Western Union were to agree to or be finally determined to owe any amounts for such periods but were to default in its indemnification obligation under the Tax Allocation Agreement, we as parent of the tax group during such periods generally would be required to pay the amounts to the relevant tax authority, resulting in a potentially material adverse effect on our financial position and results of operations. As of December 31, 2012, we had approximately $110 million of income taxes payable, including approximately $4 million of uncertain income tax liabilities, recorded related to Western Union for periods prior to the spin-off date. We have recorded a corresponding account receivable of equal amount from Western Union, which is included as a long-term account receivable in the "Other long-term assets" line of our Consolidated Balance Sheets, reflecting the indemnification obligation. During the year ended December 31, 2012, the uncertain income tax liabilities related to Western Union decreased by approximately $14 million as a result of the closure of the 2003-2004 federal tax years. As of December 31, 2012, we anticipate it is reasonably possible that the uncertain tax liabilities related to Western Union may decrease by approximately $4 million within the next twelve months as the result of the possible closure of its 2005 and 2006 federal tax years. The uncertain income tax liabilities and corresponding receivable are based on information provided by Western Union regarding its tax contingency reserves for periods prior to the spin-off date. There is no assurance that a Western Union-related issue raised by the Internal Revenue Service ("IRS") or other tax authority will be finally resolved at a cost not in excess of the amount reserved and reflected in our uncertain income tax liabilities and corresponding receivable from Western Union. The Western Union contingent liability is in addition to our liability for unrecognized tax benefits discussed above.

        The IRS completed its examination of our U.S. federal consolidated income tax returns for 2005 through 2007 and issued a 30-Day letter on October 31, 2012. The 30-Day letter claims that we and our subsidiaries, which included Western Union during some of the years at issue, owe additional taxes with respect to a variety of adjustments. We and Western Union agree with several of the adjustments in the 30-Day letter, such adjustments representing tax due of approximately $40 million. This undisputed tax and associated interest due (pretax) of approximately $16 million through December 31, 2012, have been fully reserved. The undisputed tax for which Western Union would be required to indemnify us is greater than the total tax due, such that settlement of the undisputed tax would result in a net refund to us. As to the adjustments that are disputed, such issues represent total taxes allegedly due of approximately $59 million, of which $40 million relates to us and $19 million relates to Western Union. We estimate that total interest due (pretax) on the disputed amounts is approximately $16 million through December 31, 2012, of which $9 million relates to us and $7 million relates to Western Union. As to the disputed issues, we and Western Union have contested the adjustments by filing a protest with the IRS. The IRS has prepared a rebuttal to the protest and has forwarded the case to Appeals. We believe that we have adequately reserved for the disputed issues in our liability for unrecognized tax benefits described above and that final resolution of those issues will not have a material adverse effect on our financial position or results of operations.

        Equity earnings in affiliates.    Equity earnings in affiliates increased in 2012 compared to 2011 due mostly to transaction growth, dollar volume growth, pricing increases and the positive impact of lower debit interchange rates as a result of the Dodd-Frank Act. These increases were partially offset by a decrease resulting from the 2011 error correction described below which adversely impacted the equity earnings in affiliates growth rate for 2012 compared to 2011 by 7 percentage points.

        Equity earnings in affiliates increased in 2011 compared to 2010 mostly due to the 2011 correction of cumulative depreciation and amortization errors related to purchase accounting associated with our 2007 merger with an affiliate of KKR. The error corrections, which totaled an $11 million benefit in "Equity earnings in affiliates" (a $58.5 million benefit in aggregate) and occurred over a four year period, benefited the equity earnings in affiliates growth rate in 2011 compared to 2010 by 9 percentage points.

        Net income attributable to noncontrolling interests and redeemable noncontrolling interests.    Most of the net income attributable to noncontrolling interests and redeemable noncontrolling interests relates to our consolidated merchant alliances. Net income attributable to noncontrolling interests and redeemable noncontrolling interests decreased in 2012 compared to 2011 due to increased processing expense in the BAMS alliance resulting from a shift in processing from the alliance partner to us partially offset by the impact of lower debit interchange rates as a result of the Dodd-Frank Act, transaction and dollar volume growth and pricing increases.

        Segment results.    We classify our businesses into three segments: Retail and Alliance Services, Financial Services and International. All Other and Corporate is not discussed separately as its results that had a significant impact on operating results are discussed in the "Consolidated Results" discussion above.

        The business segment measurements provided to and evaluated by the chief operating decision maker are computed in accordance with the principles listed below.

  •
  The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies.

  •
  Segment revenue includes equity earnings in affiliates (excluding amortization expense) and intersegment revenue. Retail and Alliance Services segment revenue does not include equity earnings because it is reported using proportionate consolidation as described below.

  •
  Segment revenue excludes reimbursable debit network fees, postage and other revenue.

  •
  Segment earnings before net interest expense, income taxes, depreciation and amortization ("EBITDA") includes equity earnings in affiliates and excludes depreciation and amortization expense, net income attributable to noncontrolling interests, other operating expenses and other income (expense). Retail and Alliance Services segment EBITDA does not include equity earnings because it is reported using proportionate consolidation as described below. Additionally, segment EBITDA is adjusted for items similar to certain of those used in calculating our compliance with debt covenants. The additional items that are adjusted to determine segment EBITDA are:

  •
  stock based compensation and related expense is excluded;

  •
  official check and money order businesses' EBITDA are excluded;

  •
  expenses related to the reorganization of global application development resources (applicable to 2010), expenses associated with domestic data center consolidation initiatives and planned workforce reduction expenses (applicable to 2010), certain platform development and other costs directly associated with the termination of the Chase Paymentech Solutions alliance, and expenses related to the conversion of certain BAMS alliance merchant clients onto our platforms all of which are considered nonrecurring projects (excludes costs accrued in purchase accounting). Effective October 1, 2011, we and BofA jointly decided to have us operate BofA's legacy settlement platform. Transition costs associated with the revised strategy are also excluded from segment EBITDA.

  •
  debt issuance costs are excluded and represent costs associated with issuing debt and modifying our debt structure;

  •
  KKR related items including annual sponsor and other fees for management, consulting, financial and other advisory services are excluded.

  •
  Retail and Alliance Services segment revenue and EBITDA are reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. In addition, Retail and Alliance Services segment measures reflect commission payments to certain ISO's, which are treated as an expense in our Consolidated Statements of Operations, as contra revenue to be consistent with revenue share arrangements with other ISO's that are recorded as contra revenue.

  •
  Corporate operations include administrative and shared service functions such as the executive group, legal, tax, treasury, internal audit, accounting, human resources, information technology and procurement. Costs incurred by Corporate that are directly attributable to a segment are allocated to the respective segment. Administrative, shared service and certain information technology costs are retained by Corporate.

Segment Results for the Three and Nine Months Ended September 30, 2013 and 2012.

  Retail and Alliance Services segment results.

	Three months ended September 30,		Change
(in millions)	2013	2012	%
Revenues:
Transaction and processing service fees	$819.8	$807.6	2%
Product sales and other	96.9	102.6	(6)%

Segment revenue	$916.7	$910.2	1%

Segment EBITDA	$410.3	$409.4	0%
Segment margin	45%	45%	0pts
Key indicators:
Domestic merchant transactions(a)	9,822.6	9,330.8	5%

	Nine months ended September 30,		Change
(in millions)	2013	2012	%
Revenues:
Transaction and processing service fees	$2,414.6	$2,363.4	2%
Product sales and other	291.7	308.0	(5)%

Segment revenue	$2,706.3	$2,671.4	1%

Segment EBITDA	$1,193.8	$1,176.6	1%
Segment margin	44%	44%	0pts
Key indicators:
Domestic merchant transactions(a)	28,520.0	27,285.1	5%

(a)
Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions, processed-only and gateway customer transactions at the point of sale ("POS"). Domestic merchant transactions reflect 100% of alliance transactions. Domestic merchant transactions for the three and nine months ended September 30, 2012 reflect an updated count of transactions.

Transaction and processing service fees revenue.

  Components of transaction and processing service fees revenue.

	Three months ended September 30,		Change
(in millions)	2013	2012	%
Acquiring revenue	$604.6	$596.3	1%
Check processing revenue	68.0	75.4	(10)%
Prepaid revenue	90.1	79.1	14%
Processing fees and other revenue from alliance partners	57.1	56.8	1%

Total transaction and processing service fees revenue	$819.8	$807.6	2%

	Nine months ended September 30,		Change
(in millions)	2013	2012	%
Acquiring revenue	$1,798.3	$1,759.1	2%
Check processing revenue	205.8	228.1	(10)%
Prepaid revenue	244.7	213.4	15%
Processing fees and other revenue from alliance partners	165.8	162.8	2%

Total transaction and processing service fees revenue	$2,414.6	$2,363.4	2%

        Acquiring revenue.    Acquiring revenue increased in the three and nine months ended September 30, 2013 compared to the same periods in 2012 mainly from increases in merchant transactions and dollar volumes, new sales and pricing increases for some regional merchants. In addition, acquiring revenue was positively impacted by network routing incentives in the three and nine months ended September 30, 2013 versus the comparable periods in 2012. These increases were partially offset by decreases resulting from the impact of merchant mix on transactions and dollar volumes, the effect of shifts in pricing mix, merchant attrition and price compression.

        Transaction growth outpaced revenue growth for the three and nine months ended September 30, 2013 compared to the same periods in 2012 driven by the factors noted above, particularly merchant mix, pricing mix and price compression. A greater proportion of transaction growth was driven by our national merchants which contributed to lower revenue per transaction. The average ticket size of regional signature based transactions increased in the third quarter of 2013 as compared to the same period in 2012.

        Check processing revenue.    Check processing revenue decreased in the three and nine months ended September 30, 2013 versus the comparable periods in 2012 due mainly to lower overall check volumes from check writer attrition and merchant attrition in the regional market.

        Prepaid revenue.    Prepaid revenue increased in the three and nine months ended September 30, 2013 compared to the same periods in 2012 due to higher transaction volumes within the open loop payroll distribution program, new business, higher closed loop transaction volumes as well as higher card shipments. In addition, prepaid revenue increased in the three and nine months ended September 30, 2013 versus the comparable periods in 2012 by approximately 6 percentage points from growth in one of our alliances, accounted for under the equity method, resulting from the acquisition of a payment solutions business occurring in the fourth quarter of 2012.

        Processing fees and other revenue from alliance partners.    The increase in processing fees and other revenue from alliance partners in the three and nine months ended September 30, 2013 compared to the same periods in 2012 resulted from increased volumes within our merchant alliances.

        Product sales and other revenue.    Product sales and other revenue decreased in the three and nine months ended September 30, 2013 versus the comparable periods in 2012 primarily due to a decline in terminal sales including lower bulk sales.

        Segment EBITDA.    Retail and Alliance Services segment EBITDA remained flat for the three months ended September 30, 2013 compared to the same period in 2012 which included a $5 million provision for an uncollectible receivable recorded in the third quarter of 2013 which offset the benefit of the revenue items noted above. Retail and Alliance Services segment EBITDA increased slightly in the nine months ended September 30, 2013 compared to the same period in 2012 from the impact of the revenue items noted above partially offset by increased expenses, primarily $10 million in provisions for uncollectible receivables recorded in the first and third quarters of 2013 as well as increased technology and operations costs. The increase in expenses negatively impacted the segment EBITDA growth rate for the nine months ended September 30, 2013 versus the comparable period in 2012 by approximately 1 percentage point.

  Financial Services segment results.

	Three months ended September 30,		Change
(in millions)	2013	2012	%
Revenues:
Transaction and processing service fees	$331.1	$334.5	(1)%
Product sales and other	15.3	12.6	21%

Segment revenue	$346.4	$347.1	0%

Segment EBITDA	$162.7	$149.5	9%
Segment margin	47%	43%	4pts
Key indicators:
Domestic debit issuer transactions(a)	2,879.0	2,986.5	(4)%
Domestic active card accounts on file (average for the period)(b)	148.4	134.3	10%

	Nine months ended September 30,		Change
(in millions)	2013	2012	%
Revenues:
Transaction and processing service fees	$979.5	$1,011.4	(3)%
Product sales and other	34.7	30.0	16%

Segment revenue	$1,014.2	$1,041.4	(3)%

Segment EBITDA	$446.5	$457.2	(2)%
Segment margin	44%	44%	0pts
Key indicators:
Domestic debit issuer transactions(a)	8,442.2	9,242.5	(9)%
Domestic active card accounts on file (average for the period)(b)	142.8	130.0	10%
Domestic card accounts on file (end of period)(c)	735.1	721.8	2%

(a)
Domestic debit issuer transactions include signature and PIN-debit transactions, STAR and non-STAR branded.

(b)
Domestic active card accounts on file reflect the average number of bankcard and retail accounts that had a balance or any monetary posting or authorization activity during the periods presented. Domestic active card accounts on file for the periods presented have been revised from amounts reported in prior periods to disclose an average count of active card accounts on file rather than the previously disclosed end of period data.

(c)
Domestic card accounts on file include credit, retail and debit card accounts as of the last day of the last month of the period.

  Transaction and processing service fees revenue.

          Components of transaction and processing service fees revenue.

	Three months ended September 30,		Change
(in millions)	2013	2012	%
Credit card, retail card and debit processing	$221.3	$225.2	(2)%
Output services	62.0	57.5	8%
Other revenue	47.8	51.8	(8)%

Total transaction and processing service fees revenue	$331.1	$334.5	(1)%

	Nine months ended September 30,		Change
(in millions)	2013	2012	%
Credit card, retail card and debit processing	$655.9	$682.4	(4)%
Output services	181.3	169.4	7%
Other revenue	142.3	159.6	(11)%

Total transaction and processing service fees revenue	$979.5	$1,011.4	(3)%

        Credit card, retail card and debit processing revenue.    Credit card and retail card processing revenue increased for the three and nine months ended September 30, 2013 versus the comparable periods in 2012 due primarily to growth from existing customers and net new business partially offset by price compression on contract renewals as well as volume based pricing incentives. Domestic active card accounts on file benefited primarily from new account conversions and growth from existing customers.

        Debit processing revenue decreased for the three and nine months ended September 30, 2013 versus the comparable periods in 2012 due primarily to net lost business and price compression on contract renewals. In addition, the nine month period was impacted by the loss of a large financial institution that completed its final deconversion in the third quarter of 2012.

        Debit issuer transactions decreased in the three months ended September 30, 2013 compared to the same period in 2012 primarily due to a decline in gateway transactions switched on behalf of other networks, which did not have a significant impact on debit processing revenue, as well as net lost business partially offset by growth from existing customers. Debit issuer transactions decreased in the nine months ended September 30, 2013 compared to the same period in 2012 primarily due to net lost business, including the loss of a large financial institution mentioned above as well as a decline in gateway transactions partially offset by growth from existing customers.

        Output services revenue.    Output services revenue increased for the three and nine months ended September 30, 2013 versus the comparable periods in 2012 due to net new plastics business and growth from existing print customers.

        Other revenue.    Other revenue consists mostly of revenue from remittance processing, information services, online banking and bill payment services as well as voice services. Other revenue for the three and nine months ended September 30, 2013 decreased compared to the same periods in 2012 due to decreases in information services, check clearing and voice services driven by lost or disposed business partially offset by increases in remittance processing driven by net new business. The disposed businesses impacted the other transaction and processing service fees revenue growth rates for the three- and nine-month periods ended September 30, 2013 versus the comparable periods in 2012 by approximately 10 and 13 percentage points, respectively.

        Product sales and other revenue.    Product sales and other revenue increased in the three and nine months ended September 30, 2013 versus the comparable periods in 2012 primarily due to a software license sale as well as increased programming revenue due to higher volumes for several financial institutions.

        Segment EBITDA.    Financial Services segment EBITDA increased for the three months ended September 30, 2013 compared to the same period in 2012 due mostly to decreased operating expenses. The decrease in operating expenses resulted primarily from cost reduction initiatives which impacted both the three- and nine-month periods ended September 30, 2013 compared to the same periods in 2012. The decrease in operating expenses positively impacted the segment EBITDA growth rate for the three- and nine-month periods ended September 30, 2013 versus the comparable periods in 2012 by approximately 9 and 4 percentage points, respectively. Financial Services segment EBITDA decreased for the nine-month period ended September 30, 2013 compared to the same period in 2012 due most significantly to the impact of the revenue items noted above partially offset by decreased operating expenses.

  International segment results.

	Three months ended September 30,		Change
(in millions)	2013	2012	%
Revenues:
Transaction and processing service fees	$331.4	$321.9	3%
Product sales and other	92.8	95.8	(3)%
Equity earnings in affiliates	7.4	9.3	(20)%

Segment revenue	$431.6	$427.0	1%

Segment EBITDA	$126.0	$119.5	5%
Segment margin	29%	28%	1pt
Key indicators:
International transactions(a)	2,414.1	2,188.2	10%

	Nine months ended September 30,		Change
(in millions)	2013	2012	%
Revenues:
Transaction and processing service fees	$973.0	$952.6	2%
Product sales and other	269.5	276.0	(2)%
Equity earnings in affiliates	22.6	27.9	(19)%

Segment revenue	$1,265.1	$1,256.5	1%

Segment EBITDA	$341.6	$332.4	3%
Segment margin	27%	26%	1pt
Key indicators:
International transactions(a)	6,891.6	6,227.1	11%
International card accounts on file (end of period)(b)	77.8	72.8	7%

(a)
International transactions include VISA, MasterCard and other card association merchant acquiring and switching and debit issuer transactions for clients outside the U.S. Transactions include credit, signature debit and PIN-debit POS, POS gateway and ATM transactions.

(b)
International card accounts on file include bankcard and retail.

        Summary.    Segment revenue in the three and nine months ended September 30, 2013 versus the comparable periods in 2012 was impacted by the items discussed below as well as by foreign currency exchange rate movements. Foreign currency exchange rate movements negatively impacted the total segment revenue growth rates in the three and nine months ended September 30, 2013 by 2 percentage points compared to the same periods in 2012.

        Transaction and processing service fees revenue.    Transaction and processing service fees revenue includes merchant related services and card services revenue. Merchant related services revenue encompasses merchant acquiring and processing revenue, debit transaction revenue, POS/ATM transaction revenue and fees from switching services. Card services revenue represents monthly managed service fees for issued cards. Merchant related services transaction and processing service fee revenue represented approximately 60% and card services revenue represented approximately 40% of total transaction and processing service fees revenue for the periods presented.

        Transaction and processing service fees revenue increased in the three and nine months ended September 30, 2013 compared to the same periods in 2012 primarily due to volume growth and pricing in the merchant acquiring businesses and card issuing businesses partially offset for the nine-month period by net lost business in the card issuing businesses. The majority of increases in the merchant acquiring businesses resulted from volume growth in the merchant acquiring alliances and direct sales channels primarily in Ireland, United Kingdom and Poland. Revenue in the card issuing businesses declined for the nine-month period mainly due to lost business in Australia and Germany partially offset by volume growth from existing customers in Argentina and the United Kingdom. Foreign currency exchange rate movements negatively impacted the transaction and processing service fees revenue growth rates for the three and nine months ended September 30, 2013 compared to the same periods in 2012 by approximately 2 and 1 percentage points, respectively.

        Transaction and processing service fees revenue is driven by accounts on file and transactions. The spread between growth in these two indicators and revenue growth was driven mostly by the mix of transaction types, price compression and the impact of foreign currency exchange rate movements. International card accounts on file as of September 30, 2013 as compared to the same period in 2012 increased primarily due to new accounts in India and the United Kingdom partially offset by the removal of inactive accounts in Canada.

        Product sales and other revenue.    Product sales and other revenue decreased for the three and nine months ended September 30, 2013 versus the same periods in 2012 due to a decrease in software license sales, lower bulk terminal sales in Canada due to exiting this line of business and a decrease in terminal leasing income in the United Kingdom. Foreign currency exchange rate movements negatively impacted the growth rate for product sales and other revenue for the three and nine months ended September 30, 2013 compared to the same periods in 2012 by 4 and 3 percentage points, respectively.

        Segment EBITDA.    Segment EBITDA increased in the three and nine months ended September 30, 2013 compared to the same periods in 2012 primarily due to the revenue items noted above as well as decreased operating expenses driven by cost savings initiatives. The segment EBITDA growth rates for the three and nine months ended September 30, 2013 versus the comparable periods in 2012 benefited from cost savings initiatives by approximately 5 percentage points for the periods presented. These increases were partially offset by increased costs related to the expansion of our merchant acquiring business and the impact of foreign currency exchange rate movements. The expansion costs as well as the impact from foreign currency exchange rate movements negatively impacted the segment EBITDA growth rates for the three and nine months ended September 30, 2013 compared to the same periods in 2012 by approximately 7 and 6 percentage points, respectively, from increased expansion costs and approximately 3 percentage points for the periods presented from foreign currency exchange rate movements.

Segment Results for the Years Ended December 31, 2012, 2011 and 2010

Retail and Alliance Services segment results.

				Percent Change
	Year Ended December 31,
				2012 vs. 2011	2011 vs. 2010
(in millions)	2012	2011	2010
Revenues:
Transaction and processing service fees	$3,198.8	$2,974.5	$2,923.9	8%	2%
Product sales and other	404.0	407.5	390.9	(1)%	4%

Segment revenue	$3,602.8	$3,382.0	$3,314.8	7%	2%

Segment EBITDA	$1,594.8	$1,407.5	$1,322.3	13%	6%
Segment margin	44%	42%	40%	2pts	2pts
Key indicators:
Domestic merchant transactions(a)	37,362.6	35,619.8	33,543.8	5%	6%

(a)
Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions, processed-only and gateway customer transactions at the POS. Domestic merchant transactions reflect 100% of alliance transactions.

  Transaction and processing service fees revenue.

				Percent Change
	Year Ended December 31,
				2012 vs. 2011	2011 vs. 2010
(in millions)	2012	2011	2010
Acquiring revenue	$2,368.7	$2,204.4	$2,169.7	7%	2%
Check processing revenue	306.1	330.1	370.7	(7)%	(11)%
Prepaid revenue	306.5	291.1	263.2	5%	11%
Processing fees and other revenue from alliance partners	217.5	148.9	120.3	46%	24%

Total transaction and processing service fees revenue	$3,198.8	$2,974.5	$2,923.9	8%	2%

        Acquiring revenue.    Acquiring revenue increased in 2012 compared to 2011 and 2011 compared to 2010 mainly from lower debit interchange rates as a result of the Dodd-Frank Act described in the "Regulatory Reform" section above which benefited growth for acquiring revenue by an estimated $75 million or 3 percentage points and $26 million or 1 percentage point, respectively. Acquiring revenue also benefited from increases in merchant transactions and dollar volumes, new sales and pricing increases for a certain segment of merchants. These increases were partially offset by decreases resulting from the impact of merchant mix on transactions and dollar volumes, the effect of shifts in pricing mix, merchant attrition and price compression. In addition, acquiring revenue in 2011 was adversely impacted compared to 2010 by a card association fee increase which only benefited the third quarter of 2010 and impacted the acquiring revenue growth rate in 2011 compared to 2010 by 1 percentage point.

        Revenue growth outpaced transaction growth in 2012 compared to 2011 driven most significantly by the impact of lower debit interchange rates discussed above partially offset by merchant mix, pricing mix and price compression. Revenue per transaction increased 4% for 2012 compared to 2011 driven by the items impacting acquiring revenue discussed above as well as the shift in processing described in the "Processing fees and other revenue from alliance partners" section below.

        Transaction growth outpaced revenue growth in 2011 compared to 2010 driven by the factors noted above, particularly merchant mix, pricing mix and price compression. A greater proportion of transaction growth was driven by our national merchants which contributed to lower revenue per transaction. The average ticket size of signature based transactions decreased slightly in 2012 as compared to 2011. The average ticket size of signature based transactions was flat in 2011 as compared to 2010.

        Check processing revenue.    Check processing revenue decreased in 2012 versus 2011 and in 2011 versus 2010 due most significantly to lower overall check volumes from check writer and merchant attrition and the impact of merchant mix resulting from a shift in regional to national merchants.

        Prepaid revenue.    Prepaid revenue increased in 2012 compared to 2011 due most significantly to higher transaction volumes within the open loop payroll distribution program related to existing customers and new business.

        Prepaid revenue increased in 2011 compared to 2010 due mostly to higher transaction volumes within the open loop payroll distribution program related to new and existing customers. In addition, sales of gift cards increased in 2011 compared to the prior year related to a large sale to a national retailer associated with an incentive program as well as volume growth from existing clients and new clients. These increases were partially offset by sales of promotional gift cards in 2010 driven by a specific direct marketing campaign. Additionally, 2011 was impacted by a change in merchant mix resulting from increased card shipments to merchants that generate less revenue per card.

        Processing fees and other revenue from alliance partners.    The increases in processing fees and other revenue from alliance partners in 2012 compared to 2011 and in 2011 compared to 2010 resulted from increased fees from the BAMS alliance due to a shift of processing from the alliance partner to us beginning in October 2011, as well as increased transaction and dollar volumes within our merchant alliances. The impact of the shift in processing benefited the 2012 and 2011 revenue and growth rates by approximately $55 million or 37 percentage points and approximately $18 million or 15 percentage points, respectively.

        Product sales and other revenue.    Product sales and other revenue decreased in 2012 compared to 2011 primarily due to a decline in equipment sales including lower bulk sales and a gain on the sale of a portfolio in 2011 partially offset by growth in leasing revenue resulting from increased lease originations and lease renewals.

        Product sales and other revenue increased in 2011 compared to 2010 primarily due to increases in the leasing business resulting from new clients as well as increased fees from lease renewals. Equipment sales decreased slightly in 2011 compared to 2010 resulting from higher terminal demand in the prior year due to new regulations and a shift in the mix of terminals in 2011 to lower cost, proprietary models.

        Segment EBITDA.    The impact of the revenue items noted above primarily contributed to the increase in Retail and Alliance Services segment EBITDA in 2012 compared 2011. The Dodd-Frank Act benefited the segment EBITDA growth rate in 2012 compared to the prior year by an estimated $70 million or 5 percentage points. The impact from the shift in processing related to the BAMS alliance positively impacted the segment EBITDA growth rate for 2012 compared to 2011 by approximately $44 million or 3 percentage points.

        Retail and Alliance Services segment EBITDA in 2011 compared to 2010 was positively impacted by the revenue items noted above in the revenue discussion. The decrease in debit interchange rates positively impacted the segment EBITDA growth rate in 2011 compared to 2010 by approximately $24 million or 2 percentage points. Expense reductions also benefited Retail and Alliance Services segment EBITDA in 2011 compared to the prior year. Also contributing to the increase in segment

EBITDA for 2011 compared to 2010 was decreased credit losses due to a lower level of merchant delinquencies which benefited the segment EBITDA growth rate by 1 percentage point. The card association fee noted above negatively impacted the segment EBITDA growth rate in 2011 compared to 2010 by 2 percentage points.

Financial Services segment results.

				Percent Change
	Year Ended December 31,
				2012 vs. 2011	2011 vs. 2010
(in millions)	2012	2011	2010
Revenues:
Transaction and processing service fees	$1,350.0	$1,350.0	$1,362.2	0%	(1)%
Product sales and other	40.1	29.5	46.8	36%	(37)%

Segment revenue	$1,390.1	$1,379.5	$1,409.0	1%	(2)%

Segment EBITDA	$603.1	$593.5	$553.0	2%	7%
Segment margin	43%	43%	39%	0pts	4pts
Key indicators:
Domestic debit issuer transactions(a)	12,113.8	13,042.6	12,201.2	(7)%	7%
Domestic active card accounts on file (end of period)(b)
Bankcard	55.4	50.5	47.8	10%	6%
Retail	89.3	72.6	70.7	23%	3%

Total	144.7	123.1	118.5	18%	4%

Domestic card accounts on file (end of period)(c)
Bankcard	152.2	137.2	127.3	11%	8%
Retail	492.2	423.0	398.4	16%	6%
Debit	93.7	146.5	129.9	(36)%	13%

Total	738.1	706.7	655.6	4%	8%

(a)
Domestic debit issuer transactions include signature and PIN-debit transactions, STAR and non-STAR branded.

(b)
Domestic active card accounts on file include bankcard and retail accounts that had a balance or any monetary posting or authorization activity during the last month of the quarter.

(c)
Domestic card accounts on file include credit, retail and debit card accounts as of the last day of the last month of the period.

  Transaction and processing service fees revenue.

          Components of transaction and processing service fees revenue.

				Percent Change
	Year Ended December 31,
				2012 vs. 2011	2011 vs. 2010
(in millions)	2012	2011	2010
Credit card, retail card and debit processing	$911.5	$907.2	$924.7	0%	(2)%
Output services	229.8	225.3	219.5	2%	3%
Other revenue	208.7	217.5	218.0	(4)%	0%

Total transaction and processing service fees revenue	$1,350.0	$1,350.0	$1,362.2	0%	(1)%

        Credit card, retail card and debit processing revenue.    Credit card and retail card processing revenue increased for 2012 compared to 2011 due to net new business and volume growth from existing customers mostly offset by price compression on contract renewals as well as volume based pricing incentives. Growth in domestic active card accounts on file in 2012 versus 2011 benefited primarily from net new account conversions, mostly retail accounts; the substantial majority of which were converted in March 2012. Credit card and retail card processing revenue declined in 2011 versus 2010 with net new account conversions more than offset by price compression, declines in revenue from existing customers and the loss of call center business not driven by active accounts on file. Growth in domestic active card accounts on file in 2011 compared to 2010 benefited primarily from net new account conversions.

        Debit processing revenue decreased for 2012 compared to 2011 due primarily to net lost business and price compression on contract renewals as well as other net contractual pricing incentives partially offset by new fees implemented in 2011, primarily regulatory compliance fees and volume growth from existing customers. Debit processing revenue increased slightly in 2011 compared to 2010 due to debit issuer transaction growth from existing customers substantially offset by net lost business and price compression.

        Debit issuer transactions in 2012 decreased compared to 2011 due to lost business, including the loss of a large financial institution that completed its deconversion in the third quarter of 2012. This decrease was partially offset by net impacts from the implementation of the Dodd-Frank Act discussed below and growth of existing clients due in part to the shift to debit cards from cash and checks. The deconversion noted above also impacted domestic card accounts on file in 2012 versus 2011. Debit issuer transactions grew in 2011 compared to 2010 resulted from growth of existing clients due in part to the shift to debit cards from cash and checks, and new business partially offset by lost business.

        The implementation of the Dodd-Frank Act described in the "Regulatory Reform" section above resulted in a net increase in debit issuer transactions in 2012 compared to 2011. Growth benefited from new contracts with financial institutions and transactions routed on behalf of other networks through our gateway. This growth was partially offset by losses in the existing customer base from merchant routing decisions. The net revenue impact in 2012 from the implementation of the Dodd-Frank Act was minimal because of lower rates on new transactions from regulated financial institutions and gateway transactions compared to rates on transactions lost due to routing decisions.

        Output services revenue.    Output services revenue increased in 2012 compared to 2011 due to growth from existing customers and net new business which was partially offset by price compression on contract renewals as well as volume based pricing incentives.

        Output services revenue increased in 2011 compared to 2010 due to net new plastic and print business and growth in plastics volumes from existing customers partially offset by lower print volumes from existing customers and price compression.

        Other revenue.    Other revenue consists mostly of revenue from remittance processing, online banking and bill payment services, voice services as well as information services. Other revenue for 2012 decreased compared to 2011 due to decreases in information services, voice services and check clearing driven by lost or disposed business and decreases in volumes from existing customers partially offset by increases in online banking and bill payment services driven by new business and growth from existing customers. A substantial portion of the information services as well as the check clearing services businesses had been divested as of December 31, 2012.

        Other revenue was flat in 2011 compared to 2010 due to a decrease in volumes related to remittance processing and information services mostly offset by an increase in online banking and bill payment services volumes as well as net new business primarily in remittance processing.

        Product sales and other revenue.    Product sales and other revenue increased in 2012 compared to 2011 primarily due to new software license sales and professional services for programming.

        Product sales and other revenue decreased in 2011 compared to 2010 due most significantly to higher contract termination fees recognized in 2010 as well as a decline in professional services revenue resulting from projects that were completed in 2010.

        Segment EBITDA.    Financial Services segment EBITDA increased in 2012 compared to 2011 due most significantly to the revenue items noted above partially offset by a sales tax recovery recorded in 2011.

        Financial Services segment EBITDA increased in 2011 compared to 2010 due most significantly to decreased technology and operations costs resulting from reduced headcount and operational efficiencies, and a sales tax recovery. In addition, 2011 also benefited compared to 2010 from higher expenses in the prior year due to a billing adjustment recorded in the second quarter of 2010. These increases were partially offset by the adverse impact of the items noted in the revenue discussion above. The decrease in technology and operations costs, the sales tax recovery and the prior year billing adjustment benefited the segment EBITDA growth rate in 2011 versus 2010 by 11, 2 and 1 percentage points, respectively.

International segment results.

				Percent Change
	Year Ended December 31,
				2012 vs. 2011	2011 vs. 2010
(in millions)	2012	2011	2010
Revenues:
Transaction and processing service fees	$1,291.2	$1,337.9	$1,237.5	(3)%	8%
Product sales and other	391.0	388.8	353.9	1%	10%
Equity earnings in affiliates	36.2	34.6	29.4	5%	18%

Segment revenue	$1,718.4	$1,761.3	$1,620.8	2%	9%

Segment EBITDA	$483.8	$454.3	$329.8	6%	38%
Segment margin	28%	26%	20%	2pts	6pts
Key indicators:
International transactions(a)	8,458.4	7,637.9	6,777.8	11%	13%
International card accounts on file (end of period)(b)	73.6	75.0	88.8	(2)%	(16)%

(a)
International transactions include VISA, MasterCard and other card association merchant acquiring and switching and debit issuer transactions for clients outside the U.S. Transactions include credit, signature debit and PIN-debit POS, POS gateway and ATM transactions. International transactions for the years ended December 31, 2011 and December 31, 2010 reflect an updated count of international transactions.

(b)
International card accounts on file include bankcard and retail.

        Summary.    Segment revenue in 2012 compared to 2011 was impacted by the items discussed below as well as foreign currency exchange rate movements. Foreign currency exchange rate movements negatively impacted the total segment revenue growth rate in 2012 by 4 percentage points compared to 2011 and benefited the total segment revenue growth rate in 2011 by 4 percentage points compared to 2010.

        Transaction and processing service fee revenue.    Transaction and processing service fees revenue includes merchant related services and card services revenue. Merchant related services revenue encompasses merchant acquiring and processing revenue, debit transaction revenue, POS/ATM transaction revenue and fees from switching services. Card services revenue represents monthly managed service fees for issued cards. Merchant related services transaction and processing service fees revenue represented approximately 60% for the periods presented and card services revenue represented approximately 40% of total transaction and processing service fees revenue for the periods presented.

        Transaction and processing service fees revenue decreased in 2012 compared to 2011 due to the impact of foreign currency exchange rate movements. In addition, declines in the card issuing businesses were partially offset by growth in the merchant acquiring businesses. Revenue in the card issuing businesses declined primarily due to lost business in Germany, Australia, the United Kingdom and China as well as lower revenue in Greece driven by the economic recession and a strategic decision to exit low-margin businesses. Partially offsetting these decreases were increased transaction volumes in the card issuing business primarily in Argentina and new business in Canada. Increases in the merchant acquiring businesses resulted from growth in the merchant acquiring alliances and direct sales channels primarily in the United Kingdom and Canada. Foreign currency exchange rate movements negatively impacted the transaction and processing service fees revenue growth rate in 2012 versus 2011 by 4 percentage points.

        Transaction and processing service fees revenue increased in 2011 compared to 2010 due to growth in the merchant acquiring businesses resulting from growth from existing clients in the merchant acquiring alliances and the direct sales channel in the United Kingdom. The card issuing businesses grew due to new business primarily in the United Kingdom as well as transaction growth in Argentina and pricing in Australia. Partially offsetting these increases were lost business and lower revenue in Greece driven by the economic recession and a strategic decision to exit low-margin businesses. Foreign currency exchange rate movements benefited the transaction and processing service fees growth rate in 2011 versus 2010 by 5 percentage points.

        Transaction and processing service fees revenue is driven by accounts on file and transactions. The spread between growth in these two indicators and revenue growth was impacted by foreign currency exchange rate movements, the mix of transaction types and price compression. International card accounts on file decreased in 2011 compared to the 2010 primarily due to lost business in China and the United Kingdom that deconverted in the fourth quarter of 2011.

        Product sales and other revenue.    Product sales and other revenue increased in 2012 compared to 2011 due to new software license fees and new sales, price increases and higher terminal installations in Argentina. Partially offsetting these increases are declines in terminal sales and lease originations in Germany, a decrease resulting from contract termination fees recognized in 2011 as well as a decrease resulting from the strategic decision to exit a line of business in Greece. Foreign currency exchange rate movements negatively impacted the growth rate for product sales and other revenue in 2012 compared to 2011 by 5 percentage points.

        Product sales and other revenue increased in 2011 compared to 2010 due to growth in terminal sales and leasing revenue as a result of new clients and growth from existing clients in Argentina and the United Kingdom as well as new terminal requirements and lease renewals in the United Kingdom.

        Segment EBITDA.    Segment EBITDA increased in 2012 compared to 2011 due primarily to the revenue items noted above. In addition, International segment EBITDA benefited in 2012 from the 2011 correction of cumulative errors in the amortization of initial payments for new contracts related to purchase accounting associated with the KKR merger and the write-off of capitalized commissions related to terminal leases which adversely impacted 2011 results by $14.3 million and benefited the growth rate for 2012 compared to 2011 by 3 percentage points. Segment EBITDA also benefited from decreased expenses, principally operations and technology costs, driven by cost savings initiatives. The segment EBITDA growth rate for 2012 compared to 2011 benefited from decreased operations and technology costs by 4 percentage points. The increases in segment EBITDA for 2012 compared to 2011 were partially offset by foreign currency exchange rate movements which adversely impacted the segment EBITDA growth rate by 4 percentage points.

        Segment EBITDA increased in 2011 compared to 2010 due to the impact of the revenue items noted above, decreased operating expenses driven by cost reduction initiatives, a benefit resulting from the write-off of leasing receivables and terminal inventory in 2010 and the impact of foreign currency exchange rate movements. The 2010 write-off of leasing receivables and terminal inventory benefited the segment EBITDA growth rate in 2011 compared to 2010 by 6 percentage points. Segment EBITDA growth also benefited 5 percentage points in 2011 compared to 2010 from the impact of foreign currency exchange rate movements. Partially offsetting the increases described above was a decrease resulting from the correction of cumulative errors in the amortization of initial payments for new contracts related to purchase accounting associated with the KKR merger and the write-off of capitalized commissions related to terminal leases which, together, adversely impacted International segment EBITDA by $14.3 million and the growth rate for 2011 compared to 2010 by 4 percentage points.

Capital Resources and Liquidity

For the Nine Months Ended September 30, 2013 and 2012.

        Our source of liquidity is principally cash generated from operating activities supplemented as necessary on a short-term basis by borrowings against our revolving credit facility. We believe our current level of cash and short-term financing capabilities along with future cash flows from operations are sufficient to meet the needs of the business. The following discussion highlights changes in our debt structure as well as our cash flow activities and the sources and uses of funding during the nine months ended September 30, 2013 and 2012.

        During the nine months ended September 30, 2013 and 2012, we completed various amendments and modifications to certain of our debt agreements and several debt offerings in an effort to extend our debt maturities.

        Details regarding our debt structure are provided in Note 4 to our Unaudited Consolidated Financial Statements included elsewhere in this prospectus. We intend to extend additional debt maturity dates as opportunities allow.

        Cash and cash equivalents.    Investments (other than those included in settlement assets) with original maturities of three months or less (that are readily convertible to cash) are considered to be cash equivalents and are stated at cost, which approximates market value. At September 30, 2013 and December 31, 2012, we held $358.6 million and $608.3 million in cash and cash equivalents, respectively.

        Included in cash and cash equivalents are amounts held by Integrated Payment Systems Inc. ("IPS") and the BAMS alliance, that are not available to fund operations outside of those businesses. At September 30, 2013 and December 31, 2012, the cash and cash equivalents held by IPS and the BAMS alliance totaled $116.6 million and $85.8 million, respectively. All other domestic cash balances, to the extent available, are used to fund our short-term liquidity needs.

        Cash and cash equivalents also includes amounts held outside of the U.S. at September 30, 2013 and December 31, 2012 totaling $211.3 million and $268.4 million, respectively. As of September 30, 2013, there was approximately $60 million of cash and cash equivalents held outside of the U.S. that could be used for general corporate purposes. We plan to fund any cash needs throughout the remainder of 2013 within the International segment with cash held by the segment, but if necessary, could fund such needs using cash from the U.S., subject to satisfying debt covenant restrictions.

Cash flows from operating activities.

	Nine months ended September 30,
Source/(use) (in millions)	2013	2012
Net loss	$(623.9)	$(403.3)
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	908.1	1,004.1
Charges related to other operating expenses and other income (expense)	66.9	112.1
Other non-cash and non-operating items, net	(5.1)	(37.8)
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Accounts receivable, current and long-term	193.5	39.9
Other assets, current and long-term	3.8	220.6
Accounts payable and other liabilities, current and long-term	(243.8)	(92.7)
Income tax accounts	32.5	(304.7)

Net cash provided by operating activities	$332.0	$538.2

        Cash flows provided by operating activities for the periods presented resulted from normal operating activities and reflect the timing of our working capital requirements.

        Our operating cash flow is significantly impacted by our level of debt. Approximately $1,480 million and $1,410 million in cash interest was paid during the nine months ended September 30, 2013 and 2012, respectively. The increase in cash interest payments from 2012 is primarily due to changes in the timing of payments as well as an increase in interest rates resulting from our debt modifications during the last two years. Partially offsetting the increase is a decrease in interest payments due to the expiration of interest rate swaps in the third quarter of 2012 that were replaced with interest rate swaps with a lower fixed rate.

        Cash flows from operating activities decreased for the nine months ended September 30, 2013 compared to the same period in 2012 primarily due to timing of various payments. The decrease was partially offset by sources of cash related to lower prefunding of settlement arrangements.

        We anticipate funding operations throughout the remainder of 2013 primarily with cash flows from operating activities and by closely managing discretionary capital and other spending; however, any shortfalls would be supplemented as necessary by borrowings against our revolving credit facility.

Cash flows from investing activities.

	Nine months ended September 30,
Source/(use) (in millions)	2013	2012
Current period acquisitions	$—	$(1.9)
Contributions to equity method investments	—	(7.9)
Payments related to other businesses previously acquired	0.2	(3.2)
Proceeds from dispositions, net of expenses paid and cash disposed	14.5	—
Proceeds from sale of property and equipment	4.2	7.8
Additions to property and equipment	(132.3)	(136.3)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(128.0)	(141.2)
Other investing activities	7.2	7.3

Net cash used in investing activities	$(234.2)	$(275.4)

        Acquisitions and dispositions.    We may finance acquisitions through a combination of internally generated funds, reinvestment of proceeds from asset sales, short-term borrowings and equity of our parent company. We may also consider using long-term borrowings subject to restrictions in our debt agreements. Although we consider potential acquisitions from time to time, our plan for the remainder of 2013 does not include funding of material acquisitions.

        We continue to manage our portfolio of businesses and evaluate the possible divestiture of businesses that do not match our long-term growth objectives.

        Capital expenditures.    Capital expenditures are anticipated to total approximately $375 to $425 million in 2013 and are expected to be funded by cash flows from operations and reinvestment of proceeds from asset sales. If, however, those sources are insufficient, we will decrease our discretionary capital expenditures or utilize our revolving credit facility.

Cash flows from financing activities.

	Nine months ended September 30,
Source/(use) (in millions)	2013	2012
Short-term borrowings, net	$(3.1)	$(22.0)
Accrued interest funded upon issuance of notes	(6.5)	6.5
Debt modification (payments) proceeds and related financing costs, net	(49.0)	10.8
Principal payments on long-term debt	(72.4)	(60.2)
Proceeds from sale-leaseback transactions	—	13.8
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interest	(156.5)	(199.0)
Purchase of noncontrolling interest	(23.7)	(25.1)
Redemption of Parent's redeemable common stock	(7.5)	(0.5)
Cash dividends	(21.5)	(5.1)

Net cash used in financing activities	$(340.2)	$(280.8)

        Short-term borrowings, net.    The cash activity related to short-term borrowings in 2013 resulted primarily from net paydowns on our credit lines used principally to prefund settlement activity, partially offset by net borrowings on our senior secured revolving credit facility. The cash activity related to short-term borrowings in 2012 resulted primarily from net paydowns on our credit lines used principally to prefund settlement activity.

        As of September 30, 2013, our senior secured revolving credit facility had commitments from financial institutions to provide $1,016.2 million of credit and matures on December 31, 2015 or September 24, 2016 subject to certain conditions. Besides the letters of credit discussed below, we had $95.0 million outstanding against this facility as of September 30, 2013 and no amount outstanding as of December 31, 2012. Therefore, as of September 30, 2013, $873.1 million remained available under this facility. Excluding the letters of credit, the maximum amount outstanding against this facility during both the three and nine months ended September 30, 2013 was approximately $351.5 million, while the average amount outstanding during the three and nine months ended September 30, 2013 was approximately $113.9 million and $59.1 million, respectively.

        We utilize our revolving credit facility on a short-term basis to fund investing or operating activities when cash flows from operating activities are not sufficient. We believe the capacity under our senior secured revolving credit facility will be sufficient to meet our short-term liquidity needs. Our senior secured revolving credit facility can be used for working capital and general corporate purposes.

        There are multiple institutions that have commitments under this facility with none representing more than approximately 21% of the capacity.

        Debt modification (payments) proceeds and related financing costs.    Our debt modifications and amendments noted above were accounted for as modifications resulting in only the net effect of the transactions, including payment of capitalized fees, being reflected as a source or use of cash excluding certain fees included in our results of operations.

        Principal payments on long-term debt.    During the nine months ended September 30, 2013, we paid notes that came due totaling $15.1 million.

        Payments for capital leases totaled $57.3 million and $60.2 million for the nine months ended September 30, 2013 and 2012, respectively.

        As of November 12, 2013, our long-term corporate family rating from Moody's was B3 (stable). The long-term local issuer credit rating from Standard and Poor's was B (stable). The long-term issuer default rating from Fitch was B (stable). Our current level of debt may impair our ability to get additional funding beyond our revolving credit facility if needed.

        Proceeds from sale-leaseback transactions.    We may, from time to time, enter into sale-leaseback transactions as a means of financing previously or recently acquired fixed assets, primarily equipment.

        Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interest.    Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interest primarily represent distributions of earnings.

        Purchase of noncontrolling interest.    In April 2012, we acquired the remaining approximately 30 percent noncontrolling interest in Omnipay, a provider of card and electronic payment processing services to merchant acquiring banks, for approximately 37.1 million euro, of which 19.0 million euro ($25.1 million) was paid in April 2012 and the remaining 18.1 million euro ($23.7 million) was paid in April 2013.

        Cash dividends.    We paid cash dividends to our parent company, First Data Holdings Inc., in the periods presented.

Letters, lines of credit and other.

	Total Available(a)		Total Outstanding
(in millions)	As of September 30, 2013	As of December 31, 2012	As of September 30, 2013	As of December 31, 2012
Letters of credit(b)	$500.0	$500.0	$48.1	$45.1
Lines of credit and other(c)	$231.2	$346.3	$79.6	$177.2

(a)
Total available without giving effect to amounts outstanding.

(b)
Up to $500 million of our senior secured revolving credit facility is available for letters of credit. Outstanding letters of credit are held in connection with lease arrangements, bankcard association agreements and other security agreements. The maximum amount of letters of credit outstanding during both the three and nine months ended September 30, 2013 was approximately $48 million. All letters of credit expire prior to September 27, 2014 with a one-year renewal option. We expect to renew most of the letters of credit prior to expiration.

(c)
As of September 30, 2013, represents $183.1 million of committed lines of credit as well as certain uncommitted lines of credit and other agreements that are available in various currencies to fund settlement and other activity for our international operations. We cannot use these lines of credit for general corporate purposes. Certain of these arrangements are uncommitted but, as of the dates presented, we had borrowings outstanding against them.

        In the event one or more of the aforementioned lines of credit becomes unavailable, we will utilize our existing cash, cash flows from operating activities or our revolving credit facility to meet our liquidity needs.

        Significant non-cash transactions.    During the nine months ended September 30, 2013 and 2012, we entered into capital leases, net of trade-ins, totaling approximately $109 million and $49 million, respectively.

        Guarantees and covenants.    For a description of guarantees and covenants and covenant compliance refer to the "Guarantees and covenants" and "Covenant compliance" sections in "Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2012. As of September 30, 2013, we were in compliance with all applicable covenants, including our sole financial covenant with Consolidated Senior Secured Debt of $12,387.4 million, Consolidated EBITDA of $2,926.5 million and a Ratio of 4.23 to 1.00 compared to the maximum ratio allowed by the covenant of 6.25 to 1.00. On October 1, 2013, the maximum ratio allowed by the covenant decreased to 6.00 to 1.00.

        The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows:

(in millions)	Last twelve months ended September 30, 2013
Net loss attributable to First Data Corporation	$(925.0)
Interest expense, net(1)	1,867.1
Income tax benefit	130.0
Depreciation and amortization(2)	1,234.9

EBITDA(14)	2,307.0
Stock based compensation(3)	37.5
Restructuring, net(4)	64.4
Non-operating foreign currency (gains) and losses(5)	21.2
Official check and money order EBITDA(6)	(2.1)
Cost of alliance conversions and other technology initiatives(7)	80.3
KKR related items(8)	20.6
Debt issuance costs(9)	2.9
Projected near-term cost savings and revenue enhancements(10)	183.7
Net income attributable to noncontrolling interests and redeemable noncontrolling interest(11)	177.1
Equity entities taxes, depreciation and amortization(12)	11.7
Other(13)	22.2

Consolidated EBITDA(14)	$2,926.5

(1)
Includes interest expense and interest income.

(2)
Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within "Transaction and processing service fees" of $41.5 million and amortization related to equity method investments, which is netted within the "Equity earnings in affiliates" line of $80.7 million.

(3)
Stock based compensation recognized as expense.

(4)
Restructuring charges in connection with management's alignment of the business with strategic objectives, employee reduction and certain employee relocation efforts in Germany and the departure of executive officers.

(5)
Represents net gains and losses related to currency translations on certain of our intercompany loans and our euro-denominated debt.

(6)
Represents an adjustment to exclude the official check and money order businesses from EBITDA due to the wind down of these businesses.

(7)
Represents costs directly associated with the strategy to have us operate the Bank of America N.A.'s legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance, both of which are considered business optimization projects, and other technology initiatives.

(8)
Represents KKR annual sponsorship fees for management, financial and other advisory services.

(9)
Debt issuance costs represent non-capitalized costs associated with issuing debt and modifying our debt structure.

(10)
Reflects cost savings and revenue enhancements projected to be realized as a result of specific actions as if they were achieved on the first day of the period. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 7, the BAMS alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.

(11)
Net income attributable to noncontrolling interests and redeemable noncontrolling interest in restricted subsidiaries.

(12)
Represents our proportional share of income taxes, depreciation and amortization on equity method investments.

(13)
Includes items such as litigation and regulatory settlements, investments gains and losses, derivative financial instruments gains and losses, impairments and other as applicable to the period presented.

(14)
EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles ("GAAP") and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management's discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that we do not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 10 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests and redeemable noncontrolling interest of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing our senior unsecured debt and/or senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing our senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

Off-Balance Sheet Arrangements

        During the nine months ended September 30, 2013 and 2012, we did not engage in any off-balance sheet financing activities other than those discussed in "Off-Balance Sheet Arrangements" in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2012.

Contractual Obligations

        During the nine months ended September 30, 2013, there were no material changes outside the ordinary course of business in our contractual obligations and commercial commitments from those reported at December 31, 2012 in our Annual Report on Form 10-K.

        In February 2013, as discussed in Note 4 to our Consolidated Financial Statements included elsewhere in this prospectus, we issued $785 million aggregate principal amount of 11.25% senior unsecured notes due January 15, 2021. The proceeds from the offering were used to repurchase our outstanding 10.55% senior unsecured notes and pay related fees and expenses. On April 10, 2013, we issued $815 million aggregate principal amount of 10.625% senior unsecured notes due June 15, 2021. The proceeds from those notes were used to pay our 9.875% senior unsecured notes due 2015 and to pay related fees and expenses. Additionally, in February 2013, we entered into a Joinder Agreement relating to our credit agreement, pursuant to which we incurred $258 million in new term loans maturing on September 24, 2018. The net cash proceeds from the new term loans were used to repay all of our outstanding term loan borrowings maturing in 2014 and to pay related fees and expenses.

        On April 10, 2013, our senior secured term loan facility was amended to create a senior secured replacement term loan facility in an aggregate principal amount equal to the aggregate outstanding principal amount of term loans due in 2017. As of April 10, 2013, all of the previously outstanding 2017 term loans were exchanged with loans under the new facility.

        On April 15, 2013, we further amended our senior secured term loan facility to create a senior secured replacement term loan facility in an aggregate principal amount equal to the aggregate outstanding principal amount of the term loans due in 2018. All of the previously outstanding 2018 term loans were exchanged for loans under the new facility.

        On May 30, 2013, we issued $750 million aggregate principal amount of 11.75% senior unsecured subordinated notes due August 15, 2021. The proceeds of those notes, together with cash on hand, were used to redeem $520 million aggregate principal amount of our outstanding 11.25% senior unsecured subordinated notes due 2016, repurchase $230 million aggregate principal amount of our outstanding 11.25% senior unsecured subordinated notes due 2016 in a privately negotiated transaction with an existing holder of such notes, and to pay related fees and expenses.

        On November 19, 2013, we issued $1,000 million aggregate principal amount of 11.75% senior subordinated notes due 2021. The proceeds of those notes, together with cash on hand, were used to redeem $1,000 million aggregate principal amount of our outstanding 11.25% senior subordinated notes due 2016 and to pay related fees and expenses. We used cash on hand to pay lender and underwriting fees and other expenses of approximately $11 million in connection with the transaction.

        The combined effect of these events did not materially impact the total amount of our outstanding obligations but decreased future interest payments and extended the maturity of $0.3 billion of obligations from 2014 to 2018, $1.6 billion of obligations from 2015 to 2021 and $1.8 billion of obligations from 2016 to 2021.

Critical Accounting Policies

        Our critical accounting policies have not changed from those reported in Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2012.
New Accounting Guidance

        In March 2013, the Financial Accounting Standards Board issued guidance that resolves diversity in practice as to when to release the cumulative translation adjustment into net income when a parent ceases to have a controlling interest in a subsidiary within a foreign entity or sells a part or all of its investment in a foreign entity. The guidance also resolves diversity in the accounting for the cumulative translation adjustment in a business combination achieved in stages involving a foreign entity. We adopted the guidance as of January 1, 2013. Adoption did not have an impact on our financial position or results of operations.

For the Years Ended December 31, 2012, 2011 and 2010.

        Our source of liquidity is principally cash generated from operating activities supplemented as necessary on a short-term basis by borrowings against our revolving credit facility. We believe our current level of cash and short-term financing capabilities along with future cash flows from operations are sufficient to meet the needs of the business. The following discussion highlights changes in our debt structure as well as our cash flow activities and the sources and uses of funding during the years ended December 31, 2012, 2011 and 2010.

        During 2012, 2011 and 2010, we completed various amendments and modifications to certain of our debt agreements, several debt offerings and a debt exchange in an effort to extend our debt maturities. Additionally, in February 2013, we issued $785 million aggregate principal amount of 11.25% senior unsecured notes due January 15, 2021. The proceeds from the offering were used to repurchase our outstanding 10.55% senior unsecured notes and to pay related fees and expenses. Also in February 2013, we entered into a Joinder Agreement relating to our credit agreement, pursuant to which we incurred $258 million in new term loans maturing on September 24, 2018. The net cash proceeds from the new term loans were used to repay all of our outstanding term loan borrowings maturing in 2014 and to pay related fees and expenses.

        Details regarding our debt structure are provided in Note 8 to our Audited Consolidated Financial Statements included elsewhere in this prospectus. We intend to extend additional debt maturity dates as opportunities allow.

        Cash and cash equivalents.    Investments (other than those included in settlement assets) with original maturities of three months or less (that are readily convertible to cash) are considered to be cash equivalents and are stated at cost, which approximates market value. At December 31, 2012 and 2011, we held $608.3 million and $485.7 million in cash and cash equivalents, respectively.

        Included in cash and cash equivalents are amounts held by IPS and the BAMS alliance, that are not available to fund operations outside of those businesses. At December 31, 2012 and 2011, the cash and cash equivalents held by IPS and the BAMS alliance totaled $85.8 million and $75.2 million, respectively. All other domestic cash balances, to the extent available, are used to fund our short-term liquidity needs.

        Cash and cash equivalents also includes amounts held outside of the U.S. at December 31, 2012 and 2011 totaling $268.4 million and $216.0 million, respectively. As of December 31, 2012, there was approximately $70 million of cash and cash equivalents held outside of the U.S. that could be used for general corporate purposes. We plan to fund any cash needs in 2013 within the International segment with cash held by the segment, but if necessary, could fund such needs using cash from the U.S., subject to satisfying debt covenant restrictions.

Cash flows from operating activities.

	Year Ended December 31,
Source/(use) (in millions)	2012	2011	2010
Net loss	$(527.3)	$(336.1)	$(846.9)
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	1,330.9	1,344.2	1,526.0
Charges (gains) related to other operating expenses and other income (expense)	122.5	(77.7)	97.4
Other non-cash and non-operating items, net	(40.2)	27.7	265.6
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Accounts receivable, current and long-term	(49.8)	256.7	224.7
Other assets, current and long-term	260.0	239.3	298.3
Accounts payable and other liabilities, current and long-term	(34.6)	(1.2)	(386.1)
Income tax accounts	(294.1)	(337.3)	(424.3)

Net cash provided by operating activities	$767.4	$1,115.6	$754.7

        Cash flows provided by operating activities for the periods presented resulted from normal operating activities and reflect the timing of our working capital requirements.

        Our operating cash flow is significantly impacted by our level of debt. Approximately $1,793.9 million, $1,458.2 million and $1,494.9 million in cash interest, including interest on lines of credit and capital leases, was paid during 2012, 2011 and 2010, respectively. The increase in cash interest in 2012 compared to 2011 is due primarily to the debt exchanges referred to above resulting in seven months of interest payments in 2011 compared to twelve months of interest payments in 2012 for the notes issued in the exchange as well as an increase in the interest coupon rate.

        The timing of quarterly interest payments in 2013 will be impacted by when payment dates occur, shifting payments normally included in the first quarter to the second quarter. We estimate that our 2013 quarterly cash interest payments, excluding interest on lines of credit and capital leases, will be as follows:

Three Months Ended	Estimated Cash Interest Payments on Long-term Debt(a) (Unaudited)
March 31, 2013	$440
June 30, 2013	465
September 30, 2013	665
December 31, 2013	225

$1,795

(a)
We have an option to pay certain portions of our interest obligations "in kind" as an increase in principal rather than in cash. These amounts represent the amount of cash projected to be paid if we opt to pay our entire interest obligation for 2013 in cash.

        Using December 31, 2012 balances for variable rate debt and applicable interest rate swaps, a 10 percent increase in the applicable LIBOR index on an annualized basis would increase interest expense by approximately $1.1 million.

        Our operating cash flows are impacted by fluctuations in working capital. Cash flows from operating activities in 2012 decreased compared to 2011 primarily due to the increase in cash interest payments as well as an increase in prefunding settlement volumes and timing partially offset by increased operating income. Cash flows from operating activities increased in 2011 compared to 2010 due to the flow through of operating activity which included higher revenues and lower expenses. Additionally, the increase was partially due to sources of cash related to lower prefunding of settlement arrangements.

        We anticipate funding operations throughout 2013 primarily with cash flows from operating activities and by closely managing discretionary capital and other spending; however, any shortfalls would be supplemented as necessary by borrowings against our revolving credit facility.

Cash flows from investing activities.

	Year Ended December 31,
Source/(use) (in millions)	2012	2011	2010
Current year acquisitions, net of cash acquired	$(32.9)	$(19.2)	$(1.8)
Contributions to equity method investments	(7.9)	(161.5)	(1.4)
Payments related to other businesses previously acquired	(4.4)	3.2	(1.4)
Proceeds from dispositions, net of expenses paid and cash disposed	—	1.7	21.2
Proceeds from sale of property and equipment	8.0	17.1	5.5
Additions to property and equipment	(193.1)	(202.9)	(210.1)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(177.2)	(201.9)	(159.6)
Other investing activities	10.4	4.9	18.4

Net cash used in investing activities	$(397.1)	$(558.6)	$(329.2)

        Acquisitions and dispositions.    We may finance acquisitions through a combination of internally generated funds, reinvestment of proceeds from asset sales, short-term borrowings and equity of our parent company. We may also consider using long-term borrowings subject to restrictions in our debt agreements. All acquisitions during the periods presented were funded from cash flows from operating activities or from the reinvestment of cash proceeds from the sale of other assets. Purchases of noncontrolling interests are classified as financing activities as noted below. Although we consider potential acquisitions from time to time, our plan for 2013 does not include funding of material acquisitions.

        In December 2012, we acquired 100% of Clover Network, Inc., a provider of payment network services for total consideration of $56.1 million. The transaction called for cash consideration of $36.1 million as well as a series of contingent payments based on the achievement of specified sales targets. These contingent payments are classified as purchase consideration if made to outside investors and compensation if made to current and future employees. As part of the purchase price we recorded a $20 million liability for the contingent consideration due to outside investors based upon the net present value of our estimate of the future payments.

        In the fourth quarter of 2011, we funded $160 million to one of our merchant alliance partners for referrals from bank branches contributed to the alliance as called for by the agreement that extended the term of the alliance in 2008.

        During 2010, proceeds from dispositions related most significantly to the receipt of a contingent payment associated with our sale of a merchant acquiring business in Canada in the fourth quarter of 2009.

        We continue to manage our portfolio of businesses and evaluate the possible divestiture of businesses that do not match our long-term growth objectives. For a more detailed discussion on acquisitions and dispositions in 2012, 2011 and 2010 refer to Note 3 to our Audited Consolidated Financial Statements included elsewhere in this prospectus.

        Capital expenditures.    Capital expenditures are estimated to be approximately $425 to $475 million in 2013 and are expected to be funded by cash flows from operations. If, however, cash flows from operating activities are insufficient, we will decrease our discretionary capital expenditures or utilize our revolving credit facility.

        During the periods presented, net proceeds were received for the sale of certain assets, including buildings and equipment in 2011.

        Other investing activities.    The source of cash in 2010 related to a decrease in regulatory, restricted and escrow cash balances.

Cash flows from financing activities.

	Year Ended December 31,
Source/(use) (in millions)	2012	2011	2010
Short-term borrowings, net	$99.1	$(107.3)	$75.1
Accrued interest funded upon issuance of notes	6.5	—	—
Debt modification proceeds (payments) and related financing costs	10.8	(39.7)	(61.2)
Principal payments on long-term debt	(83.3)	(104.5)	(220.4)
Proceeds from sale-leaseback transactions	13.8	14.2	—
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests	(261.9)	(327.3)	(216.1)
Contributions from noncontrolling interests	—	0.8	—
Purchase of noncontrolling interests	(25.1)	—	(213.3)
Redemption of Parent's redeemable common stock	(1.7)	(0.5)	(2.5)
Cash dividends	(6.7)	(0.2)	(14.9)

Net cash used in financing activities	$(248.5)	$(564.5)	$(653.3)

        Short-term borrowings, net.    The cash activity related to short-term borrowings in 2012 and 2011 resulted primarily from net borrowings and paydowns on our international credit lines used principally to prefund settlement activity. In 2010, the cash activity related to short-term borrowings resulted primarily from net borrowings on our senior secured revolving credit facility.

        As of December 31, 2012, our senior secured revolving credit facility had commitments from financial institutions to provide $1,515.3 million of credit, $499.1 million of which is due to expire on September 24, 2013 with the remainder due to expire between June 24, 2015 and September 24, 2016. Besides the letters of credit discussed below, we had no amount outstanding against this facility as of December 31, 2012 and 2011. Therefore, as of December 31, 2012, $1,470.2 million remained available under this facility. Excluding the letters of credit, the maximum amount outstanding against this facility during 2012 was approximately $295 million while the average amount outstanding during 2012 was approximately $27 million.

        We utilize our revolving credit facility on a short-term basis to fund investing or operating activities when cash flows from operating activities are not sufficient. We believe the capacity under our senior secured revolving credit facility, both before and after the expiration of the commitments due to expire in 2013, will be sufficient to meet our short-term liquidity needs. Our senior secured revolving credit facility can be used for working capital and general corporate purposes.

        There are multiple institutions that have commitments under this facility with none representing more than approximately 14% of the remaining capacity.

        Debt modification proceeds (payments) and related financing costs.    Our debt modifications and amendments noted above were accounted for as modifications resulting in only the net effect of the transactions being reflected as a source or use of cash excluding certain fees included in our results of operations.

        During 2012, we received net cash proceeds of $10.8 million related to the 2012 debt modifications and offerings referred to above, a substantial portion of which were used to pay related expenses that were included in our results of operations.

        During the year ended December 31, 2011, we paid $18.6 million in fees related to the December 2010 debt exchange and $21.1 million in fees related to the April 2011 debt modification and amendments.

        We paid a net amount of $24.1 million in fees related to the August 2010 debt modification. We also paid a net amount of $37.1 million for costs incurred during the fourth quarter of 2010 related to the December 2010 debt exchange.

        Principal payments on long-term debt.    In conjunction with the debt modifications and amendments discussed above, proceeds from the issuance of new notes were used to prepay portions of the principal balances of our senior secured term loans which satisfied the future quarterly principal payments until September 2018. Prior to the modifications, during 2010, we made principal payments of $96.2 million related to our senior secured term loan facility.

        During 2011 and 2010, we paid notes that came due totaling $32.6 million and $13.1 million, respectively. In addition, we paid $34.1 million in debt restructuring fees in 2010.

        Payments for capital leases totaled $80.2 million, $71.9 million and $76.9 million for 2012, 2011 and 2010, respectively.

        As of March 19, 2013, our long-term corporate family rating from Moody's was B3 (stable). The long-term local issuer credit rating from Standard and Poor's was B (stable). The long-term issuer default rating from Fitch was B (stable). Our current level of debt may impair our ability to get additional funding beyond our revolving credit facility if needed.

        Proceeds from sale-leaseback transactions.    We may, from time to time, enter into sale-leaseback transactions as a means of financing previously or recently acquired fixed assets, primarily equipment.

        Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests.    Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests primarily represent distributions of earnings. The activity in all periods presented was primarily the result of distributions associated with the BAMS alliance including an incremental distribution in 2011 of approximately $64 million related to both working capital initiatives and an extra quarterly distribution due to a change in the timing of such distributions.

        Purchase of noncontrolling interest.    In April 2012, we acquired the remaining approximately 30 percent noncontrolling interest in Omnipay, a provider of card and electronic payment processing services to merchant acquiring banks, for approximately 37.1 million euro, of which 19.0 million euro ($25.1 million) was paid in April 2012 with the remainder to be paid in April 2013. The use of cash in 2010 relates to the redemption amount paid to the third-party investor to redeem our interest in the BAMS alliance.

        Cash dividends.    We paid cash dividends to First Data Holdings Inc. in the periods presented.

Letters, lines of credit and other.

	Total Available(a)		Total Outstanding
	As of December 31,		As of December 31,
(in millions)	2012	2011	2012	2011
Letters of credit(b)	$500.0	$500.0	$45.1	$45.0
Lines of credit and other(c)	$346.0	$341.2	$177.2	$76.4

(a)
Total available without giving effect to amounts outstanding.

(b)
Up to $500 million of our senior secured revolving credit facility is available for letters of credit. Outstanding letters of credit are held in connection with lease arrangements, bankcard association agreements and other security agreements. The maximum amount of letters of credit outstanding during 2012 was approximately $52 million. All letters of credit expire prior to December 10, 2013 with a one-year renewal option. We expect to renew most of the letters of credit prior to expiration.

(c)
As of December 31, 2012, represents $216.0 million of committed lines of credit as well as certain uncommitted lines of credit and other agreements that are available in various currencies to fund settlement and other activity for our international operations. We cannot use these lines of credit for general corporate purposes. Certain of these arrangements are uncommitted but, as of the dates presented, we had borrowings outstanding against them.

        In the event one or more of the aforementioned lines of credit becomes unavailable, we will utilize our existing cash, cash flows from operating activities or our revolving credit facility to meet our liquidity needs.

        Significant non-cash transactions.    During 2011 and 2010, the principal amount of our senior notes due 2015 increased by $73.1 million and $362.5 million, respectively, resulting from the "payment" of accrued interest expense. The decrease in the amount of interest expense accrued during 2011 is due to the December 2010 exchange of notes discussed below. The terms of our senior unsecured notes due 2015 require interest to be paid in cash for all periods after October 1, 2011.

        In December 2011, we exchanged substantially all of our aggregate principal amounts of $3.0 billion of our 12.625% senior notes due 2021 for publicly tradable notes having substantially identical terms and guarantees, except that the exchange notes will be freely tradable.

        In December 2010, we exchanged $3.0 billion of our 9.875% senior notes due 2015 and $3.0 billion of our 10.550% senior PIK notes due 2015 for $2.0 billion of 8.25% senior second lien notes due 2021, $1.0 billion of 8.75%/10.00% PIK toggle senior second lien notes due 2022 and $3.0 billion of 12.625% senior notes due 2021.

        There were no expenditures, other than professional fees, or receipts of cash associated with the registration statement or exchange offer described above.

        During 2012, 2011 and 2010, we entered into capital leases, net of trade-ins, totaling approximately $55 million, $106 million and $65 million, respectively.

        As discussed above, we acquired 100% of Clover Network, Inc. and recorded a $20 million liability for the contingent consideration due to outside investors based upon the net present value of our estimate of the future payments.

        Also discussed above, we acquired the remaining approximately 30 percent noncontrolling interest in Omnipay for approximately 37.1 million euro, of which 19.0 million euro ($25.1 million) was paid in April 2012 with the remainder to be paid in April 2013.

        In November 2011, we contributed the assets of our transportation business to an alliance in exchange for a 30% noncontrolling interest in the alliance. Refer to Note 18 to our Audited Consolidated Financial Statements included elsewhere in this prospectus.

        Guarantees and covenants.    All obligations under the senior secured revolving credit facility and senior secured term loan facility are unconditionally guaranteed by substantially all of our existing and future, direct and indirect, wholly owned, material domestic subsidiaries other than IPS. The senior secured facilities contain a number of covenants that, among other things, restrict our ability to incur additional indebtedness; create liens; enter into sale-leaseback transactions; engage in mergers or consolidations; sell or transfer assets; pay dividends and distributions or repurchase our or our parent company's capital stock; make investments, loans or advances; prepay certain indebtedness; make certain acquisitions; engage in certain transactions with affiliates; amend material agreements governing certain indebtedness; and change our lines of business. The senior secured facilities also require us to not exceed a maximum senior secured leverage ratio and contain certain customary affirmative covenants and events of default, including a change of control. The senior secured term loan facility also requires mandatory prepayments based on a percentage of excess cash flow we generated.

        All obligations under the senior secured notes, senior second lien notes, PIK toggle senior second lien notes, senior notes and senior subordinated notes are similarly guaranteed in accordance with their terms by each of our domestic subsidiaries that guarantee obligations under our senior secured term loan facility described above. These notes and facilities also contain a number of covenants similar to those described for the senior secured obligations noted above. We are in compliance with all applicable covenants as of December 31, 2012 and anticipate we will remain in compliance in future periods.

        Although all of the above described indebtedness contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to numerous qualifications and exceptions, including the ability to incur indebtedness in connection with our settlement operations. We believe that the indebtedness that can be incurred under these exceptions as well as additional credit under the existing senior secured revolving credit facility are sufficient to satisfy our intermediate and long-term needs.

        Covenant compliance.    Under the senior secured revolving credit and term loan facilities, certain limitations, restrictions and defaults could occur if we are not able to satisfy and remain in compliance with specified financial ratios. We have agreed that we will not permit the Consolidated Senior Secured Debt to Consolidated EBITDA (both as defined in the agreement) Ratio for any 12 month period (last four fiscal quarters) ending during a period set forth below to be greater than the ratio set forth below opposite such period:

Period	Ratio
October 1, 2012 to September 30, 2013	6.25 to 1.00
Thereafter	6.00 to 1.00

        The breach of this covenant could result in a default under the senior secured revolving credit facility and the senior secured term loan credit facility and the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration could also result in a default under the indentures for the senior secured notes, senior second lien notes, PIK toggle senior second lien notes, senior notes and senior subordinated notes. As of December 31, 2012, we were in compliance with this covenant with Consolidated Senior Secured Debt of $11,985.1 million, Consolidated EBITDA of $2,913.8 million and a Ratio of 4.11 to 1.00.

        In determining Consolidated EBITDA, EBITDA is calculated by reference to net income (loss) from continuing operations plus interest and other financing costs, net, provision for income taxes, and depreciation and amortization. Consolidated EBITDA as defined in the agreements (also referred to as debt covenant EBITDA) is calculated by adjusting EBITDA to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures and the credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Consolidated EBITDA are appropriate to provide additional information to investors to demonstrate our ability to comply with its financing covenants.

        The calculation of Consolidated EBITDA under our senior secured term loan facility is as follows:

(in millions)	Last Twelve Months Ended December 31, 2012
Net loss attributable to First Data Corporation	$(700.9)
Interest expense, net(1)	1,889.0
Income tax benefit	(224.0)
Depreciation and amortization(2)	1,330.9

EBITDA(15)	2,295.0
Stock based compensation(3)	11.8
Restructuring, net(4)	37.7
Derivative financial instruments (gains) and losses(5)	91.3
Official check and money order EBITDA(6)	(6.4)
Cost of alliance conversions and other technology initiatives(7)	79.9
KKR related items(8)	21.3
Debt issuance costs(9)	13.7
Projected near-term cost savings and revenue enhancements(10)	151.0
Net income attributable to noncontrolling interests and redeemable noncontrolling interests(11)	173.6
Equity entities taxes, depreciation and amortization(12)	15.0
Impairments(13)	22.1
Other(14)	7.8

Consolidated EBITDA(15)	$2,913.8

(1)
Includes interest expense and interest income.

(2)
Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within "Transaction and processing service fees" of $44.5 million and amortization related to equity method investments, which is netted within the "Equity earnings in affiliates" line of $94.8 million.

(3)
Stock based compensation recognized as expense.

(4)
Restructuring charges in connection with management's alignment of the business with strategic objectives and employee reduction and certain employee relocation efforts in Germany.

(5)
Represents fair market value adjustments for cross currency swaps and interest rate swaps that are not designated as accounting hedges.

(6)
Represents an adjustment to exclude the official check and money order businesses from EBITDA due to our wind down of these businesses.

(7)
Represents costs directly associated with the termination of the Chase Paymentech alliance, expenses related to us taking over operations of Banc of America N.A.'s legacy settlement platform in connection with the Banc of America Merchant Services alliance and conversion of certain BAMS merchants onto First Data platforms, all of which are considered business optimization projects, and other technology initiatives.

(8)
Represents KKR annual sponsorship fees for management, consulting, financial and other advisory services.

(9)
Debt issuance costs represent non-capitalized costs associated with issuing debt and modifying our debt structure.

(10)
Reflects cost savings and revenue enhancements projected to be realized as a result of specific actions as if they were achieved on the first day of the period. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 7, the BAMS alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.

(11)
Net income attributable to noncontrolling interests and redeemable noncontrolling interests in restricted subsidiaries.

(12)
Represents our proportional share of income taxes, depreciation and amortization on equity method investments.

(13)
Represents impairment of certain equipment, land and a building.

(14)
Includes items such as litigation and regulatory settlements, investment gains and losses, non-operating foreign currency gains and losses and other as applicable to the period presented.

(15)
EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management's discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that we do not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 10 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests and redeemable noncontrolling interests of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing our senior unsecured debt and/or senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing our senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

  Off-balance sheet arrangements

          During 2012, 2011 and 2010, we did not engage in any off-balance sheet financing activities other than those included in the "Contractual obligations" discussion below and those reflected in Note 11 to our Audited Consolidated Financial Statements included elsewhere in this prospectus.

  Contractual obligations

          Our contractual obligations as of December 31, 2012 are as follows:

	Payments Due by Period
(in millions)	Total	Less than 1 year	1 - 3 years	4 - 5 years	After 5 years
Borrowings(a)	$34,012.8	$1,982.5	$5,362.9	$7,878.2	$18,789.2
Capital lease obligations(b)	145.2	71.7	65.9	7.6	—
Operating leases	293.3	57.3	84.9	61.2	89.9
Pension plan contributions(c)	147.3	42.4	64.6	40.3	—
Purchase obligations(d):
Technology and telecommunications(e)	1,496.2	768.1	411.8	116.8	199.5
All other(f)	521.5	119.2	128.7	119.2	154.4
Other long-term liabilities	131.4	10.8	42.1	75.6	2.9

	$36,747.7	$3,052.0	$6,160.9	$8,298.9	$19,235.9

(a)
Includes future principal and cash interest payments on long-term borrowings through scheduled maturity dates. Includes $992.7 million of PIK toggle notes for which it is assumed we will pay interest in cash. Also includes $4.1 billion of variable rate debt (including the impact of interest rate swaps). Borrowings and interest rate swaps are discussed in Note 8 and Note 6, respectively, to our Audited Consolidated Financial Statements included elsewhere in this prospectus. Interest payments for the variable rate debt and the associated interest rate swaps were calculated using interest rates as of December 31, 2012.

(b)
Represents future payments on existing capital leases, including interest expense, through scheduled expiration dates.

(c)
Includes future pension plan contributions for all plans in 2013 and future contractual commitments for the United Kingdom ("U.K.") plan through 2017 which are subject to change. The amount of pension plan contributions depends upon various factors that cannot be accurately estimated beyond a one-year time frame other than the U.K. plan.

(d)
Many of our contracts contain clauses that allow us to terminate the contract with notice, and with or without a termination penalty. Termination penalties are generally an amount less than the original obligation. Certain contracts also have an automatic renewal clause if we do not provide written notification of our intent to terminate the contract. Obligations under certain contracts are usage-based and are, therefore, estimated in the above amounts. Historically, we have not had any significant defaults of our contractual obligations or incurred significant penalties for termination of our contractual obligations.

(e)
Technology and telecommunications represents obligations related to hardware purchases, including purchases of ATMs and terminals, as well as software licenses, hardware and software maintenance and support, technical consulting services and telecommunications services.

(f)
Other includes obligations related to materials, data, non-technical contract services, facility security, investor management fees, maintenance and marketing promotions.

        As of December 31, 2012, we had approximately $317 million of tax contingencies comprised of approximately $279 million reported in long-term income taxes payable in the "Other long-term liabilities" line of the Consolidated Balance Sheets, including approximately $4 million of income tax liabilities for which Western Union is required to indemnify us, and approximately $38 million recorded as an increase of our deferred tax liability. Timing of tax payments is dependent upon various factors which cannot be reasonably estimated at this time.

        In February 2013, as discussed in Note 8 to our Audited Consolidated Financial Statements included elsewhere in this prospectus, we issued $785 million aggregate principal amount of 11.25% senior unsecured notes due January 15, 2021. The proceeds from the offering were used to repurchase our outstanding 10.55% senior unsecured notes and pay related fees and expenses. Additionally, in February 2013, we entered into a Joinder Agreement relating to our credit agreement, pursuant to which we incurred $258 million in new term loans maturing on September 24, 2018. The net cash proceeds from the new term loans were used to repay all of our outstanding term loan borrowings maturing in 2014 and to pay related fees and expenses.

        The combined effect of these events did not materially impact the total amount of our outstanding obligations but increased future interest payments and extended the maturity of $0.3 billion of obligations from 2014 to 2018 and $0.8 billion of obligations from 2015 to 2021.

Critical Accounting Policies

        Stock-based compensation.    We have a stock incentive plan for certain of our and our affiliates' management employees ("stock plan"). This stock plan is at the Holdings level which owns 100% of our equity interests. The stock plan provides the opportunity for certain management employees to purchase shares in Holdings and then receive a number of stock options or restricted stock based on a multiple of their investment in such shares. The plan also allows us to award shares and options to certain management employees. We record the expense associated with this plan. We use the Black-Scholes option pricing model to measure the fair value of stock option awards. We chose the Black-Scholes model based on our experience with the model and the determination that the model could be used to provide a reasonable estimate of the fair value of awards with terms such as those issued by Holdings. Option-pricing models require estimates of a number of key valuation inputs including expected volatility, expected dividend yield, expected term and risk-free interest rate. Certain of these inputs are more subjective due to Holdings being privately held and thus not having objective historical or public information. The most subjective inputs are the expected term, expected volatility and determination of share value. The expected term is determined using probability weighted expectations and expected volatility is determined using a selected group of guideline companies as surrogates for Holdings.

        On a quarterly basis, we estimate the fair value of Holdings common stock. Periodically, a third-party valuation firm provides assistance with certain key assumptions and performs calculations using the valuation methods discussed below. All key assumptions and valuations were determined by and are the responsibility of management. We rely on the results of a discounted cash flow analysis but also consider the results of a market approach. The discounted cash flow analysis is dependent on a number of significant management assumptions regarding our and Holdings' expected future financial results as well as upon estimates of an appropriate cost of capital. A sensitivity analysis is performed in order to establish a narrow range of estimated fair values for the shares of Holdings common stock. The market approach consists of identifying a set of guideline public companies.

        Multiples of historical and projected EBITDA determined based on the guideline companies is applied to Holdings' EBITDA in order to establish a range of estimated fair value for the shares of Holdings common stock. We consider the results of both of these approaches, placing primary reliance on the discounted cash flow analysis. The concluded range of fair values is also compared to the value determined by the Board of Directors for use in transactions, including stock sales and repurchases. After considering all of these estimates of fair value, we then determine a single estimated fair value of the stock to be used in accounting for stock-based compensation.

        During the years ended December 31, 2012, 2011 and 2010, time-based options were granted under the stock plan and during the years ended December 31, 2011 and 2010, performance-based options were granted under the stock plan. The time options and performance options have a contractual term of 10 years. Time options vest equally over a three to five year period from the date of issuance and performance options vest based upon us achieving certain EBITDA targets. The options also have certain accelerated vesting provisions upon a change in control, a qualified public offering, or certain termination events.

        The assumptions used in estimating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, stock-based compensation expense could be different in the future.

        Refer to Note 13 to the Audited Consolidated Financial Statements included elsewhere in this prospectus for details regarding our stock-based compensation plan.

        Reserve for merchant credit losses and check guarantees.    With respect to the merchant acquiring business, our merchant customers (or those of our unconsolidated alliances) have the liability for any charges properly reversed by the cardholder. In the event, however, that we are not able to collect such amounts from the merchants due to merchant fraud, insolvency, bankruptcy or another reason, we may be liable for any such reversed charges. Our risk in this area primarily relates to situations where the cardholder has purchased goods or services to be delivered in the future such as airline tickets.

        Our obligation to stand ready to perform is minimal in relation to the total dollar volume processed. We require cash deposits, guarantees, letters of credit or other types of collateral from certain merchants to minimize this obligation. Collateral held by us is classified within "Settlement assets" and the obligation to repay the collateral if it is not needed is classified within "Settlement obligations" on our Consolidated Balance Sheets. The amounts of collateral held by us and our unconsolidated alliances are as follows:

	As of December 31,
(in millions)	2012	2011
Cash and cash equivalents collateral	$470.0	$473.2
Collateral in the form of letters of credit	120.9	112.5

Total collateral	$590.9	$585.7

        We also utilize a number of systems and procedures to manage merchant risk. Despite these efforts, we historically have experienced some level of losses due to merchant defaults.

        Our contingent obligation relates to imprecision in our estimates of required collateral. A provision for this obligation is recorded based primarily on historical experience of credit losses and other relevant factors such as economic downturns or increases in merchant fraud. Merchant credit losses are included in "Cost of services" in our Consolidated Statements of Operations. The following table presents the aggregate merchant credit losses incurred compared to total dollar volumes processed:

	Year Ended December 31,
	2012	2011	2010
FDC and consolidated and unconsolidated alliances credit losses (in millions)	$50.0	$63.6	$78.2
FDC and consolidated alliances credit losses (in millions)	$43.3	$54.3	$71.3
Total dollar volume acquired (in billions)	$1,725.4	$1,643.2	$1,520.4

        The reserve recorded on our Consolidated Balance Sheets only relates to the business conducted by our consolidated subsidiaries. The reserve for unconsolidated alliances is recorded only in the alliances' respective financial statements. We have not recorded any reserve for estimated losses in excess of reserves recorded by the unconsolidated alliances nor have we identified needs to do so. The following table presents the aggregate merchant credit loss reserves:

	As of December 31,
(in millions)	2012	2011
FDC and consolidated and unconsolidated alliances merchant credit loss reserves	$26.1	$35.5
FDC and consolidated alliances merchant credit loss reserves	$23.4	$31.6

        The credit loss reserves, both for the unconsolidated alliances and us, are comprised of amounts for known losses and a provision for losses incurred but not reported ("IBNR"). These reserves primarily are determined by performing a historical analysis of chargeback loss experience. Other factors are considered that could affect that experience in the future. Such items include the general economy and economic challenges in a specific industry or those affecting certain types of clients. Once these factors are considered, we or the unconsolidated alliance establishes a rate (percentage) that is calculated by dividing the expected chargeback (credit) losses by dollar volume processed. This rate is then applied against the dollar volume processed each month and charged against earnings. The resulting reserve balance is then compared to requirements for known losses and estimates for IBNR items. Historically, this estimation process has proven to be materially accurate and we believe the recorded reserve approximates the fair value of the contingent obligation.

        The majority of the TeleCheck Services, Inc. ("TeleCheck") business involves the guarantee of checks received by merchants. If the check is returned, TeleCheck is required to purchase the check from the merchant at its face value and pursue collection from the check writer. A provision for estimated check returns, net of anticipated recoveries, is recorded at the transaction inception based on recent history. The following table presents the accrued warranty and recovery balances:

	As of December 31,
(in millions)	2012	2011
Accrued warranty balances	$10.9	$11.4
Accrued recovery balances	$24.8	$26.8

        Accrued warranties are included in "Other current liabilities" and accrued recoveries are included in "Accounts receivable" in the Consolidated Balance Sheets.

        We established an incremental liability (and deferred revenue) for the fair value of the check guarantee. The liability is relieved and revenue is recognized when the check clears, is presented to TeleCheck, or the guarantee period expires. The majority of the guarantees are settled within 30 days. The incremental liability was approximately $1.1 million and $1.3 million as of December 31, 2012 and 2011, respectively. The following table details the check guarantees of TeleCheck.

	Year Ended December 31,
	2012	2011	2010
Aggregate face value of guaranteed checks (in billions)	$42.9	$45.6	$47.6
Aggregate amount of checks presented for warranty (in millions)	$318.8	$351.8	$405.3
Warranty losses net of recoveries (in millions)	$75.9	$85.1	$110.8

        The maximum potential future payments under the guarantees were estimated by us to be approximately $1.3 billion as of December 31, 2012 which represented an estimate of the total uncleared checks at that time.

        Income taxes.    The determination of our provision for income taxes requires management's judgment in the use of estimates and the interpretation and application of complex tax laws. Judgment is also required in assessing the timing and amounts of deductible and taxable items. We established contingency reserves for material, known tax exposures relating to deductions, transactions and other matters involving some uncertainty as to the proper tax treatment of the item. Our reserves reflect our judgment as to the resolution of the issues involved if subject to judicial review. Several years may elapse before a particular matter, for which we have established a reserve, is audited and finally resolved or clarified. While we believe that our reserves are adequate to cover reasonably expected tax risks, issues raised by a tax authority may be finally resolved at an amount different than the related reserve. Such differences could materially increase or decrease our income tax provision in the current and/or future periods. When facts and circumstances change (including a resolution of an issue or statute of limitations expiration), these reserves are adjusted through the provision for income taxes in the period of change. As the result of interest and amortization expenses that we incur, we are currently in a tax net operating loss position. Judgment is required to determine whether some portion or all of the deferred tax assets will not be realized. To the extent we determine that we will not realize the benefit of some or all of our deferred tax assets, then these assets will be adjusted through our provision for income taxes in the period in which this determination is made. Refer to Note 17 to our Audited Consolidated Financial Statements included elsewhere in this prospectus for additional information regarding our income tax provision.

        Estimating fair value.    We have investment securities and derivative financial instruments that are carried at fair value.

        Fair value is defined by accounting guidance as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Our approach to estimating the fair value of our financial instruments varies depending upon the nature of the instrument. In estimating fair values for investment securities and derivative financial instruments, we believe that third-party market prices are the best evidence of exit price and where available, base our estimates on such prices. If such prices are unavailable for the instruments we hold, fair values are estimated using market prices of similar instruments, third-party broker quotes or a probability weighted discounted cash flow analysis. Where observable market data is unavailable or impracticable to obtain, the valuation involves substantial judgment by us. All key assumptions and valuations are the responsibility of management. Refer to Note 7 to our Audited Consolidated

Financial Statements included elsewhere in this prospectus for additional information regarding our Fair Value Measurements.

        Investment securities.    Due to the lack of observable market activity for the SLARS we held, the valuation of the SLARS is highly judgmental. We, with the assistance of a third-party valuation firm, made certain assumptions, primarily relating to estimating probabilities of certain outcomes for the securities we held and assessing the risk factors inherent in each. All key assumptions and valuations were determined by and are the responsibility of management. The securities were valued using an income approach based on a probability weighted discounted cash flow. We considered each security's key terms including date of issuance, date of maturity, auction intervals, scheduled auction dates, maximum auction rates, as well as underlying collateral, ratings, and guarantees or insurance. Substantially all SLARS we held have collateral backed by the Federal Family Education Loan Program ("FFELP"). The probabilities of a successful auction or repurchase at par, or default by the issuer for each future period were forecasted. Default recovery rates were forecasted. We assumed that the issuers will continue to pay maximum interest rates on the securities until the event of either a successful auction or repurchase by the issuer, at par. To determine the fair value of each security, the weighted average cash flows for each period were discounted back to present value at the determined discount rate for each security. The discount rates used in the valuation were a combination of the liquidity risk premium assigned to the security (which ranged from 3.5% to 4.5%) plus the treasury strip yield (zero coupon treasury bond) for the individual period for which a cash flow was being discounted. The liquidity risk premiums on the SLARS have decreased by 50 basis points from December 31, 2011 due to decreasing spreads on asset backed and municipal securities and successful auction rate security transactions. A 50 basis point change in liquidity risk premium, as well as slight changes in other unobservable inputs including default probability and default recovery rate assumptions and the probability of an issuer call prior to maturity, would impact the value of the SLARS by approximately $1 million.

        As of December 31, 2012 and 2011, we also held investments in short-term debt securities. Many of these securities are considered cash equivalents. Prices for these securities are not quoted on active exchanges but are priced through an independent third-party pricing service based on quotations from market-makers in the specific instruments or, where appropriate, other market inputs including interest rates, benchmark yields, reported trades, issuer spreads, two sided markets, benchmark securities, bids, offers, and reference data. In certain instances, amortized cost is considered an appropriate approximation of market value. Other investments are valued based upon either quoted prices from active exchanges or available third-party broker quotes.

        Changes in fair value of investment securities are recorded through OCI component of equity with the exception of investment partnerships which are recorded through "Investment income" in the Consolidated Statements of Operations. Regardless of investment type, declines in the fair value of the investments are reviewed to determine whether they are other than temporary in nature. Absent any other indications of a decline in value being temporary in nature, our policy is to treat a decline in an equity investment's quoted market price that has lasted for more than six months as an other-than-temporary decline in value. For equity securities, declines in value that are judged to be other than temporary in nature are recognized in the Consolidated Statements of Operations. For debt securities, when we intend to sell an impaired debt security or it is more likely than not it will be required to sell prior to recovery of its amortized cost basis, an other-than-temporary-impairment ("OTTI") has occurred. The impairment is recognized in earnings equal to the entire difference between the debt security's amortized cost basis and its fair value. When we do not intend to sell an impaired debt security and it is not more likely than not it will be required to sell prior to recovery of its amortized cost basis, we assess whether we will recover our amortized cost basis. If the entire amortized cost will not be recovered, a credit loss exists resulting in the credit loss portion of the OTTI being recognized in earnings and the amount related to all other factors recognized in OCI. Refer to

Note 7 to our Audited Consolidated Financial Statements included elsewhere in this prospectus for additional information regarding our Fair Value Measurements.

        Derivative financial instruments.    We use derivative financial instruments to enhance our ability to manage our exposure to certain financial and market risks, primarily those related to changes in interest rates and foreign currency exchange rates. Interest rate swaps are entered into to manage interest rate risk associated with our variable-rate borrowings. Cross-currency swaps for various foreign currencies are entered into to manage foreign currency exchange risk associated with our initial investments in certain foreign subsidiaries or certain intercompany loans to foreign subsidiaries. Forward contracts on various foreign currencies are entered into to manage foreign currency exchange risk associated with our forecasted foreign currency denominated sales or purchases. Our policy is to minimize our cash flow and net investment exposures related to adverse changes in interest rates and foreign currency exchange rates. Our objective is to engage in risk management strategies that provide adequate downside protection.

        Derivative financial instruments are entered into for periods consistent with related underlying exposures and do not constitute positions independent of those exposures. We apply strict policies to manage each of these risks, including prohibition against derivatives trading, derivatives market-making or any other speculative activities. Although certain derivatives do not qualify for hedge accounting, they are entered into for economic hedge purposes and are not considered speculative. We are monitoring the financial stability of our derivative counterparties.

        We designated interest rate swaps as cash flow hedges of forecasted interest rate payments related to our variable rate borrowings and certain of the cross-currency swaps as foreign currency hedges of our net investment in a foreign subsidiary. During 2012, 2011 and 2010, certain of our interest rate swaps previously designated as hedges for accounting purposes ceased to be highly effective and we discontinued hedge accounting for the affected derivatives. Additionally, certain other interest rate swaps, cross-currency swaps and forward contracts on various foreign currencies did not qualify or were not designated as accounting hedges and did not receive hedge accounting treatment.

        Derivative financial instruments are recognized in our Consolidated Balance Sheets at their fair value. Our derivatives are not exchange listed and therefore the estimated fair value of derivative financial instruments is modeled in Bloomberg using the Bloomberg reported market data and the actual terms of the derivative contracts. These models reflect the contractual terms of the derivatives, such as notional value and expiration date, as well as market-based observable inputs including interest and foreign currency exchange rates, yield curves and the credit quality of the counterparties along with our creditworthiness in order to appropriately reflect non-performance risk. Our counterparties also provide us with the indicative fair values of our derivative instruments which it compares to the results obtained using Bloomberg software. Considering Bloomberg software is a widely accepted financial modeling tool and there is limited visibility to the preparation of the third-party quotes, we choose to rely on the Bloomberg software in estimating the fair value of our derivative financial instruments. Inputs to the derivative pricing models are generally observable and do not contain a high level of subjectivity. While we believe our estimates result in a reasonable reflection of the fair value of these instruments, the estimated values may not be representative of actual values that could have been realized as of December 31, 2012 or that will be realized in the future. All key assumptions and valuations are the responsibility of management.

        With respect to derivative financial instruments that are afforded hedge accounting, the effective portion of changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge is recorded in OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The effective portion of changes in the fair value of a net investment hedge is recorded as part of the cumulative translation adjustment in OCI. Any ineffectiveness associated with the aforementioned derivative financial instruments as well as the periodic change in the mark-to-market of the derivative financial instruments not designated as accounting hedges are recorded immediately in "Other income (expense)" in the Consolidated Statements of Operations. Refer to Note 6 to our Audited Consolidated Financial Statements included elsewhere in this prospectus for additional information regarding our derivatives.

        Intangible assets.    We capitalize initial payments for new contracts, contract renewals and conversion costs associated with customer contracts and system development costs. Capitalization of such costs is subject to strict accounting policy criteria and requires management judgment as to the appropriate time to initiate capitalization. Capitalization of initial payments for contracts and conversion costs only occurs when management is satisfied that such costs are recoverable through future operations, contractual minimums and/or penalties in case of early termination.

        Our accounting policy is to limit the amount of capitalized costs for a given contract to the lesser of the estimated ongoing future cash flows from the contract or the termination fees we would receive in the event of early termination of the contract by the customer. Our entitlement to termination fees may, however, be subject to challenge if a customer were to allege that we were in breach of contract. This entitlement is also subject to the customer's ability to pay.

        We develop software that is used in providing processing services to customers. To a lesser extent, we also develop software to be sold or licensed to customers. Capitalization of internally developed software, primarily associated with operating platforms, occurs only upon management's estimation that the likelihood of successful development and implementation reaches a probable level. Currently unforeseen circumstances in software development could require us to implement alternative plans with respect to a particular effort, which could result in the impairment of previously capitalized software development costs.

        In addition to the internally generated intangible assets discussed above, we also acquire intangible assets through business combinations and asset acquisitions. In these transactions, we typically acquire and recognize intangible assets such as customer relationships, software, and trade names. Acquired customer relationships consist of customer contracts that are within their initial terms as well as those in renewal status. The amounts recorded for these relationships include both the value of remaining contractual terms and the value of potential future renewals. These relationships are with customers such as merchants and financial institutions.

        In a business combination, each intangible asset is recorded at its fair value. In an asset acquisition, the cost of the acquisition is allocated among the acquired assets, generally by their relative fair values. We generally estimate the fair value of acquired intangible assets using the excess earnings method, royalty savings method, or cost savings method, all of which are a form of a discounted cash flow analysis. These estimates require various assumptions about the future cash flows associated with the assets, appropriate costs of capital and other inputs such as an appropriate royalty rate. Changes to these estimates would materially impact the value assigned to the assets as well as the amounts subsequently recorded as amortization expense.

        We test contract and conversion costs greater than $1 million for recoverability on an annual basis by comparing the remaining expected undiscounted cash flows under the contract to the net book value. Any assets that are determined to be unrecoverable are written down to fair value. This analysis requires significant assumptions regarding the future profitability of the customer contract during its remaining term. Additionally, contracts, conversion costs and all other long lived assets (including customer relationships) are tested for impairment upon an indicator of potential impairment. Such indicators include, but are not limited to: a current period operating or cash flow loss associated with the use of an asset or asset group, combined with a history of such losses and/or a forecast anticipating continued losses; a significant adverse change in the business, legal climate, market price of an asset or manner in which an asset is being used; an accumulation of costs for a project significantly in excess of the amount originally expected; or an expectation that an asset will be sold or otherwise disposed of at a loss.

        Goodwill.    Goodwill represents the excess of cost over the fair value of net assets acquired, including identifiable intangible assets, and has been allocated to reporting units. Our reporting units are businesses at the operating segment level or one level below the operating segment level for which discrete financial information is prepared and regularly reviewed by management.

        We test goodwill annually for impairment, as well as upon an indicator of impairment, using a fair value approach at the reporting unit level. In 2011, we adopted new accounting guidance that provides the option of first assessing qualitative factors to determine whether events and circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that the fair value is more likely than not greater than the carrying amount then the two-step impairment test is unnecessary. After performing a qualitative assessment, we proceeded to step one of our 2011 and 2012 impairment tests. In step one of the impairment test, we estimate the fair value of each reporting unit using a discounted cash flow analysis. We believe that this methodology provides us with a reasonable estimate of each reporting unit's fair value. The estimate of fair value requires various assumptions about a reporting unit's future financial results and cost of capital. We determine the cost of capital for each reporting unit giving consideration to a number of factors including the discount rates estimated by a third-party valuation firm. All key assumptions and valuations are determined by and are the responsibility of management. If it is determined that the fair value of the reporting unit is less than its carrying value, we proceed to step two of the impairment test which requires us to estimate the fair value of all of the reporting unit's assets and liabilities and calculate an implied fair value of goodwill, which is the difference between the reporting unit's fair value and the fair value of all its other assets and liabilities. If the implied fair value of goodwill is less than its carrying value, the shortfall is recognized as an impairment. The methodology for estimating fair value in step two varies by asset; however, the most significant assets are intangible assets. We estimate the fair value of the intangible assets using the excess earnings method, royalty savings method, or cost savings method, all of which are a form of a discounted cash flow analysis. An impairment charge of a reporting unit's goodwill could have a material adverse effect on our financial results. Changes in the underlying business and economic conditions could affect these estimates used in the analysis discussed above, which in turn could affect the fair value of the reporting unit. Thus, it is possible for reporting units that record impairments to record additional impairments in the future.

        We did not record any goodwill impairment charges in 2011 or 2010. As of October 1, 2012, the most recent impairment analysis date, the fair value of each reporting unit substantially exceeded its carrying value. As of December 31, 2012, these balances had not materially changed.

        Discussion of impairments that were recorded is included in Note 7 to our Audited Consolidated Financial Statements included elsewhere in this prospectus.

        Transactions with related parties.    A substantial portion of our business within the Retail and Alliance Services and International segments is conducted through merchant alliances. Merchant alliances are alliances between us and financial institutions. If we have majority ownership and management control over an alliance, then the alliance's financial statements are consolidated with ours and the related processing fees are treated as an intercompany transaction and eliminated upon consolidation. If we do not have a controlling ownership interest in an alliance, we use the equity method of accounting to account for our investment in the alliance. As a result, our consolidated revenues include processing fees charged to alliances accounted for under the equity method. None of our directors or officers have ownership interests in any of the alliances. The formation of each of these alliances generally involves us and the bank contributing contractual merchant relationships to the alliance and a cash payment from one owner to the other to achieve the desired ownership percentage for each. We and the bank contract a long-term processing service agreement as part of the negotiation process. This agreement governs our provision of transaction processing services to the alliance.

        We negotiate all agreements with the alliance banks. Therefore, all transactions between us and our alliances were conducted at arm's length; nevertheless, accounting guidance defines a transaction between us and an equity method investee as a related party transaction requiring separate disclosure in our financial statements. Accordingly, the revenue associated with these related party transactions are presented on the face of the Consolidated Statements of Operations.

        All members of our Board of Directors are affiliated with KKR. In addition, we have a management agreement with affiliates of KKR pursuant to which such entities or their affiliates provide us management services. Pursuant to such agreement, we pay an aggregate annual base management fee and reimburse out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement. The agreement provides that we will pay fees in connection with certain subsequent financing, acquisition, disposition and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the management agreement, in the event of an initial public offering or under certain other circumstances. The agreement also includes customary exculpation and indemnification provisions in favor of KKR and its affiliates. We also paid fees to an affiliate of KKR for services in extending maturities under our senior secured lending facility and issuing new secured notes.

        Refer to Note 10 to our Audited Consolidated Financial Statements included elsewhere in this prospectus for additional information regarding transactions with related parties.

New Accounting Guidance

        In March 2013, the Financial Accounting Standards Board issued guidance that resolves diversity in practice as to when to release the cumulative translation adjustment into net income when a parent ceases to have a controlling interest in a subsidiary within a foreign entity or sells a part or all of its investment in a foreign entity. The guidance also resolves diversity in the accounting for the cumulative translation adjustment in a business combination achieved in stages involving a foreign entity. We adopted the guidance as of January 1, 2013. Adoption did not have an impact on our financial position or results of operations.

        In July 2012, the Financial Accounting Standards Board issued guidance related to testing indefinite-lived intangibles for impairment. Under the amended guidance, an entity has the option of first assessing qualitative factors to determine whether events and circumstances indicate that it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. If it is determined that the fair value is more likely than not greater than the carrying amount, then quantitative impairment testing is unnecessary. We adopted the amendments for our 2012 annual impairment test. After performing a qualitative assessment, we proceeded to a quantitative impairment test.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

        We are exposed to market risk from changes in interest rates. Our assets include cash equivalents as well as both fixed and floating rate interest-bearing securities. These investments arise primarily from settlement funds we held pending settlement. The continued wind-down of the official check business resulted in a decrease in our investment portfolio balance during the year ended December 31, 2012.

        Our interest rate-sensitive liabilities are our debt instruments. Our senior secured term loan facility is subject to variable interest rates. We have interest rate swaps on $5.0 billion of the variable rate debt that convert it to fixed rates that expire in September 2016. In addition, we have a fixed to floating interest rate swap with a notional value of $750 million expiring in June 2019, to maintain our ratio of fixed to floating rate debt. Therefore, as of December 31, 2012, we had approximately $4.1 billion of variable rate debt that is not subject to a fixed rate swap and includes the fixed to floating interest rate swap.

        Using the December 31, 2012 balances, a 10% proportionate increase in short-term interest rates on an annualized basis compared to the interest rates as of December 31, 2012, which for the three month LIBOR was 0.3060%, and a corresponding and parallel shift in the remainder of the yield curve, would result in a decrease to pretax income of $0.5 million. The $0.5 million decrease to pretax income (due to a 10% increase in variable rates as of December 31, 2012) is a combination of the following: a) $1.1 million increase in interest expense related to our balance of variable interest rate debt, net of interest rate swaps, and b) $0.6 million increase in interest income associated with operating cash balances, settlement related cash balances, and investment positions. Conversely, a corresponding decrease in interest rates would result in a comparable increase to pretax income. Actual interest rates could change significantly more than 10%. There are inherent limitations in the sensitivity analysis presented, primarily due to the assumption that interest rate movements are linear and instantaneous. As a result, the analysis is unable to reflect the potential effects of more complex market changes that could arise, which may positively or negatively affect income.

Foreign Currency Risk

        As discussed in "Item 7A: Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended December 31, 2012, we are exposed to changes in currency rates as a result of our investments in foreign operations, revenues generated in currencies other than the U.S. dollar and foreign currency denominated loans. Revenue and profit generated by international operations will increase or decrease compared to prior periods as a result of changes in foreign currency exchange rates.

        In January 2013, our cross-currency swap with an aggregate notional value of 69.6 million euro expired. In February 2013, we incurred $258 million in new term loans of which a portion of the cash proceeds were used to repay all of our outstanding euro-denominated term loan borrowings maturing in 2014 and to pay related fees and expenses. The combined effect of these transactions materially impacted our pretax income exposure to market risk from foreign currency. During the three months ended March 31, 2013, we entered into cross-currency swaps with aggregate notional values of 100.0 million Australian dollars and 200.0 million euro that were designated as hedges of net investments in foreign operations. During the third quarter of 2013, we entered into cross-currency swaps with aggregate notional values of 100.0 million British pounds and 75.0 million Canadian dollars that were designated as hedges of net investments in foreign operations. Changes in the fair value of these net investment hedges are recorded as part of the cumulative translation adjustment in OCI.

        Using September 30, 2013 balances, a 10% weakening in the value of the U.S. dollar relative to all the currencies in which our revenues and profits are denominated would result in an increase to pretax income of approximately $34 million. The increase results from an $88 million increase related to foreign exchange on intercompany loans and an $18 million increase related to foreign exchange on foreign currency earnings, assuming consistent operating results as the twelve months preceding September 30, 2013. This increase is partially offset by a $69 million decrease related to the remaining euro-denominated term loans held by us as well as a $3 million decrease related to two euro-denominated cross-currency swaps held by us.

        There were no other material changes from what was reported in our 2012 Annual Report on Form 10-K related to our exposure to market risk from foreign currency.

Regulatory

        Through its merchant alliances, the Retail and Alliance Services segment holds an ownership interest in several competing merchant acquiring businesses while serving as the electronic processor for those businesses. In order to satisfy state and federal antitrust requirements, we actively maintain an antitrust compliance program.

BUSINESS

General

        First Data Corporation is a provider of electronic commerce and payment solutions for merchants, financial institutions and card issuers globally and has operations in 34 countries, serving approximately 6.2 million merchant locations. We were incorporated in Delaware in 1989 and were the subject of an initial public offering in connection with a spin-off from American Express in 1992. On September 24, 2007, we were acquired through a merger transaction with an entity controlled by affiliates of KKR. The merger resulted in the equity of First Data Corporation becoming privately held.

        We have acquired multiple domestic and international businesses over the last five years with the most significant acquisition being the formation of the BAMS alliance on June 26, 2009. We own 51% of BAMS and Bank of America N.A. owns 49%. Refer to Note 3 to our Audited Consolidated Financial Statements included elsewhere in this prospectus for additional information regarding the BAMS alliance.

        Operating locations.    We have domestic and international operations and regional or country offices where sales, customer service and/or administrative personnel are based. The international operations generate revenues from customers located and operating outside of the U.S. Revenues generated from processing transactions at locations within the U.S. (domestic) and outside of the U.S. (international), regardless of the segments to which the associated revenues applied, were 85% and 15% of our consolidated revenues for the year ended December 31, 2012, respectively. Long-lived assets attributable to domestic and international operations as percentages of our total long-lived assets as of December 31, 2012 were 86% and 14%, respectively. No individual foreign country is material to our total revenues or long-lived assets. Further financial information relating to our international and domestic revenues and long-lived assets is set forth in Note 15 to our Audited Consolidated Financial Statements included elsewhere in this prospectus.

Products and Services Segment Information

        We are organized in three segments: Retail and Alliance Services, Financial Services and International.

        Financial information relating to each of our segments is set forth in Note 15 to our Audited Consolidated Financial Statements included elsewhere in this prospectus. The Retail and Alliance Services segment is reported on a proportionate consolidation basis. Proportionate consolidation reflects our proportionate share of the results of non-wholly owned alliances based on equity ownership, net of a proportionate share of eliminations for amounts charged between us and our alliances. The segments' profit measure is a form of EBITDA (earnings before net interest expense, income taxes, depreciation and amortization). A discussion of factors potentially affecting our operations is set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations." We do not have any significant customers that account for 10% or more of total consolidated revenues. Refer to the following segment discussions, which address significant customer relationships within each segment.

        Retail and Alliance Services segment.    The Retail and Alliance Services segment is comprised of merchant acquiring and processing services, prepaid services and check verification, settlement and guarantee services.

        Retail and Alliance Services segment revenues from external customers, segment EBITDA and assets represent the following percentages of total segment and All Other and Corporate revenues from external customers, total segment and All Other and Corporate EBITDA, and consolidated assets:

	Year Ended December 31,
	2012	2011	2010
Segment revenues from external customers	53%	51%	51%
Segment EBITDA	65%	63%	65%
Assets (at December 31)	68%	69%	66%

        Description of Retail and Alliance Services segment operations.    In the Retail and Alliance Services segment, revenues are derived primarily from providing merchant acquiring and processing services, prepaid services and check verification, settlement and guarantee services. Retail and Alliance Services businesses facilitate the acceptance of consumer transactions at POS, whether it is a transaction at a physical merchant location or over the internet. A brief explanation of the segment's service and product offerings is presented below.

        Merchant acquiring and processing services.    Merchant acquiring services facilitate the merchants' ability to accept credit, debit, stored-value and loyalty cards by authorizing, capturing and settling the merchants' transactions. Acquiring services also provide POS devices and other equipment necessary to capture merchant transactions. A majority of these services are offered to the merchants through contractual alliance arrangements primarily with financial institutions, relationships with independent sales organizations and other referral/sales partners. The segment's processing services include authorization, transaction capture, settlement, chargeback handling, and internet-based transaction processing. The vast majority of these services pertain to transactions in which consumer payments to merchants are made through a card association (such as Visa or MasterCard), a debit network, or another payment network (such as Discover).

        Revenues are generated from, among other things:

  •
  discount fees charged to a merchant, net of credit card interchange and assessment fees charged by the bankcard associations or payment networks (Visa, MasterCard or Discover). The discount fee is typically either a percentage of the credit card transaction or the interchange fee plus a fixed dollar amount;

  •
  processing fees charged to unconsolidated alliances discussed below;

  •
  processing fees charged to merchant acquirers who have outsourced their transaction processing to us;

  •
  selling and leasing POS devices; and

  •
  debit network fees.

        Most of this segment's revenue is derived from regional and local merchants. The items listed above are included in our consolidated revenues and, for equity earnings from unconsolidated alliances, the "Equity earnings in affiliates" line item in the Consolidated Statements of Operations. The Retail and Alliance Services segment revenue and EBITDA are presented using proportionate consolidation, accordingly, segment revenue also includes the alliance partner's share of processing fees charged to consolidated alliances. In addition, segment revenue excludes debit network fees and other reimbursable items.

        Retail and Alliance Services provides merchant acquiring and processing services, prepaid services and check verification, guarantee and settlement services to merchants operating in approximately 3.9 million merchant locations across the U.S. and acquired $1.6 trillion of payment transaction dollar volume on behalf of U.S. merchants in 2012. Retail and Alliance Services provides full service merchant processing primarily on Visa and MasterCard transactions and PIN-debit at the point of sale.

        Retail and Alliance Services approaches the market through diversified sales channels including equity alliances, revenue sharing alliances and referral arrangements with more than 400 financial institution partners, more than 1,200 non-bank referral partners, and more than 600 independent sales organization partners, as of December 31, 2012. Growth in the Retail and Alliance Services business is derived from entering into new merchant relationships, new and enhanced product and service offerings, cross selling products and services into existing relationships, the shift of consumer spending to increased usage of electronic forms of payment and the strength of our alliances and relationships with banks and other entities. Our alliance structures take on different forms, including consolidated subsidiaries, equity method investments and revenue sharing arrangements. Under the alliance and referral programs, the alliance/referral partners typically act as a merchant referral source. We benefit by providing processing services for the alliance/referral partners and their merchant customers. Both we and the alliance may provide management, sales, marketing, and other administrative services. The alliance strategy could be affected by consolidation among financial institutions.

        Our strategy with banks, independent sales organizations and referral/sales partners provides us with broad geographic coverage, regionally and nationally, as well as a presence in various industries. The alliance/referral partner structure allows us to be the processor for multiple financial institutions, any one of which may be selected by the merchant as their bank partner. Additionally, bank partners provide brand loyalty and a distribution channel through their branch networks which increases merchant retention.

        There are a number of different entities involved in a merchant transaction including the cardholder, card issuer, card association, merchant, merchant acquirer, electronic processor for credit and signature debit transactions, and debit network for PIN debit transactions. The card issuer is the financial institution that issues credit or debit cards, authorizes transactions after determining whether the cardholder has sufficient available credit or funds for the transaction, and provides funds for the transaction. Some of these functions may be performed by an electronic processor (such as our Financial Services business) on behalf of the issuer. The card associations, Visa or MasterCard, a debit network (such as STAR Network) or another payment network (such as Discover) route transactions between us and the card issuer. The merchant is a business from which a product or service is purchased by a cardholder. The acquirer (such as us or one of our alliances) contracts with merchants to facilitate their acceptance of cards. A merchant acquirer may do its own processing or, more commonly, may outsource those functions to an electronic processor such as the Retail and Alliance Services segment. The acquirer/processor serves as an intermediary between the merchant and the card issuer by:

  (1)
  obtaining authorization from the card issuer through a card association or debit network;

  (2)
  transmitting the transaction to the card issuer through the applicable card association, payment network or debit network; and

  (3)
  paying the merchant for the transaction. We typically receive the funds from the issuer via the card association, payment network or debit network prior to paying the merchant.

        A transaction occurs when a cardholder purchases something from a merchant who has contracted with us, an alliance partner or a processing customer. When the merchant swipes the card through the POS terminal (which is often sold or leased, and serviced by us), we obtain authorization for the transaction from the card issuer through the card association, payment network or debit network, verifying that the cardholder has sufficient credit or adequate funds for the transaction. Once the card issuer approves the transaction, we or the alliance acquires the transaction from the merchant and then transmits it to the applicable debit network, payment network or card association, which then routes the transaction information to the card issuer. Upon receipt of the transaction, the card issuer delivers funds to us via the card association, payment network or debit network. Generally, we fund the merchant after receiving the money from the card association, payment network or debit network. Each participant in the transaction receives compensation for processing the transaction. For example, in a transaction using a Visa or MasterCard for $100.00 with an interchange rate of 1.5% (the cap on certain debit transactions has been changed to $0.21), the card issuer will fund the association $98.50 and bill the cardholder $100.00 on its monthly statement. The card association will retain assessment fees of approximately $0.10 and forward $98.40 to us. We will retain, for example, $0.40 and pay the merchant $98.00. The $1.50 retained by the card issuer is referred to as interchange and it, like assessment fees, is set by the card association. The $0.40 is the merchant discount and is negotiated between the merchant and the merchant acquirer.

        We and our alliances, as merchant acquirers/processors, have certain contingent liabilities for the transactions acquired from merchants. This contingent liability arises in the event of a billing dispute between the merchant and a cardholder that is ultimately resolved in the cardholder's favor. In such a case, the transaction is "charged back" to the merchant and the disputed amount is credited or otherwise refunded to the cardholder. We may, however, collect this amount from the card association if the amount was disputed in error. If we or the alliance is unable to collect this amount from the merchant, due to the merchant's insolvency or other reasons, we or the alliance will bear the loss for the amount of the refund paid to the cardholder. In most cases, this contingent liability situation is unlikely to arise because most products or services are delivered when purchased, and credits are issued on returned items. However, where the product or service is not provided until sometime following the purchase (e.g., airline or cruise ship tickets), the risk is greater. We often mitigate our risk by obtaining collateral from merchants considered higher risk because they have a time delay in the delivery of services, operate in industries that experience chargebacks or are less creditworthy.

        Prepaid services.    First Data Prepaid Services manages prepaid stored-value card issuance and processing services (i.e. gift cards) for retailers and others. The full-service stored-value/gift card program offers transaction processing services, card issuance and customer service for over 200 national brands and several thousand small and mid-tier merchants. We also provide program management and processing services for association-branded, bank-issued, open loop, stored-value, reloadable and one time prepaid card products.

        Money Network offers prepaid products to address the needs of employers, employees, merchants and unbanked individuals. Money Network provides open loop electronic payroll distribution solutions that reduce or eliminate an employer's expense associated with traditional paper paychecks as well as other prepaid retail solutions.

        Check verification, settlement and guarantee services.    TeleCheck offers check verification, settlement and guarantee services using our proprietary database system to assist merchants in deciding whether accepting checks at the point of sale is a reasonable risk, or, further, to guarantee checks presented to merchants if they are approved. These services include risk management services, which utilize software, information and analysis to assist the merchant in the decision process and include identity fraud prevention and reduction. Revenues are earned primarily by charging merchant fees for check verification or guarantee services.

        The majority of our services involve providing check guarantee services for checks received by merchants. Under the guarantee service, when a merchant receives a check in payment for goods and services, the transaction is submitted to and analyzed by us. We either accept or decline the check for warranty coverage under our guarantee service. If we approve the check for warranty coverage and the merchant accepts the check, the merchant will either deposit the check in its bank account or process it for settlement through our Electronic Check Acceptance service. If the check is returned unpaid by the merchant's bank and the returned check meets the requirements for warranty coverage, we are required to purchase the check from the merchant at its face value. We then own the purchased check and pursue collection of the check from the check writer. As a result, we bear the risk of loss if we are unable to collect the returned check from the check writer. We earn a fee for each check we guarantee, which generally is determined as a percentage of the check amount.

        Our Electronic Check Acceptance service, which converts a paper check written at the point of sale into an electronic item, enables funds to be deposited electronically to the merchant's account and deducted electronically from the check writer's account.

        Under the verification service, when a merchant receives a check in payment for goods or services, the transaction is submitted to and analyzed by us, and we will either recommend the merchant accept or decline the check. If the merchant accepts the check, the merchant will deposit the check in its bank account. If the check is returned unpaid by the merchant's bank, we are not required to purchase the check from the merchant and the merchant bears all risk of loss on the check. We earn a fee for each check submitted for verification, which is generally a fixed amount per check.

        Retail and Alliance Services segment competition.    Our Retail and Alliance Services business competes with several service providers and financial institutions that provide these services to their merchant customers. In many cases, the merchant alliances also compete against each other for the same business. The check guarantee and verification products compete principally with the products of four other national competitors as well as the migration to other non-check products.

        The most significant competitive factors relate to price, brand, strength of financial institution partnership, breadth of features and functionality, scalability and servicing capability. The Retail and Alliance Services segment is further impacted by large merchant and large bank consolidation, card association business model expansion, and the expansion of new payment methods and devices.

        In both the Retail and Alliance Services and Financial Services segments, the card associations and payment networks—Visa, MasterCard and Discover—are increasingly offering products and services that compete with our products and services.

        Retail and Alliance Services seasonality.    Retail and Alliance Services' revenues and earnings are impacted by the volume of consumer usage of credit cards, debit cards, stored value cards and checks written at the point of sale. Retail and Alliance Services generally experiences increased POS activity during the traditional holiday shopping period in the fourth quarter, the back-to-school buying period in the third quarter, and significant holidays.

        Retail and Alliance Services geographic mix and revenues.    Revenues from external customers for the Retail and Alliance Services segment are substantially all earned in the U.S. Merchant revenues outside of the U.S. are managed and reported by our International segment. Within the U.S., revenues from external customers are spread across the country since Retail and Alliance Services has merchant customers and alliance partners across geographic regions and a large percentage of its transactions occur at national merchants.

        Retail and Alliance Services significant customers.    The Retail and Alliance Services segment does not have any individually significant customers; however, we have two significant merchant alliance relationships with financial institutions.

        Financial Services segment.    The Financial Services segment is comprised of:

  (1)
  credit and retail card processing services;

  (2)
  debit network and processing services;

  (3)
  output services; and

  (4)
  other services including remittance processing.

        Financial Services segment revenues from external customers, segment EBITDA, and assets represent the following percentages of total segment and All Other and Corporate revenues from external customers, total segment and All Other and Corporate EBITDA and consolidated assets:

	Year Ended December 31,
	2012	2011	2010
Segment revenues from external customers	20%	20%	21%
Segment EBITDA	25%	26%	27%
Assets (at December 31)	12%	12%	13%

        Description of Financial Services segment operations.    Financial Services provides issuer card and network solutions for credit, retail and debit card processing, debit network services (including the STAR network), output services to financial institutions and other organizations offering credit, debit and retail cards to consumers and businesses to manage customer accounts. Financial Services also provides PIN debit network services through the STAR Network which enables PIN-secured debit transaction acceptance at over approximately 2 million ATM and retail terminal locations in the U.S. as of December 31, 2012. Financial Services also offers payment management solutions for recurring bill payment and services to improve customer communications, billing, online banking and consumer bill payment as well as information and check clearing services. A substantial portion of the information services as well as the check clearing services businesses had been divested as of December 31, 2012. Revenue and profit growth in these businesses is derived from retaining and growing the core business and improving the overall cost structure. Growing the core business comes primarily from an increase in debit and credit card usage, growth from existing clients and sales to new clients and the related account conversions.

        As of December 31, 2012, the Financial Services segment had more than 4,000 domestic client relationships. We have relationships and many long-term customer contracts with card issuers providing credit and retail card processing, output services for printing and embossing items, debit card processing services and STAR Network services. These contracts generally require a notice period prior to the end of the contract if a client chooses not to renew. Additionally, some contracts may allow for early termination upon the occurrence of certain events such as a change in control. The termination fees paid upon the occurrence of such events are designed primarily to cover balance sheet exposure related to items such as capitalized conversion costs or signing bonuses associated with the contract and, in some cases, may cover a portion of lost future revenue and profit. Although these contracts may be terminated upon certain occurrences, the contracts provide the segment with a steady revenue stream since a vast majority of the contracts are honored through the contracted expiration date.

        Credit and retail card issuing and processing services.    Credit and retail card issuing and processing services provide outsourcing services to financial institutions and other issuers of cards, such as consumer finance companies and retailers. Financial Services clients include a wide variety of banks, savings and loan associations, group service providers, retailers and credit unions. Services provided include, among other things, account maintenance, transaction authorizing and posting, fraud and risk management services and settlement.

        We provide services throughout the period of each card's use, starting from a card-issuing client processing an application for a card. Services may include processing the card application, initiating service for the cardholder, processing each card transaction for the issuing retailer or financial institution and accumulating the card's transactions. Our fraud management services monitor the unauthorized use of cards which have been reported to be lost, stolen, or which exceed credit limits. Our fraud detection systems help identify fraudulent transactions by monitoring each cardholder's purchasing patterns and flagging unusual purchases. Other services provided include customized communications to cardholders, information verification associated with granting credit, debt collection, and customer service.

        Revenues for credit and retail card issuing and processing services are derived from fees payable under contracts that depend primarily on the number of cardholder accounts on file. More revenue is derived from active accounts (those accounts on file that had a balance or any monetary posting or authorization activity during the period) than inactive accounts.

        Debit network and processing services.    We provide STAR Network access, PIN-debit and signature debit card processing services and ATM processing services, such as transaction routing, authorization, and settlement as well as ATM management and monitoring. The STAR Network represents a telecommunications network which is connected to thousands of financial institutions, merchants, payment processors, ATM processors, and card processors that participate in the network. In the merchant acquiring process flow described above in the Retail and Alliance Services segment discussion, STAR Network represents a debit network. When a merchant acquirer or ATM owner acquires a STAR Network transaction, it sends the transaction to the network switch, which is operated by us, which in turn routes the transaction to the appropriate participant for authorization. To be routed through the STAR Network switch, a transaction must be initiated with a card participating in the STAR Network at an ATM or POS terminal also participating in the STAR Network. STAR Network's fees differ from those presented in the example above in the Retail and Alliance Services segment description in that the debit network charges less for PIN-debit transactions than do the card associations for credit and signature debit since there is substantially less risk involved in the PIN-debit transaction because PIN authentication is generally required and transactions are not approved unless there are sufficient funds in the customer's bank account.

        Revenues related to the STAR Network and debit card and ATM processing services are derived from fees payable under contracts but are driven more by monetary transactions processed than by accounts on file. We provide services which are driven by client transactions and are separately priced and negotiated with clients. In a situation in which a PIN-secured debit transaction uses our debit network and we are the debit card processor for the financial institution as well as the processor for the merchant, we receive: (1) a fee from the card issuing financial institution for running the transaction through the STAR Network switch, recognized in the Financial Services segment; (2) a fee from the card issuer for obtaining the authorization, recognized in the Financial Services segment; (3) a fee from the merchant for acquiring the transaction, which is recognized in the Retail and Alliance Services segment; and (4) a network acquirer fee from the merchant for accessing the STAR Network, which is recognized in the Financial Services segment. There are other possible configurations of transactions that result in us receiving multiple fees for a transaction, depending on the role we play.

        Output services.    Output services consist of statement and letter printing, card embossing and mailing services. Services are provided to organizations that process accounts on our platform as described above and for clients that process accounts on alternative platforms. We provide these services primarily through in-house facilities. Revenues for output services are derived primarily on a per piece basis and consist of fees for the production and materials related to finished products. The mailing services drive a majority of our postage revenue.

        Other services.    Other services consist of our remittance processing and other services. The remittance processing business processes mail-in payments for third-party organizations. Revenues for remittance processing services are derived primarily on a per transaction basis and consist of fees for processing consumer payments. Other services consist primarily of online banking and bill payment services, voice services as well as information and check clearing services. A substantial portion of the information services as well as the check clearing services businesses had been divested as of December 31, 2012.

        Financial Services segment competition.    Our Financial Services segment competes with several other third-party card processors and debit networks in the U.S., as well as financial institutions with in-house operations to manage card issuance and maintenance. We also face significant competition from regional and national operators of debit networks.

        The most significant competitive factors are price, system performance and reliability, breadth of features and functionality, disaster recovery capabilities and business continuity preparedness, data security, scalability, and flexibility of infrastructure and servicing capability. The Financial Services business is impacted by financial institution consolidation.

        In both the Retail and Alliance Services and Financial Services segments, the card associations and payment networks—Visa, MasterCard and Discover—are increasingly offering products and services that compete with our products and services.

        Financial Services seasonality.    Debit processing and STAR Network revenues and earnings are impacted by the volume of consumer usage of debit cards at the point of sale. Such volumes are generally impacted by increased POS activity during the traditional holiday shopping period in the fourth quarter, the back-to-school buying period in the third quarter, and significant holidays.

        Financial Services geographic mix and revenues.    Revenues from external customers for the Financial Services segment are substantially all earned in the U.S. Card issuing revenues outside of the U.S. are reported by our International segment. Within the U.S., revenues from external customers are geographically dispersed throughout the country.

        Financial Services significant customers.    No individual customer makes up more than 10% of the Financial Services segment revenue.

        International segment.    The International segment is comprised of:

  •
  credit, retail, debit and prepaid card processing;

  •
  merchant acquiring and processing; and

  •
  ATM and POS processing, acquiring and switching services.

        International segment revenues from external customers, segment EBITDA and assets represent the following percentages of total segment and All Other and Corporate revenues from external customers, total segment and All Other and Corporate EBITDA and consolidated assets:

	Year Ended December 31,
	2012	2011	2010
Segment revenues from external customers	25%	27%	25%
Segment EBITDA	20%	20%	16%
Assets (at December 31)	14%	13%	14%

        The merchant acquiring and card issuing services provided by the International segment are similar in nature to the services described above in the Retail and Alliance Services and Financial Services segments other than they include substantially all the services provided outside of the U.S. International has operations in 34 countries. For a description of the International segment's merchant acquiring and card issuing businesses refer to the Retail and Alliance Services and Financial Services segment descriptions provided above.

        International segment competition and seasonality.    Competition and seasonality within the International segment is similar to that of the Retail and Alliance Services and Financial Services segments for the respective product and service offerings and also includes third-party software providers. A noted difference from the U.S. operations is that generally there are more and smaller competitors because of the International segment's global span.

        International geographic mix.    The following countries accounted for more than 10% of the segment's revenues from external customers for the periods presented:

	Year Ended December 31,
	2012	2011	2010
United Kingdom	17%	18%	17%
Australia	15%	16%	15%
Germany	12%	13%	13%

        No individual foreign country was material to our consolidated revenues.

        International significant customers.    No individual customer makes up more than 10% of the International segment revenue.

        All Other and Corporate.    The remainder of our business units are grouped in the All Other and Corporate category, which includes IPS, First Data Government Solutions ("FDGS") and smaller businesses as well as corporate operations.

        The principal IPS business is official check services. Until May 2010, IPS issued official checks, which were sold by agents that were financial institutions. Official checks served as an alternative to a bank's own items such as cashiers or bank checks. We have gradually exited the official check line of business. The majority of the clients of this business deconverted during 2008 and there was no new official check and money order business beyond May 2010. IPS will continue to use its licenses to offer payment services that fall under state and federal regulations and the business will continue to operate in a much reduced capacity as outstanding official check and money order clearance activity winds down.

        FDGS operates payment systems and related technologies in the government sector. For instance, FDGS provides electronic tax payment processing services for the Electronic Federal Tax Payment System.

        Corporate operations include administrative and shared service functions such as the executive group, legal, tax, treasury, internal audit, accounting, human resources, information technology and procurement. Costs incurred by Corporate that are directly related to a segment are allocated to the respective segment. Administrative and shared service costs are retained by Corporate.

        All Other and Corporate competition.    The operations within All Other and Corporate have various competitors. No single competitor would have a material impact on the Company.

        All Other and Corporate significant customers.    During 2012, we had a significant relationship with one client whose revenues represented approximately 50% of All Other and Corporate revenue for the year ended December 31, 2012.

Intellectual Property

        We own a global portfolio of many trademarks, trade names, patents and other intellectual property that are important to its future success. The only intellectual property rights which are individually material to us are the FIRST DATA trademark and trade name and the STAR trademark and trade name. The STAR trademark and trade name are used in the Financial Services segment. The FIRST DATA trademark and trade name are associated with quality and reliable electronic commerce and payments solutions. Financial institutions and merchants associate the STAR trademark and trade name with quality and reliable debit network services and processing services. Loss of the proprietary use of the FIRST DATA or STAR trademarks and trade names or a diminution in the perceived quality associated with these names could harm the growth of our businesses.

        We use a combination of technologies (including proprietary technology and technology obtained from third parties) to provide our products and services to its customers, and to remain competitive. We have various programs and procedures to protect our patents and other intellectual property rights. The patent protection associated with our systems and software expires at different times over the next one to 20 years.

Employees and Labor

        At December 31, 2012, we employed approximately 24,000 employees, approximately 97% of which were full-time employees. The majority of the employees of our subsidiaries outside of the U.S. are subject to the terms of individual employment agreements. One of our wholly owned subsidiaries has approximately 1,500 employees in the United Kingdom, a portion of whom are members of the Unite trade union. Employees of our subsidiaries in Vienna, Austria; Frankfurt, Germany; and Nürnberg, Germany are also represented by local works councils and a portion of the Frankfurt workforce is covered by a union contract. Certain employees of our Korean subsidiary are represented by a Labor-Management council. Employees in certain other countries are also covered by the terms of industry-specific national collective agreements. None of our employees are otherwise represented by any labor organization in the U.S. We believe that our relations with our employees and the labor organizations identified above are in good standing.

Available Information

        Our principal executive offices are located at 5565 Glenridge Connector, N.E., Suite 2000, Atlanta, Georgia 30342, telephone (404) 890-2000. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports are available free of charge to shareholders and other interested parties through the "Investor Relations" portion of our web site at http://investor.firstdata.com as soon as reasonably practical after they are filed with the SEC. The SEC maintains a web site, www.sec.gov, which contains reports and other information filed electronically with the SEC by us. Our Audit Committee Charter, Governance, Compensation and Nominations Committee Charter, Technology and Investment Committee Charter, and Code of Ethics for Senior Financial Officers are available without charge through the "About First Data", "Investor Relations", "Corporate Governance" portion of our investor relations web site, listed above, or by writing to the attention of Investor Relations at the address listed above.

Executive Officers of the Company

        Refer to "Management" for more information.

Government Regulations

        Various aspects of our service areas are subject to U.S. federal, state and local regulation, as well as regulation outside the U.S. Failure to comply with regulations may result in the suspension or revocation of licenses or registrations, the limitation, suspension or termination of service, and/or the imposition of civil and criminal penalties, including fines. Certain of our services also are subject to rules promulgated by various payment networks, such as Visa, MasterCard and Discover, as more fully described below.

        Dodd-Frank Act.    In July 2010, the Dodd-Frank Act was signed into law in the United States. The Dodd-Frank Act will result in significant structural and other changes to the regulation of the financial services industry. Among other things, Title X of the Dodd-Frank Act establishes a new, independent regulatory agency known as the Consumer Financial Protection Bureau to regulate consumer financial products and services (including many offered by our customers). Separately, under Section 1075 of the Dodd-Frank Act, debit interchange transaction fees that a card issuer receives and that are established by a payment card network for an electronic debit transaction will now be regulated by the FRB and must be "reasonable and proportional" to the cost incurred by the card issuer in authorizing, clearing and settling the transaction. On June 29, 2011, the FRB announced final rules governing debit card interchange fees, and routing and exclusivity restrictions as well as a proposed rule governing the fraud prevention adjustment in response to Section 1075 of the Dodd-Frank Act. On July 31, 2013, the United States District Court for the District of Columbia instructed the FRB to vacate the interchange fee and network exclusivity restrictions and develop new rules in compliance with the Dodd Frank Act. The FRB has appealed that decision, the district court has stayed its ruling pending appeal, and the rules remain in effect pending appeal. Effective October 1, 2011, debit interchange rates for card issuers operating in the U.S. with assets of $10 billion or more are capped at the sum of $.21 per transaction and an ad valorem component of 5 basis points to reflect a portion of the issuer's fraud losses plus, for qualifying issuers, an additional $.01 per transaction in debit interchange for fraud prevention costs. In addition, the new regulations ban debit payment card networks from prohibiting an issuer from contracting with any other payment card network that may process an electronic debit transaction involving an issuer's debit cards and prohibit card issuers and payment networks from inhibiting the ability of merchants to direct the routing of debit card transactions over any network that can process the transaction. Beginning April 1, 2012, all debit card issuers in the U.S. were required to participate in at least two unaffiliated debit payment card networks. On April 1, 2013, the ban on network exclusivity arrangements becomes effective for prepaid card and healthcare debit card issuers, with some leeway for prepaid cards issued before that date. Additionally, Section 1075 of the Dodd-Frank Act provides two self-executing statutory provisions that became effective on July 22, 2010. The first provision allows merchants to set minimum dollar amounts (not to exceed $10) for the acceptance of a credit card (while federal governmental entities and institutions of higher education may set maximum amounts for the acceptance of credit cards). The second provision allows merchants to provide discounts or incentives to entice consumers to pay with an alternative payment method, such as cash, checks or debit cards. Separate from Title X, the Dodd-Frank Act creates a new entity, known as the Financial Stability Oversight Council, and authorizes it to require that a nonbank financial company that is deemed to pose a systemic risk to the U.S. financial system become subject to consolidated, prudential supervision by the FRB. At this point it is unclear whether we would be subject to additional systemic risk related oversight.

        We experienced some transitory benefit under the original rules due mostly to lower debit interchange rates. A discussion of the overall impact on us is set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        Association and network rules.    A number of our subsidiaries are subject to payment network rules of MasterCard, Visa and other associations. Several of our subsidiaries in the International segment are members of MasterCard and/or Visa in the countries where the subsidiaries do business and are subject to the rules of such associations. First Data Resources, LLC, First Data Merchant Services Corporation, and STAR Network, along with a number of our subsidiaries in the International segment are registered with Visa and/or MasterCard as service providers for member institutions. In those situations where we serve as a service provider to member institutions, we are not an issuer or an acquirer under Visa's and MasterCard's rules. In addition, First Data Canada Merchant Solutions ULC is a member of Interac and subject to its rules and First Data Global Services Limited is a subscriber to PULSE and is therefore subject to rules applicable to its members.

        Our various subsidiaries are also processor level members of numerous debit and electronic benefits transaction ("EBT") networks, such as Star Networks, Inc., Star Processing Inc., First Data Merchant Services Corporation, and Concord Transaction Services, LLC, or are otherwise subject to various network rules in connection with processing services and other services they provide to their customers and a number of our subsidiaries are providing processing and other services related to ATM deployment to customers. As such, we are subject to applicable card association, network and national scheme rules, which could subject us to a variety of fines or penalties that may be levied by the card associations, banking associations or networks for certain acts and/or omissions by us, our sponsorees, acquirer customers, processing customers and/or merchants. We mitigate this risk by maintaining an extensive card association and network compliance function. We are also subject to network operating rules promulgated by the National Automated Clearing House Association relating to payment transactions processed by us using the Automated Clearing House Network and to various state and Federal laws regarding such operations, including laws pertaining to EBT.

        Cashcard Australia Limited ("Cashcard") is a member of the Australian Consumer Electronic Clearing System ("CECS"), which is a debit payment system regulated by network operating rules established and administered by Australian Payments Clearing Association Limited and which facilitates the clearing and settlement of ATM payments in Australia and a member of EFTPOS Payments Australia Limited ("EPAL"), which is a debit payment system regulating Electronic Funds Transfer at Point of Sale ("EFTPOS") payments in Australia. Cashcard is also a member of the ATM Access Company Limited and the EFTPOS Access Company Limited which respectively administers reciprocal access and interchange arrangements for ATMs and EFTPOS in Australia. The network operating rules, ATM Access Code and EFTPOS Access Code impose a variety of sanctions, including suspension or termination of membership and fines for non-compliance. Cashcard also operates its own network of members, regulated by rules promulgated by Cashcard, which facilitates access to CECS and EPAL for Cashcard's member institutions. To enable Cashcard to settle in CECS direct with banks and financial institutions, Cashcard maintains an Exchange Settlement Account ("ESA") which is supervised by the Reserve Bank of Australia through its delegate, the Australian Prudential Regulatory Authority ("APRA"), and which requires Cashcard to adhere to conditions imposed by APRA, such as maintaining a minimum balance in the ESA.

        Our subsidiary in Germany, TeleCash GmbH & Co. KG ("TeleCash"), is certified and regulated as a processor for domestic German debit card transactions by the Deutsche Kreditwirtschaft ("DK"), the German banking association. Failure to comply with the technical requirements set forth by the DK may result in suspension or termination of services.

        Banking regulation.    Because a number of our subsidiary businesses, including card issuer processing, merchant processing and STAR Network businesses as well as those subsidiaries engaged in the business of ATM deployment, provide data processing services for financial institutions, they are subject to examination by the Federal Financial Institutions Examination Council, an interagency body comprised of the federal bank and thrift regulators and the National Credit Union Association and national regulatory bodies.

        FDR Limited ("FDRL") in the United Kingdom is authorized and regulated by the Financial Services Authority ("FSA"). The FSA is the single regulatory authority for the full range of financial services in the United Kingdom, including banking, investment, mortgage and insurance mediation services. FDRL is authorized by the FSA to carry on an insurance mediation business for the purpose of arranging insurance to its issuer customers' cardholders. As an FSA regulated firm, FDRL is required to meet certain prudential and conduct of business requirements.

        In the European Union, Directive 2007/60 EC, the "Payment Services Directive," was released by the European Parliament and by the Council on November 13, 2007, setting a framework for future regulation of bodies and corporations such as the national central banks, financial institutions, e-money institutes and payment institutions. The Payment Services Directive was implemented in most EU member states via national legislation effective November 1, 2009. As a result of the implementation of the Payment Services Directive, a number of our subsidiaries in the International segment have applied for and received a Payment Institution License in the countries where such subsidiaries do business. As licensed payment institutions, the relevant entities are subject to regulation and oversight in the applicable member state, which includes amongst other things, the requirement to maintain specified regulatory capital.

        First Data Loan Company Canada ("FDLCC"), through which we conduct some of our merchant acquiring activities in Canada, is a Canadian loan company subject to regulation, examination and oversight by the Office of the Superintendent of Financial Institutions and to various provincial registration and licensing requirements. First Data Trust Company, LLC ("FDTC"), engages in trust activities previously conducted by the trust department of a former banking subsidiary of the Company. FDTC is subject to regulation, examination and oversight by the Division of Banking of the Colorado Department of Regulatory Agencies. These financial institution subsidiaries are also subject to various national and local banking and consumer protection laws and regulations that apply to the activities they conduct. Since FDTC is not a "bank" under the Bank Holding Company Act of 1956, as amended ("BHCA"), and FDLCC does not operate any banking offices in the U.S. or do business in the U.S., except such business as may be incidental to its activities outside the U.S., our affiliation with FDTC and FDLCC does not cause it to be regulated as a bank holding company or financial holding company under the BHCA.

        TeleCheck Payment Systems Limited in Australia holds an Australian Financial Services License under Chapter 7 of the Corporations Act, which regulates the provision of a broad range of financial services in Australia. The license, issued by the Australian Securities and Investments Commission, entitles the Australian operations of TeleCheck to deal in and provide general financial product advice about its check guarantee and check verification product (which falls within the definition of a risk management product under the legislation). The License and the Act requires that TeleCheck's Australian operations issue product documents that comply with specific content requirements and follow prescribed procedures failing which penalties apply.

        Further, in our International segment, several subsidiaries provide services such as factoring or settlement that make them subject to regulation by local banking agencies, including the National Bank of Slovakia, the National Bank of Poland and the German Federal Financial Supervision Agency.

        Privacy and information security regulations.    Each of our segments provides services that may be subject to various state, federal and foreign privacy laws and regulations. Relevant federal privacy laws include the Gramm-Leach-Bliley Act, which applies directly to a broad range of financial institutions and indirectly (or in some instances directly) to companies that provide services to financial institutions. Relevant foreign privacy laws include Directive 95/46 EC of the European Parliament and of the Council of 24 October 1995, as such directive is implemented in each member state of the European Union, however each member state has its own data protection and privacy laws which in some cases may be more restrictive than the Directive and impose additional duties on companies regarding registration/notification requirements and handling/transfer of personal data; the Australian Privacy Act of 1988; and the Personal Information Protection and Electronic Documents Act in Canada. These laws and their implementing regulations restrict the collection, processing, storage, use and disclosure of personal information, requires notice to individuals of privacy practices and provides individuals with certain rights to prevent use and disclosure of protected information. These laws also impose requirements for safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. In addition, there are state laws restricting the ability to collect and utilize certain types of information such as Social Security and driver's license numbers. Certain state laws impose similar privacy obligations as well as, in certain circumstances, obligations to provide notification to affected individuals, state officers and consumer reporting agencies, as well as businesses and governmental agencies that own data, of security breaches of computer databases that contain personal information.

        Credit reporting and debt collections regulations.    TeleCheck is subject to the Federal Fair Credit Reporting Act ("FCRA") and various similar state laws based on TeleCheck's maintenance of a database containing the check-writing histories of consumers and the use of that information in connection with its check verification and guarantee services.

        The collection business within TRS Recovery Services, Inc. ("TRS") is subject to the Federal Fair Debt Collection Practices Act and various similar state laws. TRS has licenses in a number of states in order to engage in collection in those states. In the United Kingdom, FDRL has a license under the Consumer Credit Act of 1974 ("CCA") to enable it to undertake, among other things, credit administration and debt collections activities on behalf of its card issuing customers through calls and correspondence with the cardholders. FDRL is also licensed under the CCA to carry on the activity of a consumer hire business for the purpose of leasing terminals to merchants. The CCA establishes a comprehensive code of regulations for the origination, administration and enforcement of credit and hire agreements.

        Significant portions of federal regulatory oversight of both the Fair Credit Reporting Act and the Fair Debt Collection Practices Act have been transferred from the Federal Trade Commission to the Consumer Financial Protection Bureau. TeleCheck and TRS are subject to regulation, supervision, and examination from the Consumer Financial Protection Bureau. Further regulations may be imposed in the future as both state governments, the Consumer Financial Protection Bureau and other federal agencies identify and consider supplementary consumer financial protection measures involving, among other things, collection activities, the collection, storage and use of data and databases regarding consumers. In particular, laws regulating activities with respect to current or emerging technology such as the use of automated dialers or pre-recorded messaging or calls to cellular phones could impair the collection by TRS of returned checks, including those purchased under TeleCheck's guarantee services. Moreover, reducing or eliminating access to and use of information on drivers licenses, requiring blocking of access to credit reports or scores, mandating score or scoring methodology disclosure and proscribing the maintenance or use of consumer databases, including a consumer's rights to affect the usable content of databases, could reduce the effectiveness of TeleCheck's risk management tools or otherwise increase its costs of doing business. Such legislation could also affect the business of First Data Solutions, Inc., which provides access to non-FCRA data for identity verification and fraud-prevention purposes, by imposing new regulatory requirements or restricting the availability and completeness of consumer data.

        In addition, several subsidiaries in our International segment are subject to comparable local laws regarding collection activities and obtaining credit reports.

        Anti-money laundering and counter terrorist regulation.    Certain of our businesses are subject to regulation by the U.S., including anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001 (collectively, the "BSA"). The BSA, among other things, requires money services businesses (such as money transmitters, issuers of money orders and official checks, and providers of prepaid access) to develop and implement risk-based anti-money laundering programs, report large cash transactions and suspicious activity, and to maintain transaction records. Recently, the Financial Crimes Enforcement Network, the agency that enforces the BSA, finalized its rule that defines Stored Value under the BSA, and places requirements on entities that are either the Provider or Seller of Prepaid Access. Money Network, a First Data entity, will be the Provider of Prepaid Access for various open loop prepaid programs for which it is the Program Manager.

        We are also subject to certain economic and trade sanctions programs that are administered by the Treasury Department's Office of Foreign Assets Control ("OFAC") that prohibit or restrict transactions to or from or dealings with specified countries, their governments, and in certain circumstances, their nationals, and with individuals and entities that are specially-designated nationals of those countries, narcotics traffickers, and terrorists or terrorist organizations.

        Similar anti-money laundering and counter terrorist financing and proceeds of crime laws apply to movements of currency and payments through electronic transactions and to dealings with persons specified in lists maintained by the country equivalents to the OFAC lists in several other countries and require specific data retention obligations to be observed by intermediaries in the payment process. Our businesses in those jurisdictions are subject to those data retention obligations.

        We have developed and are enhancing global compliance programs to monitor and address legal and regulatory requirements and developments.

        Money transmission and payment instrument licensing and regulation.    We are subject to various U.S. federal, state and foreign laws and regulations governing money transmission and the issuance and sale of payment instruments.

        In the U.S., most states license money transmitters and issuers of payment instruments. Many states exercise authority over the operations of our services related to money transmission and payment instruments and, as part of this authority, subject us to periodic examinations. Many states require, among other things, that proceeds from money transmission activity and payment instrument sales be invested in high-quality marketable securities prior to the settlement of the transactions. Such licensing laws also may cover matters such as regulatory approval of consumer forms, consumer disclosures and the filing of periodic reports by the licensee, and require the licensee to demonstrate and maintain levels of net worth. Many states also require money transmitters, issuers of payment instruments and their agents to comply with federal and/or state anti-money laundering laws and regulations.

        Government agencies may impose new or additional rules on money transmission and sales of payment instruments, including regulations which (i) impose additional identification, reporting or recordkeeping requirements; (ii) limit the entities capable of providing the sale of payment instruments; and (iii) require additional consumer disclosures.

        Escheat regulations.    We are subject to unclaimed or abandoned property (escheat) laws in the U.S. and abroad which require us to turn over to certain government authorities the property of others held by us that has been unclaimed for a specified period of time such as, in the Integrated Payment Systems business, payment instruments that have not been presented for payment or, in the Retail and Alliance Services segment, account balances that cannot be returned to a merchant following discontinuation of its relationship with us. A number of our subsidiaries hold property subject to escheat laws and we have an ongoing program to comply with those laws. We are subject to audit by individual U.S. states with regard to our escheatment practices.

        Other.    Stored-value services offered to issuers by First Data Prepaid Services ("FDPS") in the U.S., and by First Data's International businesses ("First Data International") outside the U.S. are subject to various federal, state and foreign laws and regulations, which may include laws and regulations related to consumer and data protection, licensing, escheat, anti-money laundering, banking, trade practices and competition and wage and employment. For example, the Credit Card Accountability Responsibility and Disclosure Act of 2009 created new requirements applicable to general-use prepaid cards, store gift cards, and electronic gift certificates effective August 22, 2010, and the FRB published on March 23, 2010 final rules to amend Regulation E with respect to such cards and electronic certificates effective August 22, 2010. These laws and regulations are evolving, unclear and sometimes inconsistent and subject to judicial and regulatory challenge and interpretation, and therefore the extent to which these laws and rules have application to, and their impact on, FDPS, First Data International, financial institutions, merchants or others is in flux. At this time we are unable to determine the impact that the clarification of these laws and their future interpretations, as well as new laws, may have on FDPS, First Data International, financial institutions, merchants or others in a number of jurisdictions. These services may also be subject to the rules and regulations of the various international, domestic and regional schemes, Networks and Associations in which FDPS, First Data International and the card issuers participate. These schemes, Networks or Associations may, generally in their discretion, modify these rules and regulations and such modifications could also impact FDPS, First Data International, financial institutions, merchants and others.

        In addition, the Housing Assistance Tax Act of 2008 included an amendment to the Internal Revenue Code that requires information returns to be made for each calendar year by merchant acquiring entities and third-party settlement organizations with respect to payments made in settlement of payment card transactions and third-party payment network transactions occurring in that calendar year. This requirement to make information returns applies to returns for calendar years beginning after December 31, 2010. Reportable transactions are also subject to backup withholding requirements. We could be liable for penalties if we are not in compliance with these regulations.

MANAGEMENT

        As of November 1, 2013, our executive officers and directors were as follows:

Name	Age	Position
Frank J. Bisignano	54	Chief Executive Officer and Director
Guy Chiarello	51	President
John Elkins	61	Executive Vice President and President, First Data International Regions
Edward A. Labry III	50	Vice Chairman
Christine Larsen	52	Executive Vice President and Chief Operations Officer
Barry McCarthy	50	President, U.S. Financial Services
David R. Money	58	Executive Vice President, General Counsel and Secretary
Himanshu Patel	38	Executive Vice President, Strategy & Business Development and Public Affairs
Ray E. Winborne	45	Executive Vice President and Chief Financial Officer
Joe W. Forehand	65	Director and Chairman of the Board
Henry R. Kravis	69	Director
Scott C. Nuttall	41	Director
Tagar C. Olson	36	Director
Joseph J. Plumeri	70	Director

        Frank J. Bisignano has been Chief Executive Officer and a member of our Board of Directors since April 2013. Prior to joining us, Mr. Bisignano was the Co-Chief Operating Officer for JPMorgan Chase from July 2012 to April 2013, CEO of Mortgage Banking at JP Morgan Chase from February 2011 until December 2012, and Chief Administrative Officer of JPMorgan Chase from 2005 until July 2012.

        Guy Chairello has been President since July 2013. Prior to joining us, Mr. Chairello was the Chief Information Officer of JPMorgan Chase & Co. for the last five and a half years and served in various technology roles for Morgan Stanley for 23 years prior to that.

        John Elkins joined us as Executive Vice President and Chief Marketing Officer in September 2009. In January 2011 he was appointed head of our business outside North America, including the Asia Pacific, Europe, Middle East and Africa, and Latin America regions. Prior to joining us, Mr. Elkins served as a senior advisor to McKinsey & Company from November 2007 to September 2009. He also previously served as Executive Vice President and Chief Marketing Officer for Visa International from April 2003 to November 2007. Elkins is the founder and former Chairman and CEO of FutureBrand, a worldwide corporate brand, retail, industrial and packaging strategy and design consultancy.

        Edward A. Labry III has been Vice Chairman since May 2013. Mr. Labry was Chief Executive Officer from January 2013 to April 2013, Executive Vice President from February 2006 until January 2013 and President, First Data—North America from January 2011 until January 2013. Mr. Labry was President, Retail and Alliance Services from February 2009 until January 2011 and President, First Data USA from September 2007 to February 2009. He served as the Company's President of Commercial Services from January 2006 to September 2007. From May 2005 to January 2006 he was President of the Company's Prepaid Services business and from February 2004 to May 2005 he was special assistant to the Company's Chairman. Mr. Labry joined Concord EFS, Inc., in 1985 and served as President at the time the Company acquired Concord EFS, Inc. He is a board member of Dixon Gallery and Gardens, Hutchison School and Cumberland University.

        Christine Larsen joined us as Executive Vice President and Chief Operations Officer in June 2013. Prior to joining us, she was Executive Vice President of JPMorgan Chase & Co since January 2012 responsible for firm-wide process improvement and enterprise program management, with a focus on control and integration efforts. From 2006 to January 2012, she was the Chief Operating Officer, Treasury and Securities Services for JPMorgan Chase & Co.

        Barry McCarthy has been the president of our U.S. Financial Services segment since February 2013. Mr. McCarthy joined First Data in 2007 and has served in various roles including head of the merchant product organization and general manager of First Data's Asia-Pacific business. Prior to joining First Data, he co-founded MagnaCash, a Silicon Valley-based micropayments company, and held various roles at VeriSign, Procter & Gamble and Wells Fargo Bank.

        David R. Money has been Executive Vice President, General Counsel and Secretary since February 2007. Mr. Money was Vice President and General Counsel of Alta Health Strategies from November 1990 to October 1995 when Alta Health Strategies was acquired by us. He filled a series of increasingly responsible positions in our General Counsel's Office until being promoted to General Counsel-Level A in March 2001 and Deputy General Counsel in March 2004. Mr. Money was named our acting general counsel in June 2006 and was subsequently named Executive Vice President, General Counsel and Secretary in February 2007. Prior to November 1990, Mr. Money was a partner in the law firm of Jones, Waldo, Holbrook and McDonough in Salt Lake City, Utah.

        Himanshu Patel joined us in June 2013 as Executive Vice President, Strategy & Business Development and Public Affairs. Prior to joining First Data, he served in various roles at JPMorgan Chase & Co. since 1997, including Managing Director since 2012 and Senior Equity Analyst from 2003 to 2011.

        Ray E. Winborne has been our Executive Vice President and Chief Financial Officer since November 2010. Previously, Mr. Winborne was our acting Chief Financial Officer from May 2010 until November 2010 and our Senior Vice President and Controller from September 2009 until November 2010. He was the Senior Vice President-Finance and Controller of Delta Air Lines Inc. from April 2007 to September 2009 and served as the Senior Vice President, CFO Southeast Region for AT&T, Inc. from January 2007 to April 2007. Prior to that time, Mr. Winborne held various positions in the finance group of BellSouth Corporation from January 1999 to December 2006, most recently serving as BellSouth's Controller. From 1990 to 1999, Mr. Winborne was employed by the public accounting firm PricewaterhouseCoopers LLP.

        Joe W. Forehand has been a member of the Board since September 2009 and Chairman of the Board since March 2010. Mr. Forehand was our interim Chief Executive Officer from March 2010 until October 2010. In his more than 30 years with Accenture Ltd., Mr. Forehand served as the CEO from 1999 until 2004, prior to that, as chief executive of the Communications and High Technology Operating Group, and as Chairman of the board of directors of Accenture Ltd. from 2001 until 2006. Mr. Forehand is a member of the Portfolio Management Committee for KKR and has also been involved with KKR's growth and emphasis on the technology industry sector. He is a board member of Aricent Inc.

        Henry R. Kravis has been a member of the Board since September 2009. Mr. Kravis, a pioneer of the private equity industry, co-founded KKR in 1976 and is its Co-Chairman and Co-Chief Executive Officer. He is actively involved in managing KKR and serves on its regional Private Equity Investment and Portfolio Management Committees. In addition to serving on the board of the general partner of KKR & Co. L.P., Mr. Kravis currently serves on the board of China International Capital Corporation Limited. He also serves as a director, chairman emeritus or trustee of several cultural, professional and education institutions, including The Business Council, Claremont McKenna, Columbia Business School, the Council on Foreign Relations, Mount Sinai Hospital, the New York City Investment Fund, Partnership for New York City, Rockefeller University, and Tsinghua University School of Economics and Management. He earned a B.A. from Claremont McKenna College in 1967 and a M.B.A. from the Columbia Business School in 1969. Mr. Kravis has more than four decades of experience financing, analyzing, and investing in public and private companies, as well as serving on the boards of a number of KKR portfolio companies.

        Scott C. Nuttall has been a member of the Board since September 2007 and is a Member of KKR. Mr. Nuttall joined KKR in 1996 and heads KKR's Global Capital and Asset Management Group which includes the Client and Partner Group, KKR Capital Markets and KKR Asset Management. He has played a significant role in KKR's private equity investments in Alea Group Holdings, Amphenol, Bristol West Holdings, Capmark Financial, First Data Corporation, KinderCare Learning Centers, Legg Mason, Masonite International, Walter Industries and Willis Group. Mr. Nuttall is currently a member of the board of directors of KKR Financial Holdings and Legg Mason. He is actively involved in funds affiliated with KKR and is a member of KKR's Management Committee. Prior to joining KKR, he was with the Blackstone Group where he was involved in numerous merchant banking and merger and acquisition transactions. He received a B.S., summa cum laude, from the University of Pennsylvania.

        Tagar C. Olson has been a member of the Board since September 2007. Mr. Olson joined KKR in 2002 and is a Member and Co-Head of KKR's Financial Services industry team within the Private Equity platform. Mr. Olson has played a significant role in the investments in Santander Consumer USA, First Data Corporation, KKR Debt Investors, Legg Mason, Visant, Capmark, KSL Holdings, KSL Recreation, Masonite, and Yellow Pages Group. Currently, he is on the board of directors of Santander Consumer USA and Visant. Prior to joining KKR, Mr. Olson was with Evercore Partners Inc., where he was involved in a number of private equity transactions and mergers and acquisitions. He holds a B.S. and B.A.S., summa cum laude, from the University of Pennsylvania.

        Joseph J. Plumeri has been a member of the Board since August 2013. Prior to joining us, Mr. Plumeri was Chief Executive Officer of Willis Group Holdings plc from October 2000 to January 2013 and Chairman of its Board from 2001 to July 2013. Prior to joining the Willis Group, Mr. Plumeri spent 32 years as an executive with Citigroup Inc. and its predecessors, where his responsibilities included overseeing the 450 North American retail branches of Citigroup's Citibank unit. Before that, Mr. Plumeri served as Chairman and Chief Executive Officer of Citigroup's Primerica Financial Services from 1995 to 1999. In 1994, Mr. Plumeri was appointed Vice Chairman of Citigroup's predecessor, Travelers Group Inc. In 1993, Mr. Plumeri became the President of a predecessor of Citigroup's Salomon Smith Barney unit after overseeing the merger of Smith Barney and Shearson and serving as the President and Managing Partner of Shearson since 1990. He also serves on the boards of the National Center on Addiction and Substance Abuse; Mount Sinai Medical Center; the Intrepid Sea, Air & Space Museum; the Jackie Robinson Foundation; Carnegie Hall and the Churchill Centre and Museum at the Cabinet War Rooms in London.

        Our Governance, Compensation and Nominations Committee (the "Committee") identifies individuals qualified to become members of the Board and recommends to the Board nominees for election as directors at each annual meeting of shareholders and to fill vacancies on the Board. The Committee looks for certain qualities common to all Board members, including integrity, collegiality, and ability and willingness to make a commitment to us. When considering whether directors and nominees have the experience, qualifications, attributes and skills, the Committee and the Board focused primarily on the information discussed in each of the directors' individual biographies set forth above. With regard to Mr. Bisignano, the Board considered his many years' of executive experience in the financial industry. With regard to Mr. Forehand, the Board considered his many years' experience at a publicly held consulting and technology services company, including service as chairman of the board. With regard to Mr. Kravis, the Board considered his significant experience and expertise in private equity investments. With regard to Mr. Nuttall, the Board considered his broad perspective brought by Mr. Nuttall's involvement in KKR's diverse investments and his extensive knowledge of our business and capital structure through his involvement since the 2007 merger. With regard to Mr. Olson, the Board considered his expertise in the financial services industry and his extensive knowledge of our business and capital structure through his involvement since the 2007 merger. With regard to Mr. Plumeri, the Board considered his many years' experience as chief executive officer of a publicly held company.

Code of Ethics for Senior Financial Officers

        We have adopted a Code of Ethics for Senior Financial Officers which applies to our Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer. The Code is available on our web site at www.firstdata.com under "About First Data", "Investor Relations" and "Corporate Governance".

Audit Committee Financial Expert and Recommendation of Directors.

        Our Audit Committee consists of Messrs. Nuttall and Olson. The Board of Directors has determined that Messrs. Nuttall and Olson are audit committee financial experts as defined by regulations of the Securities and Exchange Commission. We do not have procedures by which security holders may recommend nominees to its board of directors.

EXECUTIVE COMPENSATION

FIRST DATA CORPORATION
COMPENSATION DISCUSSION AND ANALYSIS
FISCAL YEAR 2013

EXECUTIVE SUMMARY

        To position the Company for future growth and to advance its focus on operational efficiency and providing solutions that help clients succeed, First Data Corporation ("FDC", "First Data" or the "Company") added several new senior executives in 2013, including a new Chief Executive Officer. These executives have been installed to help lead a transformation of First Data and drive greater returns. They include Frank J. Bisignano, who was appointed as the new Chief Executive Officer and a member of the Board of Directors (the "Board") of First Data on April 28, 2013. Mr. Bisignano has a proven track record of catalyzing positive change on a global business operating in a dynamic industry. At Citigroup, he built—from the ground up—the largest transaction services business in the world and oversaw the largest technological and operations businesses in the financial services industry. He is known for managing technological innovation in customer-focused businesses, and will apply his skills and experience to lead and grow our leadership role in payment processing globally.

        In addition to Mr. Bisignano, the Company recruited Christine Larsen and Himanshu Patel, who were hired as Executive Vice President, Chief Operations Officer and Executive Vice President, Strategy and Business Development, respectively, on May 23, 2013; and Guy Chiarello who was appointed President of First Data on July 8, 2013. He has been charged with leading the Company's strategy and execution for product development, client solutions and technology.

        All of the new executives joining First Data were highly valued and highly compensated individuals with their previous employer. Compensation for these executives at First Data was set at a level reflecting their established positions and their decisions to forego unvested deferred compensation they would have otherwise received. These individuals each decided to leave secure employment with a very significant, well-established financial services firm to join First Data's efforts to re-position the company for future growth. Their compensation packages were specifically structured to include First Data equity grants. Stock options represented a significant portion of the new hire compensation package, up to 65% in the case of Mr. Bisignano. The options vest 20% each year over a period of five years, subject to continued employment in order to align the long-term interests of the executives with those of existing shareholders. To attract Mr. Chiarello to accept the position of President of the Company, his compensation package was constructed to include a sign-on bonus to approximate foregone compensation.

        We believe our named executive officers are motivated by the potential for appreciation in the stock price, particularly as they will realize the value on these options only if the stock price increases and the executives remain employed with First Data beyond the date at which the stock options vest. Stock options give the recipients the right to purchase at a specified price (that is, the fair value of our common stock on the date when the stock option was granted) a specified number of shares of our common stock for a specified period of time (generally, ten years). Our named executive officers realize value on these stock options only if our stock price increases (which benefits all stockholders) and the named executive officers remain employed with us beyond the date that their stock options vest.

        Coincident with these appointments, in 2013, the Governance, Compensation and Nominations Committee (the "Committee") of First Data Corporation adopted a total compensation philosophy and significantly strengthened the emphasis on equity-based and performance-based pay for its executives and all employees.

Developments:

        On January 11, 2013, Jonathan J. Judge resigned from the role of Chief Executive Officer. On January 28, 2013, FDC announced the appointment of Edward A. Labry III, 49, as interim Chief Executive Officer of the Company. He served in that capacity until Mr. Bisignano was appointed as Chief Executive Officer. Mr. Labry then accepted the role of Vice Chairman. On August 21, 2013, the Board of FDC voted to expand the number of directors that constitute the Board from five to six and elected Joseph J. Plumeri, the former Chairman and Chief Executive Officer of a successful global insurance brokerage firm, as a director of the Company. He was also appointed as a senior advisor to Kohlberg Kravis Roberts & Co. ("KKR") and in this capacity has provided assistance to the Company, specifically in the areas of client delivery, client innovation and marketing.

ROLE OF THE COMMITTEE

        The Committee reviews and approves all aspects of the Company's compensation programs for its executive officers. Specifically, under its charter, the Committee is tasked with:

  •
  establishing the Company's compensation philosophy;

  •
  evaluating performance and setting compensation for the Company's executive officers;

  •
  overseeing regulatory compliance with respect to compensation matters; and

  •
  delegating to and monitoring various subcommittees with responsibility for administrative and legal compliance for retirement and benefit plans.

        During 2013, the Committee was comprised of Scott C. Nuttall (Chairperson), Joe W. Forehand and Henry R. Kravis. All of the foregoing individuals are affiliated with KKR and, therefore, not deemed independent Directors. Disclosure of payments between the Company and KKR affiliates is included in the Certain Relationships and Related Party Transaction section of this Form S-4.

        The equity compensation provided to the senior executives of the Company is approved by the Governance, Compensation and Nominations Committee (the "Holdings Committee") of First Data Holdings Inc. ("Holdings"), the parent corporation of FDC (the "FDC Committee" and the "Holdings Committee" together referred to as the "Committees"). The FDC Committee is comprised of the same individuals as are members of the Holdings Committee.

ROLE OF MANAGEMENT

        The Company's management provides information, data, analysis, updates and recommendations to the Committee. Specifically, management provides recommendations on pay levels for executive officers other than the Chief Executive Officer ("CEO") as well as the design of all material compensation and benefit plans. Finally, management is responsible for the administration of the Company's executive compensation programs and policies.

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES

Executive Compensation Philosophy

        The Company's executive compensation philosophy and corresponding pay practices are designed to align executives tightly with the Company's growth objectives, resulting in increased value for shareholders. This alignment is created via equity compensation and annual incentive compensation, the value of which is driven by company performance over the long and short term, respectively. All executives, including those hired in 2013 maintain a significant equity stake in the Company.

        When considering the design of the Company's compensation plans, incentive plan funding schemes, and individual compensation decisions, the Committee considers several principles.

  •
  Focus on total compensation, rather than individual pay components

  •
  Align realized compensation with company performance

  •
  Emphasize equity ownership as largest driver of compensation value

  •
  Pay at a competitive market position in order to attract the best available talent

Focus on Total Compensation

        FDC has a strong commitment to rewarding all executives, and all employees, on a total compensation basis. Rather than focus on individual pay components, FDC emphasizes total compensation opportunities. For executives, FDC and the Committee believe that a large majority of these total compensation opportunities are delivered via long-term equity. This philosophy is reflected in the hiring packages for new executives and other 2013 compensation decisions described below.

Align Realized Compensation with Company Performance

        The Committee places a great emphasis on the alignment of compensation with company performance and shareholder value. Executives should see realized compensation rise or fall based on the performance of the Company. With a significant portion of compensation opportunities derived from equity, and further because FDC equity is not liquid until an Initial Public Offering ("IPO") is achieved, this linkage is very strong. Additionally, FDC's annual cash incentive plan for executives, the Senior Executive Incentive Plan ("SEIP") is funded each year based solely on company performance.

Emphasize Equity Ownership

        The Committee requires that all executives have a significant equity stake in FDC to ensure complete alignment with shareholders, strong correlation between company performance and executive compensation, and complete focus on the goals of FDC.

        The 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates (the "2007 Equity Plan") facilitates significant equity ownership by executive officers. All executive officers have either directly purchased shares of stock or relinquished equity of their former employer in connection with the Holding equity grants. The Committee believes that by requiring a personal investment in Holdings, the 2007 Equity Plan is a powerful mechanism to facilitate equity ownership and closely align executive and shareholder interests. To ensure equity remains the predominant compensation component for executives and to strengthen long-term alignment, executives also receive annual equity grants.

        As a further demonstration of the Committee's commitment to equity ownership as a path to align the interests of executives and employees with long-term success of the Company, the Committee also approved a broad-based employee equity ownership program commencing in January 2014. The Committee believes that creating a strong culture of ownership within FDC will benefit its clients, employees and shareholders.

Pay at a Competitive Market Position

        The Committee ensures that incoming and incumbent executives are paid competitively. In order to successfully attract and retain top performing executives, the Company annually reviews market data and aims to provide competitive total compensation opportunities. In light of recent hiring, the Company and Committee have also gained significant insight into current compensation practices among peer companies and have leveraged this information along with peer group analysis in making pay decisions.

        The Company and the Committee periodically review the Company's executive compensation practices against a peer group of companies. The Company's peer group is comprised of direct competitors, frequently identified peer companies to the Company's direct competitors, and other companies deemed comparable to the Company in terms of industry, pay practices, revenue and market value. The peer group includes the following 21 companies:

• Accenture	• ADP	• American Express
• Capital One Financial	• Computer Sciences Corp.	• Discover Financial
• eBay	• Fidelity Nat'l Info Services	• Fifth Third Bancorp
• Fiserv	• MasterCard	• PNC Financial Services
• SAIC	• SLM Corp.	• State Street Corp.
• SunTrust Banks	• Symantec Corp.	• Total System Services
• VISA	• Western Union	• Yahoo!

        Competitive benchmarks for each of the Company's executive officers are created by utilizing available information disclosed in proxy statements of these companies in combination with generally available market compensation survey information. It is important to note that compensation data from non-peer group companies is also given significant consideration since the Company also recruits talent from organizations outside the payments industry.

ELEMENTS OF COMPENSATION

        Compensation for the Company's executive officers is delivered through:

  •
  base salary;

  •
  annual cash incentives;

  •
  equity;

  •
  perquisites; and

  •
  retirement plans.

Base Salary

        Base salary forms the foundation of the Company's compensation program. Base salaries for executives reflect market competitive levels (as described above) and factors unique to each executive such as scope of responsibilities, individual skill set, experience level, time in role, pay relative to internal peers and base pay in previous roles before coming to FDC.

        During 2013, two executives received base pay increases. Ray Winborne received a base increase from $600,000 to $675,000, effective March 1, 2013. On May 7, 2013 at the time of his appointment as Vice Chairman, Edward Labry's base pay was increased from $1,000,000 to $1,100,000, retroactive to January 1, 2013.

        At this time, no pay increases are planned for 2014. Base pay for executives as of December 31, 2013 is as follows:

Base Salary as of December 31, 2013
Frank J. Bisignano, Chief Executive Officer	$1,500,000
Edward A. Labry III, Former Interim CEO and Current Vice Chairman	$1,100,000
Ray E. Winborne, Executive Vice President & Chief Financial Officer	$675,000
Guy Chiarello, First Data President	$1,000,000
Christine Larsen, Executive Vice President, Chief Operations Officer	$650,000
Himanshu Patel, Executive Vice President, Strategy and Business Development	$500,000

Annual Cash Incentives

Plan Design and Mechanics

        Executive officers are eligible to receive a performance-based annual cash incentive under the SEIP. SEIP payouts to executive officers are based first and foremost on Company performance during the fiscal year and secondarily based on individual contributions and results during the year. To accomplish this objective, the Committee approved a fully discretionary funding structure for 2013 for the SEIP. This structure was deemed most appropriate to ensure the Committee maintained the discretion and ability to appropriately incent and reward the performance of each executive based upon all factors relevant to the evaluation of company performance.

        Mr. Labry had a minimum opportunity of $1,000,000 approved by the Committee in conjunction with his appointment as Vice Chairman. All other newly hired executives during the year had minimum cash incentives for 2013 approved by the Committee during the hiring process. Mr. Bisignano's employment agreement provided for a 2013 cash bonus in an amount that results in being paid by both the Company and his prior employer, in the form of base salary and cash incentive payments at least $4.75 million in the 2013 taxable year. Minimum bonuses for Mr. Chiarello, Mr. Patel and Ms. Larsen were $2,500,000, $1,000,000 and $1,250,000 respectively.

        The Committee has approved cash bonuses for the 2013 plan year as follows. In 2014, no current executives will have any minimum cash incentive amounts and all awards will be completely performance based.

2013 SEIP Payout
Frank J. Bisignano	$3,704,161
Edward A. Labry III	$1,168,000
Ray E. Winborne	$1,000,000
Guy Chiarello	$2,500,000
Christine E Larsen	$1,250,000
Himanshu A Patel	$1,000,000

Equity

        As described above, equity compensation is at the heart of the Company's compensation philosophy. Incumbent executives received equity awards in 2013 to further bolster the role equity plays in their total compensation opportunity. Mr. Bisignano made a significant personal investment to purchase shares of stock in addition to receiving restricted stock grants to replace equity holdings in his previous employer's company which were relinquished upon his hiring by FDC. Other new executives, including Ms. Larsen, Mr. Patel and Mr. Chiarello also received restricted stock grants for this purpose.

The Committee also granted options to each new executive in proportion to their investment, whether that investment was made directly or via relinquishment of previously held equity.

2013 Equity Awards

        Annual grants to Mr. Labry and Mr. Winborne were made in March 2013, with amounts determined in the sole discretion of the Committee based on each executive's role and performance. These equity awards were granted under the 2007 Equity Plan and were comprised of both options and restricted stock awards. Restricted shares vest upon the later of three years from grant date or a liquidity event, as defined by the Plan. Options vest one-third per year over a three year period from the grant date.

	Stock Option Grant	Restricted Stock Award
Edward A. Labry III	571,429	285,714
Ray E. Winborne	385,714	192,857

        Mr. Labry also received a special grant following his appointment as Vice Chairman of 2,500,000 options, which vest 20% per year over five years from the grant date.

        In December 2013, the Committee cancelled all outstanding performance-vested options. Prior to cancellation, Mr. Labry held 5,625,000 and Mr. Winborne held 500,000 performance-vested options.

        On May 7, 2013, Mr. Bisignano purchased 857,143 shares at the then market value of $3.50 per share and was granted 4,285,715 unrestricted shares of stock. He was also granted 1,428,572 shares of fully vested restricted stock units to be delivered to him upon the earlier of his termination date, or at the time of 2013 bonus payment.

        Executives hired during 2013, also received the following equity awards.

	Grant Date	Stock Options Granted	Stock Option Vesting	Restricted Stock Granted	Restricted Stock Vesting
Frank J. Bisignano	5/7/2013	26,285,714	20% per year	—
Guy Chiarello	7/11/2013	5,000,000	20% per year	1,857,142	Later of 3 years, or Liquidity Event(1)
Christine E. Larsen	6/3/2013	3,000,000	20% per year	1,200,000	Later of 3 years, or Liquidity Event(2)
Himanshu A. Patel	6/3/2013	2,750,000	20% per year	750,000	Later of 3 years, or Liquidity Event(2)

(1)
Half of Mr. Chiarello's restricted stock would become vested following any separation of service after December 31, 2013. All of Mr. Chiarello's restricted stock would become vested following any separation of service after July 11, 2015.

(2)
Forty percent of Mr. Patel's and Ms. Larsen's restricted stock would become vested following any separation of service after December 31, 2013. Eighty percent of Mr. Patel's and Ms. Larsen's restricted stock would become vested following any separation of service after December 31, 2014. All of Mr. Patel's and Ms. Larsen's restricted stock would become vested following any separation of service after December 31, 2015.

General Provisions for Options and Purchased Shares under the 2007 Equity Plan

        IPO or sale of FDC has no impact on options vesting unless the Sponsor's (KKR's) stake drops to a level below 10% of their original investment. If it does, then all options granted in 2011 and later become 100% vested. If the sale of FDC results in a Change in Control whereby the sponsor stake drops below 50% and the sponsor no longer controls a majority of the Board all call rights are eliminated and options granted in 2011 and forward become 100% vested. For options held by Mr. Labry and Mr. Winborne which were granted in 2010 and prior, the vesting of all time options is fully accelerated upon a Change in Control or a Liquidity Event, as defined in the 2007 Equity Plan.

        If an option holder terminates employment with the Company for any reason, all options are subject to call rights by Holdings until a Change in Control or a Liquidity Event, as defined in the 2007 Equity Plan.

        If an option holder's employment is terminated due to Death, Disability, Good Reason or Not for Cause (as defined in the 2007 Equity Plan), call rights may be exercised on vested options at the fair market value share price. In this event, shares obtained through previous option exercises may be called at the fair market value share price. In the event of Death or Disability, the option holder has a put right to exchange vested options for the difference of the fair market value and the option exercise price.

        If the option holder's employment is terminated voluntarily or for Cause (as defined in the 2007 Equity Plan), call rights may be exercised on vested options at the lesser of the fair market value share price or the option exercise price. In this event, shares obtained through previous option exercises may be called at the lesser of the fair market value share price or the option exercise price. In the case of involuntary termination for Cause, call rights may be exercised on purchased shares at the lesser of the fair market value share price or the original purchase price. In the case of voluntary termination, call rights may be exercised on purchased shares at the fair market value share price. These provisions greatly enhance the retention of executives who participate in the 2007 Equity Plan by eliminating all potential option gains for executives who voluntarily terminate prior to a Liquidity Event.

        Shares of purchased stock held by executives may not be sold prior to a Liquidity Event. If a shareholder's employment is terminated involuntarily or due to Death, Disability, Good Reason or Not for Cause (as defined in the 2007 Equity Plan), call rights may be exercised on purchased shares at the fair market value share price. In the event of Death or Disability, the shareholder has a put right to sell shares back to Holdings at the fair market value share price.

        Other than awards made to newly hired executives, Restricted Stock Awards/Restricted Stock Units awarded in 2013 will have the restrictions lapse/vest at the later of: (a) three years from grant date and (b) a Liquidity Event—as defined in the Plan, but generally equivalent to an IPO plus any mandatory lock-up period (up to 180 additional days from IPO).

Grant Process

        All equity grants were made under the 2007 Equity Plan, and granted at the then-current fair market value on the date of each grant. Fair market value was determined by the full Holdings Board at the time of grant. Equity grants were made on the date the grants were approved by the Holdings Committee.

Perquisites

        The Company's compensation philosophy is to focus on performance-based forms of compensation while providing only minimal executive benefits and perquisites. Reimbursement for relocation and moving expenses are offered to the Company's executive officers. Executives are also authorized to use the corporate aircraft for personal purposes in limited instances.

        The financial planning benefit previously offered to all executives was stopped in 2013. Per his employment agreement, Mr. Bisignano is eligible for up to $100,000 per year of financial planning assistance; however, this benefit was not used during 2013.

Retirement Plans

        In 2013, all employees in the U.S., including executive officers, were eligible to participate in the First Data Corporation Incentive Savings Plan ("ISP"). The ISP is a qualified 401(k) plan designed to comply with Internal Revenue Service ("IRS") safe harbor rules. The Company maintains the ISP to allow employees to save for their retirement on a pre-tax basis and provides company contributions to help employees build retirement savings. The company contribution component of this plan will be suspended beginning in 2014.

        In 2013, the Company matched 100% of employee deferrals up to 3% of eligible pay and 50% of employee deferrals on the next 1% of eligible pay. Eligible pay includes base and incentive compensation and is capped by IRS limitations applicable to qualified plans. Company contributions become 100% vested after 2 years of service and there is no service requirement to begin receiving company matching contributions.

        Beginning January 1, 2014, the Company match has been suspended for all employees, including executives.

        FDC does not currently offer defined benefit plans or non-qualified retirement plans to its executive officers.

SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

        In general, the Company does not enter into employment agreements with employees, including the Company's executive officers, except in the case of Mr. Bisignano, Mr. Judge and Mr. Labry. A description of these agreements is provided below. All current executive officers serve at the will of the Board.

        The Company believes that reasonable and appropriate severance and Change in Control benefits are necessary in order to be competitive in the Company's executive attraction and retention efforts. The Company's severance benefits are equivalent to those typically found in other companies and reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time. Information regarding applicable payments under such agreements for the named executive officers is provided in the Severance Benefit table.

        The Policy provides for the payment of benefits to executive officers upon severance from FDC and/or upon a change of control. The Policy is intended to promote uniform treatment of senior executives who are involuntarily terminated other than for Cause or who voluntarily leave the Company for Good Reason, as defined under the 2007 Equity Plan. Under the Policy, no benefits are provided based solely on a Change in Control. The Policy provides for payment of benefits as described below:

  (i)
  For executive officers appointed prior to May 1, 2011, or having 5 years or more service in such a position: total cash payments equal to the executive officer's base pay plus target bonus multiplied by 2.

    For executive officers appointed on or after May 1, 2011 and having 2 to 5 years of service in such a position: total cash payments equal to the executive officer's base pay plus target bonus multiplied by 1.5.

    For executive officers appointed on or after May 1, 2011 and having less than 2 years of service in such a position: total cash payments equal to the executive officer's base pay for one year.

  (ii)
  A cash payment equal to the executive officer's prorated bonus target for the year of termination.

  (iii)
  Continuation of medical, dental and vision benefits coverage for the severance period, with a portion of the costs of the benefits paid by the executive officer.

  (iv)
  A "Gross-Up Payment" is made if it is determined that any Internal Revenue Code Section 280G parachute payments provided by the Company to or, on behalf of, an eligible executive would be subject to the excise tax imposed by Internal Revenue Code Section 4999.

    The Gross-Up Payment is an amount so that after payment of all taxes, the eligible executive retains an amount equal to the Excise Tax imposed by Internal Revenue Code Section 4999. Executives are eligible for this benefit regardless of whether their employment is terminated following a Change in Control.

        As a condition to receiving severance benefits under the Policy, all employees are required to release FDC and its employees from all claims they may have against them and agree to a number of restrictive covenants which are structured to protect the Company from potential loss of customers or employees and to prohibit the release of confidential company information.

OTHER BENEFIT PLANS

        All executive officers are also eligible to participate in the employee benefit plans and programs generally available to the Company's employees, including participation in the Company's matching gift program (which was terminated at the end of 2013) and coverage under the Company's medical, dental, life and disability insurance plans.

EMPLOYMENT/ TRANSITION AND TERMINATION AGREEMENTS WITH FDC EXECUTIVES

Retention and Transition Agreement with Mr. Judge

        Holdings and the Company entered into a Retention and Transition Agreement (the "Agreement") with Mr. Judge (the "Executive") on January 9, 2013 and a copy of this Agreement, in its entirety, was included in the Current Report on Form 8-K filed on January 11, 2013. Under the terms of the Agreement, Mr. Judge's current compensatory arrangement continued until January 31, 2013 (the "Effective Date"). Thereafter, subject to the conditions outlined in the Agreement, the Company agrees to provide to Executive the following payments and benefits: (i) Executive will receive salary continuation for a period of 24 months, with the sum total of payments equal to 2 times his base pay plus target bonus; (ii) insurance coverage in accordance with COBRA paid for by the Company and Company-funded health insurance until age 65 following the COBRA period; (iii) continued vesting in previously granted equity awards until March 31, 2014; (iv) agreement not to exercise the Company's Call Rights on Mr. Judge's equity holdings without his mutual agreement; and (v) a cash payment equal to financial planning benefits for two years following termination.

        Pursuant to the terms of the Agreement, Mr. Judge is subject to covenants not to: (i) disparage FDC or interfere with existing or prospective business relationships; (ii) disclose confidential information; (iii) solicit certain employees of FDC; and (iv) compete. In the event of an alleged material breach of the covenant not to solicit certain employees of FDC, obtains employment, and/or not to compete, any unpaid severance amounts, including but not limited to the items listed in the previous paragraph, will cease and future payments will be forfeited.

Employment Agreement with Mr. Labry

        In connection with FDC's merger with Concord EFS, Inc., on April 1, 2003 an employment agreement was entered into with Edward A. Labry III. The agreement provided Mr. Labry's compensation for the initial employment period and that he may be eligible for additional compensation under certain Company plans or arrangements. Under the agreement, Mr. Labry agreed not to compete with the Company, or solicit any employees or customers of the Company, during his employment with the Company and twelve months thereafter. The initial employment period was February 26, 2004 through February 26, 2006. However, the agreement automatically extends for additional thirty (30) day periods unless either party gives notice to the other party fifteen (15) days before the end of an employment period. As of the date hereof, neither party has provided notice to terminate the agreement.

Employment Agreement with Mr. Bisignano

        On April 28, 2013, First Data and Holdings entered into an employment agreement with Mr. Bisignano (the "Employment Agreement"). A copy of the Employment Agreement is attached to a Current Report on Form 8-K and is incorporated therein by reference. The Employment Agreement provides for an initial five-year term from the Commencement Date and automatic one-year extensions after such time unless terminated by either party with prior written notice. Under the terms of the Employment Agreement, Mr. Bisignano will earn an annual base salary of $1,500,000, which base salary may be increased but not decreased; receive a guaranteed annual incentive payment for 2013 in an amount which results in Mr. Bisignano being paid by both First Data and his prior employer, in the form of base salary and cash incentive payments (excluding any special, one-time incentive payments), at least $4.75 million; and commencing with the 2014 fiscal year, be eligible to receive a discretionary annual incentive payment in such amount as determined in the sole discretion of the Compensation Committee of the Board of Directors of First Data, based upon its assessment of Mr. Bisignano's performance, payable in the form of cash, equity-based awards or a combination thereof. Mr. Bisignano will be eligible to receive executive perquisites, fringe and other benefits consistent with what is provided to executives. Mr. Bisignano's employment agreement also stipulates he would receive the greater of $9,500,000 or two times the sum of his base pay and average of his last two annual incentive payments.

TAX AND ACCOUNTING CONSIDERATIONS

        During 2013, Internal Revenue Code Section 162(m) limitations on tax deductibility of compensation did not apply to FDC as the Company's common stock is not registered or publicly traded. The Committee has not considered Internal Revenue Code Section 162(m) deductibility limitations in the planning of 2013 compensation since they do not apply.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joe W. Forehand(1)	800,000	875,000	2,063,000	Not determined	0	21,600	3,759,600
Henry R. Kravis	40,000	0	0	0	0	0	40,000
Scott C. Nuttall	40,000	0	0	0	0	0	40,000
Tagar C. Olson	40,000	0	0	0	0	0	40,000
Joseph J. Plumeri(2)	345,000	0	1,997,000	520,000	0	5,760	2,867,760

        FDC Directors do not receive compensation. However, all of the Directors of FDC are also Directors of FDC's parent company, Holdings. The Board of Directors of Holdings has approved an annual cash retainer for each non-employee director of Holdings, other than Mr. Forehand, of $40,000 per year.

        All Directors other than Mr. Forehand are eligible to defer up to $40,000 of their retainer in the First Data Holdings Inc. 2008 Non-Employee Director Deferred Compensation Plan ("Director Deferred Comp Plan") and each such Director elected to defer $40,000 of their retainer earned in 2013. Deferrals in the Non-Employee Director Deferred Compensation Plan track the value of shares of Holdings and are payable to participants only upon Separation of Service or Death.

  (1)
  Mr. Forehand received a non-executive Chairman Compensation package from Holdings consisting of $800,000 per year payable in monthly installments and an annual bonus determined at the discretion of the Holdings Committee, with a target amount of $800,000. He received 250,000 Restricted Stock Awards which vest upon the later of 3 years from grant or a liquidity event as defined in the Equity Plan. He received 1,000,000 fully vested stock options with an exercise price of $3.50. The amount of Mr. Forehand's annual bonus has not yet been determined.

  (2)
  Mr. Plumeri earned a $20,000 retainer for his board service in 2013 which was deferred into the Director Deferred Comp Plan. He also provided services to the Company under the KKR Management Contract and earned $845,000 for such services in 2013. Mr. Plumeri purchased 1,428,572 shares of stock and received a grant of 1,000,000 stock options which vest one-third per year over three years if he remains a Director. Other Compensation amounts represent value of personal travel on Company aircraft.

Reimbursements

        Directors are reimbursed for their expenses incurred in attending Board, committee and shareholder meetings, including those for travel, meals and lodging. Directors are also reimbursed for their expenses incurred in attending director education programs. The Company also provides office space and administrative support for Mr. Plumeri in support of performance of his duties as a Director.

Indemnification

        The Company's Certificate of Incorporation provides that the Company shall indemnify and hold harmless each director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware.

REPORT OF THE GOVERNANCE, COMPENSATION AND NOMINATIONS COMMITTEE

        The Governance, Compensation and Nominations Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Governance, Compensation and Nominations Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K.

GOVERNANCE, COMPENSATION AND NOMINATIONS COMMITTEE

Scott C. Nuttall (Chairperson)
Henry R. Kravis
Joe W. Forehand

        As discussed in the Executive Summary above, the Company added several new senior executives in 2013. Significant portions of their compensation packages were designed to incent them to leave their former employer and to compensate them for the resulting loss of equity. We believe our named executive officers are motivated by the potential for appreciation in the stock price, particularly as they will realize the value on these options only if the stock price increases and the executives remain employed with First Data beyond the date at which the stock options vest.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Frank J. Bisignano,	2013	1,045,839	3,704,161	20,000,002	50,994,285	0	0	635,234	76,379,521
Chief Executive Officer
Jonathan J. Judge,	2013	125,000	0	0	0	0	0	7,569,948	7,694,948
Former Chief	2012	1,500,000	1,912,500	500,001	531,333	0	0	389,841	4,833,675
Executive Officer	2011	1,500,000	2,137,500	125,001	146,249	0	0	662,524	4,571,274
Ray E. Winborne,	2013	662,500	1,000,000	675,000	795,728	0	0	14,386	3,147,614
Executive Vice	2012	600,000	510,000	249,999	265,667	0	0	30,926	1,656,592
President & Chief	2011	595,833	570,000	240,000	1,739,850	0	0	27,707	3,173,390
Financial Officer
Edward A. Labry III,	2013	1,100,000	1,568,000	999,999	6,028,858	0	0	216,927	9,913,784
Former Interim Chief	2012	1,000,000	1,062,500	300,000	318,800	0	0	209,121	2,890,421
Executive Officer;	2011	1,000,000	1,187,500	300,000	351,000	0	0	173,243	3,011,743
Current Vice Chairman
Guy Chiarello	2013	481,410	9,000,000	6,499,997	10,330,000	0	0	31,680	26,343,087
President
Christine E. Larsen	2013	396,667	1,250,000	4,200,000	6,090,000	0	0	23,780	11,960,447
Executive Vice
President, Chief
Operations Officer
Himanshu A. Patel	2013	305,128	1,000,000	2,625,000	5,582,500	0	0	11,152	9,523,780
Executive Vice
President, Strategy and
Business Development

(1)
Amounts listed reflect approved 2013 payouts under the Senior Executive Incentive Plan. In addition to those payouts, during 2013, Mr. Chiarello received a cash sign-on bonus of $6,500,000 and Mr. Labry received a special recognition cash bonus of $400,000.

(2)
The table reflects the grant date fair value of all restricted shares used for financial reporting purposes and awarded under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates. For further information on stock awards granted in 2013, see the Grant of Plan-Based Awards Table.

(3)
The table reflects the grant date fair value of all stock options used for financial reporting purposes and awarded under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates and is determined using the Black-Scholes option pricing model. For further information on options granted in 2013, see the Grant of Plan-Based Awards Table.

(4)
Full explanation of these amounts is provided in the Perquisite and Personal Benefits Table and accompanying footnotes.

 PERQUISITE AND PERSONAL BENEFITS

Name	Year	Financial Planning ($)(1)	Employee Stock Purchase Plan ($)	Defined Contribution Plans ($)(2)	Non-Qualified Deferred Compensation Earnings ($)	Life Insurance ($)(3)	Tax Gross-Up Payments ($)(4)	Severance Payments ($)(5)	Relocation Benefits ($)(6)	Other Compensation ($)(7)	Total ($)
Frank J. Bisignano	2013	0	0	2,750	0	1,639	191,029	0	264,674	175,142	635,234
Jonathan J. Judge	2013	0	0	4,375	0	941	7,512	7,500,000	0	57,120	7,569,948
	2012	20,000	0	8,750	0	4,902	52,141	0	2,810	301,238	389,841
	2011	20,000	0	8,575	0	4,902	193,188	0	329,191	106,668	662,524
Ray E. Winborne	2013	0	0	8,925	0	990	1,491	0	0	2,980	14,386
	2012	10,000	0	8,750	0	660	8,923	0	0	2,593	30,926
	2011	10,000	0	8,575	0	570	6,963	0	0	1,599	27,707
Edward A. Labry III	2013	0	0	8,925	0	2,622	48,211	0	13,459	143,710	216,927
	2012	10,000	0	8,750	0	1,710	47,827	0	23,612	117,222	209,121
	2011	10,000	0	8,575	0	1,260	30,297	0	10,268	112,843	173,243
Guy Chiarello	2013	0	0	1,834	0	1,093	5,843	0	0	22,910	31,680
Christine E. Larsen	2013	0	0	5,500	0	828	7,178	0	0	10,274	23,780
Himanshu A. Patel	2013	0	0	7,500	0	264	778	0	0	2,610	11,152

(1)
In 2013, only Mr. Bisignano was eligible for financial planning benefits and none were reimbursed during 2013.

(2)
For all Executives, this column represents company contributions in FDC's qualified 401(k) plan.

(3)
Includes the value of imputed income on life insurance premiums paid by the Company.

(4)
For 2013, amounts represent tax gross-up payments related to imputed income due to personal corporate aircraft usage and spousal travel benefits. Mr. Bisignano also received tax gross-ups in the amount of $87,511 for relocation benefits and $6,192 for health insurance coverage for his ex-spouse.

(5)
Mr. Judge entered into an Agreement with First Data Holdings whereby he received the sum total payments equal to 2 times his base and target bonus totaling $7,500,000.

(6)
Mr. Bisignano received temporary living expenses in the amount of $94,994 and aircraft usage in the amount of $169,680 in conjunction with his relocation to FDC's Atlanta headquarters. Mr. Labry received relocation benefits in the amount of $13,459 for storage of home goods due to relocation.

(7)
Other Compensation described below: Mr. Bisignano received reimbursement for a vehicle lease in the amount of $11,352 and health insurance coverage for his ex-spouse in the amount of $6,721. Mr. Winborne's, Mr. Labry's and Ms. Larsen's amounts include $2,980, $2,980, and $1,864, respectively, due to spouse's travel to company functions. All other values listed represent incremental cost associated with the personal use of the aircraft by each of the named executive officers. The calculation of incremental cost for personal use of the corporate aircraft includes the average hourly variable costs of operating the aircraft for the year attributed to the named executive officer's personal flight activity.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plans(1)	Estimated Future Payouts Under Equity Incentive Plans(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)	Market Close Price per Share ($)
Frank J. Bisignano	5/7/2013			1,428,571			4,999,999	3.50
	5/7/2013			4,285,715			15,000,003	3.50
	5/7/2013				26,285,714	3.50	50,994,285	3.50
Ray E. Winborne	3/5/2013			192,857			675,000	3.50
	3/5/2013				385,714	3.50	795,728	3.50
Edward A. Labry III	3/5/2013			285,714			999,999	3.50
	3/5/2013				571,429	3.50	1,178,858	3.50
	5/7/2013				2,500,000	3.50	4,850,000	3.50
Guy Chiarello	7/11/2013			1,857,142			6,499,997	3.50
	7/11/2013				5,000,000	3.50	10,330,000	3.50
Christine E. Larsen	6/3/2013			1,200,000			4,200,000	3.50
	6/3/2013				3,000,000	3.50	6,090,000	3.50
Himanshu A. Patel	6/3/2013			750,000			2,625,000	3.50
	6/3/2013				2,750,000	3.50	5,582,500	3.50

(1)
No executive officers were eligible for any Estimated Future Payouts under Non-Equity or Equity Incentive Plans during 2013.

(2)
Grants reflected in this column are grants of Restricted Stock made under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates. Shares granted to Mr. Bisignano were all fully vested, however, 1,428,571 shares will be delivered to him at the earlier of his termination date or the time of his 2013 bonus payment; all other shares were delivered to him at the time of grant. Restricted shares granted in 2013 to Mr. Winborne and Mr. Labry vest only upon the latter of three years following the grant date and a liquidity event as defined in the 2007 Equity Plan and generally consisting of the lapse of transfer restrictions following an IPO. Half of Mr. Chiarello's restricted stock vests following any separation of service after December 31, 2013. All of Mr. Chiarello's restricted stock vests following any separation of service after July 11, 2015. Forty percent of Mr. Patel's and Ms. Larsen's restricted stock vests following any separation of service after December 31, 2013. Eighty percent of Mr. Patel's and Ms. Larsen's restricted stock vests following any separation of service after December 31, 2014. All of Mr. Patel's and Ms. Larsen's restricted stock vests following any separation of service after December 31, 2015.

(3)
Grants reflected in this column are grants of Stock Options made under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates. The grant price was determined at the time of the grant by the Board, pursuant to their authority under the plan, to be $3.50. The option grants dated March 5, 2013 for Mr. Laby and Mr. Winborne vest in equal annual installments, one-third per year, over a three year period from the grant date of March 5, 2013 and have a ten-year term. All other grants vest in equal annual installments, 20% per year, over a five year period from the grant date designated and have a ten-year term.

(4)
Grant Date Fair Value for restricted stock and options is based on their valuation for financial reporting purposes at the time of grant. Mr. Bisignano received an unrestricted stock grant of 4,285,715 shares of Common Stock valued at $15,000,003. This grant is subject to all terms and conditions of the Management Stockholders Agreement.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards
Name	Company(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Frank J. Bisignano	Holdings	0	26,285,714	0	3.50	5/7/2023
	Holdings						1,428,571	5,714,284
Jonathan J. Judge	Holdings	1,200,000	800,000	0	3.00	11/10/202
	Holdings	55,555	27,778	0	3.00	3/8/2021
	Holdings	111,111	222,222	0	3.00	3/3/2022
	Holdings						41,667	166,668
	Holdings						166,667	666,668
Ray E. Winborne	Holdings	33,750	22,500	0	3.00	6/23/2020
	Holdings	266,250	177,500	0	3.00	2/1/2021
	Holdings	106,666	53,334	0	3.00	3/8/2021
	Holdings	55,555	111,112	0	3.00	3/3/2022
	Holdings	0	385,714	0	3.50	3/5/2023
	Holdings						80,000	320,000
	Holdings						83,333	333,332
	Holdings						192,857	771,428
Edward A. Labry III	Holdings	3,750,000	0	0	3.00	9/24/2017
	Holdings	1,125,000	750,000	0	3.00	5/19/2020
	Holdings	1,500,000	375,000	0	3.00	9/23/2019
	Holdings	133,333	66,667	0	3.00	3/8/2021
	Holdings	66,666	133,334	0	3.00	3/3/2022
	Holdings	0	571,429	0	3.50	3/5/2023
	Holdings	0	2,500,000	0	3.50	5/7/2023
	Holdings						1,250,000	5,000,000
	Holdings						100,000	400,000
	Holdings						100,000	400,000
	Holdings						285,714	1,142,856
	WU	30,000	0	0	19.07	12/8/2014
	WU	200,000	0	0	20.65	2/22/2016
Guy Chiarello	Holdings	0	5,000,000	0	3.50	7/11/2023
	Holdings						1,857,142	7,428,568
Christine E. Larsen	Holdings	0	3,000,000	0	3.50	6/3/2023
	Holdings						1,200,000	4,800,000
Himanshu A. Patel	Holdings	0	2,750,000	0	3.50	6/3/2023
	Holdings						750,000	3,000,000

(1)
Western Union ("WU") equity awards were granted under the 1992 and/or 2002 First Data Corporation Long-Term Incentive Plans in connection with the spin-off of Western Union from FDC in September 2006. All Holdings equity awards were granted under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates.

(2)
Grants reflected in this column are grants of Stock Options made under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates. All Stock Options listed that were granted prior to 2010 are time-based and vest in equal annual installments 20% each year over a five year period; stock options granted in 2011 and later are time-based and vest in equal annual installments 1/3 per year over three years, except as noted below. 2013 Stock Option grants for Messrs. Bisignano, Chiarello, Patel, Ms. Larsen and 2,500,000 of Mr. Labry's grant of 2,500,000 stock options vest in equal annual installments 20% each year over a five year period. On May 19, 2010, the strike price on options granted to Mr. Labry in 2008 was modified from $5.00 to $3.00.

(3)
All grants reflected in this column are awards of Restricted Stock made under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates. All restricted shares granted in 2010 vest only upon the lapse of transfer restrictions under the 2007 Equity Plan. March 2011, 2012 and 2013 Restricted Stock Award vesting terms are described in footnote 2 of the Grants of Plan-Based Awards Table. Market value of the shares is based on the per share price of $4.00 as of December 31, 2013, as determined by the Board of Directors for purposes of the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates.

 OPTION EXERCISES AND STOCK VESTED

		Option Awards		Stock Awards
Name	Company	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frank J. Bisignano(1)	Holdings	0	0	5,714,286	20,000,001

(1)
Mr. Bisignano was granted 5,714,286 shares of Common Stock with a valuation as of 12/31/2013 of $20,000,001 pursuant to the Management Stockholders Agreement and with his commencement of Chief Executive Officer of First Data Corporation.

PENSION BENEFITS

        During 2013, no executive officers participated in either a qualified or non-qualified defined benefit plan sponsored by the Company.

NON-QUALIFIED DEFERRED COMPENSATION

        During 2013, no executive officers participated in a non-qualified deferred compensation plan sponsored by the Company.

SEVERANCE BENEFITS(1)

Name	Cash Payments ($)(2)	Health & Welfare Benefits ($)(3)	Financial Planning ($)(4)	Unvested Stock Options ($)(5)	Unvested Restricted Stock ($)(6)	Estimated 280G Tax Gross-Up ($)	Total ($)
Frank J. Bisignano	9,500,000	14,740	0	0	0	0	9,514,740
Ray E. Winborne	2,700,000	14,245	0	0	680,634	0	3,394,879
Edward A. Labry III	4,950,000	20,862	0	0	5,885,714	0	10,856,576
Guy Chiarello	3,500,000	10,871	0	0	0	0	3,510,871
Christine E. Larsen	1,900,000	13,496	0	0	0	0	1,913,496
Himanshu A. Patel	1,500,000	13,201	0	0	0	0	1,513,201
Mr. Judge left First Data Corporation in 2013 and his benefits are reflected in the Severance Column of the Perquisites Table.

(1)
Benefits are determined based on an assumed termination date of December 31, 2013 and the terms of the Policy. Executive officers are eligible to receive benefits under this plan following three months of service and in the event of an involuntary termination without cause or in the event of a voluntary termination for Good Reason.

(2)
Represents two times the sum of each executive's base salary and target bonus as of December 31, 2013. Mr. Bisignano's employment agreement stipulates he would receive the greater of $9,500,000 or two times the sum of his base pay and average of his last two annual incentive payments. Mr. Chiarello, Mr. Patel and Ms. Larsen's hiring agreements specify a severance benefit of one times current base pay and most recent annual bonus.

(3)
Represents the company-paid portion of Medical, Dental and Vision benefits for each executive for a period of two years.

(4)
Financial planning was eliminated in 2013 and is no longer a perquisite/benefit for active or non-active executives.

(5)
Stock Option vesting is not accelerated under any of the severance scenarios.

(6)
The terms of the Restricted Stock Awards issued during 2010 to Mr. Labry provide that the entire award shall vest following a departure from the Company covered by the Policy. The terms of other Restricted Stock Awards issued to named executives provide that awards will vest based on number of months completed since grant divided by 36 months following a severance-eligible departure from the Company. Messrs. Chiarello, Patel and Ms. Larsen's terms specify that nothing will vest prior to December 31, 2013 due to termination. Value based on December 31, 2013 fair market value of $4.00, as previously determined by the Committee.

        As a condition to receiving severance benefits under the Policy, all employees are required to release FDC and its employees from all claims they may have against them and agree to a number of restrictive covenants which are structured to protect the Company from potential loss of customers or employees and prohibit the release of confidential company information.

        The actual payments under the Policy are contingent upon many factors as of the time benefits would be paid, including elections by the executive and tax rates.

Compensation Committee Interlocks and Insider Participation

        None of the Company's Governance, Compensation and Nominations Committee members have been an officer or employee of the Company at any time, except for Joe W. Forehand who served as interim CEO during 2010. During 2013, the Company had no compensation committee interlocks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Equity Compensation Plan Information

        We do not have any compensation plans under which our common stock may be issued. First Data Holdings Inc., our parent company, has adopted the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates. The following table contains certain information regarding options, warrants or rights under the plan as of November 1, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	114,373,891	$3.22	24,999,428
Equity compensation plans not approved by security holders	—	—	—

Total	114,373,891	$3.22	24,999,428

Beneficial Ownership

        All of our outstanding stock is held by First Data Holdings Inc. The following table sets forth, as of November 1, 2013, the beneficial ownership of common stock of First Data Holdings Inc. by each person known by us to beneficially own more than 5% of the equity securities of First Data Holdings Inc., each director, each Named Executive Officer and all directors and executive officers as a group. Unless otherwise indicated in the footnotes to this table, we believe that each person has sole voting and investment power of the shares.

Name	Number of Shares Beneficially Owned(1)(2)	Percent of Class
New Omaha Holdings L.P.(3)	1,266,800,220	98%
Frank Bisignano	5,142,858	*
Jonathan J. Judge	2,700,000	*
Edward A. Labry III(4)	9,074,999	*
Ray E. Winborne	1,029,304	*
Guy Chiarello	0	*
Christine E. Larsen	0	*
Himanshu A. Patel	0	*
Joe W. Forehand	2,933,333	*
Henry R. Kravis(3)(5)	0	*
Scott C. Nuttall(5)	0	*
Tagar C. Olson(5)	0	*
Joseph J. Plumeri	0	*
All directors and executive officers as a group (15 persons)	21,557,795	2%

*
Less than one percent

(1)
The number of shares reported includes shares covered by options that are exercisable within 60 days of November 1, 2013 as follows: Mr. Bisignano, 0; Mr. Forehand, 2,600,000;

  Mr. Judge, 1,366,666; Mr. Labry, 6,574,999; Mr. Winborne, 695,971; and all directors and executive officers as a group, 16,413,355.

(2)
No shares are pledged as security except for 2,370,000 shares held by Mr. Labry.

(3)
New Omaha Holdings L.P. is a limited partnership in which investment funds associated with Kohlberg Kravis Roberts & Co. L.P. and other co-investors own the limited partner interests. New Omaha Holdings LLC is the general partner of New Omaha Holdings L.P. KKR 2006 Fund L.P. is the sole member of New Omaha Holdings LLC. KKR Associates 2006 L.P. is the general partner of KKR 2006 Fund L.P. KKR 2006 GP LLC is the general partner of KKR 2006 Associates L.P. KKR Fund Holdings L.P. is the designated member of KKR 2006 GP LLC. KKR Fund Holdings GP Limited is a general partner of KKR Fund Holdings L.P. KKR Group Holdings L.P. is a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited. KKR Group Limited is the sole general partner of KKR Group Holdings L.P. KKR & Co. L.P. is the sole shareholder of KKR Group Limited. KKR Management LLC is the sole general partner of KKR & Co. L.P. Henry R. Kravis and George R. Roberts are the designated members of KKR Management LLC. In addition, Messrs. Kravis and Roberts have been designated as managers of KKR 2006 GP LLC by KKR Fund Holdings L.P. In such capacities, each of the aforementioned entities and individuals may be deemed to have voting and dispositive power with respect to the shares held by New Omaha Holdings L.P. but each such entity and individual disclaims beneficial ownership of the shares held by New Omaha Holdings L.P. The address of each of the entities listed in this footnote is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019.

(4)
Includes the Labry Family Trust-2002 holdings of 130,000 shares and 273,000 additional shares covered by options that are exercisable within 60 days. Mr. Labry disclaims beneficial ownership of any shares owned directly or indirectly by the Labry Family Trust-2002, except to the extent of his pecuniary interest therein.

(5)
Each of Messrs. Kravis, Nuttall and Olson is a member of our board of directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Kravis, Nuttall and Olson disclaim beneficial ownership of the shares held by New Omaha Holdings L.P.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND
DIRECTOR INDEPENDENCE

Policies Regarding the Approval of Transactions with Related Parties

        Under our Director Code of Conduct, each director must report to our General Counsel upon learning of any prospective transaction or relationship in which the director will have a financial or personal interest (direct or indirect) that is with us, involves the use of our assets, or involves competition against us (consistent with any confidentiality obligation the director may have). The General Counsel must then advise the Board of any such transaction or relationship and the Board must pre-approve any material transaction or relationship.

        Under our Code of Conduct, executive officers may not use their personal influence to get us to do business with a company in which they, their family members or their friends have an interest. In situations where an executive officer is in a position of influence or where a conflict of interest would arise, the prior approval of the General Counsel is required.

Certain Relationships and Related Party Transactions

        We have a management agreement with affiliates of KKR (the "Management Agreement") pursuant to which KKR provides us management, consulting, financial and other advisory services. Pursuant to the Management Agreement, KKR receives an aggregate annual management fee and reimbursement of out-of-pocket expenses incurred in connection with the provision of services. The Management Agreement has an initial term expiring on December 31, 2019, provided that the term will be extended annually thereafter unless we provide prior written notice of its desire not to automatically extend the term. The Management Agreement provides that KKR also is entitled to receive a fee equal to a percentage of the gross transaction value in connection with certain subsequent financing, acquisition, disposition and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the Management Agreement in the event of an initial public offering or under certain other circumstances. The Management Agreement terminates automatically upon the consummation of an initial public offering and may be terminated at any time by mutual consent of us and KKR. The Management Agreement also contains customary exculpation and indemnification provisions in favor of KKR and its affiliates. From January 1, 2012 through December 31, 2012, we paid $55.4 million of management fees, including $0.1 million paid to Mr. Plumeri.

        On February 28, 2012, we entered into an Amended and Restated Engagement Letter with KCM and others, pursuant to which KCM agreed to assist in arranging and coordinating our request for an extension of the maturity of certain commitments and loans under our senior secured lending facility. We paid KCM $0.6 million for such services.

        In August 2012, September 2012 and January 2013, KKR Capital Markets LLC ("KCM") assisted us in arranging and coordinating our request for an extension of the maturity of certain commitments and loans under our senior secured lending facility. We paid KCM $2.4 million for such services.

        On March 9, 2012, we entered into a purchase agreement in which KCM agreed to serve as one of the initial purchasers for an offering of secured notes and receive a portion of the underwriting commission for the offering. Under the terms of the agreement, we paid underwriting commissions of $2.1 million to KCM.

        On August 2, 2012, we entered into a purchase agreement in which KCM agreed to serve as one of the initial purchasers for an offering of secured notes and receive a portion of the underwriting commission for the offering. Under the terms of the agreement, we paid underwriting commissions of $3.4 million to KCM.

        On September 13, 2012, we entered into a purchase agreement in which KCM agreed to serve as one of the initial purchasers for an offering of secured notes and receive a portion of the underwriting commission for the offering. Under the terms of the agreement, we paid underwriting commissions of $1.6 million to KCM.

        On January 30, 2013, we entered into a purchase agreement in which KCM agreed to serve as one of the initial purchasers for an offering of unsecured notes and receive a portion of the underwriting commission for the offering. Under the terms of the agreement, we paid underwriting commissions of $1.5 million to KCM.

        On March 26, 2013, we entered into a purchase agreement in which KCM agreed to serve as one of the initial purchasers for an offering of unsecured notes and receive a portion of the underwriting commission for the offering. Under the terms of the agreement, we paid underwriting commissions of $1.8 million to KCM.

        On April 2, 2013 and April 8, 2013, we entered into engagement letters with KCM and others, pursuant to which KCM agreed to assist in arranging and coordinating our request for a reduction of interest rate for certain loans under our senior secured lending facility. We paid KCM $2.9 million for such services.

        On May 15, 2013, we entered into a purchase agreement in which KCM agreed to serve as one of the initial purchasers for an offering of unsecured notes and receive a portion of the underwriting commission for the offering. Under the terms of the agreement, we paid underwriting commissions of $1.0 million to KCM.

        On October 30, 2013, we entered into a purchase agreement in which KCM agreed to serve as one of the initial purchasers for an offering of unsecured notes and receive a portion of the underwriting commission for the offering. Under the terms of the agreement, we paid underwriting commissions of $2.1 million to KCM.

        From January 1, 2012 through November 24, 2013, we paid $36.5 million of expenses to Capstone Consulting LLC, a consulting company that works exclusively with KKR's portfolio companies, for consulting, financial and other advisory services to us.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Overview

        In connection with the Merger, we entered into the senior secured credit facilities dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended and/or modified as of August 10, 2010, March 24, 2011, March 13, 2012, August 16, 2012, September 27, 2012, February 13, 2013, April 10, 2013, April 15, 2013 and January 30, 2014, respectively, with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, swingline lender and letter of credit issuer and Citibank, N.A., as syndication agent.

        As of January 30, 2014, the senior secured credit facilities consisted of the following:

  •
  an approximately $7,693.8 million senior secured term loan facility and an approximately €489.6 million senior secured term loan facility, consisting of:

  •
  an approximately $1,431.5 million senior secured term loan facility and an approximately €24.7 million senior secured term loan facility, each with an ultimate maturity of March 24, 2017 (the "2017 Term Loans");

  •
  an approximately $4.250.0 million senior secured term loan facility and an approximately €311.2 million senior secured term loan facility, each with an ultimate maturity of March 24, 2018 (the "2018 Term Loans");

  •
  an approximately $1,008.0 million senior secured term loan facility with an ultimate maturity of September 24, 2018 (the "2018B Term Loans"); and

  •
  an approximately $1,004.3 million senior secured term loan facility and an approximately €153.8 million senior secured term loan facility, each with an ultimate maturity of March 24, 2021 (the "2021 Term Loans", collectively with the 2017 Term Loans, 2018 Term Loans and 2018B Term Loans, the "Term Loans");

  •
  a $1,016.2 million senior secured revolving credit facility, which matures on September 24, 2016, subject to certain conditions. Up to $500.0 million of the senior secured revolving credit facility is available for letters of credit, of which $47.4 million was utilized as of January 30, 2014. Excluding letters of credit, there was $243.5 million of borrowings outstanding under the senior secured revolving credit facility as of January 30, 2014 (such loans "Revolving Loans").

        The senior secured revolving credit facilities include borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans.

  Interest Rate and Fees

        Borrowings under the senior secured credit facilities bear interest at a rate equal to, at our option, either (a) LIBOR for deposits in the applicable currency plus an applicable margin or (b) the higher of (1) the prime rate of Credit Suisse and (2) the federal funds effective rate plus 0.50%, plus an applicable margin. The applicable margins for borrowings are (1) 3.00% with respect to base rate borrowings and 4.00% with respect to LIBOR borrowings that are Revolving Loans, 2018 Term Loans, 2018B Term Loans and 2021 Term Loans and (2) 2.50% with respect to base rate borrowings and 3.50% with respect to LIBOR borrowings under the senior secured revolving credit facilities that are 2017 Term Loans. Loans not denominated in dollars may only bear interest based on the LIBOR rate and not the base rate.

        In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the senior secured revolving credit facilities in respect of the unutilized commitments thereunder at a rate equal to 0.75% per annum. We must also pay customary letter of credit fees.

  Prepayments

        The senior secured credit facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

  •
  50% (which percentage will be reduced to 25% if our total leverage ratio is 7.0x or less and to 0% if our total leverage ratio if our total leverage ratio is 6.0x or less) of our annual excess cash flow;

  •
  100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property, if we do not reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 15 months, or if later, within 180 days from the date of any binding commitment to reinvest entered into during such 15 month period; and

  •
  100% of the net cash proceeds of any incurrence of debt, other than proceeds from the debt permitted under the senior secured credit facilities, except for a specified debt basket, which requires application of the proceeds to such prepayment.

        We may voluntarily repay outstanding loans under the senior secured credit facilities without premium or penalty, provided that prepayments on all LIBOR loans will be subject to customary "breakage" costs.

        We may prepay outstanding loans under the revolving credit facilities at any time.

  Amortization

        As a result of prior prepayments of our term loans, there are no required amortization payments applicable to the Term Loans and the outstanding principal amount of the Term Loans is due on the applicable final maturity date of such Term Loans.

        Principal amounts outstanding under the senior secured revolving credit facility are due and payable in full at maturity.

  Guarantee and Security

        All obligations under the senior secured credit facilities are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly owned material domestic subsidiaries other than Integrated Payment Systems Inc.

        All obligations under the senior secured credit facilities, and the guarantees of such obligations, are secured, subject to permitted liens and other exceptions, by:

  •
  a first-priority lien on the capital stock owned by us or by any guarantor in each of their respective subsidiaries (limited, in the case of capital stock of foreign subsidiaries, to 65% of the voting stock of first tier foreign subsidiaries); and

  •
  a first-priority lien on substantially all of our present and future assets and those of each guarantor (other than (1) certain real property, (2) settlement assets and (3) deposit accounts, other bank or securities accounts, cash, excluded stock and stock equivalents, motor vehicles and other customary exceptions), including:

  •
  all accounts;

    •
    all chattel paper;

    •
    all documents;

    •
    all equipment and fixtures;

    •
    all general intangibles;

    •
    all instruments;

    •
    all intellectual property;

    •
    all inventory;

    •
    all investment property;

    •
    all supporting obligations;

    •
    all collateral accounts;

    •
    all books and records pertaining to the collateral;

    •
    mortgages on certain real estate properties; and

    •
    to the extent not otherwise included, all proceeds and products of any and all of the foregoing.

Certain Covenants and Events of Default

        The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

  •
  incur additional indebtedness;

  •
  create liens;

  •
  enter into sale and leaseback transactions;

  •
  engage in mergers or consolidations;

  •
  sell or transfer assets;

  •
  pay dividends and distributions or repurchase our capital stock;

  •
  make investments, loans or advances;

  •
  prepay certain indebtedness (including the notes);

  •
  make certain acquisitions;

  •
  engage in certain transactions with affiliates;

  •
  amend material agreements governing certain indebtedness (including the notes); and

  •
  change our lines of business.

        The senior secured credit facilities also require us not to exceed a maximum senior secured leverage ratio and contain certain customary affirmative covenants and events of default, including a change of control.

7.375% Senior Secured First Lien Notes due 2019

Overview

        On April 13, 2011, we issued and sold $750.0 million aggregate principal amount of our 7.375% Senior Secured First Lien Notes due 2019 (the "7.375% Notes"). Proceeds from the offering were used to repay term loans under our senior secured credit facilities and to pay related transaction expenses. On March 23, 2012, we issued and sold an additional $845,000,000 aggregate principal amount of 7.375% Notes in connection with the 2012 amendment agreement discussed above. The additional notes were issued at a discount of 99.5% of the par amount totaling $4.2 million. The additional notes are treated as a single series with and have the same terms as the previously existing 7.375% notes. The additional notes and the previously existing 7.375% notes vote as one class under the related indenture. Proceeds from the offering of the additional 7.375% Notes were used to repay existing 2017 Term Loan debt under our senior secured credit facilities.

Interest Rate

        The 7.375% Notes accrue interest at the rate of 7.375% per annum and mature on June 15, 2019. Interest on the 7.375% Notes is payable on June 15 and December 15 of each year.

Ranking and Security

        The 7.375% Notes are senior secured obligations and (i) rank senior in right of payment to any existing and future subordinated indebtedness, including our existing senior subordinated notes, (ii) rank equally in right of payment with all of our existing and future senior indebtedness, (iii) are effectively senior in right of payment to indebtedness under our existing senior secured second lien notes and our existing senior unsecured notes to the extent of the value of the collateral, (iv) are effectively equal in right of payment with indebtedness under our senior secured credit facilities and other first lien obligations, including the notes offered hereby and (v) are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Prepayments and Redemptions

        We are required to make an offer to repurchase the 7.375% Notes with net proceeds from specified asset sales, subject to the right to repurchase other senior secured debt and certain other types of indebtedness or reinvest such proceeds in our business. In addition, we will be required to offer to repurchase the 7.375% Notes upon the occurrence of a change of control.

        We may redeem our 7.375% Notes, in whole or in part, at any time prior to June 15, 2015 at a price equal to 100% of the principal amount of our 7.375% Notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium." Thereafter, we may redeem our 7.375% Notes, in whole or in part, at established redemption prices. In addition, on or prior to June 15, 2014, we may redeem up to 35% of our 7.375% Notes with the proceeds from certain equity offerings at established redemption prices.

Guarantee

        All obligations under the 7.375% Notes are guaranteed on a senior secured basis by each of our domestic subsidiaries that guarantees obligations under our senior secured credit facilities.

Certain Covenants and Events of Default

        The indenture governing our 7.375% Notes contains a number of covenants that, among other things, restricts, subject to certain exceptions, our ability to:

  •
  incur additional debt or issue certain preferred shares;

  •
  pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

  •
  make certain investments;

  •
  sell certain assets;

  •
  create liens on certain assets to secure debt;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with affiliates; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

        In addition, the indenture governing our 7.375% Notes imposes certain requirements as to future subsidiary guarantors. The indenture governing our 7.375% Notes also contains certain customary events of default.

8.875% Senior Secured First Lien Notes due 2020

Overview

        On August 20, 2010, we issued and sold $510.0 million aggregate principal amount of our 8.875% Senior Secured First Lien Notes due 2020 (the "8.875% Notes"). Proceeds from the offering were used to repay term loans under our senior secured credit facilities and to pay related transaction expenses.

Interest Rate

        The 8.875% Notes accrue interest at the rate of 8.875% per annum and mature on August 15, 2020. Interest on the 8.875% Notes is payable on February 15 and August 15 of each year.

Ranking and Security

        The 8.875% Notes are senior secured obligations and (i) rank senior in right of payment to any existing and future subordinated indebtedness, including our existing senior subordinated notes, (ii) rank equally in right of payment with all of our existing and future senior indebtedness, (iii) are effectively senior in right of payment to indebtedness under our existing senior secured second lien notes and our existing senior unsecured notes to the extent of the value of the collateral, (iv) are effectively equal in right of payment with indebtedness under our senior secured credit facilities and other first lien obligations, including the notes offered hereby and (v) are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Prepayments and Redemptions

        We are required to make an offer to repurchase the 8.875% Notes with net proceeds from specified asset sales, subject to the right to repurchase other senior secured debt and certain other types of indebtedness or reinvest such proceeds in our business. In addition, we will be required to offer to repurchase the 8.875% Notes upon the occurrence of a change of control.

        We may redeem our 8.875% Notes, in whole or in part, at any time prior to August 15, 2015 at a price equal to 100% of the principal amount of our 8.875% Notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium." Thereafter, we may redeem our 8.875% Notes, in whole or in part, at established redemption prices. In addition, on or prior to August 15, 2013, we may redeem up to 35% of our 8.875% Notes with the proceeds from certain equity offerings at established redemption prices.

Guarantee

        All obligations under the 8.875% Notes are guaranteed on a senior secured basis by each of our domestic subsidiaries that guarantees obligations under our senior secured credit facilities.

Certain Covenants and Events of Default

        The indenture governing our 8.875% Notes contains a number of covenants that, among other things, restricts, subject to certain exceptions, our ability to:

  •
  incur additional debt or issue certain preferred shares;

  •
  pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

  •
  make certain investments;

  •
  sell certain assets;

  •
  create liens on certain assets to secure debt;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with affiliates; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

        In addition, the indenture governing our 8.875% Notes imposes certain requirements as to future subsidiary guarantors. The indenture governing our 8.875% Notes also contains certain customary events of default.

6.75% Senior Secured First Lien Notes due 2020

Overview

        On August 16, 2012, we issued $1,300 million aggregate principal amount of our 6.75% Senior Secured First Lien Notes due 2020 (the "Original 6.75% Notes"). On September 27, 2012, we issued and sold an additional $850.0 million aggregate principal amount of our 6.75% Senior Secured First Lien Notes due 2020 (the "Additional 6.75% Notes" and, together with the "Original 6.75% Notes," the "6.75% Notes") at an issue price of 100.750%, reflecting a $6.4 million premium. Proceeds from the offering of the 6.75% Notes were used to repay existing 2014 Term Loan debt under the senior secured credit facilities. The Additional 6.75% Notes are treated as a single series with the Original 6.75% Notes under the indenture, and have identical terms and conditions, other than issue date and offering price, as the Original 6.75% Notes and vote together as a single class, with the same CUSIP numbers as, and be fungible with, the Original 6.75% Notes. Proceeds from the offering of the Additional 6.75% Notes were used to repay existing 2014 Term Loan debt under our senior secured credit facilities.

Interest Rate

        The 6.75% Notes accrue interest at the rate of 6.75% per annum and mature on November 1, 2020. Interest on the 6 3/4% Notes is payable on May 1 and November 1 of each year.

Ranking and Security

        The 6.75% Notes are senior secured obligations and (i) rank senior in right of payment to any existing and future subordinated indebtedness, including our existing senior subordinated notes, (ii) rank equally in right of payment with all of our existing and future senior indebtedness, (iii) are effectively senior in right of payment to indebtedness under our existing senior unsecured notes and our existing senior secured second lien notes to the extent of the value of the collateral securing the notes, (iv) are effectively equal in right of payment with indebtedness under our senior secured credit facilities, the 7.375% Notes and the 8.875% Notes; and (v) are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Prepayments and Redemptions

        We may redeem the 6.75% Notes, in whole or in part, at any time prior to November 1, 2015, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium." Thereafter, we may redeem our 6.75% Notes, in whole or in part, at established redemption prices. In addition, on or prior to November 1, 2015, we may redeem up to 35% of our 6.75% Notes with the proceeds from certain equity offerings at established redemption prices.

        In addition, we will be required to offer to repurchase the 6.75% Notes upon the occurrence of a change of control.

Guarantee

        All obligations under the 6.75% are guaranteed on a senior secured basis by each of our domestic subsidiaries that guarantees obligations under our senior secured credit facilities.

Certain Covenants and Events of Default

        The indenture governing our 6.75% Notes contains a number of covenants that, among other things, restricts, subject to certain exceptions, our ability to:

  •
  incur additional debt or issue certain preferred shares;

  •
  pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

  •
  make certain investments;

  •
  sell certain assets;

  •
  create liens on certain assets to secure debt;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with affiliates; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

        In addition, the indenture governing our 6.75% Notes imposes certain requirements as to future subsidiary guarantors. The indenture governing our 6.75% Notes also contains certain customary events of default.

8.25% Senior Secured Second Lien Notes due 2021 and 8.75%/10.00% PIK Toggle Senior Secured Second Lien Notes due 2022

Overview

        On December 17, 2010, we completed our previously announced private exchange offers, in which we offered to exchange certain of our indebtedness for new securities, payable (i) 50% in 8.25% Senior Secured Second Lien Notes due 2021 (the "8.25% Notes") or, at the election of each holder and subject to certain conditions, in 8.75%/10.00% PIK Toggle Senior Secured Second Lien Notes due 2022 (the "8.75%/10.00% PIK Toggle Notes") and (ii) 50% in 12.625% Notes. As a result, we issued $1,999.7 million aggregate principal amount of 8.25% Notes, which mature on January 15, 2021 and $1,000.0 million aggregate principal amount of 8.75%/10.00% PIK Toggle Notes, which mature on January 15, 2022.

Interest Rates

        Interest on the 8.25% Notes is payable in cash and accrues at the rate of 8.25% per annum. Cash interest on the 8.75%/10.00% PIK Toggle Notes accrues at a rate of 8.75% per annum and PIK interest accrues at a rate of 10.00% per annum. The initial interest payment on the 8.75%/10.00% PIK Toggle Notes is payable in cash. For any interest period thereafter through and including the interest period ending January 15, 2014, we may elect to pay interest on the 8.75%/10.00% PIK Toggle Notes (i) entirely in cash, (ii) entirely by increasing the aggregate principal amount of the outstanding 8.75%/10.00% PIK Toggle Notes or by issuing PIK notes or (iii) on 50% of the outstanding aggregate principal amount of the 8.75%/10.00% PIK Toggle Notes in cash and on 50% of the outstanding aggregate principal amount of the outstanding 8.75%/10.00% PIK Toggle Notes by increasing the aggregate principal amount of the outstanding 8.75%/10.00% PIK Toggle Notes or by issuing PIK notes. After January 15, 2014, all interest on the PIK Toggle Note will be payable in cash. If we elect to pay PIK interest or partial PIK interest, we will increase the principal amount of the 8.75%/10.00% PIK Toggle Notes or issue 8.75%/10.00% PIK Toggle Notes in an amount equal to the amount of PIK interest or the portion of partial PIK interest payable in 8.75%/10.00% PIK Toggle Notes for the applicable interest payment period (rounded up to the nearest $1.00) to holders of the PIK Toggle Notes on the relevant record date.

        Interest on our existing senior secured second lien notes is payable semi-annual in arrears on January 15 and July 15, commencing on July 15, 2011.

Ranking and Security

        Our existing senior secured second lien notes are senior secured second lien obligations and (i) rank senior in right of payment to any existing and future subordinated indebtedness, including our existing senior subordinated notes, (ii) rank equally in right of payment with all of our existing and future senior indebtedness, (iii) are effectively senior in right of payment to indebtedness under our existing senior unsecured notes to the extent of the value of the collateral, (iv) are effectively junior in right of payment with indebtedness under our senior secured credit facilities and other first lien obligations, including our 8.875% Notes and the notes offered hereby to the extent of the value of the collateral and (v) are effectively subordinated to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Prepayments and Redemptions

        We are required to make an offer to repurchase our existing senior secured second lien notes with net proceeds from specified asset sales, subject to the right to repurchase other senior secured debt and certain other types of indebtedness or reinvest such proceeds in our business. In addition, we will be required to offer to repurchase our existing senior secured second lien notes upon the occurrence of a change of control.

        We may redeem our existing senior secured second lien notes, in whole or in part, at any time prior to January 15, 2016, at a price equal to 100% of the principal amount of 8.25% Notes and/or 8.75%/10.00% PIK Toggle Notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium." Thereafter, we may redeem our existing senior secured second lien notes, in whole or in part, at established redemption prices. In addition, on or prior to January 15, 2014, we may redeem up to 35% of the aggregate principal amount of 8.25% Notes and of the 8.75%/10.00% PIK Toggle Notes, respectively, with the net cash proceeds from certain equity offerings at established redemption prices.

Guarantees

        All obligations under our existing senior secured second lien notes are guaranteed on a senior secured second lien basis by each of our domestic subsidiaries that guarantees obligations under our senior secured credit facilities.

Certain Covenants and Events of Default

        The indenture governing our existing senior secured second lien notes contains a number of covenants that, among other things, restricts, subject to certain exceptions, our ability to:

  •
  incur additional debt or issue certain preferred shares;

  •
  pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

  •
  make certain investments;

  •
  sell certain assets;

  •
  create liens on certain assets to secure debt;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with affiliates; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

        In addition, the indenture governing our existing senior secured second lien notes imposes certain requirements as to future subsidiary guarantors. The indenture governing our existing senior secured second lien notes also contains certain customary events of default.

12.625% Senior Unsecured Notes due 2021

Overview

        On December 17, 2010, we completed our previously announced private exchange offers, in which we offered to exchange our 9.875% Notes and 10.55% PIK Notes for new securities, payable (i) 50% in 8.25% Notes or, at the election of each holder and subject to certain conditions, in 8.75%/10.00% PIK Toggle Notes and (ii) 50% in 12.625% Notes. As a result, we issued $3,000.0 million aggregate principal amount of 12.625% Notes, which mature on January 15, 2021.

Interest Rate

        Interest on the 12.625% Notes is payable in cash and accrues at the rate of 12.625% per annum. Interest on the 12.625% Notes is payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2011.

Ranking and Security

        The 12.625% Notes are senior unsecured obligations and (i) rank senior in right of payment to any existing and future subordinated indebtedness, including our existing senior subordinated notes, (ii) rank equally in right of payment with all of our existing and future senior indebtedness, (iii) are effectively junior in right of payment to all existing and future secured indebtedness, including our senior secured credit facilities, our existing senior secured notes and the notes offered hereby to the extent of the value of the collateral and (iv) are effectively subordinated to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Prepayments and Redemptions

        We are required to make an offer to repurchase the 12.625% Notes with net proceeds from specified asset sales, subject to the right to repurchase other senior secured debt and certain other types of indebtedness or reinvest such proceeds in our business. In addition, we will be required to offer to repurchase the 12.625% Notes upon the occurrence of a change of control.

        We may redeem the 12.625% Notes, in whole or in part, at any time prior to January 15, 2016, at a price equal to 100% of the principal amount of the 12.625% Notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium." Thereafter, we may redeem the 12.625% Notes, in whole or in part, at established redemption prices. In addition, on or prior to January 15, 2014, we may redeem up to 35% of the aggregate principal amount of the 12.625% Notes with the net cash proceeds from certain equity offerings at established redemption prices.

Guarantees

        All obligations under the 12.625% Notes are guaranteed on a senior unsecured basis by each of our domestic subsidiaries that guarantees obligations under our senior secured credit facilities.

Certain Covenants and Events of Default

        The indenture governing the 12.625% Notes contains a number of covenants that, among other things, restricts, subject to certain exceptions, our ability to:

  •
  incur additional debt or issue certain preferred shares;

  •
  pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

  •
  make certain investments;

  •
  sell certain assets;

  •
  create liens on certain assets to secure debt;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with affiliates; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

        In addition, the indenture governing the 12.625% Notes imposes certain requirements as to future subsidiary guarantors. The indenture governing the 12.625% Notes also contains certain customary events of default.

Foreign Lines of Credit

        We have short-term lines of credit and other arrangements with foreign banks and alliance partners to fund settlement activity. These arrangements are primarily associated with international operations and are in various functional currencies, the most significant of which are the Australian dollar, the Polish zloty and the euro. As of September 30, 2013, we had outstanding borrowings of $79.6 million under these short-term lines of credit and other arrangements. Certain of these arrangements are uncommitted but we had $48.1 million of borrowings outstanding against them as of September 30, 2013. As of September 30, 2013, our foreign subsidiaries had additional availability of approximately $151 million (all of which was committed) under these short-term lines of credit and other.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

        First Data and the guarantors of the outstanding notes have entered into registration rights agreements in which we agreed, under certain circumstances, to use our reasonable best efforts to file a registration statement relating to offers to exchange the outstanding notes for exchange notes and have it declared effective by the SEC within 360 days after the date of original issuance of the applicable outstanding notes. First Data and the guarantors of the outstanding notes also agreed to commence the exchange offers promptly following the effective time of the registration statement. The exchange notes will have terms identical in all material respects to the related outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the applicable registration rights agreement. The 11.25% outstanding notes were initially issued on February 13, 2013, the 10.625% outstanding notes were initially issued on April 10, 2013 and the outstanding senior subordinated notes were initially issued on May 30, 2013 and on November 19, 2013.

        Under the registration rights agreements, if First Data fails to cause the exchange offers or resale registration statement to be declared effective within 360 days after the date of issuance of the applicable outstanding notes and consummate the exchange offers within 30 business days after the effective time of the exchange offer registration statement (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not filed within 30 days after receiving the required notice from a holder (the "target date"), the interest rate on the related outstanding notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target date and (y) 0.50% per annum thereafter, in each case, until the exchange offers are completed or the shelf registration statement, if required, is declared effective by the SEC or the applicable outstanding notes cease to constitute transfer restricted notes. Copies of the registration rights agreements have been filed as exhibits to the registration statement of which this prospectus is a part.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offers, you will be required to make the following written representations:

  •
  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

  •
  you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act if:

  •
  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

  •
  you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, First Data will accept for exchange in the exchange offers any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. First Data will issue exchange notes in principal amount identical to outstanding notes surrendered in the exchange offers.

        The form and terms of the exchange notes will be identical in all material respects to the form and terms of the related outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreements to complete the exchange offers, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the related outstanding notes. The exchange notes will be issued under and entitled to the benefits of the applicable indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see "Description of Notes."

        The exchange offers are not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $785 million aggregate principal amount of the 11.25% Senior Notes due 2021 are outstanding, $815 million aggregate principal amount of the 10.625% Senior Notes due 2021 are outstanding and $2,475 million aggregate principal amount of the 11.75% Senior Subordinated Notes due 2021 are outstanding. This prospectus and the applicable letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offers. First Data intends to conduct the exchange offers in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under applicable the indenture and the applicable registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the applicable registration rights agreement.

        First Data will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the applicable registration rights agreement, First Data expressly reserves the right to amend or terminate the exchange offers and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offers."

        If you tender your outstanding notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the applicable letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offers. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date, Extensions and Amendments

        As used in this prospectus, the term "expiration date" means 11:59 p.m., New York City time, on                    , 2014. However, if we, in our sole discretion, extend the period of time for which an exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

        To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        First Data reserves the right, in its sole discretion:

  •
  to delay accepting for exchange any outstanding notes (only in the case that we amend or extend an exchange offer);

  •
  to extend an exchange offer or to terminate an exchange offer if any of the conditions set forth below under "—Conditions to the Exchange Offers" have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

  •
  subject to the terms of the applicable registration rights agreement, to amend the terms of an exchange offer in any manner. In the event of a material change in an exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If First Data amends an exchange offer in a manner that we determine to constitute a material change, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment.

Conditions to the Exchange Offers

        Despite any other term of the exchange offers, First Data will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and we may terminate or amend an exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

  •
  an exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

  •
  any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to an exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with such exchange offer.

        In addition, First Data will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and Effect of the Exchange Offers," "—Procedures for Tendering Outstanding Notes" and "Plan of Distribution"; or

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        First Data expressly reserves the right at any time or at various times to extend the period of time during which an exchange offer is open. Consequently, First Data may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. First Data will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of an exchange offer.

        First Data expressly reserves the right to amend or terminate an exchange offer upon the occurrence of any of the conditions of an exchange offer specified above. First Data will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and First Data may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If First Data fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

        In addition, First Data will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the "TIA").

Procedures for Tendering Outstanding Notes

        To tender your outstanding notes in the exchange offers, you must comply with either of the following:

  •
  complete, sign and date the applicable letter of transmittal, or a facsimile of the applicable letter of transmittal, have the signature(s) on the applicable letter of transmittal guaranteed if required by the such letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent" prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

In addition, either:

  •
  the exchange agent must receive certificates for outstanding notes along with the applicable letter of transmittal prior to the expiration date;

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the applicable letter of transmittal.

        The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding notes, either:

  •
  make appropriate arrangements to register ownership of the outstanding notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of outstanding notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of

Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

        DTC is referred to herein as a "book-entry transfer facility."

Acceptance of Exchange Notes

        In all cases, First Data will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offers only after the exchange agent timely receives:

  •
  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding notes pursuant to the exchange offers, you will represent to us that, among other things:

  •
  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        First Data will interpret the terms and conditions of the exchange offers, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. First Data reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither First Data, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offers. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

        Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC's Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 11.59 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent"; or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

Exchange Agent

        Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offers. Wells Fargo Bank, National Association also acts as trustee under the indentures governing the outstanding notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail: WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	By Regular Mail or Overnight Courier: WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	By Hand Delivery: WELLS FARGO BANK, N.A. 12th Floor-Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55479
By Facsimile Transmission (eligible institutions only): (612) 667-6282
For Information or Confirmation by Telephone: (800) 344-5128

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        Each registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offers. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offers.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers. We will record the expenses of the exchange offers as incurred.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offers.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offers, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

  •
  as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  as otherwise set forth in the offering memorandum distributed in connection with the private exchange offerings of the outstanding notes.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF 11.25% EXCHANGE NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, the terms "we," "our," "us," the "Company" and the "Issuer" each refer to First Data Corporation.

        The Issuer issued $785.0 million aggregate principal amount of 11.25% senior notes due 2021 (the "Notes") under an Indenture dated as of February 13, 2013 (the "Indenture") among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The Notes were issued in a private transaction that is not subject to the registration requirements of the Securities Act. See "Notice to Investors." Except as set forth herein, the terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        The following description is only a summary of the material provisions of the Notes and the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, will define your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under "Summary."

Brief Description of Notes

        The Notes:

  •
  are general unsecured senior obligations of the Issuer;

  •
  are effectively subordinated to all Secured Indebtedness of the Issuer, including the Issuer's obligations under the Senior Credit Facility, the Existing First Priority Notes and the Existing Second Priority Notes, to the extent of the value of the assets securing such Indebtedness;

  •
  are structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the Issuer's Foreign Subsidiaries and any Unrestricted Subsidiaries;

  •
  rank equally in right of payment with all existing and future unsecured Senior Indebtedness of the Issuer;

  •
  are senior in right of payment to any Subordinated Indebtedness of the Issuer;

  •
  are initially unconditionally guaranteed on a joint and several and senior basis by each Restricted Subsidiary that guarantees the Senior Credit Facility; and

  •
  are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, jointly and severally fully and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

        The Restricted Subsidiaries that guarantee the Senior Credit Facility and the Existing Notes guarantee the Notes. Each of the Guarantees of the Notes is a general unsecured senior obligation of each Guarantor. The Guarantees rank equally in right of payment with all existing and future Senior Indebtedness of the Guarantor and are effectively subordinated to all Secured Indebtedness of such

Guarantor, including such Guarantor's obligations under the Senior Credit Facility, the Existing First Priority Notes and the Existing Second Priority Notes, to the extent of the value of the assets securing such Indebtedness. The Guarantees are senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.

        Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

        If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees in respect thereof, subordinate claims in respect of the notes and the guarantees in respect thereof and require holders to return payments received and, if that occurs, you may not receive any payments on the notes."

        Each Guarantee by a Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

          (1)   any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

          (2)   the release or discharge of the guarantee by such Guarantor of the Senior Credit Facility or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

          (3)   the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

          (4)   the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the discharge of the Issuer's obligations under the Indenture in accordance with the terms of the Indenture.

Paying Agent and Registrar for the Notes

        The Issuer will maintain one or more paying agents for the Notes. The initial paying agent for the Notes will be the Trustee.

        The Issuer will also maintain a registrar. The initial registrar will be the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

        The Issuer issued $785.0 million in aggregate principal amount of Notes on February 13, 2013. The Notes will mature on January 15, 2021. Subject to compliance with the covenants described below under the caption "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Issuer may issue additional Notes from time to time after the initial offering under the Indenture (any such Notes, the "Additional Notes"). Unless the context requires otherwise, references to "Notes" for all purposes of the Indenture and this "Description of Notes" include any Additional Notes that are actually issued.

        Interest on the Notes accrues at the rate of 11.25% per annum and is payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 2013, to the Holders of Notes of record on the immediately preceding May 1 and November 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

        Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. Any Additional Interest on the Notes will be payable in the same form elected by the Issuer for payment of interest for the applicable interest payment period. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

        Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption "Repurchase at the Option of Holders." The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

        Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to January 15, 2016.

        At any time prior to January 15, 2016, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the

"Redemption Date"), subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

        On and after January 15, 2016, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on January 15 of each of the years indicated below:

Year	Percentage
2016	108.438%
2017	105.625%
2018	102.813%
2019 and thereafter	100.000%

        In addition, until January 15, 2016 the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 111.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided (i) that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (ii) that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption may, at the Issuer's option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

        If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under "Repurchase at the Option of Holders—Selection and Notice."

Repurchase at the Option of Holders

Change of Control

        The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under "Optional Redemption," the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

          (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

          (7)   that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

          (8)   the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

          (1)   accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facility provides, and future credit agreements or other agreements relating to Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facility, we could seek a waiver of such default or seek to refinance our Senior Credit Facility. In the event we do not obtain such a waiver or refinance the Senior Credit Facility, such default could result in amounts outstanding under our Senior Credit Facility being declared due and payable and could cause a Receivables Facility to be wound down.

        Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the initial purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

        The provisions under the Indenture relating to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the Notes.

Asset Sales

        The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, an Asset Sale, unless:

          (1)   the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

            (a)   any liabilities (as reflected in the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or accrual have taken place on the date of such balance sheet, as determined by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

            (b)   any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

            (c)   any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of the Issuer's Total Assets at the time of the receipt of such Designated Non- cash Consideration, with the fair market value of each item of Designated Non- cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

          (1)   to permanently reduce:

            (a)   Obligations under Senior Indebtedness that is Secured Indebtedness, permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

            (b)   Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto) through open-market purchases or by making an Asset Sale Offer in accordance with the procedures set forth below; provided that to the extent the Issuer or such Restricted Subsidiary reduces Obligations under Senior Indebtedness other than the Notes, the Issuer will equally and ratably reduce Obligations under the Notes as provided under "Optional Redemption," through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an Asset Sale Offer in accordance with the procedures set forth below to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of the Notes; or

            (c)   Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof); or

          (2)   to make (a) an Investment in any one or more businesses, provided that if such business is not a Restricted Subsidiary, such Investment is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) an Investment in properties, (c) capital expenditures or (d) acquisitions of other assets, in each of (a) through (d), that are used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of this clause (2), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer will be required to make an offer to all Holders of the Notes and, if required or permitted by the terms of any other Senior Indebtedness, to the holders of such Senior Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

        To the extent that the aggregate amount of Notes and any other Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

        If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption unless subject to one or more conditions precedent. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (I)  declare or pay any dividend or make any payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

            (a)   dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

            (b)   dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

        (III)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

            (a)   Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

            (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition;

        (IV)  make any Restricted Investment,

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

          (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after August 20, 2010 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

            (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 1, 2010, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

            (b)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after August 20, 2010 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of:

                (i)  (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

                (x)   Equity Interests to any former, current or future employees, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer's Subsidiaries after August 20, 2010 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock;

              (B)  to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

               (ii)  debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

    provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Y) Excluded Contributions; plus

            (c)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following August 20, 2010 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions; plus

            (d)   100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

                (i)  the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after August 20, 2010; or

               (ii)  the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after August 20, 2010; plus

            (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after August 20, 2010, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

          (2)   (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

          (3)   the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or any Restricted Subsidiary, as the case may be, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

            (a)   the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

            (b)   such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

            (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired; and

            (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $150.0 million in any calendar year (which shall increase to $300.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after August 20, 2010, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after August 20, 2010; less

            (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

  and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary or any class or series of Preferred Stock of a Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

          (6)   (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after August 20, 2010;

            (b)   the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after August 20, 2010; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

            (c)   the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (9)   the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following consummation of the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after August 20, 2010, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

          (10) Restricted Payments in an amount equal to the amount of Excluded Contributions previously received;

          (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 2% of the Issuer's Total Assets at the time made;

          (12) distributions or payments of Receivables Fees;

          (13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

          (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

          (15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

            (a)   franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

            (b)   foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

            (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

            (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

            (e)   fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

          (16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of the Issuer's Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

        Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on or in respect of the Issuer's Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer, for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (11) of the second paragraph of this covenant or clauses (8), (10) or (13) of the definition of "Permitted Investments," unless (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuer (including for this purpose Indebtedness of the direct and/or indirect parent company of the Issuer) would be equal to or less than 7.50 to 1.00 and (y) such payment is otherwise in compliance with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12)(b) and (14) below at such time.

        The foregoing limitations will not apply to:

          (1)   the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million outstanding at any one time;

          (2)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes and any Exchange Notes (including Guarantees thereof));

          (3)   Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)), including the Existing Notes;

          (4)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease, improvement, development or construction of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4), when aggregated with the outstanding amount of Indebtedness under clause (13) incurred to refinance Indebtedness initially incurred in reliance on this clause (4), does not exceed 4% of the Issuer's Total Assets at any one time outstanding so long as such Indebtedness exists at the date of such purchase, lease or improvement or is created within 270 days thereafter;

          (5)   Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation or employee health claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (6)   Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case,

  incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

          (7)   Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (8)   Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

          (9)   shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

          (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," exchange rate risk or commodity pricing risk;

          (11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,000.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clause (14), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

          (13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, refinance, replace, renew, extend or defense any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced, replaced, renewed or defeased,

            (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

            (c)   shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

  and provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Obligations secured by Permitted Liens;

          (14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

            (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

            (b)   the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

  provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clause (12)(b), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

          (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

          (17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

          (18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

          (19) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

          (20) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments";

          (21) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

          (22) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries; and

          (23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

        For purposes of determining compliance with this covenant:

          (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that all Indebtedness outstanding under the Senior Credit Facility on September 24, 2007 will be treated as incurred on September 24, 2007 under clause (1) of the preceding paragraph; and

          (2)   at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discounts and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

        The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

        For the avoidance of doubt, the amount of Indebtedness, Disqualified Stock and Preferred Stock incurred by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (12)(b) and (14), shall not exceed $2,000.0 million in the aggregate at any one time outstanding.

Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (1)   in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2)   in all other cases, the Notes or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; except that the foregoing restriction shall not apply to (a) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," and (b) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that, with respect to Liens securing Obligations permitted under this subclause (b), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.5 to 1.0. Any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.

Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the "Successor Company"); provided, that in the case where the surviving Person is not a corporation, a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof shall be a co-obligor of the Notes;

          (2)   the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Default exists;

          (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

            (a)   the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or

            (b)   the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Notes and the Registration Rights Agreement; and

          (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

        The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

          (1)   any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

          (2)   the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

            (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

            (c)   immediately after such transaction, no Default exists; and

            (d)   the Issuer shall have delivered to the Trustee an Officer's Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

          (2)   the transaction is made in compliance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $40.0 million, unless:

          (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

          (2)   the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among the Issuer or any of its Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments";

          (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

          (4)   the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, former, current or future officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

          (5)   transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

          (6)   any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

          (7)   the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

          (8)   the Transactions, the offering of Notes and the payment of all fees and expenses related to the Transactions and the offering of Notes, in each case as described in the offering memorandum;

          (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any former, current or future director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Issuer, any of its direct or indirect parent companies or any of its Subsidiaries;

          (11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

          (12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

          (13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

          (14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries (and the payment of reasonable out-of-pocket expenses incurred by the Investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

          (15) payments to and from, and transactions with, any joint venture in the ordinary course of business; and

          (16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

          (1)   (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

            (b)   pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

        except (in each case) for such encumbrances or restrictions existing under or by reason of:

            (a)   contractual encumbrances or restrictions in effect on the Issue Date;

            (b)   the Indenture and the Notes and the Guarantees;

            (c)   the Holdco Indenture;

            (d)   purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

            (e)   applicable law or any applicable rule, regulation or order;

            (f)    any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets assumed;

            (g)   contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

            (h)   Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens";

            (i)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (j)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

            (k)   customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

            (l)    customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

            (m)  restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

            (n)   restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

            (o)   any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Issuer will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

          (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, provided that:

            (a)   if the Notes or such Guarantor's Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

            (b)   if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

          (2)   such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of any Receivables Facility by any Receivables Subsidiary.

Reports and Other Information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

          (1)   within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

          (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

          (3)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

          (4)   any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of the Notes, which obligation may be satisfied by posting such reports on the website of the Issuer and its Subsidiaries, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish or otherwise make available to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Events of Default and Remedies

        The Indenture provides that each of the following is an "Event of Default":

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

          (2)   default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

          (3)   failure by the Issuer for 120 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes to comply with any of its obligations, covenants or agreements contained in the provisions of the Indenture described in "Certain Covenants—Reports and Other Information";

          (4)   failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) or (3) above) contained in the Indenture or the Notes;

          (5)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

            (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

            (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $100.0 million or more at any one time outstanding;

          (6)   failure by the Issuer or any Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final non-appealable judgments aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (7)   certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

          (8)   the Guarantee of any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

        If any Event of Default (other than of a type specified in clause (7) above) occurs and is continuing under the Indenture, the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note (held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (provided such rescission would not conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

          (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

          (2)   holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

          (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of not less than 30% in aggregate principal amount of the Notes have requested the Trustee to pursue the remedy;

          (3)   Holders of the Notes have offered and if requested, provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   Holders of a majority in aggregate principal amount of the total outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Indenture the Holders of a majority in aggregate principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Indenture, the Notes and the Guarantees will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer's and each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

          (1)   the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

          (2)   the Issuer's obligations with respect to Notes concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (b)   since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

          (6)   the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

          (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

          (8)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

          (1)   all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (2)   (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

            (c)   the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

            (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder or any Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

        The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

          (1)   reduce the aggregate principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

          (3)   reduce the rate of or change the time for payment of interest on any Note;

          (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

          (5)   make any Note payable in money other than that stated therein;

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

          (7)   make any change in these amendment and waiver provisions;

          (8)   impair the right of any Holder to receive payment of principal of, or interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (9)   make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

          (10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or the Notes without the consent of any Holder;

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Notes of such series in addition to or in place of certificated notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (4)   to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

          (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

          (9)   to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

          (10) to add a Guarantor under the Indenture;

          (11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this "Description of Notes" to the extent that such provision in this "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantees or the Notes;

          (12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

          (13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee pursuant to the Indenture or otherwise.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such

Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "9.875% Senior Notes" means collectively, (i) the $2,200,000,000 aggregate principal amount of 9.875% Senior Notes due 2015, issued by the Issuer under that certain indenture dated as of October 24, 2007 and (ii) the $1,550,000,000 aggregate principal amount of 9.875% Senior Notes due 2015, issued by the Issuer under that certain indenture dated as of September 24, 2008.

        "10.55% Senior PIK Notes" means the $2,963,685,572 aggregate principal amount of 10.55% Senior PIK Notes due 2015, issued by the Issuer under that certain indenture dated as of September 24, 2008.

        "11.25% Senior Subordinated Notes" means the $2,500,000,000 aggregate principal amount of 11.25% Senior Subordinated Notes due 2016, issued by the Issuer under that certain indenture dated as of September 24, 2008.

        "12.625% Senior Notes" means the $3,000,000,000 aggregate principal amount of 12.625% Senior Notes due 2021, issued by the Issuer under that certain indenture dated as of December 17, 2010.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

          (1)   1.00% of the principal amount of such Note; and

          (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at January 15, 2016 (such redemption price being set forth in the tables appearing under the caption "Optional Redemption"), plus (ii) all required interest payments due on such Note through January 15, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "Certain Covenants—

  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock");

  in each case, other than:

            (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business;

            (b)   the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

            (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "Certain Covenants—Limitation on Restricted Payments";

            (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

            (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

            (f)    to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

            (g)   the lease, assignment or sublease of any real or personal property in the ordinary course of business;

            (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

            (i)    foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Indenture;

            (j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

            (k)   the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

            (l)    any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

            (m)  dispositions in the ordinary course of business, including disposition in connection with any Settlement and dispositions of Settlement Assets and Merchant Agreements;

            (n)   sales, transfers and other dispositions of Investments in joint ventures and Merchant Acquisition and Processing Alliances to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

            (o)   sales, transfers and other dispositions of Investments in Merchant Acquisition and Processing Alliances (regardless of the form of legal entity) relating to any equity reallocation in connection with an asset or equity contribution; and

            (p)   any issuance or sale of Equity Interests of any Restricted Subsidiary to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.

        "Asset Sale Offer" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Bridge Facilities" means the Senior Interim Debt Agreement and the Senior Subordinated Interim Debt Agreement.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Capitalized Software Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   euros or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

          (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

          (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

          (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

          (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

          (7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

          (8)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

          (9)   Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody's with maturities of 24 months or less from the date of acquisition;

          (10) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's; and

          (11) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (10) above.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

          (2)   the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, customer acquisition costs and incentive payments, conversion costs, contract acquisition costs, and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) penalties and interest relating to taxes, (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of obligations in connection with the application of recapitalization accounting or purchase accounting, (w) any Additional Interest and any comparable "additional interest" with respect to the Existing Notes or other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

          (3)   interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Leverage Ratio," with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person, less the aggregate amount of cash and Cash Equivalents, held (free and clear of all Liens, other than Liens permitted under "Certain Covenants—Liens," other than clause (20) of the definition of Permitted Liens herein) by (A) the Issuer and its Restricted Subsidiaries (other than settlement assets as shown on the balance sheet of such Person) and (B) any Joint Venture (other than settlement assets as shown on the balance sheet of such Person) in an amount corresponding to the Issuer's or any Restricted Subsidiary's, as applicable, proportionate share thereof, based on its ownership of such Joint Venture's voting stock, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

          (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions or the offering of Notes to the extent incurred on or prior to September 30, 2008 and litigation and regulatory settlements), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, spin-off costs, business optimization costs and expenses (including data center consolidation initiatives and other costs relating to initiatives aimed at profitability improvements), transition costs, restructuring costs, charges or reserves, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

          (2)   the cumulative effect of a change in accounting principles during such period shall be excluded,

          (3)   any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

          (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

          (5)   the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

          (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3) (a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person's consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting in relation to the Transactions or the offering of Notes or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

          (8)   any effect of income (loss) from the early extinguishment of Indebtedness shall be excluded,

          (9)   the mark-to-market effects on Net Income during the period of any derivatives or similar financial instruments, including the ineffective portion of Hedging Obligations (other than such effects settled in cash) shall be excluded,

          (10) any impairment charge or asset write-off or write-down, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

          (11) any non-cash compensation charge or expense, including any such charge arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded,

          (12) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

          (13) accruals and reserves that are established or adjusted within twelve months after September 24, 2007 that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

          (14) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof. Furthermore, there shall be excluded from Consolidated Net Income any net income (losses) attributable to Integrated Payment Systems Inc. and Integrated Payment Systems Canada Inc.

        "Consolidated Secured Debt Ratio" as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens on collateral securing the Senior Credit Facility and other Obligations of the Issuer that are secured by a lien that is pari passu to the Senior Credit Facility and other Obligations, less the aggregate amount of cash and Cash Equivalents held (free and clear of all Liens, other than Liens permitted under "Certain Covenants—Liens," other than clause (20) of the definition of Permitted

Liens herein) by (A) the Issuer and its Restricted Subsidiaries (other than settlement assets as shown on the balance sheet of such Person) and (B) any Joint Venture (other than settlement assets as shown on the balance sheet of such Person) in an amount corresponding to the Issuer's or any Restricted Subsidiary's, as applicable, proportionate share thereof, based on its ownership of such Joint Venture's voting stock, computed as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation, or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "discharge" means, with respect to any Obligations, the payment in full and discharge of all such Obligations and the termination of any commitments or other obligations to extend additional credit. The term "discharged" shall have a corresponding meaning.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "DTC" means The Depository Trust Company.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

          (1)   increased (without duplication) by:

            (a)   provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

            (b)   Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of "Consolidated Interest Expense" pursuant to clauses (1)(t), (u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

            (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness (and any amendment or modification to any such transaction) permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes, the Existing Notes and the Senior Credit Facility and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

            (e)   any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

            (f)    the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus

            (g)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under "Certain Covenants—Transactions with Affiliates"; plus

            (h)   the amount of net cost savings and net cash flow effect of revenue enhancements related to new agreements, or amendments to existing agreements, with customers or joint ventures, projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings and revenue enhancements had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings and revenue enhancements are reasonably identifiable and factually supportable, (y) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (z) no cost savings or revenue enhancements shall be added pursuant to this clause (h) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (e) above with respect to such period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of "Fixed Charge Coverage Ratio"); plus

            (i)    the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

            (j)    any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments"; plus

            (k)   an amount equal to the Issuer's and its Restricted Subsidiaries' proportional share of the items described in clauses (1)(a) and (b) of this definition relating to each Joint Venture, in each case determined as if such Joint Venture was a Restricted Subsidiary;

          (2)   decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

          (3)   increased or decreased by (without duplication):

            (a)   any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and its related pronouncements and interpretations; plus or minus, as applicable, and

            (b)   any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

        "EMU" means the economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

          (1)   public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-8;

          (2)   issuances to any Subsidiary of the Issuer; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Event of Default" has the meaning set forth under "Events of Default and Remedies."

        "Excess Proceeds" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Exchange Notes" means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after September 24, 2007 from:

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Existing 6.750% Notes Indenture" means that certain Indenture, dated as of August 16, 2012, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing 7.375% Notes Indenture" means that certain Indenture, dated as of April 13, 2011, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing 8.875% Notes Indenture" means that certain Indenture, dated as of August 20, 2010, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing First Priority Notes" means the 8.875% Senior Secured Notes due 2020 with an initial aggregate principal amount of $510,000,000, issued by the Issuer under the Existing 8.875% Notes Indenture, the 7.375% Senior Secured Notes due 2019 with an initial aggregate principal amount of $750,000,000 and an additional aggregate principal amount of $845,000,000, issued by the Issuer under the Existing 7.375% Notes Indenture and the 6.750% Senior Secured Notes due 2020 with an initial aggregate principal amount of $1,300,000,000 and an additional aggregate principal amount of $850,000,000, issued by the Issuer under the Existing 6.750% Notes Indenture.

        "Existing First Priority Notes Indentures" means the Existing 6.750% Notes Indenture, the Existing 7.375% Notes Indenture and the Existing 8.875% Notes Indenture.

        "Existing Notes" means, collectively, the Existing Unsecured Notes, the Existing First Priority Notes and the Existing Second Priority Notes.

        "Existing Second Priority Notes" means the 8.25% Senior Second Lien Notes due 2021 with an initial aggregate principal amount of $1,999,703,000 and the 8.75%/10.00% PIK Toggle Senior Second Lien Notes due 2022 with an initial aggregate principal amount of $1,000,000,000, issued by the Issuer under the Existing Second Priority Notes Indenture.

        "Existing Second Priority Notes Indenture" means that certain Indenture, dated as of December 17, 2010, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing Unsecured Notes" means the 9.875% Senior Notes, the 11.25% Senior Subordinated Notes, the 10.55% Senior PIK Notes and the 12.625% Senior Notes.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Any such pro forma calculation may include adjustments appropriate to exclude from EBITDA the results of Integrated Payment Systems Inc. and Integrated Payment Systems Canada Inc.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

          (1)   Consolidated Interest Expense of such Person for such period;

          (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary during such period; and

          (3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which were in effect on September 24, 2007.

        "Government Securities" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture.

        "Guarantor" means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holdco Indenture" shall mean the indenture dated as of September 24, 2007 entered into between Holdings and The Bank of New York, as trustee, relating to the Holdco Notes.

        "Holdco Notes" shall mean the $1,000,000,000 aggregate principal amount of 11 1/2% Senior PIK Notes due 2016 issued by Holdings.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "Holdings" shall mean New Omaha Holdings Corporation, a Delaware corporation, and its successors.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

            (a)   in respect of borrowed money;

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

            (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation, within 60 days of becoming due and payable, has not been paid and becomes a liability on the balance sheet of such Person in accordance with GAAP; or

            (d)   representing any Hedging Obligations;

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; provided that the amount of Indebtedness of any Person for purposes of this clause (2) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith; and

          (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of Receivables Facilities or (c) Settlement Indebtedness.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

          (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments":

          (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

            (a)   the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

            (b)   the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

        "Investors" means Kohlberg Kravis Roberts & Co. L.P., KKR 2006 Fund L.P., Citigroup Global Markets Inc., Credit Suisse Management LLC, Deutsche Bank Investment Partners, Inc., HSBC Bank plc, LB I Group Inc., GMI Investments, Inc., Citigroup Capital Partners II 2007 Citigroup Investment, LP, Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P., CGI CPE LLC, GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Mezzanine Partners 2006 Fund, L.P. and Goldman Sachs Investments Ltd. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means the date on which the Indenture is executed.

        "Issuer" has the meaning set forth in the first paragraph under "General" and its successors; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, "Issuer" shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

        "Joint Venture" means, at any date of determination, each joint venture accounted for as an equity method investee of the Issuer and its Restricted Subsidiaries, determined in accordance with GAAP.

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Merchant Acquisition and Processing Alliance" shall mean any joint venture or other strategic alliance entered into with any financial institution or other third party primarily entered into to offer Merchant Services.

        "Merchant Agreement" shall mean any contract entered into with a merchant relating to the provision of Merchant Services.

        "Merchant Services" shall mean services provided to merchants relating to the authorization, transaction capture, settlement, chargeback handling and internet-based transaction processing of credit, debit, stored-value and loyalty card and other payment transactions (including provision of point of service devices and other equipment necessary to capture merchant transactions and other ancillary services).

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        "Permitted Holders" means each of the Investors, members of management of the Issuer (or its direct or indirect parent) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or any of its Restricted Subsidiaries;

          (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

          (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date;

          (6)   any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

            (a)   in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

            (b)   as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (8)   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 2.5% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (9)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "Certain Covenants—Limitations on Restricted Payments";

          (10) guarantees of Indebtedness permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of such paragraph);

          (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

          (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, is necessary or advisable to effect any Receivables Facility;

          (15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;

          (16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

          (17) any Investment in any joint venture existing on the Issue Date to the extent contemplated by the organizational documents of such joint venture as in existence on the Issue Date;

          (18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

          (19) any Investment arising in the ordinary course of business as a result of any Settlement, including Investments in and of Settlement Assets; and

          (20) Investments of assets made pursuant to any non-qualified deferred compensation plan sponsored by the Issuer or its Restricted Subsidiaries.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   Liens securing Indebtedness permitted to be incurred pursuant to clause (1), (4), (12), (13) or (18) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries and (c) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" extend only to the assets so financed, purchased, constructed or improved;

          (7)   Liens existing on the Issue Date (other than Liens in favor of the lenders under the Senior Credit Facility);

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (9)   Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

          (15) Liens in favor of the Issuer or any Guarantor;

          (16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

          (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

          (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (19) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

          (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (6) under the caption "Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

          (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

          (28) Settlement Liens;

          (29) Liens (i) on cash advances in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under "Repurchase at the Option of Holders—Asset Sales," in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

          (30) Liens on assets not constituting Collateral securing letters of credit issued on behalf of any Subsidiary that is not a Guarantor in a currency other than U.S. Dollars permitted by clause (1) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," in an aggregate amount at any time outstanding not to exceed $25.0 million;

          (31) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Issuer or any of its Subsidiaries, provided that such Lien secures only the obligations of the Issuer or such Subsidiaries in respect of such letter of credit to the extent permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (32) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Issuer and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business.

        For purposes of this definition and clauses (b) and (c) of the second paragraph under "Certain Covenants—Liens," the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

        "Purchase Money Obligations" means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the applicable security or other investment publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

        "Redemption Date" has the meaning set forth under "Optional Redemption."

        "Registration Rights Agreement" means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the initial purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary's ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's Ratings Services and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facility" means the credit agreement dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Credit Suisse, Cayman Islands Branch, as administrative agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "Senior Credit Facility Obligations" means "Obligations" as defined in the Senior Credit Facility.

        "Senior Indebtedness" means:

          (1)   all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facility, the Existing First Priority Notes, the Existing Second Priority Notes, the Existing Unsecured Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facility) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

          (3)   any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

          (4)   all Obligations with respect to the items listed in the preceding clauses (1) through (3); provided, however, that Senior Indebtedness shall not include:

            (a)   any obligation of such Person to the Issuer or any of its Subsidiaries;

            (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

            (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

            (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

            (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

        "Senior Interim Debt Agreement" means the interim credit agreement relating to the senior interim debt dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citibank N.A., as administrative agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder up to an amount of $1,550,000,000 in cash-pay borrowings and/or $2,750,000,000 outstanding PIK borrowings (plus any additional principal amount attributable to PIK interest).

        "Senior Subordinated Interim Debt Agreement" means the interim credit agreement relating to the senior subordinated debt dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citibank N.A., as administrative agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder up to an amount of $2,500,000,000.

        "Settlement" shall mean the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

        "Settlement Asset" shall mean any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

        "Settlement Indebtedness" shall mean any payment or reimbursement obligation in respect of a Settlement Payment.

        "Settlement Lien" shall mean any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

        "Settlement Payment" shall mean the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

        "Settlement Receivable" shall mean any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for and in the amount of a Settlement made or arranged, or to be made or arranged, by such Person.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on September 24, 2007.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Investors and the Issuer.

        "Subordinated Indebtedness" means, with respect to the Notes,

          (1)   any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, including the 11 1/4% Senior Subordinated Notes, and

          (2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes, including the Guarantees of the 11 1/4% Senior Subordinated Notes by the Guarantors.

        "Subsidiary" means, with respect to any Person:

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which,

            (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated (excluding settlement assets, as shown on such balance sheet).

        "Transaction Agreement" means the Agreement and Plan of Merger, dated as of April 1, 2007, among New Omaha Holdings L.P., Omaha Acquisition Corporation and the Issuer, as the same may have been amended prior to September 24, 2007.

        "Transactions" means the transactions contemplated by the Transaction Agreement, borrowings under the Bridge Facilities and borrowings under the Senior Credit Facility as in effect on September 24, 2007.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the

Redemption Date to January 15, 2016; provided, however, that if the period from the Redemption Date to January 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

          (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

          (2)   such designation complies with the covenants described under "Certain Covenants—Limitation on Restricted Payments"; and

          (3)   each of:

            (a)   the Subsidiary to be so designated; and

            (b)   its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

          (1)   the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

          (2)   the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

          (2)   the sum of all such payments.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF 10.625% EXCHANGE NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, the terms "we," "our," "us," the "Company" and the "Issuer" each refer to First Data Corporation.

        The Issuer issued $815.0 million aggregate principal amount of 10.625% senior notes due 2021 (the "Notes") under an Indenture dated as of April 10, 2013 (the "Indenture") among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The Notes were issued in a private transaction that is not subject to the registration requirements of the Securities Act. See "Notice to Investors." Except as set forth herein, the terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        The following description is only a summary of the material provisions of the Notes and the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, will define your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under "Summary."

Brief Description of Notes

        The Notes:

  •
  are general unsecured senior obligations of the Issuer;

  •
  are effectively subordinated to all Secured Indebtedness of the Issuer, including the Issuer's obligations under the Senior Credit Facility, the Existing First Priority Notes and the Existing Second Priority Notes, to the extent of the value of the assets securing such Indebtedness;

  •
  are structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the Issuer's Foreign Subsidiaries and any Unrestricted Subsidiaries;

  •
  rank equally in right of payment with all existing and future unsecured Senior Indebtedness of the Issuer;

  •
  are senior in right of payment to any Subordinated Indebtedness of the Issuer;

  •
  are initially unconditionally guaranteed on a joint and several and senior basis by each Restricted Subsidiary that guarantees the Senior Credit Facility; and

  •
  are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, jointly and severally fully and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

        The Restricted Subsidiaries that guarantee the Senior Credit Facility and the Existing Notes guarantee the Notes. Each of the Guarantees of the Notes is a general unsecured senior obligation of each Guarantor. The Guarantees rank equally in right of payment with all existing and future Senior Indebtedness of the Guarantor and are effectively subordinated to all Secured Indebtedness of such

Guarantor, including such Guarantor's obligations under the Senior Credit Facility, the Existing First Priority Notes and the Existing Second Priority Notes, to the extent of the value of the assets securing such Indebtedness. The Guarantees are senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.

        Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

        If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees in respect thereof, subordinate claims in respect of the notes and the guarantees in respect thereof and require holders to return payments received and, if that occurs, you may not receive any payments on the notes."

        Each Guarantee by a Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

          (1)   any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

          (2)   the release or discharge of the guarantee by such Guarantor of the Senior Credit Facility or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

          (3)   the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

          (4)   the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the discharge of the Issuer's obligations under the Indenture in accordance with the terms of the Indenture.

Paying Agent and Registrar for the Notes

        The Issuer will maintain one or more paying agents for the Notes. The initial paying agent for the Notes will be the Trustee.

        The Issuer will also maintain a registrar. The initial registrar will be the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

        The Issuer issued $815.0 million in aggregate principal amount of Notes on April 10, 2013. The Notes will mature on June 15, 2021. Subject to compliance with the covenants described below under the caption "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Issuer may issue additional Notes from time to time after the initial offering under the Indenture (any such Notes, the "Additional Notes"). Unless the context requires otherwise, references to "Notes" for all purposes of the Indenture and this "Description of Notes" include any Additional Notes that are actually issued.

        Interest on the Notes accrues at the rate of 10.625% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2013, to the Holders of Notes of record on the immediately preceding February 1 and August 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

        Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. Any Additional Interest on the Notes will be payable in the same form elected by the Issuer for payment of interest for the applicable interest payment period. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

        Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption "Repurchase at the Option of Holders." The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

        Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to April 15, 2016.

        At any time prior to April 15, 2016, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

        On and after April 15, 2016, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on April 15 of each of the years indicated below:

Year	Percentage
2016	107.969%
2017	105.313%
2018	102.656%
2019 and thereafter	100.000%

        In addition, until April 15, 2016 the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 110.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided (i) that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (ii) that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption may, at the Issuer's option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

        If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under "Repurchase at the Option of Holders—Selection and Notice."

Repurchase at the Option of Holders

Change of Control

        The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under "Optional Redemption," the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

          (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

          (7)   that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

          (8)   the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

          (1)   accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facility provides, and future credit agreements or other agreements relating to Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facility, we could seek a waiver of such default or seek to refinance our Senior Credit Facility. In the event we do not obtain such a waiver or refinance the Senior Credit Facility, such default could result in amounts outstanding under our Senior Credit Facility being declared due and payable and could cause a Receivables Facility to be wound down.

        Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the initial purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

        The provisions under the Indenture relating to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the Notes.

Asset Sales

        The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, an Asset Sale, unless:

          (1)   the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

            (a)   any liabilities (as reflected in the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or accrual have taken place on the date of such balance sheet, as determined by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

            (b)   any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

            (c)   any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of the Issuer's Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

          (1)   to permanently reduce:

            (a)   Obligations under Senior Indebtedness that is Secured Indebtedness, permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

            (b)   Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto) through open-market purchases or by making an Asset Sale Offer in accordance with the procedures set forth below; provided that to the extent the Issuer or such Restricted Subsidiary reduces Obligations under Senior Indebtedness other than the Notes, the Issuer will equally and ratably reduce Obligations under the Notes as provided under "Optional Redemption," through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an Asset Sale Offer in accordance with the procedures set forth below to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of the Notes; or

            (c)   Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof); or

          (2)   to make (a) an Investment in any one or more businesses, provided that if such business is not a Restricted Subsidiary, such Investment is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) an Investment in properties, (c) capital expenditures or (d) acquisitions of other assets, in each of (a) through (d), that are used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of this clause (2), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer will be required to make an offer to all Holders of the Notes and, if required or permitted by the terms of any other Senior Indebtedness, to the holders of such Senior Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

        To the extent that the aggregate amount of Notes and any other Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

        If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption unless subject to one or more conditions precedent. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (I)  declare or pay any dividend or make any payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

            (a)   dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

            (b)   dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

        (III)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

            (a)   Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

            (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition;

        (IV)  make any Restricted Investment,

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

          (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after August 20, 2010 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

            (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 1, 2010, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

            (b)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after August 20, 2010 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of:

                (i)  (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

                (x)   Equity Interests to any former, current or future employees, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer's Subsidiaries after August 20, 2010 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock;

                (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

               (ii)  debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

    provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Y) Excluded Contributions; plus

            (c)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following August 20, 2010 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions; plus

            (d)   100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

                (i)  the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after August 20, 2010; or

               (ii)  the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after August 20, 2010; plus

            (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after August 20, 2010, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

          (2)   (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

          (3)   the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or any Restricted Subsidiary, as the case may be, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

            (a)   the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

            (b)   such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

            (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired; and

            (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $150.0 million in any calendar year (which shall increase to $300.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after August 20, 2010, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after August 20, 2010; less

            (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

  and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary or any class or series of Preferred Stock of a Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

          (6)   (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after August 20, 2010;

            (b)   the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after August 20, 2010; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

            (c)   the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (9)   the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following consummation of the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after August 20, 2010, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

          (10) Restricted Payments in an amount equal to the amount of Excluded Contributions previously received;

          (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 2% of the Issuer's Total Assets at the time made;

          (12) distributions or payments of Receivables Fees;

          (13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

          (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

          (15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

            (a)   franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

            (b)   foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

            (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

            (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

            (e)   fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

          (16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of the Issuer's Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

        Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on or in respect of the Issuer's Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer, for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (11) of the second paragraph of this covenant or clauses (8), (10) or (13) of the definition of "Permitted Investments," unless (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuer (including for this purpose Indebtedness of the direct and/or indirect parent company of the Issuer) would be equal to or less than 7.50 to 1.00 and (y) such payment is otherwise in compliance with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12)(b) and (14) below at such time.

        The foregoing limitations will not apply to:

          (1)   the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million outstanding at any one time;

          (2)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes and any Exchange Notes (including Guarantees thereof));

          (3)   Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)), including the Existing Notes;

          (4)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease, improvement, development or construction of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4), when aggregated with the outstanding amount of Indebtedness under clause (13) incurred to refinance Indebtedness initially incurred in reliance on this clause (4), does not exceed 4% of the Issuer's Total Assets at any one time outstanding so long as such Indebtedness exists at the date of such purchase, lease or improvement or is created within 270 days thereafter;

          (5)   Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation or employee health claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (6)   Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case,

  incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

          (7)   Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (8)   Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

          (9)   shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

          (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," exchange rate risk or commodity pricing risk;

          (11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,000.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clause (14), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

          (13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, refinance, replace, renew, extend or defense any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced, replaced, renewed or defeased,

            (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

            (c)   shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

  and provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Obligations secured by Permitted Liens;

          (14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

            (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

            (b)   the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

  provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clause (12)(b), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

          (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

          (17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

          (18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

          (19) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

          (20) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments";

          (21) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

          (22) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries; and

          (23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

        For purposes of determining compliance with this covenant:

          (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that all Indebtedness outstanding under the Senior Credit Facility on September 24, 2007 will be treated as incurred on September 24, 2007 under clause (1) of the preceding paragraph; and

          (2)   at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discounts and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

        The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

        For the avoidance of doubt, the amount of Indebtedness, Disqualified Stock and Preferred Stock incurred by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (12)(b) and (14), shall not exceed $2,000.0 million in the aggregate at any one time outstanding.

Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (1)   in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2)   in all other cases, the Notes or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; except that the foregoing restriction shall not apply to (a) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," and (b) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that, with respect to Liens securing Obligations permitted under this subclause (b), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.5 to 1.0. Any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.

Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the "Successor Company"); provided, that in the case where the surviving Person is not a corporation, a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof shall be a co-obligor of the Notes;

          (2)   the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Default exists;

          (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

            (a)   the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or

            (b)   the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Notes and the Registration Rights Agreement; and

          (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

        The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

          (1)   any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

          (2)   the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   (a)    such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

            (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

            (c)   immediately after such transaction, no Default exists; and

            (d)   the Issuer shall have delivered to the Trustee an Officer's Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

          (2)   the transaction is made in compliance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $40.0 million, unless:

          (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

          (2)   the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among the Issuer or any of its Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments";

          (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

          (4)   the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, former, current or future officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

          (5)   transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

          (6)   any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

          (7)   the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

          (8)   the Transactions, the offering of Notes and the payment of all fees and expenses related to the Transactions and the offering of Notes, in each case as described in the offering memorandum;

          (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any former, current or future director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Issuer, any of its direct or indirect parent companies or any of its Subsidiaries;

          (11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

          (12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

          (13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

          (14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries (and the payment of reasonable out-of-pocket expenses incurred by the Investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

          (15) payments to and from, and transactions with, any joint venture in the ordinary course of business; and

          (16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

          (1)   (a)    pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

            (b)   pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

  except (in each case) for such encumbrances or restrictions existing under or by reason of:

            (a)   contractual encumbrances or restrictions in effect on the Issue Date;

            (b)   the Indenture and the Notes and the Guarantees;

            (c)   the Holdco Indenture;

            (d)   purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

            (e)   applicable law or any applicable rule, regulation or order;

            (f)    any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets assumed;

            (g)   contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

            (h)   Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens";

            (i)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (j)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

            (k)   customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

            (l)    customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

            (m)  restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

            (n)   restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

            (o)   any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Issuer will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

          (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, provided that:

            (a)   if the Notes or such Guarantor's Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

            (b)   if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

          (2)   such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of any Receivables Facility by any Receivables Subsidiary.

Reports and Other Information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

          (1)   within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

          (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

          (3)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

          (4)   any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of the Notes, which obligation may be satisfied by posting such reports on the website of the Issuer and its Subsidiaries, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish or otherwise make available to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Events of Default and Remedies

        The Indenture provides that each of the following is an "Event of Default":

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

          (2)   default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

          (3)   failure by the Issuer for 120 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes to comply with any of its obligations, covenants or agreements contained in the provisions of the Indenture described in "Certain Covenants—Reports and Other Information";

          (4)   failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) or (3) above) contained in the Indenture or the Notes;

          (5)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

            (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

            (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $100.0 million or more at any one time outstanding;

          (6)   failure by the Issuer or any Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final non-appealable judgments aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (7)   certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

          (8)   the Guarantee of any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

        If any Event of Default (other than of a type specified in clause (7) above) occurs and is continuing under the Indenture, the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture will provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note (held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (provided such rescission would not conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

          (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

          (2)   holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

          (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of not less than 30% in aggregate principal amount of the Notes have requested the Trustee to pursue the remedy;

          (3)   Holders of the Notes have offered and if requested, provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   Holders of a majority in aggregate principal amount of the total outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Indenture the Holders of a majority in aggregate principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Indenture, the Notes and the Guarantees will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer's and each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

          (1)   the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

          (2)   the Issuer's obligations with respect to Notes concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (b)   since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

          (6)   the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

          (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

          (8)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

          (1)   all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (2)   (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

            (c)   the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

            (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder or any Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

        The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

          (1)   reduce the aggregate principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

          (3)   reduce the rate of or change the time for payment of interest on any Note;

          (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

          (5)   make any Note payable in money other than that stated therein;

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

          (7)   make any change in these amendment and waiver provisions;

          (8)   impair the right of any Holder to receive payment of principal of, or interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (9)   make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

          (10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or the Notes without the consent of any Holder;

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Notes of such series in addition to or in place of certificated notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (4)   to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

          (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

          (9)   to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

          (10) to add a Guarantor under the Indenture;

          (11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this "Description of Notes" to the extent that such provision in this "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantees or the Notes;

          (12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

          (13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee pursuant to the Indenture or otherwise.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "9.875% Senior Notes" means collectively, (i) the $2,200,000,000 aggregate principal amount of 9.875% Senior Notes due 2015, issued by the Issuer under that certain indenture dated as of October 24, 2007 and (ii) the $1,550,000,000 aggregate principal amount of 9.875% Senior Notes due 2015, issued by the Issuer under that certain indenture dated as of September 24, 2008.

        "11.25% Senior Notes" means the $785.0 million aggregate principal amount of 11.25% Senior Unsecured Notes due 2015, issued by the Issuer under that certain indenture dated as of February 13, 2013.

        "11.25% Senior Subordinated Notes" means the $2,500,000,000 aggregate principal amount of 11.25% Senior Subordinated Notes due 2016, issued by the Issuer under that certain indenture dated as of September 24, 2008.

        "12.625% Senior Notes" means the $3,000,000,000 aggregate principal amount of 12.625% Senior Notes due 2021, issued by the Issuer under that certain indenture dated as of December 17, 2010.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

          (1)   1.00% of the principal amount of such Note; and

          (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at April 15, 2016 (such redemption price being set forth in the tables appearing under the caption "Optional Redemption"), plus (ii) all required interest payments due on such Note through April 15, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock");

        in each case, other than:

            (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business;

            (b)   the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

            (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "Certain Covenants—Limitation on Restricted Payments";

            (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

            (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

            (f)    to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

            (g)   the lease, assignment or sublease of any real or personal property in the ordinary course of business;

            (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

            (i)    foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Indenture;

            (j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

            (k)   the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

            (l)    any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

            (m)  dispositions in the ordinary course of business, including disposition in connection with any Settlement and dispositions of Settlement Assets and Merchant Agreements;

            (n)   sales, transfers and other dispositions of Investments in joint ventures and Merchant Acquisition and Processing Alliances to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

            (o)   sales, transfers and other dispositions of Investments in Merchant Acquisition and Processing Alliances (regardless of the form of legal entity) relating to any equity reallocation in connection with an asset or equity contribution; and

            (p)   any issuance or sale of Equity Interests of any Restricted Subsidiary to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.

        "Asset Sale Offer" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Bridge Facilities" means the Senior Interim Debt Agreement and the Senior Subordinated Interim Debt Agreement.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Capitalized Software Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   euros or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

          (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

          (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

          (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

          (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

          (7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

          (8)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

          (9)   Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody's with maturities of 24 months or less from the date of acquisition;

          (10) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's; and

          (11) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (10) above.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

          (2)   the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, customer acquisition costs and incentive payments, conversion costs, contract acquisition costs, and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) penalties and interest relating to taxes, (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of obligations in connection with the application of recapitalization accounting or purchase accounting, (w) any Additional Interest and any comparable "additional interest" with respect to the Existing Notes or other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

          (3)   interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Leverage Ratio," with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person, less the aggregate amount of cash and Cash Equivalents, held (free and clear of all Liens, other than Liens permitted under "Certain Covenants—Liens," other than clause (20) of the definition of Permitted Liens herein) by (A) the Issuer and its Restricted Subsidiaries (other than settlement assets as shown on the balance sheet of such Person) and (B) any Joint Venture (other than settlement assets as shown on the balance sheet of such Person) in an amount corresponding to the Issuer's or any Restricted Subsidiary's, as applicable, proportionate share thereof, based on its ownership of such Joint Venture's voting stock, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

          (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions or the offering of Notes to the extent incurred on or prior to September 30, 2008 and litigation and regulatory settlements), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, spin-off costs, business optimization costs and expenses (including data center consolidation initiatives and other costs relating to initiatives aimed at profitability improvements), transition costs, restructuring costs, charges or reserves, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

          (2)   the cumulative effect of a change in accounting principles during such period shall be excluded,

          (3)   any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

          (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

          (5)   the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

          (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3) (a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person's consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting in relation to the Transactions or the offering of Notes or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

          (8)   any effect of income (loss) from the early extinguishment of Indebtedness shall be excluded,

          (9)   the mark-to-market effects on Net Income during the period of any derivatives or similar financial instruments, including the ineffective portion of Hedging Obligations (other than such effects settled in cash) shall be excluded,

          (10) any impairment charge or asset write-off or write-down, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

          (11) any non-cash compensation charge or expense, including any such charge arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded,

          (12) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

          (13) accruals and reserves that are established or adjusted within twelve months after September 24, 2007 that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

          (14) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof. Furthermore, there shall be excluded from Consolidated Net Income any net income (losses) attributable to Integrated Payment Systems Inc. and Integrated Payment Systems Canada Inc.

        "Consolidated Secured Debt Ratio" as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens on collateral securing the Senior Credit Facility and other Obligations of the Issuer that are secured by a lien that is pari passu to the Senior Credit Facility and other Obligations, less the aggregate amount of cash and Cash Equivalents held (free and clear of all Liens, other than Liens permitted under "Certain Covenants—Liens," other than clause (20) of the definition of Permitted Liens herein) by (A) the Issuer and its Restricted Subsidiaries (other than settlement assets as shown on the balance sheet of such Person) and (B) any Joint Venture (other than settlement assets as shown on the balance sheet of such Person) in an amount corresponding to the Issuer's or any Restricted Subsidiary's, as applicable, proportionate share thereof, based on its ownership of such Joint Venture's voting stock, computed as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation, or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "discharge" means, with respect to any Obligations, the payment in full and discharge of all such Obligations and the termination of any commitments or other obligations to extend additional credit. The term "discharged" shall have a corresponding meaning.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "DTC" means The Depository Trust Company.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

          (1)   increased (without duplication) by:

            (a)   provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

            (b)   Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of "Consolidated Interest Expense" pursuant to clauses (1)(t), (u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

            (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness (and any amendment or modification to any such transaction) permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes, the Existing Notes and the Senior Credit Facility and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

            (e)   any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

            (f)    the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus

            (g)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under "Certain Covenants—Transactions with Affiliates"; plus

            (h)   the amount of net cost savings and net cash flow effect of revenue enhancements related to new agreements, or amendments to existing agreements, with customers or joint ventures, projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings and revenue enhancements had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings and revenue enhancements are reasonably identifiable and factually supportable, (y) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (z) no cost savings or revenue enhancements shall be added pursuant to this clause (h) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (e) above with respect to such period

    (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of "Fixed Charge Coverage Ratio"); plus

            (i)    the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

            (j)    any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments"; plus

            (k)   an amount equal to the Issuer's and its Restricted Subsidiaries' proportional share of the items described in clauses (1)(a) and (b) of this definition relating to each Joint Venture, in each case determined as if such Joint Venture was a Restricted Subsidiary;

          (2)   decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

          (3)   increased or decreased by (without duplication):

            (a)   any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and its related pronouncements and interpretations; plus or minus, as applicable, and

            (b)   any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

        "EMU" means the economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

          (1)   public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-8;

          (2)   issuances to any Subsidiary of the Issuer; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Event of Default" has the meaning set forth under "Events of Default and Remedies."

        "Excess Proceeds" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Exchange Notes" means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after September 24, 2007 from:

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Existing 6.750% Notes Indenture" means that certain Indenture, dated as of August 16, 2012, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing 7.375% Notes Indenture" means that certain Indenture, dated as of April 13, 2011, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing 8.875% Notes Indenture" means that certain Indenture, dated as of August 20, 2010, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing 11.25% Notes Indenture" means that certain Indenture, dated as of February 13, 2013, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing First Priority Notes" means the 8.875% Senior Secured Notes due 2020 with an initial aggregate principal amount of $510,000,000, issued by the Issuer under the Existing 8.875% Notes Indenture, the 7.375% Senior Secured Notes due 2019 with an initial aggregate principal amount of $750,000,000 and an additional aggregate principal amount of $845,000,000, issued by the Issuer under the Existing 7.375% Notes Indenture and the 6.750% Senior Secured Notes due 2020 with an initial aggregate principal amount of $1,300,000,000 and an additional aggregate principal amount of $850,000,000, issued by the Issuer under the Existing 6.750% Notes Indenture.

        "Existing First Priority Notes Indentures" means the Existing 6.750% Notes Indenture, the Existing 7.375% Notes Indenture, the Existing 8.875% Notes Indenture and the Existing 11.25% Notes Indenture.

        "Existing Notes" means, collectively, the Existing Unsecured Notes, the Existing First Priority Notes and the Existing Second Priority Notes.

        "Existing Second Priority Notes" means the 8.25% Senior Second Lien Notes due 2021 with an initial aggregate principal amount of $1,999,703,000 and the 8.75%/10.00% PIK Toggle Senior Second Lien Notes due 2022 with an initial aggregate principal amount of $1,000,000,000, issued by the Issuer under the Existing Second Priority Notes Indenture.

        "Existing Second Priority Notes Indenture" means that certain Indenture, dated as of December 17, 2010, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing Unsecured Notes" means the 9.875% Senior Notes, the 11.25% Senior Subordinated Notes, the 12.625% Senior Notes and the 11.25% Senior Notes.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Any such pro forma calculation may include adjustments appropriate to exclude from EBITDA the results of Integrated Payment Systems Inc. and Integrated Payment Systems Canada Inc.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

          (1)   Consolidated Interest Expense of such Person for such period;

          (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary during such period; and

          (3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which were in effect on September 24, 2007.

        "Government Securities" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture.

        "Guarantor" means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holdco Indenture" shall mean the indenture dated as of September 24, 2007 entered into between Holdings and The Bank of New York, as trustee, relating to the Holdco Notes.

        "Holdco Notes" shall mean the $1,000,000,000 aggregate principal amount of 11 1/2% Senior PIK Notes due 2016 issued by Holdings.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "Holdings" shall mean New Omaha Holdings Corporation, a Delaware corporation, and its successors.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

            (a)   in respect of borrowed money;

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

            (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation, within 60 days of becoming due and payable, has not been paid and becomes a liability on the balance sheet of such Person in accordance with GAAP; or

            (d)   representing any Hedging Obligations;

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; provided that the amount of Indebtedness of any Person for purposes of this clause (2) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith; and

          (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of Receivables Facilities or (c) Settlement Indebtedness.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

          (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments":

          (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

            (a)   the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

            (b)   the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

        "Investors" means Kohlberg Kravis Roberts & Co. L.P., KKR 2006 Fund L.P., Citigroup Global Markets Inc., Credit Suisse Management LLC, Deutsche Bank Investment Partners, Inc., HSBC Bank plc, LB I Group Inc., GMI Investments, Inc., Citigroup Capital Partners II 2007 Citigroup Investment, LP, Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P., CGI CPE LLC, GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Mezzanine Partners 2006 Fund, L.P. and Goldman Sachs Investments Ltd. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means the date on which the Indenture is executed.

        "Issuer" has the meaning set forth in the first paragraph under "General" and its successors; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, "Issuer" shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

        "Joint Venture" means, at any date of determination, each joint venture accounted for as an equity method investee of the Issuer and its Restricted Subsidiaries, determined in accordance with GAAP.

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Merchant Acquisition and Processing Alliance" shall mean any joint venture or other strategic alliance entered into with any financial institution or other third party primarily entered into to offer Merchant Services.

        "Merchant Agreement" shall mean any contract entered into with a merchant relating to the provision of Merchant Services.

        "Merchant Services" shall mean services provided to merchants relating to the authorization, transaction capture, settlement, chargeback handling and internet-based transaction processing of credit, debit, stored-value and loyalty card and other payment transactions (including provision of point of service devices and other equipment necessary to capture merchant transactions and other ancillary services).

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        "Permitted Holders" means each of the Investors, members of management of the Issuer (or its direct or indirect parent) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or any of its Restricted Subsidiaries;

          (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

          (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date;

          (6)   any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

            (a)   in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

            (b)   as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (8)   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 2.5% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (9)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "Certain Covenants—Limitations on Restricted Payments";

          (10) guarantees of Indebtedness permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of such paragraph);

          (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

          (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, is necessary or advisable to effect any Receivables Facility;

          (15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;

          (16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

          (17) any Investment in any joint venture existing on the Issue Date to the extent contemplated by the organizational documents of such joint venture as in existence on the Issue Date;

          (18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

          (19) any Investment arising in the ordinary course of business as a result of any Settlement, including Investments in and of Settlement Assets; and

          (20) Investments of assets made pursuant to any non-qualified deferred compensation plan sponsored by the Issuer or its Restricted Subsidiaries.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   Liens securing Indebtedness permitted to be incurred pursuant to clause (1), (4), (12), (13) or (18) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries and (c) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" extend only to the assets so financed, purchased, constructed or improved;

          (7)   Liens existing on the Issue Date (other than Liens in favor of the lenders under the Senior Credit Facility);

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (9)   Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

          (15) Liens in favor of the Issuer or any Guarantor;

          (16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

          (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

          (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (19) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

          (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (6) under the caption "Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

          (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

          (28) Settlement Liens;

          (29) Liens (i) on cash advances in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under "Repurchase at the Option of Holders—Asset Sales," in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

          (30) Liens on assets not constituting Collateral securing letters of credit issued on behalf of any Subsidiary that is not a Guarantor in a currency other than U.S. Dollars permitted by clause (1) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," in an aggregate amount at any time outstanding not to exceed $25.0 million;

          (31) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Issuer or any of its Subsidiaries, provided that such Lien secures only the obligations of the Issuer or such Subsidiaries in respect of such letter of credit to the extent permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (32) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Issuer and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business.

        For purposes of this definition and clauses (b) and (c) of the second paragraph under "Certain Covenants—Liens," the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

        "Purchase Money Obligations" means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the applicable security or other investment publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

        "Redemption Date" has the meaning set forth under "Optional Redemption."

        "Registration Rights Agreement" means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the initial purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary's ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's Ratings Services and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facility" means the credit agreement dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Credit Suisse, Cayman Islands Branch, as administrative agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "Senior Credit Facility Obligations" means "Obligations" as defined in the Senior Credit Facility.

        "Senior Indebtedness" means:

          (1)   all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facility, the Existing First Priority Notes, the Existing Second Priority Notes, the Existing Unsecured Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facility) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

          (3)   any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

          (4)   all Obligations with respect to the items listed in the preceding clauses (1) through (3); provided, however, that Senior Indebtedness shall not include:

            (a)   any obligation of such Person to the Issuer or any of its Subsidiaries;

            (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

            (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

            (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

            (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

        "Senior Interim Debt Agreement" means the interim credit agreement relating to the senior interim debt dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citibank N.A., as administrative agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder up to an amount of $1,550,000,000 in cash-pay borrowings and/or $2,750,000,000 outstanding PIK borrowings (plus any additional principal amount attributable to PIK interest).

        "Senior Subordinated Interim Debt Agreement" means the interim credit agreement relating to the senior subordinated debt dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citibank N.A., as administrative agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder up to an amount of $2,500,000,000.

        "Settlement" shall mean the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

        "Settlement Asset" shall mean any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

        "Settlement Indebtedness" shall mean any payment or reimbursement obligation in respect of a Settlement Payment.

        "Settlement Lien" shall mean any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

        "Settlement Payment" shall mean the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

        "Settlement Receivable" shall mean any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for and in the amount of a Settlement made or arranged, or to be made or arranged, by such Person.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on September 24, 2007.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Investors and the Issuer.

        "Subordinated Indebtedness" means, with respect to the Notes,

          (1)   any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, including the 11.25% Senior Subordinated Notes, and

          (2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes, including the Guarantees of the 11.25% Senior Subordinated Notes by the Guarantors.

        "Subsidiary" means, with respect to any Person:

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which,

            (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated (excluding settlement assets, as shown on such balance sheet).

        "Transaction Agreement" means the Agreement and Plan of Merger, dated as of April 1, 2007, among New Omaha Holdings L.P., Omaha Acquisition Corporation and the Issuer, as the same may have been amended prior to September 24, 2007.

        "Transactions" means the transactions contemplated by the Transaction Agreement, borrowings under the Bridge Facilities and borrowings under the Senior Credit Facility as in effect on September 24, 2007.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 15, 2016; provided, however, that if the period from the Redemption Date to April 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

          (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

          (2)   such designation complies with the covenants described under "Certain Covenants—Limitation on Restricted Payments"; and

          (3)   each of:

            (a)   the Subsidiary to be so designated; and

            (b)   its Subsidiaries

  has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

          (1)   the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

          (2)   the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

          (2)   the sum of all such payments.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

 DESCRIPTION OF SENIOR SUBORDINATED EXCHANGE NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, the terms "we," "our," "us," the "Company" and the "Issuer" each refer to First Data Corporation.

        On May 30, 2013, the Issuer issued $750.0 million aggregate principal amount of 11.75% senior subordinated notes due 2021 (the "Existing Notes") under an Indenture dated as of May 30, 2013 (the "Indenture") among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"). On November 19, 2013, the Issuer issued an additional $1,000.0 million aggregate principal amount of 11.75% senior subordinated notes due 2021 (the "Add-on Notes" and, together with the Existing Notes, the "Notes"), which have the same terms as, and are treated as a single series with, the Existing Notes. The Notes were issued in private transactions that are not subject to the registration requirements of the Securities Act. See "Notice to Investors." Except as set forth herein, the terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        The following description is only a summary of the material provisions of the Notes and the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, will define your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under "Summary."

Brief Description of Notes

        The Notes:

  •
  are general unsecured senior subordinated obligations of the Issuer;

  •
  are subordinated in right of payment to all existing and future Senior Indebtedness of the Issuer;

  •
  are subordinated to all Secured Indebtedness of the Issuer, including the Issuer's obligations under the Senior Credit Facility, the Existing First Priority Notes and the Existing Second Priority Notes, to the extent of the value of the assets securing such Indebtedness;

  •
  are structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the Issuer's Foreign Subsidiaries and any Unrestricted Subsidiaries;

  •
  rank equally in right of payment with all existing and future unsecured Senior Subordinated Indebtedness of the Issuer;

  •
  rank senior in right of payment to any Indebtedness of the Issuer expressly subordinated to the Notes;

  •
  are initially unconditionally guaranteed on a joint and several and senior subordinated basis by each Restricted Subsidiary that guarantees the Senior Credit Facility; and

  •
  are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, jointly and severally fully and unconditionally guarantee, on a senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or

Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

        The Restricted Subsidiaries that guarantee the Senior Credit Facility and the Existing Notes guarantee the Notes. Each of the Guarantees of the Notes is a general unsecured senior subordinated obligation of each Guarantor. The Guarantees are subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantor and are subordinated to all Secured Indebtedness of such Guarantor, including such Guarantor's obligations under the Senior Credit Facility, the Existing First Priority Notes and the Existing Second Priority Notes, to the extent of the value of the assets securing such Indebtedness. The Guarantees rank equally in right of payment with all existing and future unsecured Senior Subordinated Indebtedness of each Guarantor and rank senior in right of payment to any Indebtedness of each Guarantor expressly subordinated to the Guarantees. The Guarantees are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.

        Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

        If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees in respect thereof, subordinate claims in respect of the notes and the guarantees in respect thereof and require holders to return payments received and, if that occurs, you may not receive any payments on the notes."

        Each Guarantee by a Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

          (1)   any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

          (2)   the release or discharge of the guarantee by such Guarantor of the Senior Credit Facility or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

          (3)   the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

          (4)   the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the discharge of the Issuer's obligations under the Indenture in accordance with the terms of the Indenture.

Paying Agent and Registrar for the Notes

        The Issuer will maintain one or more paying agents for the Notes. The initial paying agent for the Notes will be the Trustee.

        The Issuer will also maintain a registrar. The initial registrar will be the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Subordination of the Notes

        Only Indebtedness of the Issuer or a Guarantor that is Senior Indebtedness will rank senior to Notes and the Guarantees in accordance with the provisions of the Indenture. The Notes and the Guarantees will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuer and the relevant Guarantor, respectively.

        We agreed in the Indenture that the Issuer and the Guarantors will not incur any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture will not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

        Neither the Issuer nor any Guarantor is permitted to pay principal of, premium, if any, or interest on the Notes (or pay any other Obligations relating to the Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge" below and may not purchase, redeem or otherwise retire any Notes (collectively, "pay the notes") (except in the form of Permitted Junior Securities) if either of the following occurs (a "Payment Default"):

          (1)   any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due (after giving effect to any applicable grace period); or

          (2)   any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the Issuer is permitted to pay the Notes if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) (a "Non-Payment Default") with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer is not permitted to pay the Notes (except in the form of Permitted Junior Securities) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

          (1)   by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

          (2)   because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

          (3)   because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Issuer and the related Guarantors are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Issuer (other than the holders of Indebtedness under the Senior Credit Facility), a Representative of holders of Indebtedness under the Senior Credit Facility may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice unless such default has been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

        In connection with the Notes, in the event of any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property:

          (1)   the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Notes are entitled to receive any payment;

          (2)   until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Notes may receive Permitted Junior Securities; and

          (3)   if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Issuer to pay interest or principal with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default, the Issuer or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions governing the subordination of the notes. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facility, a Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any

Designated Senior Indebtedness of the Issuer is outstanding, neither the Issuer nor any Guarantor may pay the Notes until five Business Days after the Representatives of all the issuers of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

        Each Guarantor's obligations under its Guarantee are senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer's obligations under the Notes apply equally to the obligations of such Guarantor under its Guarantee.

        A Holder by its acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

        By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a Guarantor who are holders of Senior Indebtedness of the Issuer or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Notes.

        The terms of the subordination provisions described above will not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge," if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

        On May 30, 2013, the Issuer issued $750.0 million in aggregate principal amount of Existing Notes in the offering. On November 19, 2013, the Issuer issued an additional $1,000.0 million aggregate principal amount of Add-on Notes in a subsequent add-on offering. The Notes will mature on August 15, 2021. Subject to compliance with the covenant described below under the caption "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Issuer may issue additional Notes from time to time after the initial offering under the Indenture (any such Notes, the "Additional Notes"). Unless the context requires otherwise, references to "Notes" for all purposes of the Indenture and this "Description of Notes" include any Additional Notes that are actually issued.

        Interest on the Notes accrues at the rate of 11.75% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2014, to the Holders of Notes of record on the immediately preceding February 1 and August 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

        Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. Any Additional Interest on the Notes will be payable in the same form elected by the Issuer for payment of interest for the applicable interest payment period. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

        Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption "Repurchase at the Option of Holders." The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

        Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to May 15, 2016.

        At any time prior to May 15, 2016, the Issuer may redeem all or a part of the Notes, upon not less than 15 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

        On and after May 15, 2016, the Issuer may redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on May 15 of each of the years indicated below:

Year	Percentage
2016	108.813%
2017	105.875%
2018	102.938%
2019 and thereafter	100.000%

        In addition, until May 15, 2016 the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 111.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided (i) that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (ii) that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption may, at the Issuer's option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

        If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under "Repurchase at the Option of Holders—Selection and Notice."

Repurchase at the Option of Holders

Change of Control

        The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under "Optional Redemption," the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

          (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, no later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

          (7)   that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

          (8)   the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

          (1)   accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facility provides, and future credit agreements or other agreements relating to Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facility, we could seek a waiver of such default or seek to refinance our Senior Credit Facility. In the event we do not obtain such a waiver or refinance the Senior Credit Facility, such default could result in amounts outstanding under our Senior Credit Facility being declared due and payable and could cause a Receivables Facility to be wound down.

        Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the initial purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

        The provisions under the Indenture relating to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the Notes.

Asset Sales

        The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, an Asset Sale, unless:

          (1)   the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

            (a)   any liabilities (as reflected in the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or accrual have taken place on the date of such balance sheet, as determined by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

            (b)   any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

            (c)   any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of the Issuer's Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

          (1)   to permanently reduce:

            (a)   Obligations under Senior Indebtedness permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

            (b)   Obligations under other Senior Subordinated Indebtedness (and to correspondingly reduce commitments with respect thereto) through open-market purchases or by making an Asset Sale Offer in accordance with the procedures set forth below; provided that to the extent the Issuer or such Restricted Subsidiary reduces Obligations under Senior Subordinated Indebtedness other than the Notes, the Issuer will equally and ratably reduce Obligations under the Notes as provided under "Optional Redemption," through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an Asset Sale Offer in accordance with the procedures set forth below to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of the Notes; or

            (c)   Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof); or

          (2)   to make (a) an Investment in any one or more businesses, provided that if such business is not a Restricted Subsidiary, such Investment is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) an Investment in properties, (c) capital expenditures or (d) acquisitions of other assets, in each of (a) through (d), that are used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of this clause (2), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer will be required to make an offer to all Holders of the Notes and, if required or permitted by the terms of any other Senior Indebtedness, to the holders of such Senior Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

        To the extent that the aggregate amount of Notes and any other Senior Subordinated Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Senior Subordinated Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the applicable agent or trustee for the other Senior Subordinated Indebtedness shall select such other Senior Subordinated Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Subordinated Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

        If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 15 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption unless subject to one or more conditions precedent. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (I)  declare or pay any dividend or make any payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

            (a)   dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

            (b)   dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

        (III)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

            (a)   Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

            (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition;

        (IV)  make any Restricted Investment,

        (all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

          (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after August 20, 2010 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on

  Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

            (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 1, 2010, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

            (b)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after August 20, 2010 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of:

                (i)  (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

                (x)   Equity Interests to any former, current or future employees, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer's Subsidiaries after August 20, 2010 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock;

              (B)  to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

               (ii)  debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

    provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Y) Excluded Contributions; plus

            (c)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following August 20, 2010 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

            (d)   100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

                (i)  the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after August 20, 2010; or

               (ii)  the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after August 20, 2010; plus

            (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after August 20, 2010, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

          (2)   (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

          (3)   the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or any Restricted Subsidiary, as the case may be, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

            (a)   the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

            (b)   such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

            (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired; and

            (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $150.0 million in any calendar year (which shall increase to $300.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after August 20, 2010, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after August 20, 2010; less

            (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

  and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary or any class or series of Preferred Stock of a Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

          (6)   (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after August 20, 2010;

            (b)   the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after August 20, 2010; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or (c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (9)   the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following consummation of the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after August 20, 2010, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

          (10) Restricted Payments in an amount equal to the amount of Excluded Contributions previously received;

          (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 2% of the Issuer's Total Assets at the time made;

          (12) distributions or payments of Receivables Fees;

          (13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

          (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

          (15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

            (a)   franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

            (b)   foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

            (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

            (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

            (e)   fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

          (16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of the Issuer's Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

        Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on or in respect of the Issuer's Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer, for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (11) of the second paragraph of this covenant or clauses (8), (10) or (13) of the definition of "Permitted Investments," unless (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuer (including for this purpose Indebtedness of the direct and/or indirect parent company of the Issuer) would be equal to or less than 7.50 to 1.00 and (y) such payment is otherwise in compliance with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12)(b) and (14) below at such time.

        The foregoing limitations will not apply to:

          (1)   the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million outstanding at any one time;

          (2)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes and any Exchange Notes (including Guarantees thereof));

          (3)   Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)), including the Existing Notes;

          (4)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease, improvement, development or construction of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4), when aggregated with the outstanding amount of Indebtedness under clause (13) incurred to refinance Indebtedness initially incurred in reliance on this clause (4), does not exceed 4% of the Issuer's Total Assets at any one time outstanding so long as such Indebtedness exists at the date of such purchase, lease or improvement or is created within 270 days thereafter;

          (5)   Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation or employee health claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (6)   Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

          (7)   Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (8)   Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

          (9)   shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted

  Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

          (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," exchange rate risk or commodity pricing risk;

          (11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,000.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clause (14), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

          (13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced, replaced, renewed or defeased,

            (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

            (c)   shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

  and provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Senior Indebtedness;

          (14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

            (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

            (b)   the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

  provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clause (12)(b), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

          (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

          (17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

          (18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

          (19) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

          (20) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments";

          (21) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

          (22) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries; and

          (23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

        For purposes of determining compliance with this covenant:

          (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that all Indebtedness outstanding under the Senior Credit Facility on September 24, 2007 will be treated as incurred on September 24, 2007 under clause (1) of the preceding paragraph; and

          (2)   at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discounts and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

        For the avoidance of doubt, the amount of Indebtedness, Disqualified Stock and Preferred Stock incurred by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (12)(b) and (14), shall not exceed $2,000.0 million in the aggregate at any one time outstanding.

Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Notes or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (1)   in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2)   in all other cases, the Notes or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; except that the foregoing restriction shall not apply to Liens securing Senior Indebtedness of the Issuer or any Guarantor.

Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the "Successor Company"); provided, that in the case where the surviving Person is not a corporation, a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof shall be a co-obligor of the Notes;

          (2)   the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Default exists;

          (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

            (a)   the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or

            (b)   the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Notes and the Registration Rights Agreement; and

          (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

        The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

          (1)   any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

          (2)   the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   (a)    such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

            (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

            (c)   immediately after such transaction, no Default exists; and

            (d)   the Issuer shall have delivered to the Trustee an Officer's Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

          (2)   the transaction is made in compliance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $40.0 million, unless:

          (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

          (2)   the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among the Issuer or any of its Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments";

          (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

          (4)   the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, former, current or future officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

          (5)   transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

          (6)   any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

          (7)   the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

          (8)   the Transactions, the offering of Notes and the payment of all fees and expenses related to the Transactions and the offering of Notes, in each case as described in the offering memorandum;

          (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any former, current or future director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Issuer, any of its direct or indirect parent companies or any of its Subsidiaries;

          (11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

          (12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

          (13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

          (14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries (and the payment of reasonable out-of-pocket expenses incurred by the Investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

          (15) payments to and from, and transactions with, any joint venture in the ordinary course of business; and

          (16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

          (1)   (a)    pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

            (b)   pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

  except (in each case) for such encumbrances or restrictions existing under or by reason of:

            (a)   contractual encumbrances or restrictions in effect on the Issue Date;

            (b)   the Indenture and the Notes and the Guarantees;

            (c)   the Holdco Indenture;

            (d)   purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

            (e)   applicable law or any applicable rule, regulation or order;

            (f)    any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets assumed;

            (g)   contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

            (h)   Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens";

            (i)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (j)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

            (k)   customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

            (l)    customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

            (m)  restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

            (n)   restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

            (o)   any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Issuer will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

          (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, provided that:

            (a)   if the Notes or such Guarantor's Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

            (b)   if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

          (2)   such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of any Receivables Facility by any Receivables Subsidiary.

Limitation on Layering

        The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate or junior in right of payment to any Senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

          (1)   equal in right of payment with the Notes or such Guarantor's Guarantee of the Notes, as the case may be; or

          (2)   expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee of the Notes, as the case may be.

        The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Reports and Other Information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

          (1)   within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

          (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

          (3)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

          (4)   any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of the Notes, which obligation may be satisfied by posting such reports on the website of the Issuer and its Subsidiaries, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish or otherwise make available to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Events of Default and Remedies

        The Indenture provides that each of the following is an "Event of Default":

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

          (2)   default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

          (3)   failure by the Issuer for 120 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes to comply with any of its obligations, covenants or agreements contained in the provisions of the Indenture described in "Certain Covenants—Reports and Other Information";

          (4)   failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) or (3) above) contained in the Indenture or the Notes;

          (5)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

            (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

            (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $100.0 million or more at any one time outstanding;

          (6)   failure by the Issuer or any Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final non-appealable judgments aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (7)   certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

          (8)   the Guarantee of any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

        If any Event of Default (other than of a type specified in clause (7) above) occurs and is continuing under the Indenture, the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facility or the indentures governing the Existing Notes shall be outstanding, no such acceleration shall be effective until the earlier of:

          (1)   acceleration of any such Indebtedness under the Senior Credit Facility and the indentures governing the Existing Notes; or

          (2)   five Business Days after the giving of written notice of such acceleration to the Issuer, the administrative agent under the Senior Credit Facility and the trustee under the indentures governing the Existing Notes.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture will provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note (held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (provided such rescission would not conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

          (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

          (2)   Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

          (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of not less than 30% in aggregate principal amount of the Notes have requested the Trustee to pursue the remedy;

          (3)   Holders of the Notes have offered and if requested, provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   Holders of a majority in aggregate principal amount of the total outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Indenture the Holders of a majority in aggregate principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Indenture, the Notes and the Guarantees will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer's and each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

          (1)   the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

          (2)   the Issuer's obligations with respect to Notes concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that, subject to customary assumptions and exclusions,

            (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (b)   since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel shall state that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

          (6)   the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

          (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

          (8)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

          (1)   all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (2)   (a)    all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the

  Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

            (c)   the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

            (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder or any Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

        The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

          (1)   reduce the aggregate principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

          (3)   reduce the rate of or change the time for payment of interest on any Note;

          (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

          (5)   make any Note payable in money other than that stated therein;

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

          (7)   make any change in these amendment and waiver provisions;

          (8)   impair the right of any Holder to receive payment of principal of, or interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (9)   make any change to or modify the subordination provisions of the Notes or the Guarantees that would adversely affect the Holders; or

          (10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or the Notes without the consent of any Holder;

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Notes of such series in addition to or in place of certificated notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (4)   to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

          (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

          (9)   to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

          (10) to add a Guarantor under the Indenture;

          (11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this "Description of Notes" to the extent that such provision in this "Description of Notes" was intended by the Issuer to be a verbatim recitation of a provision of the Indenture, Guarantees or the Notes as stated in an Officer's Certificate;

          (12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

          (13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee pursuant to the Indenture or otherwise.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "10.625% Senior Notes" means the $815.0 million aggregate principal amount of 10.625% Senior Notes due 2021, issued by the Issuer under that certain indenture dated as of April 10, 2013.

        "11.25% Senior Notes" means the $785.0 million aggregate principal amount of 11.25% Senior Unsecured Notes due 2021, issued by the Issuer under that certain indenture dated as of February 13, 2013.

        "11.25% Senior Subordinated Notes" means the $2,500,000,000 aggregate principal amount of 11.25% Senior Subordinated Notes due 2016, issued by the Issuer under that certain indenture dated as of September 24, 2008.

        "12.625% Senior Notes" means the $3,000,000,000 aggregate principal amount of 12.625% Senior Notes due 2021, issued by the Issuer under that certain indenture dated as of December 17, 2010.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

          (1)   1.00% of the principal amount of such Note; and

          (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at May 15, 2016 (such redemption price being set forth in the tables appearing under the caption "Optional Redemption"), plus (ii) all required interest payments due on such Note through May 15, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock");

        in each case, other than:

            (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business;

            (b)   the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger,

    Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

            (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "Certain Covenants—Limitation on Restricted Payments";

            (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

            (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

            (f)    to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

            (g)   the lease, assignment or sublease of any real or personal property in the ordinary course of business;

            (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

            (i)    foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Indenture;

            (j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

            (k)   the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

            (l)    any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

            (m)  dispositions in the ordinary course of business, including disposition in connection with any Settlement and dispositions of Settlement Assets and Merchant Agreements;

            (n)   sales, transfers and other dispositions of Investments in joint ventures and Merchant Acquisition and Processing Alliances to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

            (o)   sales, transfers and other dispositions of Investments in Merchant Acquisition and Processing Alliances (regardless of the form of legal entity) relating to any equity reallocation in connection with an asset or equity contribution; and

            (p)   any issuance or sale of Equity Interests of any Restricted Subsidiary to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.

        "Asset Sale Offer" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Bridge Facilities" means the Senior Interim Debt Agreement and the Senior Subordinated Interim Debt Agreement.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Capitalized Software Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   euros or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

          (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

          (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

          (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

          (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

          (7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

          (8)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment

  Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

          (9)   Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody's with maturities of 24 months or less from the date of acquisition;

          (10) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's; and

          (11) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (10) above.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

          (2)   the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, customer acquisition costs and incentive payments, conversion costs, contract acquisition costs, and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) penalties and interest relating to taxes, (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of obligations in connection with the application of recapitalization accounting or purchase accounting, (w) any Additional Interest and any comparable "additional interest" with respect to the Existing Notes or other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

          (3)   interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Leverage Ratio," with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person, less the aggregate amount of cash and Cash Equivalents, held (free and clear of all Liens, other than Liens permitted under "Certain Covenants—Liens," other than clause (20) of the definition of Permitted Liens herein) by (A) the Issuer and its Restricted Subsidiaries (other than settlement assets as shown on the balance sheet of such Person) and (B) any Joint Venture (other than settlement assets as shown on the balance sheet of such Person) in an amount corresponding to the Issuer's or any Restricted Subsidiary's, as applicable, proportionate share thereof, based on its ownership of such Joint Venture's voting stock, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

          (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions or the offering of Notes to the extent incurred on or prior to September 30, 2008 and litigation and regulatory settlements), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, spin-off costs, business optimization costs and expenses (including data center consolidation initiatives and other costs relating to initiatives aimed at profitability improvements), transition costs, restructuring costs, charges or reserves, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

          (2)   the cumulative effect of a change in accounting principles during such period shall be excluded,

          (3)   any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

          (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

          (5)   the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

          (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3) (a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person's consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting in relation to the Transactions or the offering of Notes or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

          (8)   any effect of income (loss) from the early extinguishment of Indebtedness shall be excluded,

          (9)   the mark-to-market effects on Net Income during the period of any derivatives or similar financial instruments, including the ineffective portion of Hedging Obligations (other than such effects settled in cash) shall be excluded,

          (10) any impairment charge or asset write-off or write-down, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

          (11) any non-cash compensation charge or expense, including any such charge arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded,

          (12) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

          (13) accruals and reserves that are established or adjusted within twelve months after September 24, 2007 that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

          (14) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof. Furthermore, there shall be excluded from Consolidated Net Income any net income (losses) attributable to Integrated Payment Systems Inc. and Integrated Payment Systems Canada Inc.

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation, or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Designated Senior Indebtedness" means:

          (1)   any Indebtedness outstanding under the Senior Credit Facility;

          (2)   any Indebtedness outstanding under the indentures governing the Existing Notes, excluding the 11.25% Senior Subordinated Notes; and

          (3)   any other Senior Indebtedness permitted under the Indenture, the principal amount of which is $100.0 million or more and that has been designated by the Issuer as "Designated Senior Indebtedness."

        "discharge" means, with respect to any Obligations, the payment in full and discharge of all such Obligations and the termination of any commitments or other obligations to extend additional credit. The term "discharged" shall have a corresponding meaning.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "DTC" means The Depository Trust Company.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

          (1)   increased (without duplication) by:

            (a)   provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

            (b)   Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of "Consolidated Interest Expense" pursuant to clauses (1)(t), (u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

            (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness (and any amendment or modification to any such transaction) permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes, the Existing Notes and the Senior Credit Facility and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

            (e)   any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

            (f)    the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus

            (g)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under "Certain Covenants—Transactions with Affiliates"; plus

            (h)   the amount of net cost savings and net cash flow effect of revenue enhancements related to new agreements, or amendments to existing agreements, with customers or joint ventures, projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings and revenue enhancements had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings and revenue enhancements are reasonably identifiable and factually supportable, (y) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (z) no cost savings or revenue enhancements shall be added pursuant to this clause (h) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (e) above with respect to such period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of "Fixed Charge Coverage Ratio"); plus

            (i)    the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

            (j)    any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments"; plus

            (k)   an amount equal to the Issuer's and its Restricted Subsidiaries' proportional share of the items described in clauses (1)(a) and (b) of this definition relating to each Joint Venture, in each case determined as if such Joint Venture was a Restricted Subsidiary;

          (2)   decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

          (3)   increased or decreased by (without duplication):

            (a)   any net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815, Derivatives and Hedging and its related pronouncements and interpretations; plus or minus, as applicable, and

            (b)   any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

        "EMU" means the economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

          (1)   public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-8;

          (2)   issuances to any Subsidiary of the Issuer; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Event of Default" has the meaning set forth under "Events of Default and Remedies."

        "Excess Proceeds" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Exchange Notes" means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after September 24, 2007 from:

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Existing 6.750% Notes Indenture" means that certain Indenture, dated as of August 16, 2012, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing 7.375% Notes Indenture" means that certain Indenture, dated as of April 13, 2011, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing 8.875% Notes Indenture" means that certain Indenture, dated as of August 20, 2010, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing 11.25% Notes Indenture" means that certain Indenture, dated as of February 13, 2013, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing First Priority Notes" means the 8.875% Senior Secured Notes due 2020 with an initial aggregate principal amount of $510,000,000, issued by the Issuer under the Existing 8.875% Notes Indenture, the 7.375% Senior Secured Notes due 2019 with an initial aggregate principal amount of $750,000,000 and an additional aggregate principal amount of $845,000,000, issued by the Issuer under the Existing 7.375% Notes Indenture and the 6.750% Senior Secured Notes due 2020 with an initial aggregate principal amount of $1,300,000,000 and an additional aggregate principal amount of $850,000,000, issued by the Issuer under the Existing 6.750% Notes Indenture.

        "Existing First Priority Notes Indentures" means the Existing 6.750% Notes Indenture, the Existing 7.375% Notes Indenture and the Existing 8.875% Notes Indenture.

        "Existing Notes" means, collectively, the Existing Unsecured Notes, the Existing First Priority Notes and the Existing Second Priority Notes.

        "Existing Second Priority Notes" means the 8.25% Senior Second Lien Notes due 2021 with an initial aggregate principal amount of $1,999,703,000 and the 8.75%/10.00% PIK Toggle Senior Second Lien Notes due 2022 with an initial aggregate principal amount of $1,000,000,000, issued by the Issuer under the Existing Second Priority Notes Indenture.

        "Existing Second Priority Notes Indenture" means that certain Indenture, dated as of December 17, 2010, among the Issuer, the guarantors named on Schedule I thereto and Wells Fargo Bank, National Association, as trustee.

        "Existing Unsecured Notes" means the 11.25% Senior Subordinated Notes, the 12.625% Senior Notes, the 11.25% Senior Notes and the 10.625% Senior Notes.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Any such pro forma calculation may include adjustments appropriate to exclude from EBITDA the results of Integrated Payment Systems Inc. and Integrated Payment Systems Canada Inc.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

          (1)   Consolidated Interest Expense of such Person for such period;

          (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary during such period; and

          (3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which were in effect on September 24, 2007.

        "Government Securities" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture.

        "Guarantor" means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holdco Indenture" shall mean the indenture dated as of September 24, 2007 entered into between Holdings and The Bank of New York, as trustee, relating to the Holdco Notes.

        "Holdco Notes" shall mean the $1,000,000,000 aggregate principal amount of 11 1/2% Senior PIK Notes due 2016 issued by Holdings.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "Holdings" shall mean New Omaha Holdings Corporation, a Delaware corporation, and its successors.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

            (a)   in respect of borrowed money;

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

            (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation, within 60 days of becoming due and payable, has not been paid and becomes a liability on the balance sheet of such Person in accordance with GAAP; or

            (d)   representing any Hedging Obligations;

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; provided that the amount of Indebtedness of any Person for purposes of this clause (2) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such

  Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith; and

          (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of Receivables Facilities or (c) Settlement Indebtedness.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

          (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments":

          (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

            (a)   the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

            (b)   the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

        "Investors" means Kohlberg Kravis Roberts & Co. L.P., KKR 2006 Fund L.P., Citigroup Global Markets Inc., Credit Suisse Management LLC, Deutsche Bank Investment Partners, Inc., HSBC Bank plc, LB I Group Inc., GMI Investments, Inc., Citigroup Capital Partners II 2007 Citigroup Investment, LP, Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P., CGI CPE LLC, GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Mezzanine Partners 2006 Fund, L.P. and Goldman Sachs Investments Ltd. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means the date on which the Indenture is executed.

        "Issuer" has the meaning set forth in the first paragraph under "General" and its successors; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, "Issuer" shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

        "Joint Venture" means, at any date of determination, each joint venture accounted for as an equity method investee of the Issuer and its Restricted Subsidiaries, determined in accordance with GAAP.

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Merchant Acquisition and Processing Alliance" shall mean any joint venture or other strategic alliance entered into with any financial institution or other third party primarily entered into to offer Merchant Services.

        "Merchant Agreement" shall mean any contract entered into with a merchant relating to the provision of Merchant Services.

        "Merchant Services" shall mean services provided to merchants relating to the authorization, transaction capture, settlement, chargeback handling and internet-based transaction processing of credit, debit, stored-value and loyalty card and other payment transactions (including provision of point of service devices and other equipment necessary to capture merchant transactions and other ancillary services).

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        "Permitted Holders" means each of the Investors, members of management of the Issuer (or its direct or indirect parent) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or any of its Restricted Subsidiaries;

          (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

          (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date;

          (6)   any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

            (a)   in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

            (b)   as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (8)   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 2.5% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (9)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "Certain Covenants—Limitations on Restricted Payments";

          (10) guarantees of Indebtedness permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of such paragraph);

          (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

          (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, is necessary or advisable to effect any Receivables Facility;

          (15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;

          (16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

          (17) any Investment in any joint venture existing on the Issue Date to the extent contemplated by the organizational documents of such joint venture as in existence on the Issue Date;

          (18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

          (19) any Investment arising in the ordinary course of business as a result of any Settlement, including Investments in and of Settlement Assets; and

          (20) Investments of assets made pursuant to any non-qualified deferred compensation plan sponsored by the Issuer or its Restricted Subsidiaries.

        "Permitted Junior Securities" means:

          (1)   Equity Interests in the Issuer, any Guarantor or any direct or indirect parent of the Issuer; or

          (2)   unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the related Guarantees are subordinated to Senior Indebtedness under the Indenture; provided that the term "Permitted Junior Securities" shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facility or the indentures governing the Existing Notes (excluding the 11.25% Senior Subordinated Notes) is treated as part of the same class as the Notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of the Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   Liens securing Indebtedness permitted to be incurred pursuant to clause (1), (4), (12), (13) or (18) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries and (c) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" extend only to the assets so financed, purchased, constructed or improved;

          (7)   Liens existing on the Issue Date (other than Liens in favor of the lenders under the Senior Credit Facility);

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (9)   Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

          (15) Liens in favor of the Issuer or any Guarantor;

          (16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

          (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

          (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (19) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

          (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (6) under the caption "Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

          (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

          (28) Settlement Liens;

          (29) Liens (i) on cash advances in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under "Repurchase at the Option of Holders—Asset Sales," in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

          (30) Liens on assets not constituting Collateral securing letters of credit issued on behalf of any Subsidiary that is not a Guarantor in a currency other than U.S. Dollars permitted by clause (1) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," in an aggregate amount at any time outstanding not to exceed $25.0 million;

          (31) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Issuer or any of its Subsidiaries, provided that such Lien secures only the obligations of the Issuer or such Subsidiaries in respect of such letter of credit to the extent permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (32) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Issuer and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business.

        For purposes of this definition the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

        "Purchase Money Obligations" means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the applicable security or other investment publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

        "Redemption Date" has the meaning set forth under "Optional Redemption."

        "Registration Rights Agreement" means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the initial purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuer.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary's ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's Ratings Services and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facility" means the credit agreement dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Credit Suisse, Cayman Islands Branch, as administrative agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "Senior Credit Facility Obligations" means "Obligations" as defined in the Senior Credit Facility.

        "Senior Indebtedness" means:

          (1)   all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facility, the Existing First Priority Notes, the Existing Second Priority Notes, the Existing Unsecured Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facility) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

          (3)   any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

          (4)   all Obligations with respect to the items listed in the preceding clauses (1) through (3); provided, however, that Senior Indebtedness shall not include:

            (a)   any obligation of such Person to the Issuer or any of its Subsidiaries;

            (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

            (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

            (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

            (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture; provided that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holders of such Indebtedness or their trustee, agent or representative (a) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Indenture and (b) shall have received an Officer's Certificate to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture.

        "Senior Interim Debt Agreement" means the interim credit agreement relating to the senior interim debt dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citibank N.A., as administrative agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder up to an amount of $1,550,000,000 in cash-pay borrowings and/or $2,750,000,000 outstanding PIK borrowings (plus any additional principal amount attributable to PIK interest).

        "Senior Subordinated Indebtedness" means:

          (1)   with respect to the Issuer, Indebtedness which ranks equal in right of payment to the Notes issued by the Issuer, including the 11.25% Senior Subordinated Notes; and

          (2)   with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of the Notes, including the guarantees of the 11.25% Senior Subordinated Notes by the Guarantors.

        "Senior Subordinated Interim Debt Agreement" means the interim credit agreement relating to the senior subordinated debt dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citibank N.A., as administrative agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder up to an amount of $2,500,000,000.

        "Settlement" shall mean the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

        "Settlement Asset" shall mean any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

        "Settlement Indebtedness" shall mean any payment or reimbursement obligation in respect of a Settlement Payment.

        "Settlement Lien" shall mean any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

        "Settlement Payment" shall mean the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

        "Settlement Receivable" shall mean any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for and in the amount of a Settlement made or arranged, or to be made or arranged, by such Person.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on September 24, 2007.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Investors and the Issuer.

        "Subordinated Indebtedness" means, with respect to the Notes,

          (1)   any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

          (2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

        "Subsidiary" means, with respect to any Person:

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which,

            (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated (excluding settlement assets, as shown on such balance sheet).

        "Transaction Agreement" means the Agreement and Plan of Merger, dated as of April 1, 2007, among New Omaha Holdings L.P., Omaha Acquisition Corporation and the Issuer, as the same may have been amended prior to September 24, 2007.

        "Transactions" means the transactions contemplated by the Transaction Agreement, borrowings under the Bridge Facilities and borrowings under the Senior Credit Facility as in effect on September 24, 2007.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 15, 2016; provided, however, that if the period from the Redemption Date to May 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-
77bbbb).

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

          (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

          (2)   such designation complies with the covenants described under "Certain Covenants—Limitation on Restricted Payments"; and

          (3)   each of:

            (a)   the Subsidiary to be so designated; and

            (b)   its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

          (1)   the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

          (2)   the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

          (2)   the sum of all such payments.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The exchange of outstanding notes for exchange notes in the exchange offers will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

        In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the exchange of notes for exchange notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" (within the meaning of ERISA) of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment of a portion of the assets of any plan in connection with the exchange of outstanding notes for exchange notes, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The exchange of outstanding notes for exchange notes and the acquisition and/ or holding of exchange notes an ERISA Plan with respect to which we or the holders are considered to be a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the exchange of outstanding notes for exchange notes and the acquisition and holding of exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemption will be satisfied. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction.

        There can be no assurance that all of the conditions required to qualify for any such exemptions will be satisfied. Because of the foregoing, the exchange of the outstanding notes and the acquisition and holding of the exchange notes or any interest therein should not be made by any person investing "plan assets" of any Plan, unless such exchange of the outstanding notes and the acquisition and holding of the exchange notes will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

        Accordingly, by the exchange of an outstanding note and the acquisition and holding of an exchange note or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to exchange the notes for exchange notes or to acquire and hold the exchange notes, or any interest therein, constitutes assets of any Plan or (ii) the exchange of the outstanding notes and the purchase and holding of the exchange notes, or any interest therein, such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive, and should not be construed as legal advice or as complete in all relevant aspects. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering the exchange of the outstanding notes or purchasing or holding of the exchange notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the exchange of the outstanding notes and to the purchase and holding of the exchange notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the consummation of the exchange offers, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letters of transmittal state that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 90 days after the consummation of the exchange offers, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letters of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns interests representing less than 1% of the capital commitments of the KKR Millennium Fund, L.P. and KKR 2006 Fund L.P.
 EXPERTS

        Our consolidated financial statements and schedule at December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

        We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

        We have historically filed annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we have or will file with the SEC at the SEC's public website (www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

        We and our guarantor subsidiaries have agreed that even if we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will nonetheless file with the SEC and make available to the trustee and to holders of notes the reports specified in "Description of 11.25% Exchange Notes—Certain Covenants—Reports and Other Information," "Description of 10.625% Exchange Notes—Certain Covenants—Reports and Other Information" and "Description of Senior Subordinated Exchange Notes—Certain Covenants—Reports and Other Information" subject to the provisions described in those sections.

        You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

        The descriptions contained in this prospectus of certain of our agreements do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you in response to a written or oral request to us.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

FIRST DATA CORPORATION

INDEX TO FINANCIAL STATEMENTS

        All other schedules for First Data Corporation and subsidiaries have been omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the respective financial statements or notes thereto.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder of First Data Corporation

        We have audited the accompanying consolidated balance sheets of First Data Corporation as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), cash flows and equity for each of the three years in the period ended December 31, 2012. Our audits also include the financial statement schedule listed in the accompanying Index to Financial Statements. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Data Corporation at December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP
Denver, Colorado March 19, 2013

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
(in millions)	2012	2011	2010
Revenues:
Transaction and processing service fees:
Merchant related services(a)	$3,896.3	$3,692.8	$3,521.3
Check services	313.9	338.2	378.8
Card services	1,737.7	1,750.6	1,735.8
Other services	504.2	548.4	545.6
Product sales and other(a)	866.7	852.1	809.3
Reimbursable debit network fees, postage and other	3,361.5	3,531.5	3,389.6

	10,680.3	10,713.6	10,380.4

Expenses:
Cost of services (exclusive of items shown below)	2,863.5	2,888.4	3,023.3
Cost of products sold	336.3	369.6	375.2
Selling, general and administrative	1,825.4	1,693.7	1,579.7
Reimbursable debit network fees, postage and other	3,361.5	3,531.5	3,389.6
Depreciation and amortization	1,191.6	1,245.0	1,414.4
Other operating expenses:
Restructuring, net	23.1	46.4	72.0
Impairments	5.1	—	11.5
Litigation and regulatory settlements	—	(2.5)	(2.0)

	9,606.5	9,772.1	9,863.7

Operating profit	1,073.8	941.5	516.7

Interest income	8.8	7.9	7.8
Interest expense	(1,897.8)	(1,833.1)	(1,796.6)
Other income (expense)	(94.3)	124.1	(15.9)

	(1,983.3)	(1,701.1)	(1,804.7)

Loss before income taxes and equity earnings in affiliates	(909.5)	(759.6)	(1,288.0)
Income tax benefit	(224.0)	(270.1)	(323.8)
Equity earnings in affiliates	158.2	153.4	117.3

Net loss	(527.3)	(336.1)	(846.9)
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	173.6	180.0	174.9

Net loss attributable to First Data Corporation	$(700.9)	$(516.1)	$(1,021.8)

(a)
Includes processing fees, administrative service fees and other fees charged to merchant alliances accounted for under the equity method of $159.8 million, $146.0 million and $134.6 million for the years ended December 31, 2012, 2011 and 2010, respectively.

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year ended December 31,
(in millions)	2012	2011	2010
Net loss	$(527.3)	$(336.1)	$(846.9)
Other comprehensive income (loss), net of tax:
Unrealized gains on securities	0.2	0.8	27.5
Unrealized gains on hedging activities	72.2	99.6	70.3
Pension liability adjustments	(38.6)	(23.9)	28.5
Foreign currency translation adjustment	15.7	(44.9)	(84.6)

Total other comprehensive income, net of tax	49.5	31.6	41.7

Comprehensive loss	(477.8)	(304.5)	(805.2)
Less: Comprehensive income attributable to noncontrolling interests and redeemable noncontrolling interests	176.9	173.1	171.8

Comprehensive loss attributable to First Data Corporation	$(654.7)	$(477.6)	$(977.0)

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED BALANCE SHEETS

	As of December 31,
(in millions, except common stock share amounts)	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$608.3	$485.7
Accounts receivable, net of allowance for doubtful accounts of $33.3 (2012) and $18.1 (2011)	1,847.7	1,848.6
Settlement assets	9,173.8	10,658.3
Other current assets	253.6	322.9

Total current assets	11,883.4	13,315.5

Property and equipment, net of accumulated depreciation of $1,024.3 (2012) and $842.9 (2011)	855.8	935.9
Goodwill	17,282.5	17,204.6
Customer relationships, net of accumulated amortization of $3,839.0 (2012) and $3,212.7 (2011)	3,756.3	4,425.4
Other intangibles, net of accumulated amortization of $1,544.0 (2012) and $1,282.2 (2011)	1,828.6	1,879.2
Investment in affiliates	1,413.1	1,490.6
Long-term settlement assets	54.3	181.0
Other long-term assets	825.0	844.1

Total assets	$37,899.0	$40,276.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$260.9	$205.9
Short-term and current portion of long-term borrowings	257.1	133.4
Settlement obligations	9,226.3	10,837.8
Other current liabilities	1,600.6	1,643.1

Total current liabilities	11,344.9	12,820.2

Long-term borrowings	22,528.9	22,521.7
Long-term deferred tax liabilities	509.5	695.4
Other long-term liabilities	821.9	763.6

Total liabilities	35,205.2	36,800.9

Commitments and contingencies (See Note 11)
Redeemable noncontrolling interest	67.4	67.4
First Data Corporation stockholder's (deficit) equity:
Common stock, $.01 par value; authorized and issued 1,000 shares (2012 and 2011)	—	—
Additional paid-in capital	7,341.5	7,375.2

Paid-in capital	7,341.5	7,375.2
Accumulated loss	(7,387.8)	(6,680.2)
Accumulated other comprehensive loss	(552.2)	(598.4)

Total First Data Corporation stockholder's (deficit) equity	(598.5)	96.6

Noncontrolling interests	3,224.9	3,311.4

Total equity	2,626.4	3,408.0

Total liabilities and equity	$37,899.0	$40,276.3

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
(in millions)	2012	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(527.3)	$(336.1)	$(846.9)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	1,330.9	1,344.2	1,526.0
Charges (gains) related to other operating expenses and other income (expense)	122.5	(77.7)	97.4
Other non-cash and non-operating items, net	(40.2)	27.7	265.6
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Accounts receivable, current and long-term	(49.8)	256.7	224.7
Other assets, current and long-term	260.0	239.3	298.3
Accounts payable and other liabilities, current and long-term	(34.6)	(1.2)	(386.1)
Income tax accounts	(294.1)	(337.3)	(424.3)

Net cash provided by operating activities	767.4	1,115.6	754.7

CASH FLOWS FROM INVESTING ACTIVITIES
Current year acquisitions, net of cash acquired	(32.9)	(19.2)	(1.8)
Contributions to equity method investments	(7.9)	(161.5)	(1.4)
Payments related to other businesses previously acquired	(4.4)	3.2	(1.4)
Proceeds from dispositions, net of expenses paid and cash disposed	—	1.7	21.2
Proceeds from sale of property and equipment	8.0	17.1	5.5
Additions to property and equipment	(193.1)	(202.9)	(210.1)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(177.2)	(201.9)	(159.6)
Other investing activities	10.4	4.9	18.4

Net cash used in investing activities	(397.1)	(558.6)	(329.2)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	99.1	(107.3)	75.1
Accrued interest funded upon issuance of notes	6.5	—	—
Debt modification proceeds (payments) and related financing costs	10.8	(39.7)	(61.2)
Principal payments on long-term debt	(83.3)	(104.5)	(220.4)
Proceeds from sale-leaseback transactions	13.8	14.2	—
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests	(261.9)	(327.3)	(216.1)
Contributions from noncontrolling interests	—	0.8	—
Purchase of noncontrolling interests	(25.1)	—	(213.3)
Redemption of Parent's redeemable common stock	(1.7)	(0.5)	(2.5)
Cash dividends	(6.7)	(0.2)	(14.9)

Net cash used in financing activities	(248.5)	(564.5)	(653.3)

Effect of exchange rate changes on cash and cash equivalents	0.8	(16.3)	0.3

Change in cash and cash equivalents	122.6	(23.8)	(227.5)

Cash and cash equivalents at beginning of period	485.7	509.5	737.0

Cash and cash equivalents at end of period	$608.3	$485.7	$509.5

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF EQUITY

		First Data Corporation Shareholder
(in millions)	Total	Accumulated Loss	Accumulated Other Comprehensive Income (Loss)	Common Shares	Paid-In Capital	Noncontrolling Interests
Balance, December 31, 2009	$5,100.1	$(5,127.3)	$(681.7)	—	$7,394.3	$3,514.8
Distributions and dividends paid to noncontrolling interests	(188.5)					(188.5)
Purchase of noncontrolling interest	(5.0)				(7.5)	2.5
Net (loss) income(a)	(881.9)	(1,021.8)				139.9
Other comprehensive income (loss)	41.7		44.8			(3.1)
Adjustment to redemption value of redeemable noncontrolling interests	(7.0)				(7.0)
Stock compensation expense and other	15.4	0.1			15.3
Cash dividends paid by First Data Corporation to Parent	(14.9)	(14.9)

Balance, December 31, 2010	4,059.9	(6,163.9)	(636.9)	—	7,395.1	3,465.6
Distributions and dividends paid to noncontrolling interests	(296.1)					(296.1)
Contributions from noncontrolling interests	0.8					0.8
Net (loss) income(a)	(368.1)	(516.1)				148.0
Other comprehensive income (loss)	31.6		38.5			(6.9)
Adjustments to redemption value of redeemable noncontrolling interest	(38.6)				(38.6)
Stock compensation expense and other	18.7				18.7
Cash dividends paid by First Data Corporation to Parent	(0.2)	(0.2)

Balance, December 31, 2011	3,408.0	(6,680.2)	(598.4)	—	7,375.2	3,311.4
Distributions and dividends paid to noncontrolling interests	(225.9)					(225.9)
Net (loss) income(a)	(563.3)	(700.9)				137.6
Other comprehensive income	49.5		46.2			3.3
Stock compensation expense and other	12.4				12.4
Cash dividends paid by First Data Corporation to Parent	(6.7)	(6.7)
Purchase of noncontrolling interest	(47.6)				(46.1)	(1.5)

Balance, December 31, 2012	$2,626.4	$(7,387.8)	$(552.2)	—	$7,341.5	$3,224.9

(a)
The total net loss presented in the Consolidated Statements of Equity for the twelve months ended December 31, 2012, 2011 and 2010 is $36.0 million, $32.0 million and $35.0 million, respectively, greater than the amount presented on the Consolidated Statements of Operations due to the net income attributable to the redeemable noncontrolling interests not included in equity.

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Summary of Significant Accounting Policies

Business Description

        First Data Corporation ("FDC" or "the Company") operates electronic commerce businesses providing a variety of services to financial institutions, commercial establishments and consumers. Such services include merchant transaction processing and acquiring; credit, retail and debit card issuing and processing; prepaid services and check verification, settlement and guarantee services.

Consolidation

        The accompanying Consolidated Financial Statements of FDC include the accounts of FDC and its controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated. Investments in unconsolidated affiliated companies are accounted for under the equity method and are included in "Investment in affiliates" in the accompanying Consolidated Balance Sheets. The Company generally utilizes the equity method of accounting when it has an ownership interest of between 20% and 50% in an entity, provided the Company is able to exercise significant influence over the investee's operations.

        The Company consolidates an entity's financial statements when the Company either will absorb a majority of the entity's expected losses or residual returns, in the case of a variable interest entity, or has the ability to exert control over a subsidiary. Control is normally established when ownership interests exceed 50% in an entity; however, when the Company does not exercise control over a majority-owned entity as a result of other investors having rights over the management and operations of the entity, the Company accounts for the entity under the equity method. As of December 31, 2012 and 2011, there were no greater-than-50%-owned affiliates whose financial statements were not consolidated.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Actual results could differ from those estimates.

Presentation

        Depreciation and amortization presented as a separate line item on the Company's Consolidated Statements of Operations does not include amortization of initial payments for new contracts which is recorded as a contra-revenue within "Transaction and processing service fees." Also not included is amortization related to equity method investments which is netted within the "Equity earnings in affiliates" line. The following table presents the amounts associated with such amortization:

	Year ended December 31,
(in millions)	2012	2011	2010
Amortization of initial payments for new contracts	$44.5	$42.5	$38.6
Amortization related to equity method investments	$94.8	$56.7	$73.0

        In 2011, the Company recorded a net $58.5 million pretax ($35.2 million after tax) benefit in the Consolidated Statement of Operations to correct cumulative depreciation and amortization errors

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

related to purchase accounting associated with the Company's 2007 merger with an affiliate of Kohlberg Kravis Roberts & Co. The corrections impacted "Costs of services" ($10.2 million expense), "Depreciation and amortization" ($57.7 million benefit) and amortization of equity method investments within "Equity earnings in affiliates" ($11.0 million benefit). The errors and the cumulative correction, which totaled $58.5 million in aggregate and occurred over a four year period, were deemed immaterial to prior years and the current year, respectively.

Revenue Recognition

        The majority of the Company's revenues are comprised of transaction-based fees, which typically constitute a percentage of dollar volume processed, or a fee per transaction processed, or account on file or some combination thereof. In limited circumstances, revenue is allocated to the separate units of accounting in a multiple element transaction based on relative selling prices, provided each element has stand alone value to the customer, and delivery of any undelivered items is probable and substantially within the Company's control.

        In the case of merchant contracts that the Company owns and manages, revenue is primarily comprised of fees charged to the merchant, net of interchange and assessments charged by the credit card associations, and is recognized at the time of sale. The fees charged to the merchant are a percentage of the credit card and signature based debit card transaction's dollar value, a fixed amount or a combination of the two. Personal identification number based debit ("PIN-debit") network fees are recognized in "Reimbursable debit network fees, postage and other" revenues and expenses in the Consolidated Statements of Operations. STAR network access fees charged to merchants are assessed on a per transaction basis.

        Interchange fees and assessments charged by credit card associations to the Company's consolidated subsidiaries and network fees related to PIN-debit transactions charged by debit networks are as follows:

	Year ended December 31,
(in millions)	2012	2011	2010
Interchange fees and assessments	$18,373.0	$18,826.1	$17,834.8
Debit network fees	2,786.3	2,959.1	2,798.3

        The Company charges processing fees to its merchant alliances. In situations where an alliance is accounted for under the equity method, the Company's consolidated revenues include the processing fees charged to the alliance, as presented on the face of the Consolidated Statements of Operations.

        Revenue from check verification, settlement and guarantee services is recognized at the time of sale less the fair value of the guarantee. The fair value of the guarantee is deferred until the later of the Company being called upon to honor the guarantee or the expiration of the guarantee. Check verification fees generally are a fixed amount per transaction while check guarantee fees generally are a percentage of the check amount.

        The purchase and sale of merchant contracts is an ordinary element of the Company's Retail and Alliance Services and International businesses, and therefore, the gains from selling these revenue-generating assets are included within the "Product sales and other" component of revenues.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

        Fees based on cardholder accounts on file, both active and inactive, are recognized after the requisite services or period has occurred. Fees for PIN-debit transactions where the Company is the debit card processor for the financial institution are recognized on a per transaction basis. Revenues for output services are derived primarily on a per piece basis and consist of fees for the production, materials and postage related to mailing finished products.

        Software licensing revenue, which is reported in the "Product sales and other" line item of the Consolidated Statements of Operations, is not recognized until each of the following four criteria are met: evidence of an agreement exists, delivery and acceptance has occurred or services have been rendered, the selling price is fixed or determinable, and collection of the selling price is reasonably assured.

        The sale and leasing of point-of-sale ("POS") devices ("terminals") are also reported in "Product sales and other". Revenue for terminals sold or sold under a sales-type lease transaction is recognized when the following four criteria are met: evidence of an agreement exists, delivery has occurred, the selling price or minimum lease payments are fixed or determinable, and collection of the selling price or minimum lease payments is reasonably assured. Revenue for operating leases is recognized on a straight-line basis over the lease term.

        The official check and money order services and merchant acquiring business generate revenue through the ability to invest funds pending settlement. Gains and losses associated with the above noted investments are recognized in revenue.

        Services not specifically described above are generally transaction based fees that are recognized at the time the transactions are processed or programming services that are recorded as work is performed.

Stock-Based Compensation

        Stock-based compensation to employees is measured at the grant date fair values of the respective stock options and restricted stock awards and expensed over the requisite service periods. An estimate of forfeitures is applied when calculating compensation expense. The Company recognizes compensation cost on awards with graded vesting on a straight-line basis over the requisite service period for the entire award. During 2010, the Company modified the terms of its plan and, due to the nature of call rights and vesting conditions associated with the options and awards, the Company will recognize expense associated with the modifications and grants subsequent to the modifications only upon the occurrence of certain liquidity or employment termination events. Refer to Note 13 of these Consolidated Financial Statements for details regarding the Company's stock-based compensation plan.

Foreign Currency Translation

        The U.S. dollar is the functional currency for most of the Company's U.S. based businesses and certain foreign based businesses. Significant operations with a local currency as their functional currency include operations in the United Kingdom, Australia, Germany, Ireland, Greece and Argentina. Foreign currency denominated assets and liabilities for these units and other less significant operations are translated into U.S. dollars based on exchange rates prevailing at the end of the period, and revenues and expenses are translated at average exchange rates during each monthly period. The effects of foreign exchange gains and losses arising from the translation of assets and liabilities of those

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

entities where the functional currency is not the U.S. dollar are included as a component of Other Comprehensive Income ("OCI"). Intercompany loans are generally not considered invested on a long-term basis and such foreign currency gains and losses are recorded in income. Transaction gains and losses related to operating assets and liabilities are included in the "Cost of services" and "Selling, general and administrative" lines of the Consolidated Statements of Operations and were immaterial. Non-operating transaction gains and losses derived from non-operating assets and liabilities are included in the "Other income (expense)" line of the Consolidated Statements of Operations and are separately disclosed in Note 9 of these Consolidated Financial Statements.

Derivative Financial Instruments

        The Company utilizes derivative instruments to enhance its ability to manage interest rate risk and foreign exchange risk. The Company recognizes all derivative financial instruments in the Consolidated Balance Sheets as assets or liabilities at fair value. Such amounts are recorded in either the "Other current assets", "Other long-term assets", "Other current liabilities" or "Other long-term liabilities" captions in the Consolidated Balance Sheets. The Company's policy is to present all derivative balances on a gross basis, without regard to counterparty master netting agreements or similar arrangements. Changes in fair value of derivative instruments are recognized immediately in earnings unless the derivative is designated and qualifies as a hedge of future cash flows or a hedge of a net investment in a foreign operation. For derivatives that qualify as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in equity as a component of OCI and then recognized in earnings in the same period or periods during which the hedged item affects earnings. For derivatives that qualify as a hedge of a net investment in a foreign operation, the gain or loss is reported in OCI as part of the cumulative translation adjustment to the extent the hedge is effective. Any ineffective portions of cash flow hedges and net investment hedges are recognized in the "Other income (expense)" line in the Consolidated Statements of Operations during the period of change. Additional discussion of derivative instruments is provided in Note 6 of these Consolidated Financial Statements.

Noncontrolling and Redeemable Noncontrolling Interests

        Noncontrolling interests represent the minority shareholders' share of the net income or loss and equity in consolidated subsidiaries. Substantially all of the Company's noncontrolling interests are presented pretax in the Consolidated Statements of Operations as "Net income attributable to noncontrolling interests" since the majority of the Company's non-wholly owned consolidated subsidiaries are flow through entities for tax purposes. Noncontrolling interests are presented as a component of equity in the Consolidated Balance Sheets and reflect the original investments by these noncontrolling shareholders in the consolidated subsidiaries, along with their proportionate share of the earnings or losses of the subsidiaries, net of dividends or distributions. Noncontrolling interests that are redeemable at the option of the holder are presented outside of equity and are carried at their estimated redemption value. A noncontrolling interest is recorded on the date of acquisition based on the total fair value of the acquired entity and the noncontrolling interest's share of that value.

Reserve for Merchant Credit Losses and Check Guarantees

        With respect to the merchant acquiring business, the Company's merchant customers (or those of its unconsolidated alliances) have the liability for any charges properly reversed by the cardholder. In the event, however, that the Company is not able to collect such amounts from the merchants due to

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

merchant fraud, insolvency, bankruptcy or another reason, the Company may be liable for any such reversed charges. The Company's risk in this area primarily relates to situations where the cardholder has purchased goods or services to be delivered in the future such as airline tickets.

        The Company's obligation to stand ready to perform is minimal in relation to the total dollar volume processed. The Company requires cash deposits, guarantees, letters of credit or other types of collateral from certain merchants to minimize this obligation. Collateral held by the Company is classified within "Settlement assets" and the obligation to repay the collateral if it is not needed is classified within "Settlement obligations" on the Company's Consolidated Balance Sheets. The Company also utilizes a number of systems and procedures to manage merchant risk. Despite these efforts, the Company historically has experienced some level of losses due to merchant defaults.

        The Company's contingent obligation relates to imprecision in its estimates of required collateral. A provision for this obligation is recorded based primarily on historical experience of credit losses and other relevant factors such as economic downturns or increases in merchant fraud. Merchant credit losses are included in "Cost of services" in the Company's Consolidated Statements of Operations. The amount of the reserves attributable to entities consolidated by the Company was $23.4 million and $31.6 million as of December 31, 2012 and 2011, respectively.

        The majority of the TeleCheck Services, Inc. ("TeleCheck") business involves the guarantee of checks received by merchants. If the check is returned, TeleCheck is required to purchase the check from the merchant at its face value and pursue collection from the check writer. A provision for estimated check returns, net of anticipated recoveries, is recorded at the transaction inception based on recent history. The following table presents the accrued warranty and recovery balances:

	As of December 31,
(in millions)	2012	2011
Accrued warranty balances	$10.9	$11.4
Accrued recovery balances	$24.8	$26.8

        Accrued warranties are included in "Other current liabilities" and accrued recoveries are included in "Accounts receivable" in the Consolidated Balance Sheets. The maximum potential future payments under the guarantees were estimated by the Company to be approximately $1.3 billion as of December 31, 2012 which represented an estimate of the total uncleared checks at that time.

Income Taxes

        The Company and its domestic subsidiaries file a consolidated U.S. income tax return with their parent, First Data Holdings, Inc. ("Holdings"). The Company's foreign operations file income tax returns in their local jurisdictions. Income taxes are computed in accordance with current accounting guidance and reflect the net tax effects of temporary differences between the financial reporting carrying amounts of assets and liabilities and the corresponding income tax amounts. The Company has deferred tax assets and liabilities and maintains valuation allowances where it is more likely than not that all or a portion of deferred tax assets will not be realized. To the extent the Company determines that it will not realize the benefit of some or all of its deferred tax assets, then these deferred tax assets will be adjusted through the Company's provision for income taxes in the period in which this determination is made.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

        The Company recognizes the tax benefits from uncertain tax positions only when it is more likely than not, based on the technical merits of the position, that the tax position will be sustained upon examination, including the resolution of any related appeals or litigation. The tax benefits recognized in the consolidated financial statements from such a position are measured as the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution.

Cash and Cash Equivalents

        Investments (other than those included in settlement assets) with original maturities of three months or less (that are readily convertible to cash) are considered to be cash equivalents and are stated at cost, which approximates market value. Cash and cash equivalents that were restricted from use due to regulatory requirements are included in "Other long-term assets" in the Consolidated Balance Sheets and were immaterial as of December 31, 2012 and 2011.

Accounts Receivable and Leasing Receivables

        Accounts receivable balances are stated net of allowance for doubtful accounts. Historically, the Company has not incurred significant write-offs. The Company records allowances for doubtful accounts when it is probable that the accounts receivable balance will not be collected. Long-term accounts receivable balances are included in "Other long-term assets" in the Consolidated Balance Sheets.

        The Company has receivables associated with its point-of-sale ("POS") terminal leasing businesses. Leasing receivables are included in "Accounts receivable" and "Other long-term assets" in the Consolidated Balance Sheets. The Company recognizes interest income on its leasing receivables using the effective interest method. Interest income from leasing receivables is included in "Product Sales and Other" in the Consolidated Statements of Operations. For direct financing leases, the interest rate used incorporates initial direct costs included in the net investment in the lease. For sales type leases, initial direct costs are expensed as incurred.

Property and Equipment

        Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method over the lesser of the estimated useful life of the related assets (generally three to 10 years for equipment, furniture and leasehold improvements, and 30 years for buildings) or the lease term. Maintenance and repairs which do not extend the useful life of the respective assets are charged to expense as incurred. The following table presents the amounts charged to expense for the depreciation and amortization of property and equipment, including equipment under capital lease:

Year ended December 31, (in millions)	Amount
2012	$284.5
2011	292.1
2010	320.4

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

Goodwill and Other Intangibles

        Goodwill represents the excess of purchase price over tangible and intangible assets acquired less liabilities assumed arising from business combinations. Goodwill is generally allocated to reporting units based upon relative fair value (taking into consideration other factors such as synergies) when an acquired business is integrated into multiple reporting units. The Company's reporting units are at the operating segment level or businesses one level below the operating segment level for which discrete financial information is prepared and regularly reviewed by management. When a business within a reporting unit is disposed of, goodwill is allocated to the disposed business using the relative fair value method. Relative fair value is estimated using a discounted cash flow analysis.

        The Company tests goodwill annually for impairment, as well as upon an indicator of impairment, using a fair value approach at the reporting unit level. The Company estimates the fair value of each reporting unit using a discounted cash flow analysis. The Company performed its annual goodwill impairment test in the fourth quarters of 2012, 2011 and 2010. As of October 1, 2012, the most recent impairment analysis date, the fair value of each reporting unit substantially exceeded its carrying value. The Company did not record any goodwill impairment charges in 2011 or 2010. Discussion of impairments that were recorded in 2012 is included in Note 7 of these Consolidated Financial Statements.

        Customer relationships represent the estimated value of the Company's relationships with customers, primarily merchants and financial institutions, to which it provides services. Customer relationships are amortized based on the pattern of undiscounted cash flows for the period as a percentage of total projected undiscounted cash flows. The Company selected this amortization method for these customer relationships based on a conclusion that the projected undiscounted cash flows could be reliably determined.

        The Company capitalizes initial payments for new contracts, contract renewals and conversion costs associated with customer processing relationships to the extent recoverable through future operations, contractual minimums and/or penalties in the case of early termination. The Company's accounting policy is to limit the amount of capitalized costs for a given contract to the lesser of the estimated ongoing future cash flows from the contract or the termination fees the Company would receive in the event of early termination of the contract by the customer. The initial payments for new contracts and contract renewals are amortized over the term of the contract as a reduction of the associated revenue (transaction and processing service fees). Conversion costs are also amortized over the term of the contract but are recorded as an expense in "Depreciation and amortization" in the Consolidated Statements of Operations.

        The Company develops software that is used in providing processing services to customers. To a lesser extent, the Company also develops software to be sold or licensed to customers. Software development costs are capitalized once technological feasibility of the software has been established. Costs incurred prior to establishing technological feasibility are expensed as incurred. Technological feasibility is established when the Company has completed all planning, designing, coding and testing activities that are necessary to determine that a product can be produced to meet its design specifications, including functions, features and technical performance requirements. Capitalization of costs ceases when the product is available for general use. Software development costs are amortized using the straight-line method over the estimated useful life of the software, which is generally five

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

years. Software acquired in connection with business combinations is amortized using the straight-line method over the estimated useful life of the software which generally ranges from three to 10 years.

        In addition to capitalized contract and software development costs, other intangibles include copyrights, patents, purchased software, trademarks and non-compete agreements acquired in business combinations. Other intangibles, except for the First Data trade name discussed below, are amortized on a straight-line basis over the length of the contract or benefit period, which generally ranges from three to 25 years. The intangible amortization expense associated with customer relationships and other intangibles, including amortization associated with investments in affiliates, was as follows:

Year ended December 31, (in millions)	Amount
2012	$1,046.4
2011	1,052.1
2010	1,205.6

        The value of the First Data trade name is $603.5 million as of December 31, 2012 and 2011. Upon consideration of many factors, including the determination that there are no legal, regulatory or contractual provisions that limit the useful life of the First Data trade name, the Company determined that the First Data trade name had an indefinite useful life. The Company also considered the effects of obsolescence, demand, competition, other economic factors and ability to maintain and protect the trade name without significant expenditures. The First Data trade name is expected to contribute directly or indirectly to the future cash flows of the Company for an indefinite period. As an indefinite lived asset, the First Data trade name is not amortized but is reviewed annually for impairment until such time as it is determined to have a finite life. The First Data trade name was not impaired as of December 31, 2012 or 2011.

        The following table provides the components of other intangibles:

	As of December 31,
(in millions)	2012 Cost	2012 Accumulated Amortization	2012 Net of Accumulated Amortization	2011 Cost	2011 Accumulated Amortization	2011 Net of Accumulated Amortization
Customer relationships	$7,595.3	$(3,839.0)	$3,756.3	$7,638.1	$(3,212.7)	$4,425.4

Other intangibles:
Conversion costs	$154.3	$(56.7)	$97.6	$120.9	$(38.9)	$82.0
Contract costs	222.2	(119.6)	102.6	189.9	(88.3)	101.6
Software	1,544.7	(1,098.0)	446.7	1,402.4	(933.0)	469.4
Other, including trade names	1,451.4	(269.7)	1,181.7	1,448.2	(222.0)	1,226.2

Total other intangibles	$3,372.6	$(1,544.0)	$1,828.6	$3,161.4	$(1,282.2)	$1,879.2

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

        The estimated future aggregate amortization expense for the next five years is as follows:

Year ended December 31, (in millions)	Amount
2013	$833.7
2014	748.0
2015	662.7
2016	507.5
2017	427.9

        The Company tests contract and conversion costs greater than $1 million for recoverability on an annual basis by comparing the remaining expected undiscounted cash flows under the contract to the net book value. Any assets that are determined to be unrecoverable are written down to their fair value. In addition to this annual test, these assets and all other long lived assets are tested for impairment upon an indicator of potential impairment. The Company recorded impairment charges relating to other intangibles in 2012 and 2010 as described in Note 7 of these Consolidated Financial Statements.

Inventory

        Inventories are stated at lower of cost or market and consist primarily of POS terminals, forms and envelopes. The cost of inventory is determined using average cost for POS terminals and first-in first-out ("FIFO") for forms.

Investment Securities

        The Company maintains investments in marketable and non-marketable securities, the majority of which are carried at fair value. These are included in the "Settlement assets", "Other current assets", "Long-term settlement assets" and "Other long-term assets" line items of the Consolidated Balance Sheets.

        The specific identification method is used to determine the cost basis of securities sold. As of December 31, 2012 and 2011, all of the debt and equity securities were classified as available-for-sale. Unrealized gains and losses on these investments are included as a separate component of OCI, net of any related tax effect. The Company assesses marketable securities for impairment quarterly. Cost method investments are evaluated for impairment upon an indicator of impairment such as an event or change in circumstances that may have a significant adverse effect on the fair value of the investment. If no such events or changes in circumstances have occurred, the fair value is estimated only if practicable to do so.

        For equity securities, declines in value that are judged to be other than temporary in nature are recognized in the Consolidated Statements of Operations. For public company equity securities, the Company's policy is to treat a decline in the investment's quoted market value that has lasted for more than six months as an other than temporary decline in value.

        For debt securities, when the Company intends to sell an impaired debt security or it is more likely than not it will be required to sell prior to recovery of its amortized cost basis, an other-than-temporary-impairment ("OTTI") has occurred. The impairment is recognized in earnings

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

equal to the entire difference between the debt security's amortized cost basis and its fair value. When the Company does not intend to sell an impaired debt security and it is not more likely than not it will be required to sell prior to recovery of its amortized cost basis, the Company assesses whether it will recover its amortized cost basis. If the entire amortized cost will not be recovered, a credit loss exists resulting in the credit loss portion of the OTTI being recognized in earnings and the amount related to all other factors recognized in OCI. Refer to Note 7 of these Consolidated Financial Statements for a detailed discussion regarding the fair value of the Company's investments.

New Accounting Guidance

        In July 2012, the Financial Accounting Standards Board issued guidance related to testing indefinite-lived intangibles for impairment. Under the amended guidance, an entity has the option of first assessing qualitative factors to determine whether events and circumstances indicate that it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. If it is determined that the fair value is more likely than not greater than the carrying amount, then quantitative impairment testing is unnecessary. The Company adopted the amendments for its 2012 annual impairment test. After performing a qualitative assessment, the Company proceeded to a quantitative impairment test.

Note 2: Restructuring

        The Company recorded restructuring charges during the three years ended December 31, 2012. Restructuring accruals are reviewed each period and balances in excess of anticipated requirements are reversed through the same Consolidated Statements of Operations caption in which they were originally recorded. Such reversals resulted from the favorable resolution of contingencies and changes in facts and circumstances.

        A summary of net pretax benefits (charges), incurred by segment, for each period is as follows:

	Pretax Benefit (Charge)
(in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Year ended December 31, 2012
Restructuring charges	$(7.5)	$—	$(18.5)	$(2.2)	$(28.2)
Restructuring accrual reversals	1.0	—	2.8	1.3	5.1

Total pretax charge, net of reversals	$(6.5)	$—	$(15.7)	$(0.9)	$(23.1)

Year ended December 31, 2011
Restructuring charges	$(2.8)	$(10.5)	$(34.2)	$(3.8)	$(51.3)
Restructuring accrual reversals	1.1	—	2.5	1.3	4.9

Total pretax charge, net of reversals	$(1.7)	$(10.5)	$(31.7)	$(2.5)	$(46.4)

Year ended December 31, 2010
Restructuring charges	$(20.3)	$(11.3)	$(28.2)	$(27.7)	$(87.5)
Restructuring accrual reversals	0.7	0.8	10.9	3.1	15.5

Total pretax charge, net of reversals	$(19.6)	$(10.5)	$(17.3)	$(24.6)	$(72.0)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: Restructuring (Continued)

        2012.    The Company recorded restructuring charges during 2012 primarily related to employee reduction and certain employee relocation efforts in Germany. The Company expects to record approximately $2 million of additional restructuring charges in 2013 in connection with the restructuring event in Germany. Additional restructuring charges were recorded in 2012 in connection with management's alignment of the business with strategic objectives as well as refinements of estimates. Approximately 650 employees were impacted by the 2012 restructurings. The Company expects to record additional restructuring charges in 2013 associated with similar events and the departure of executive officers.

        2011.    The 2011 restructurings resulted from the elimination of management and other positions, approximately 750 employees, as part of the Company aligning the business with strategic objectives. Partially offsetting the charges were reversals of excess 2009 and 2010 restructuring accruals as well as reversals resulting from the refinement of 2011 estimates.

        2010.    The 2010 restructurings resulted from the elimination of management and other positions, approximately 1,200 employees, as part of the Company aligning the business with strategic objectives as well as domestic site consolidations and the reorganization of executive officers. Partially offsetting the charges were reversals of excess 2008 and 2009 restructuring accruals as well as reversals resulting from the refinement of 2010 estimates.

        The following table summarizes the Company's utilization of restructuring accruals for the years ended December 31, 2011 and 2012:

(in millions)	Employee Severance	Facility Closure
Remaining accrual as of January 1, 2011	$38.7	$0.2
Expense provision	45.0	6.3
Cash payments and other	(62.2)	(5.5)
Changes in estimates	(4.8)	(0.1)

Remaining accrual as of December 31, 2011	16.7	0.9
Expense provision	28.2	—
Cash payments and other	(26.8)	(0.8)
Changes in estimates	(5.0)	(0.1)

Remaining accrual as of December 31, 2012	$13.1	$—

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3: Business Combinations, Asset Acquisitions and Dispositions

	Initial Consideration(b)
Businesses and Assets Acquired(a)	Month	Total	Cash
	(in millions)
2012:
Purchase of noncontrolling interest in Omnipay	April	$49.0	$25.1
Clover Network, Inc.	December	56.1	36.1
Merchant portfolio acquisitions		1.9	1.9

		$107.0	$63.1

2011:
Merchant portfolio acquisitions		$19.2	$19.2

2010:
Redemption of Rockmount Investments, LLC ("Rockmount") put in BAMS(c)		$213.3	$213.3
Merchant portfolio acquisitions		1.8	1.8

		$215.1	$215.1

(a)
Includes businesses and assets consolidated by the Company upon acquisition. For information related to equity method investments refer to Note 18 of these Consolidated Financial Statements.

(b)
Includes cash acquired and debt assumed.

(c)
Banc of America Merchant Services, LLC ("BAMS")

2012 Acquisitions

        In April 2012, the Company acquired the remaining approximately 30 percent noncontrolling interest in Omnipay for approximately 37.1 million euro, of which 19.0 million euro ($25.1 million) was paid in April 2012 with the remainder to be paid in April 2013.

        In December 2012, the Company acquired 100% of Clover Network, Inc., a provider of payment network services for total consideration of $54.1 million, net of cash acquired. The transaction consisted of net cash consideration of $34.1 million as well as a series of contingent payments based on the achievement of specified sales targets. These contingent payments are classified as purchase consideration if made to outside investors and compensation if made to current and future employees. As part of the purchase price, the Company recorded a $20 million liability for the contingent consideration due to outside investors based upon the net present value of the Company's estimate of the future payments. The acquisition will be reported as part of the Retail and Alliance Services segment.

2012 Disposition

        During the year ended December 31, 2012, contingent consideration was recorded related to a small divestiture. The transaction called for a series of contingent payments based on revenue over three years. As part of the sale price, the Company recorded a $14 million asset for the contingent

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3: Business Combinations, Asset Acquisitions and Dispositions (Continued)

consideration due based upon the net present value of the Company's estimate of future receipts from the buyer.

2011 Disposition

        In November 2011, the Company contributed the assets of its transportation business to an alliance in exchange for a 30% noncontrolling interest in that alliance, as discussed in further detail in Note 18 of these Consolidated Financial Statements, and accordingly, the transportation business was deconsolidated.

2010 Redemption

        On June 26, 2009, Bank of America N.A. ("BofA") and the Company, together with Rockmount, an investment vehicle controlled by a third-party investor, formed a new company, BAMS. BAMS provides clients with a comprehensive suite of acquiring and processing payment products for credit and debit cards as well as merchant loyalty, prepaid, check and e-commerce solutions.

        At the time of the formation, the Company owned a 48.45% direct voting interest in BAMS and Bank of America N.A. ("BofA") owned a 46.55% direct voting interest. The remaining stake in BAMS was a 5% non-voting interest held by Rockmount. The Company owned a 40% noncontrolling interest in Rockmount. In May 2010, the third party owning a controlling interest in Rockmount exercised a put right on Rockmount's beneficial interest in BAMS requiring net cash payments from FDC of $213 million. The redemption amount was based on Rockmount's capital account balance in BAMS immediately prior to the redemption with an additional adjustment paid by the Company and Bank of America N.A. based on the level of BAMS revenues for the trailing 12 month period ended March 31, 2010. After redemption by Rockmount, the Company owns 51% of BAMS and Bank of America N.A. owns 49%.

2010 Disposition

        During 2010, the Company received a contingent payment in connection with the November 2009 sale of a merchant acquiring business.

Other Information

        The following table outlines the net assets acquired and net cash paid for acquisitions (at date of acquisition) for businesses and assets other than equity method investments:

	Year ended December 31,
(in millions)	2012	2011	2010
Fair value of net assets acquired	$107.0	$19.2	$215.1
Less non-cash consideration	(43.9)	—	—
Less cash acquired	(2.0)	—	—

Net cash paid for acquisitions	$61.1	$19.2	$215.1

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3: Business Combinations, Asset Acquisitions and Dispositions (Continued)

        The following table presents changes to goodwill for the years ended December 31, 2011 and 2012:

(in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Divested Operations	Totals
Balance as of January 1, 2011
Goodwill	$14,065.7	$3,451.4	$2,657.1	$177.0	$181.3	$20,532.5
Accumulated impairment losses	(1,106.5)	(1,395.2)	(375.6)	(177.0)	(181.3)	(3,235.6)

	12,959.2	2,056.2	2,281.5	—	—	17,296.9

Deconsolidation(a)	(42.8)	—	—	—	—	(42.8)
Purchase price adjustments	—	—	(4.5)	—	—	(4.5)
Other adjustments (primarily foreign currency)	—	—	(45.0)	—	—	(45.0)

Balance as of December 31, 2011
Goodwill	14,022.9	3,451.4	2,607.6	177.0	181.3	20,440.2
Accumulated impairment losses	(1,106.5)	(1,395.2)	(375.6)	(177.0)	(181.3)	(3,235.6)

	12,916.4	2,056.2	2,232.0	—	—	17,204.6

Acquisitions	48.9	—	—	—	—	48.9
Impairments	—	(4.5)	—	—	—	(4.5)
Other adjustments (primarily foreign currency)	—	—	33.5	—	—	33.5

Balance as of December 31, 2012
Goodwill	14,071.8	3,451.4	2,641.1	177.0	181.3	20,522.6
Accumulated impairment losses	(1,106.5)	(1,399.7)	(375.6)	(177.0)	(181.3)	(3,240.1)

	$12,965.3	$2,051.7	$2,265.5	$—	$—	$17,282.5

(a)
Relates to the deconsolidation of the Company's transportation business. Refer to Note 18 of these Consolidated Financial Statements for additional information.

Note 4: Settlement Assets and Obligations

        Settlement assets and obligations result from FDC's processing services and associated settlement activities, including settlement of payment transactions. Settlement assets are generated principally from merchant services transactions. Certain merchant settlement assets that relate to settlement obligations accrued by the Company are held by partner banks to which the Company does not have legal ownership but has the right to use to satisfy the related settlement obligation. FDC records corresponding settlement obligations for amounts payable to merchants and for payment instruments not yet presented for settlement. The difference in the aggregate amount of such assets and liabilities is

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4: Settlement Assets and Obligations (Continued)

primarily due to unrealized net investment gains and losses, which are reported as OCI in equity. Due to the short period of time between receipt of cash from the associations and payment to the merchants, which typically occurs intra-day except on weekends, the changes in settlement assets and obligations are presented on a net basis within operating activities in the Consolidated Statements of Cash Flows. Because the changes in the settlement assets balance exactly offset changes in settlement obligations, the activity nets to zero. The principal components of FDC's settlement assets and obligations are as follows:

	As of December 31,
(in millions)	2012	2011
Settlement assets:
Current settlement assets:
Cash and cash equivalents	$3,790.4	$1,650.3
Investment securities	125.6	105.7
Due from card associations and bank partners	4,523.4	8,353.3
Due from merchants	734.4	549.0

	9,173.8	10,658.3
Long-term settlement assets:
Investment securities	54.3	181.0

	$9,228.1	$10,839.3

Settlement obligations:
Current settlement obligations:
Payment instruments outstanding	$289.9	$459.6
Card settlements due to merchants	8,936.4	10,378.2

	$9,226.3	$10,837.8

        Refer to Note 5 of these Consolidated Financial Statements for information concerning the Company's investment securities.

Note 5: Investment Securities

        The majority of the Company's investment securities are a component of settlement assets and represent the investment of funds received by the Company from prior sales of payment instruments (official checks and financial institution money orders) by authorized agents. The Company's investment securities, excluding those classified as cash equivalents, within current settlement assets primarily consisted of municipal obligations as of December 31, 2012 and of municipal obligations and corporate bonds as of December 31, 2011. The Company's long-term settlement assets were primarily comprised of student loan auction rate securities ("SLARS") as of December 31, 2012 and of SLARS and U.S. Government guaranteed securities as of December 31, 2011. Realized gains and losses and OTTI on investments classified as settlement assets are recorded in the "Product sales and other" line item of the Consolidated Statements of Operations. The Company carried other investments, primarily cost method investments, which are included in the "Other current assets" and "Other long-term assets" line items of the Consolidated Balance Sheets and are discussed further below. Realized gains and losses on these investments are recorded in the "Other income (expense)" line item of the

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5: Investment Securities (Continued)

Consolidated Statements of Operations described in Note 9 of these Consolidated Financial Statements.

        The principal components of the Company's investment securities are as follows:

(in millions)	Cost(a)	Gross Unrealized Gain	Gross Unrealized (Loss) excluding OTTI(b)	OTTI Recognized in OCI(b)/(c)	Fair Value(d)
As of December 31, 2012
Student loan auction rate securities	$37.6	$1.2	$—	$—	$38.8
Corporate bonds	6.6	—	—	—	6.6
State and municipal obligations	134.5	—	(0.1)	—	134.4
Other	0.1	0.5	—	—	0.6

Total available-for-sale securities	178.8	1.7	(0.1)	—	180.4

Cost method investments	13.4	—	—	—	13.4

Totals	$192.2	$1.7	$(0.1)	$—	$193.8

As of December 31, 2011
Student loan auction rate securities	$169.3	$1.2	$—	$—	$170.5
Corporate bonds	10.3	—	(0.1)	—	10.2
State and municipal obligations	96.0	—	—	—	96.0
U.S. Government guaranteed securities	10.0	—	—	—	10.0
Other	0.1	0.4	—	—	0.5

Total available-for-sale securities	285.7	1.6	(0.1)	—	287.2

Cost method investments	23.7	—	—	—	23.7

Totals	$309.4	$1.6	$(0.1)	$—	$310.9

(a)
Represents amortized cost for debt securities.

(b)
"OTTI" refers to other-than-temporary impairments.

(c)
For debt securities, represents the fair value adjustment excluding that attributable to credit losses.

(d)
Represents cost for cost method investments.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5: Investment Securities (Continued)

        The following table presents the gross unrealized losses and fair value of the Company's investments with unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less than 12 months		More than 12 months
(in millions)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Fair Value	Total Unrealized Losses
As of December 31, 2012
State and municipal obligations(a)	$45.3	$—	$0.1	$—	$45.4	$(0.1)
As of December 31, 2011
Corporate bonds	$10.2	$(0.1)	$—	$—	$10.2	$(0.1)

(a)
Unrealized losses less than and greater than 12 months are less than $50,000, respectively.

        All of the above investments, with the exception of cost method investments, were classified as available-for-sale. The Company uses specific identification to determine the cost of a security sold and the amount of gains and losses reclassified out of OCI into the Consolidated Statements of Operations. Unrealized gains and losses on investments carried at fair value are included as a separate component of OCI, net of any related tax effects.

        The following table presents additional information regarding available-for-sale securities:

	Year ended December 31,
(in millions)	2012	2011	2010
Proceeds from sales(a)	$156.6	$283.2	$138.1
Purchases	$194.1	$269.7	$44.4
Gross realized gains included in earnings as a result of sales(a)	4.4	3.6	6.2
Gross realized (losses) included in earnings as a result of sales(a)	—	(2.9)	(3.3)
Gross losses included in earnings as a result of impairment(b)	—	(5.2)	(28.2)
Net unrealized gains or (losses) included in OCI, net of tax	2.9	(2.0)	7.7
Net gains or (losses) reclassified out of OCI into earnings, net of tax	2.7	(2.8)	(19.8)

(a)
Includes activity resulting from sales, redemptions, liquidations and related matters.

(b)
In the fourth quarter of 2010, due to new and existing state laws and regulations as well as the Company's changing views of its use of capital, the Company determined it could no longer assert that it will not more likely than not be required to sell the SLARS prior to the recovery of their fair value to amortized cost.

        In January 2013, the company sold approximately $21 million of its holdings in SLARS resulting in a realized gain of $1.0 million.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5: Investment Securities (Continued)

        The following table presents maturity information for the Company's investments in debt securities as of December 31, 2012:

(in millions)	Fair Value
Due within one year	$125.6
Due after one year through five years	15.3
Due after five years through 10 years	—
Due after 10 years	38.9

Total debt securities	$179.8

        The Company also maintained investments in non-marketable securities, held for strategic purposes (collectively referred to as "cost method investments") which are carried at cost and included in "Other long-term assets" in the Company's Consolidated Balance Sheets. These investments are evaluated for impairment upon an indicator of impairment such as an event or change in circumstances that may have a significant adverse effect on the fair value of the investment. During the third quarter of 2012, the Company recognized an impairment of $8.7 million related to a cost method investment due to uncertainty regarding the investee's viability as a going concern. Where there are no indicators of impairment present, the Company estimates the fair value for the cost method investments only if it is practicable to do so. As of December 31, 2012, it was deemed impracticable to estimate the fair value on $8.0 million of cost method assets due to the lack of sufficient data upon which to develop a valuation model and the costs of obtaining an independent valuation in relation to the size of the investments.

Note 6: Derivative Financial Instruments

Risk Management Objectives and Strategies

        The Company is exposed to various financial and market risks, including those related to changes in interest rates and foreign currency exchange rates, that exist as part of its ongoing business operations. The Company utilizes certain derivative financial instruments to enhance its ability to manage these risks.

        The Company uses derivative instruments (i) to mitigate cash flow risks with respect to changes in interest rates (forecasted interest payments on variable rate debt), (ii) to maintain a desired ratio of fixed rate and floating rate debt, and (iii) to protect the net investment in certain foreign subsidiaries and/or affiliates and intercompany loans with respect to changes in foreign currency exchange rates.

        Derivative instruments are entered into for periods consistent with related underlying exposures and do not constitute positions independent of those exposures. The Company applies strict policies to manage each of these risks, including prohibition against derivatives trading, derivatives market-making or any other speculative activities. Although most of the Company's derivatives do not qualify for hedge accounting, they are maintained for economic hedge purposes and are not considered speculative.

        The Company's policy is to manage its cash flow and net investment exposures related to adverse changes in interest rates and foreign currency exchange rates. The Company's objective is to engage in risk management strategies that provide adequate downside protection.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6: Derivative Financial Instruments (Continued)

Accounting for Derivative Instruments and Hedging Activities

        With respect to derivative instruments that are afforded hedge accounting, the effective portion of changes in the fair value of a derivative that is designated as a cash flow hedge is recorded in OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Changes in the fair value of a net investment hedge that qualifies for hedge accounting are recorded as part of the cumulative translation adjustment in OCI to the extent the hedge is effective. Any ineffectiveness associated with designated cash flow hedges, as well as any change in the fair value of a derivative that is not designated as a hedge, is recorded immediately in "Other income (expense)" in the Consolidated Statements of Operations.

        The Company formally documents all relationships between hedging instruments and the underlying hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that have been designated as cash flow hedges to forecasted transactions and net investment hedges to the underlying investment in a foreign subsidiary or affiliate. The Company formally assesses, both at inception of the hedge and on an ongoing basis, whether the hedge is highly effective in offsetting changes in cash flows or foreign currency exposure of the underlying hedged items. The Company also performs an assessment of the probability of the forecasted transactions on a periodic basis. If it is determined that a derivative ceases to be highly effective during the term of the hedge or if the forecasted transaction is no longer probable, the Company discontinues hedge accounting prospectively for such derivative.

Credit Risk

        The Company monitors the financial stability of its derivative counterparties and all counterparties remain highly-rated (in the "A" category or higher). The credit risk inherent in these agreements represents the possibility that a loss may occur from the nonperformance of a counterparty to the agreements. The Company performs a review at inception of the hedge, as circumstances warrant, and at least on a quarterly basis of the credit risk of these counterparties. The Company also monitors the concentration of its contracts with individual counterparties. The Company's exposures are in liquid currencies (primarily in U.S. dollars, euros and Australian dollars), so there is minimal risk that appropriate derivatives to maintain the hedging program would not be available in the future.

Summary of Derivative Instruments

        The Company's derivative instruments portfolio was comprised of the following:

Notional value (in millions)	As of December 31, 2012		As of December 31, 2011
Interest rate contracts	USD	5,750	USD	5,750
Foreign exchange contracts	EUR	91.1	EUR	91.1
Foreign exchange contracts	AUD	115	AUD	115
Forward-starting interest rate contracts	USD	—	USD	3,000

        In January of 2013, the Company's cross-currency swap with an aggregate notional value of 69.6 million euro expired. In January and February of 2013, the Company entered into cross-currency

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6: Derivative Financial Instruments (Continued)

swaps with aggregate notional values of 100.0 million Australian dollars and 200.0 million euro that were designated as hedges of net investments in foreign operations.

  Derivatives Not Qualifying For Hedge Accounting.

        During the twelve months ended December 31, 2012 and 2011, the Company held certain derivative instruments that functioned as economic hedges but no longer qualified or were not designated to qualify for hedge accounting. Such instruments included cross-currency swaps held in order to mitigate foreign currency exposure on intercompany loans and a portion of the Company's net investment in its European operations, interest rate swaps held in order to mitigate the exposure to interest rate fluctuations on interest payments related to variable rate debt and a fixed to floating interest rate swap held to maintain a desired ratio of fixed and variable rate debt.

        Interest rate swaps with a combined notional value of $5.0 billion expired in September 2012. During the third quarter of 2011 and the first quarter of 2012, the Company entered into forward-starting interest rate swaps with a combined notional value of $3.0 billion and $2.0 billion, respectively, all of which became effective upon expiration of the existing instruments. The interest rate swaps are intended to mitigate exposure to fluctuations in interest rates and will expire in September 2016. The Company did not designate the swaps as hedges for accounting purposes.

        During 2011, the Company entered into a fixed to floating interest rate swap in order to preserve the ratio of fixed and floating debt. The swap has a notional value of $750.0 million and expires on June 15, 2019, but is subject to a mandatory put that will result in cash settlement on June 15, 2015.

        During the three months ended March 31, 2011, the Company held a foreign exchange rate collar with a notional value of $1.9 million that expired on March 31, 2011.

        During the third quarter of 2010, five interest rate swaps with a total notional balance of $2.5 billion and one basis rate swap with a notional balance of $1.0 billion expired.

        As of December 31, 2012 and 2011, the Company held cross-currency swaps not qualifying for hedge accounting with a total notional value of 91.1 million euro (approximately $120.5 million at December 31, 2012). In January of 2013, the Company's cross-currency swap with an aggregate notional value of 69.6 million euro expired.

        During 2012, 2011, and 2010, certain interest rate swaps previously designated as hedges for accounting purposes ceased to qualify for hedge accounting treatment. The Company therefore de-designated the hedges and ceased to apply hedge accounting from the beginning of the quarter during which the respective de-designations occurred. The amount carried in OCI as of the date of de-designation was subsequently reclassified into earnings in the same periods during which the forecasted transactions affect earnings. As of December 31, 2012, there are no longer any losses carried in OCI related to interest rate swaps that are expected to be reclassified into the Consolidated Statements of Operations.

        For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets, derivative gains and losses in the Consolidated Statements of Operations and accumulated derivative gains and losses in OCI, refer to the tables presented below.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6: Derivative Financial Instruments (Continued)

  Derivatives That Qualify for Hedge Accounting.

        Hedge of a net investment in a foreign operation.    As of December 31, 2012 and 2011, the Company held a cross-currency swap with an aggregate notional value of 115.0 million Australian dollars (approximately $119.3 million at December 31, 2012) that was designated as a hedge of a net investment in a foreign operation.

        In January and February of 2013, the Company entered into cross-currency swaps that were designated as hedges of net investments in foreign operations, as discussed above.

        Cash flow hedges.    As of December 31, 2012, the Company did not have any interest rate swaps that were designated as cash flow hedges of the variability in the interest payments on its debt. As of December 31, 2011, the Company held interest rate swaps which were designated as cash flow hedges of the variability in the interest payments on $500 million of variable rate senior secured term loans which expired in September 2012. Since December 31, 2011, these designated cash flow hedges ceased to be highly effective in offsetting the variability in the interest payments, due in part to their approaching maturity dates, and were de-designated. Until the de-designation date of these cash flow hedges, the Company followed the hypothetical derivative method to measure hedge ineffectiveness which resulted mostly from the hedges being off-market at the time of designation, and any ineffectiveness was recognized immediately in the Consolidated Statements of Operations.

        During the third quarter of 2010, two basis rate swaps with a total notional balance of $3.0 billion expired.

        For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets, derivative gains and losses in the Consolidated Statements of Operations and accumulated derivative gains and losses in OCI, refer to the tables presented below.

Fair Value of Derivative Instruments

Fair Value of Derivative Instruments in the Consolidated Balance Sheets

	As of December 31, 2012
(in millions)	Assets(a)(c)	Liabilities(b)(c)
Derivatives designated as hedging instruments
Foreign exchange contract	$—	$(32.8)
Derivatives not designated as hedging instruments
Interest rate contracts	90.8	(137.7)
Foreign exchange contracts	10.1	(1.6)

Total derivatives not designated as hedging instruments	100.9	(139.3)

Total derivatives	$100.9	$(172.1)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6: Derivative Financial Instruments (Continued)

	As of December 31, 2011
(in millions)	Assets(a)(c)	Liabilities(b)(c)
Derivatives designated as hedging instruments
Interest rate contract	$—	$(12.8)
Foreign exchange contract	—	(27.1)

Total derivatives designated as hedging instruments	—	(39.9)

Derivatives not designated as hedging instruments
Interest rate contracts	$65.4	$(143.9)
Foreign exchange contracts	10.9	(0.7)
Forward-starting interest rate contracts	—	(11.9)

Total derivatives not designated as hedging instruments	76.3	(156.5)

Total derivatives	$76.3	$(196.4)

(a)
Derivative assets are included in the "Other current assets" and "Other long-term assets" lines of the Consolidated Balance Sheets.

(b)
Derivative liabilities are included in the "Other current liabilities" and "Other long-term liabilities" lines of the Consolidated Balance Sheets.

(c)
The Company's policy is to present all derivative balances on a gross basis, without regard to counterparty master netting agreements or similar arrangements.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6: Derivative Financial Instruments (Continued)

The Effect of Derivative Instruments on the Consolidated Statements of Operations

	Year ended December 31,
	2012		2011		2010
(in millions, pretax)	Interest Rate Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Foreign Exchange Contracts
Derivatives in cash flow hedging relationships:
Amount of gain or (loss) recognized in OCI (effective portion)	$—	—	$61.3	—	$(26.2)	—
Amount of gain or (loss) reclassified from accumulated OCI into income(a)	(114.9)	—	(93.0)	—	(145.7)	—
Amount of gain or (loss) recognized in income (ineffective portion)(b)	—	—	(2.3)	—	(6.3)	—
Derivatives in net investment hedging relationships:
Amount of gain or (loss) recognized in OCI (effective portion)	$—	(9.2)	$—	(9.4)	$—	(14.8)
Amount of gain or (loss) recognized in income (ineffective portion)(b)	—	—	—	—	—	0.5
Derivatives not designated as hedging instruments:
Amount of gain or (loss) recognized in income(b)	$(89.9)	(1.5)	$58.0	2.5	$(61.6)	9.1

(a)
Gain (loss) is recognized in the "Interest expense" line of the Consolidated Statements of Operations.

(b)
Gain (loss) is recognized in the "Other income (expense)" line of the Consolidated Statements of Operations.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6: Derivative Financial Instruments (Continued)

Accumulated Derivative Gains and Losses

        The following table summarizes activity in other comprehensive income for the years ended December 31, 2012 and 2011 related to derivative instruments classified as cash flow hedges and a net investment hedge held by the Company:

	Year ended December 31,
(in millions, after tax)	2012	2011
Accumulated loss included in other comprehensive income (loss) at beginning of the period	$(87.6)	$(181.3)
Less: Reclassifications into earnings from other comprehensive income (loss)	72.2	60.2

	(15.4)	(121.1)
Increase in fair value of derivatives that qualify for hedge accounting(a)	(5.7)	33.5

Accumulated loss included in other comprehensive income (loss) at end of the period	$(21.1)	$(87.6)

(a)
Gains and losses are included in "Unrealized gains on hedging activities" and in "Foreign currency translation adjustment" on the Consolidated Statements of Comprehensive Income (Loss).

Note 7: Fair Value Measurement

Fair value of financial instruments

        Carrying amounts for certain of the Company's financial instruments (cash and cash equivalents and short-term borrowings) approximate fair value due to their short maturities. Accordingly, these

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7: Fair Value Measurement (Continued)

instruments are not presented in the following table. The following table provides the estimated fair values of the remaining financial instruments:

	As of December 31, 2012		As of December 31, 2011
(in millions)	Carrying Value	Fair Value(a)	Carrying Value	Fair Value(a)
Financial instruments:
Settlement assets:
Short-term investment securities	$125.6	$125.6	$105.7	$105.7
Long-term investment securities	$54.3	$54.3	$181.0	$181.0
Other current assets:
Derivative financial instruments	$11.1	$11.1	$—	$—
Other long-term assets:
Long-term investment securities	$0.5	$0.5	$0.5	$0.5
Cost method investments	$13.4	$13.4	$23.7	$23.7
Derivative financial instruments	$89.8	$89.8	$76.3	$76.3
Other current liabilities:
Derivative financial instruments	$0.3	$0.3	$156.7	$156.7
Long-term borrowings:
Long-term borrowings	$22,528.9	$22,732.6	$22,521.7	$20,189.8
Other long-term liabilities:
Derivative financial instruments	$171.8	$171.8	$39.7	$39.7

(a)
Represents cost for cost method investments. Refer to Note 5 of these Consolidated Financial Statements for a more detailed discussion of cost method investments.

        The estimated fair values of investment securities and derivative financial instruments are described below. Refer to Notes 5 and 6 of these Consolidated Financial Statements for additional information regarding the Company's investment securities and derivative financial instruments, respectively.

        The estimated fair market value of FDC's long-term borrowings was primarily based on market trading prices and is considered to be a level 2 measurement. For additional information regarding the Company's borrowings, refer to Note 8 of these Consolidated Financial Statements.

Concentration of credit risk

        The Company's investment securities are diversified across multiple issuers within its investment portfolio (investment securities plus cash and cash equivalents). In addition to investment securities, the Company maintains other financial instruments with various financial institutions. The Company's largest single issuer represents less than 15% of the total carrying value of the investment portfolio and the Company limits its derivative financial instruments credit risk by maintaining contracts with counterparties having a credit rating of "A" or higher. The Company periodically reviews the credit standings of these institutions.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7: Fair Value Measurement (Continued)

Assets and Liabilities Measured at Fair Value on a Recurring Basis

        Fair value is defined by accounting guidance as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company uses the hierarchy prescribed in the accounting guidance for fair value measurements, based upon the available inputs to the valuation and the degree to which they are observable or not observable in the market. The three levels in the hierarchy are as follows:

  •
  Level 1 Inputs—Quoted prices (unadjusted) for identical assets or liabilities in active markets that are accessible as of the measurement date.

  •
  Level 2 Inputs—Inputs other than quoted prices within Level 1 that are observable either directly or indirectly, including but not limited to quoted prices in markets that are not active, quoted prices in active markets for similar assets or liabilities and observable inputs other than quoted prices such as interest rates or yield curves.

  •
  Level 3 Inputs—Unobservable inputs reflecting the Company's own assumptions about the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

        The Company maximizes the use of relevant observable inputs and minimizes the use of unobservable inputs.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7: Fair Value Measurement (Continued)

        Financial instruments carried and measured at fair value on a recurring basis are classified in the table below according to the fair value hierarchy described above:

	As of December 31, 2012
	Fair Value Measurement Using
(in millions)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Assets:
Settlement assets:
Student loan auction rate securities	$—	$—	$38.8	$38.8
Corporate bonds	—	6.6	—	6.6
State and municipal obligations	—	133.9	—	133.9
Preferred stock	0.6	—	—	0.6

Total settlement assets	0.6	140.5	38.8	179.9

Other current assets:
Interest rate swap contracts	—	1.0	—	1.0
Foreign currency derivative contracts	—	10.1		10.1
Other long-term assets:
Available-for-sale securities	—	0.5	—	0.5
Interest rate swap contracts	—	89.8	—	89.8

Total assets at fair value	$0.6	$241.9	$38.8	$281.3

Liabilities:
Other current liabilities:
Interest rate swap contracts	$—	$0.3	$—	$0.3
Other long-term liabilities:
Foreign currency derivative contracts	—	34.4	—	34.4
Interest rate swap contracts	—	137.4	—	137.4
Contingent consideration	—	—	20.0	20.0

Total liabilities at fair value	$—	$172.1	$20.0	$192.1

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7: Fair Value Measurement (Continued)

	As of December 31, 2011
	Fair Value Measurement Using
(in millions)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Assets:
Settlement assets:
Student loan auction rate securities	$—	$—	$170.5	$170.5
Corporate bonds	—	10.2	—	10.2
State and municipal obligations	—	95.5	—	95.5
U.S. Government guaranteed agency securities	—	10.0	—	10.0
Preferred stock	0.5	—	—	0.5

Total settlement assets	0.5	115.7	170.5	286.7

Other long-term assets:
Available-for-sale securities	—	0.5	—	0.5
Interest rate swap contracts	—	65.4	—	65.4
Foreign currency derivative contracts	—	10.9	—	10.9

Total other long-term assets	—	76.8	—	76.8

Total assets at fair value	$0.5	$192.5	$170.5	$363.5

Liabilities:
Other current liabilities:
Interest rate swap contracts	$—	$156.7	$—	$156.7
Other long-term liabilities:
Foreign currency derivative contracts	—	27.8	—	27.8
Forward-starting interest rate contracts	—	11.9	—	11.9

Total liabilities at fair value	$—	$196.4	$—	$196.4

        Settlement assets—student loan auction rate securities.    Due to the lack of observable market activity for the SLARS held by the Company as of December 31, 2012, the Company, with the assistance of a third-party valuation firm upon which the Company in part relied, made certain assumptions, primarily relating to estimating both the weighted-average life for the securities held by the Company and the impact on the fair value of the current inability to redeem the securities at par value. All key assumptions and valuations were determined by and are the responsibility of management. The securities were valued using an income approach based on a probability-weighted discounted cash flow analysis. The Company considered each security's key terms including date of issuance, date of maturity, auction intervals, scheduled auction dates, maximum auction rates, as well as underlying collateral, ratings, and guarantees or insurance. The impact of the Company's judgment in the valuation was significant and, accordingly, the resulting fair value was classified as Level 3 within the fair value hierarchy. A 50 basis point change in liquidity risk premium, as well as slight changes in other unobservable inputs including default probability and default recovery rate assumptions and the probability of an issuer call prior to maturity, would impact the value of the SLARS by approximately

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7: Fair Value Measurement (Continued)

$1 million. For additional information regarding sales, settlements and impairments of the SLARS, refer to Note 5 of these Consolidated Financial Statements .

(in millions)	Fair Value Measurement Using Significant Unobservable Inputs (Level 3) Student loan auction rate securities
Beginning balance as of January 1, 2011	$341.1
Total gains or losses (realized or unrealized):
Included in other comprehensive income	1.2
Included in product sales and other(a)	(4.5)
Sales	(158.4)
Settlements	(8.9)
Transfers in (out) of Level 3	—

Ending balance as of December 31, 2011	170.5
Total realized gains included in product sales and other	4.4
Sales	(135.6)
Settlements	(0.5)
Transfers in (out) of Level 3	—

Ending balance as of December 31, 2012	$38.8

(a)
Includes impairments of $5.2 million for the year ended December 31, 2011.

        Settlement assets—other available-for-sale securities.    Prices for the municipal, corporate, and U.S. Government securities are not quoted on active exchanges but are priced through an independent third-party pricing service based on quotations from market-makers in the specific instruments or, where appropriate, from other market inputs. Bonds were valued under a market approach using observable inputs including reported trades, benchmark yields, broker/dealer quotes, issuer spreads and other standard inputs. Municipal paper was valued under a market approach using observable inputs including maturity date, issue date, credit rating, current commercial paper rates and settlement date.

        The Company's experience with these types of investments and the expectations of the current investments held is that they will be satisfied at the current carrying amount. These securities were classified as Level 2.

        Derivative financial instruments.    The Company uses derivative instruments to mitigate certain risks. The Company's derivatives are not exchange listed and therefore the fair value is estimated under an income approach using Bloomberg analytics models that are based on readily observable market inputs. These models reflect the contractual terms of the derivatives, such as notional value and expiration date, as well as market-based observables including interest and foreign currency exchange rates, yield curves and the credit quality of the counterparties. The models also incorporate the Company's creditworthiness in order to appropriately reflect non-performance risk. Inputs to the derivative pricing models are generally observable and do not contain a high level of subjectivity and, accordingly, the Company's derivatives were classified within Level 2 of the fair value hierarchy. While the Company believes its estimates result in a reasonable reflection of the fair value of these

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7: Fair Value Measurement (Continued)

instruments, the estimated values may not be representative of actual values that could have been realized or that will be realized in the near future. Refer to Note 6 of these Consolidated Financial Statements for additional information regarding the Company's derivative financial instruments.

        Contingent liabilities.    As discussed in Note 3 of these Consolidated Financial Statements, during the year ended December 31, 2012, contingent consideration was recorded related to the acquisition of Clover Network, Inc. The transaction called for cash consideration as well as a series of contingent payments based on the achievement of specified sales targets. These contingent payments are classified as purchase consideration if made to outside investors and compensation if made to current and future employees. As part of the purchase price, the Company recorded a $20 million liability for the contingent consideration due to outside investors based upon the net present value of the Company's estimate of the future payments. This fair value measurement represents a Level 3 measurement as it is based on significant inputs not observable in the market. Significant judgment is employed in determining the appropriateness of these assumptions as of the acquisition date. The primary assumption is the estimated number of merchant locations that will be using the software in the next four years.

(in millions)	Fair Value Measurement Using Significant Unobservable Inputs (Level 3) Contingent consideration
Beginning balance as of January 1, 2012	$—
Initial estimate of contingent consideration	20.0
Contingent consideration payments	—
Change in fair value of contingent consideration	—

Ending balance as of December 31, 2012	$20.0

Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis

        During the year ended December 31, 2012, the Company recorded impairments totaling approximately $22 million on assets with a total carrying value of approximately $42 million due to the sale, expected sale or discontinued use of certain assets. Approximately $5 million of the total impairments related to one business in the Financial Services segment and was recorded in the "Impairments" line in the Consolidated Statement of Operations, while the remaining amounts were individually insignificant and were recorded in the "Cost of services" line. The impairments related to property and equipment, customer relationships, software, and goodwill. In addition, the Company impaired a strategic investment with a total carrying value of $8.7 million within the Retail and Alliance Segment as discussed in Note 5. The impairment was recorded in the "Other income (expense)" line in the Consolidated Statement of Operations.

        During the year ended December 31, 2011, the Company did not record any adjustments to the carrying value of existing assets based on non-recurring fair value measurements.

        During the year ended December 31, 2010, the Company recorded impairments in the Retail and Alliance and International segments totaling $11.5 million on assets with a total carrying value of $11.7 million, as a result of changes in management's expectations with respect to projected cash flows,

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7: Fair Value Measurement (Continued)

ongoing negative cash flows for certain assets or asset groups or due to the discontinued use of certain assets. The impairments related to property and equipment, customer relationships, software, other intangibles, and other long-term assets and were recorded in the "Impairments" line in the Consolidated Statement of Operations.

        The fair values of the impaired assets were estimated primarily using a discounted cash flow analysis for 2012 and an income approach for 2010, both based on management's current cash flow projections and using assumptions that management believed were consistent with market participant assumptions. The inputs to the valuations were largely unobservable, and the measurements were accordingly classified as Level 3. The majority of these assets were deemed fully impaired. All key assumptions and valuations were determined by and are the responsibility of management. This fair value measurement represents a Level 3 measurement as it is based on significant inputs not observable in the market. The fair value will be measured on a non-recurring basis. Significant judgment is employed in determining the appropriateness of these assumptions.

        Also during the year ended December 31, 2012, contingent consideration was recorded related to a small divestiture. The transaction called for a series of contingent payments based on revenue over three years. As part of the sale price, the Company recorded a $14 million asset for the contingent consideration due based upon the net present value of the Company's estimate of future receipts from the buyer.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Borrowings

	As of December 31,
(in millions)	2012	2011
Short-term borrowings
Senior secured revolving credit facility	$—	$—
Foreign lines of credit and other arrangements	177.2	76.4

Total short-term borrowings	177.2	76.4

Current portion of long-term borrowings(a):
4.70% Unsecured notes due 2013, net of unamortized discount of $0.4	14.7	—
Capital lease obligations	65.2	57.0

Total current portion of long-term borrowings	79.9	57.0

Long-term borrowings(a):
Senior secured term loan facility due 2014, net of unamortized discount of $1.3 and $9.8	253.9	6,554.9
Senior secured term loan facility due 2017, net of unamortized discount of $12.7	2,658.6	—
Senior secured term loan facility due March 2018, net of unamortized discount of $27.3 and $27.2	4,633.3	4,626.2
Senior secured term loan facility due September 2018, net of unamortized discount of $21.4	728.6	—
7.375% Senior secured first lien notes due 2019, net of unamortized discount of $27.0 and $15.0	1,568.0	735.0
8.875% Senior secured first lien notes due 2020, net of unamortized discount of $13.6 and $15.4	496.4	494.6
6.75% Senior secured first lien notes due 2020, net of unamortized discount of $29.4	2,120.6	—
8.25% Senior secured second lien notes due 2021, net of unamortized discount of $14.3 and $16.1	1,985.4	1,983.6
8.75%/10.00% PIK toggle senior secured second lien notes due 2022(b), net of unamortized discount of $7.3 and $8.1	992.7	991.9
12.625% Senior unsecured notes due 2021, net of unamortized discount of $21.5 and $24.2	2,978.5	2,975.8
9.875% Senior unsecured notes due 2015	783.5	783.5
10.55% Senior unsecured notes due 2015 (previously senior PIK notes(b))	748.4	748.4
11.25% Senior unsecured subordinated notes due 2016	2,500.0	2,500.0
4.70% Unsecured notes due 2013, net of unamortized discount of $1.1	—	14.0
4.85% Unsecured notes due 2014, net of unamortized discount of $0.3 and $0.5	3.5	3.3
4.95% Unsecured notes due 2015, net of unamortized discount of $1.0 and $1.5	8.8	8.3
Capital lease obligations	68.7	102.2

Total long-term borrowings	22,528.9	22,521.7

Total borrowings	$22,786.0	$22,655.1

(a)
Unamortized discount amounts are as of December 31, 2012 and 2011, respectively.

(b)
Payment In-Kind ("PIK")

Short-Term Borrowings

        FDC had approximately $346 million and $341 million available under short-term lines of credit and other arrangements with foreign banks and alliance partners primarily to fund settlement activity, as of December 31, 2012 and 2011, respectively. These arrangements are primarily associated with international operations and are in various functional currencies, the most significant of which are the Australian dollar, the euro and the Polish zloty. The total amounts outstanding against short-term lines

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Borrowings (Continued)

of credit and other arrangements were $177.2 million and $76.4 million as of December 31, 2012 and 2011, respectively. Certain of these arrangements are uncommitted but FDC had $130.0 million and $74.0 million of borrowings outstanding against them as of December 31, 2012 and 2011, respectively. The weighted average interest rates associated with these arrangements were 3.9% and 5.0% for the years ended December 31, 2012 and 2011, respectively. Commitment fees for the committed lines of credit range from 0.156% to 0.8%.

Senior Secured Credit Facilities

        Senior Secured Revolving Credit Facility.    As of December 31, 2012, FDC's senior secured revolving credit facility had commitments from financial institutions to provide $1,515.3 million of credit. A portion of the revolving credit facility, $499.1 million, matures on September 24, 2013 while the remaining $1,016.2 million matures between June 24, 2015 and September 24, 2016 subject to certain conditions.

        Up to $500 million of the senior secured revolving credit facility is available for letters of credit (of which $45.1 million and $45.0 million of letters of credit were issued under the facility as of December 31, 2012 and 2011, respectively). As of December 31, 2012, $1,470.2 million remained available.

        Interest is payable at a rate equal to, at FDC's option, either (a) LIBOR for deposits in the applicable currency plus an applicable margin or (b) the higher of (1) the prime rate of Credit Suisse and (2) the federal funds effective rate plus 0.50%, plus an applicable margin. The weighted-average interest rates were 5.25% and 5.8% for the years ended December 31, 2012 and 2011, respectively. The commitment fee rate for the unused portion of this facility ranges from 0.50% to 0.75% per year.

        Senior Secured Term Loan Facility.    The Company has amounts outstanding under its senior secured term loan facility under separate tranches as shown in the table below. A portion of each tranche is denominated in euro with the exception of the September 2018 term loan. Interest is payable based upon LIBOR or euro LIBOR plus an applicable margin as shown in the table below.

	U.S. dollar-denominated term loan			Euro-denominated term loan (U.S. dollar equivalent)			Totals
	As of December 31,			As of December 31,			As of December 31,
(in millions)	2012	2011	Rate	2012	2011	Rate	2012	2011
Due September 24, 2014	$130.7	$6,154.2	LIBOR + 275 bps	$123.2	$400.7	euro LIBOR + 275 bps	$253.9	$6,554.9
Due March 24, 2017	$2,424.2		LIBOR + 500 bps	$234.4		euro LIBOR + 500 bps	$2,658.6
Due March 24, 2018	$4,225.1	$4,225.3	LIBOR + 400 bps	$408.2	$400.9	euro LIBOR + 400 bps	$4,633.3	$4,626.2
Due September 24, 2018	$728.6		LIBOR + 500 bps				$728.6

        As of December 31, 2012, FDC held interest rate swaps to mitigate exposure to variability in interest payments on the outstanding variable rate senior secured term loan. Refer to Note 6 of these Consolidated Financial Statements for a discussion of the Company's derivatives.

        The original terms of FDC's senior secured term loan facility required the Company to pay equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount. However, in conjunction with debt modifications and amendments over the last several years, proceeds from the issuance of the notes were used to prepay portions of the principal balances of FDC's senior

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Borrowings (Continued)

secured term loans which satisfied the future quarterly principal payments until September 2018. Therefore, the Company made no principal payments during 2011 or 2012. During 2010, the Company paid $96.2 million of principal payments on the senior secured term loan facility in accordance with the original provisions, of which $89.2 million related to the U.S. dollar-denominated loan and $7.0 million related to the euro-denominated loan.

        The senior secured term loan facility also requires mandatory prepayments based on a percentage of excess cash flow generated by FDC. All obligations under the senior secured loan facility are fully and unconditionally guaranteed by substantially all domestic, wholly-owned subsidiaries of FDC, subject to certain exceptions.

        2012 Modifications and Amendments to the Senior Secured Credit Facilities.    On March 13, 2012, FDC amended its credit agreement to, among other things:

            (i)  convert approximately $3.2 billion of the existing term loans maturing in 2014 (the "2014 Term Loans") under FDC's senior secured term credit facilities into a new dollar-denominated term loan tranche and a new euro-denominated term loan tranche, which will each mature on March 24, 2017 (collectively, the "2017 Term Loans");

           (ii)  permit FDC to provide a loan extension request upon such shorter notice period as may be agreed by the administrative agent;

          (iii)  permit the deduction of fees and expenses related to any loan extensions from the net cash proceeds of any substantially concurrent debt offering related thereto that are being used to repay term loans under its senior secured credit facilities;

          (iv)  increase the Maximum Incremental Facilities Amount (as defined in the Amended Credit Agreement) by the amount of outstanding 2014 Term Loans, provided such increased amount may only be used for the incurrence of indebtedness the net cash proceeds of which are substantially concurrently used to prepay 2014 Term Loans;

           (v)  increase the Maximum Incremental Facilities Amount by the amount of any permanent reduction and/or termination of the revolving credit commitments after the effectiveness date of the Amendment Agreement;

          (vi)  permit voluntary prepayments of term loans to be directed to a class of Extended Term Loans (as defined in the Amended Credit Agreement) without requiring a prepayment of existing term loans from which such Extended Term Loans were converted; and

         (vii)  provide for an increase in the interest applicable to the 2017 Term Loans to a rate equal to, at FDC's option, either (i) LIBOR for deposits in the applicable currency plus 500 basis points or (ii) with regard to dollar-denominated borrowings, a base rate plus 400 basis points.

        The amendment became effective on March 23, 2012 when FDC issued $845 million aggregate principal amount of additional 7.375% senior secured notes due June 15, 2019 (refer to the "7.375% Senior Secured First Lien Notes" section below) and, using the net proceeds therefrom, effected a prepayment of the outstanding 2017 Term Loans under the Amended Credit Agreement of approximately $807 million.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Borrowings (Continued)

        In connection with the debt modification and amendments and the debt offering discussed above, FDC incurred costs of $31.5 million, $27.0 million of which was recorded as discounts on the debt and are being amortized to interest expense over the remaining terms of the loans.

        On August 16, 2012, FDC amended its credit agreement to, among other things:

            (i)  convert approximately $295 million of the existing term loans maturing in 2014 under FDC's senior secured term credit facilities into a new dollar-denominated term loan tranche and a new euro-denominated term loan tranche, each of which will mature on March 24, 2017; and

           (ii)  provide for an increase in the interest applicable to these 2017 Term Loans to a rate equal to, at FDC's option, either (a) LIBOR for deposits in the applicable currency plus 500 basis points or (b) with regard to dollar-denominated borrowings, a base rate plus 400 basis points.

        In addition on August 16, 2012, the Company issued $1,300 million of 6.75% senior secured notes due November 1, 2020 described below. In accordance with the terms of FDC's Amended Credit Agreement, FDC used the net proceeds from the issue and sale of approximately $1,266 million to repay a portion of its outstanding senior secured term loans.

        FDC incurred costs of $23.2 million related to the August 2012 amendment and debt offering, $17.8 million of which was recorded as discounts on the debt and are being amortized to interest expense or over the remaining terms of the loans.

        Additionally, on September 27, 2012, FDC entered into an Incremental Joinder Agreement relating to its credit agreement, pursuant to which FDC incurred $750 million in new term loans maturing on September 24, 2018 ("September 2018 Term Loans"). The term loans were issued at 98.250% of the par amount for a discount totaling $13.1 million. The interest rate applicable to the September 2018 Term Loans is a rate equal to, at FDC's option, either (a) LIBOR for deposits in U.S. dollars plus 500 basis points or (b) a base rate plus 400 basis points.

        Also on September 27, 2012, FDC issued and sold $850 million aggregate principal amount of 6.75% senior secured notes due November 1, 2020 described below.

        In connection with the September 2012 Joinder Agreement and debt offering, FDC used the net cash proceeds to repay approximately $1,573 million of its outstanding dollar-denominated term loan borrowings maturing in 2014 and to pay related fees and expenses. FDC incurred costs of $21.0 million, $16.3 million of which was recorded as discounts on the debt and are being amortized to interest expense over the remaining terms of the loans.

7.375% Senior Secured First Lien Notes

        On March 23, 2012, FDC issued and sold $845 million aggregate principal amount of additional 7.375% senior secured notes due June 15, 2019 in connection with the March 2012 amendment to its Senior Secured Credit Facilities discussed above. The additional notes were issued at 99.5% of the par amount for a discount totaling $4.2 million. The additional notes are treated as a single series with and have the same terms as the previously existing 7.375% notes. The additional notes and the previously existing 7.375% notes vote as one class under the related indenture. Interest on the notes is payable semi-annually on June 15 and December 15 of each year.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Borrowings (Continued)

        FDC may redeem these notes, in whole or in part, at any time on or after June 15, 2015 at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a make-whole premium. Thereafter, FDC may redeem the notes, in whole or in part, at established redemption prices. In addition, on or prior to June 15, 2014, FDC may redeem up to 35% of the aggregate principal amount of notes with the net cash proceeds from certain equity offerings at established redemption prices.

8.875% Senior Secured First Lien Notes

        FDC's 8.875% senior secured notes due August 15, 2020 require the payment of interest semi-annually on February 15 and August 15 of each year. The notes were issued at 98.387% of the par amount for a discount totaling $8.2 million.

        FDC may redeem the notes, in whole or in part, at any time prior to August 15, 2015 at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and an additional premium as defined. Thereafter, FDC may redeem the notes, in whole or in part, at established redemption prices, plus accrued and unpaid interest to the redemption date. In addition, on or prior to August 15, 2013, FDC may redeem up to 35% of the notes with the net cash proceeds from certain equity offerings at established redemption prices plus accrued and unpaid interest to the redemption date.

6.75% Senior Secured First Lien Notes

        On August 16, 2012, FDC issued and sold $1,300 million aggregate principal amount of 6.75% senior secured notes due November 1, 2020. The notes were issued at 99.193% of the par amount for a discount totaling $10.5 million. Interest on the notes will be payable semi-annually on May 1 and November 1 of each year, commencing on May 1, 2013.

        On September 27, 2012, FDC issued and sold $850 million aggregate principal amount of additional 6.75% senior secured notes pursuant to the indenture governing the 6.75% senior secured notes that were issued on August 16, 2012. The additional notes were treated as a single series with the existing 6.75% notes and have the same terms as those notes. The notes were issued at 100.75% of the par amount for a premium totaling $6.4 million.

        FDC may redeem the notes, in whole or in part, at any time prior to November 1, 2015, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium." Thereafter, FDC may redeem the notes, in whole or in part, at established redemption prices. In addition, on or prior to November 1, 2015, FDC may redeem up to 35% of the aggregate principal amount of notes with the net cash proceeds from certain equity offerings at established redemption prices.

Senior Secured Second Lien Notes

        Interest on the 8.25% cash-pay notes is payable in cash, accrues interest at the rate of 8.25% per annum and is payable semi-annually in arrears on January 15 and July 15. The 8.25% cash-pay notes mature on January 15, 2021.

        Cash interest on the PIK toggle notes accrues at a rate of 8.75% per annum and PIK interest accrues at a rate of 10.00% per annum. The initial interest payment on the PIK toggle notes was

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Borrowings (Continued)

payable in cash. For any interest period thereafter through and including the interest period ending January 15, 2014, FDC may elect to pay interest on the PIK toggle notes (i) entirely in cash, (ii) entirely by increasing the aggregate principal amount of the outstanding PIK toggle notes or by issuing PIK notes ("PIK Interest"), or (iii) on 50% of the outstanding aggregate principal amount of the PIK toggle notes in cash and on 50% of the outstanding aggregate principal amount of the outstanding PIK toggle notes by increasing the aggregate principal amount of the outstanding PIK toggle notes or by issuing PIK notes ("Partial PIK Interest"). After January 15, 2014, all interest on the PIK toggle notes will be payable in cash. If FDC elects to pay PIK Interest or Partial PIK Interest, FDC will increase the principal amount of the PIK toggle notes or issue PIK toggle notes in an amount equal to the amount of PIK Interest or the portion of Partial PIK Interest payable in PIK toggle notes for the applicable interest payment period to holders of the PIK toggle notes on the relevant record date. As of December 31, 2012 and 2011, FDC elected to pay interest on the notes entirely in cash. The PIK toggle notes mature on January 15, 2022.

        FDC may redeem the second lien notes, in whole or in part, at any time prior to January 15, 2016, at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest to the redemption date and a "make-whole premium." Thereafter, FDC may redeem the second lien notes, in whole or in part, at established redemption prices. In addition, on or prior to January 15, 2014, FDC may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings at established redemption prices.

12.625% Senior Unsecured Notes

        Interest on the 12.625% senior notes is payable in cash, accrues at the rate of 12.625% per annum, and is payable semi-annually in arrears on January 15 and July 15. The 12.625% senior notes mature on January 15, 2021.

        Effective December 2011, FDC exchanged substantially all of its 12.625% senior notes due 2021 for publicly tradable notes having substantially identical terms and guarantees, except that the exchange notes are freely tradable. FDC may redeem the senior notes, in whole or in part, at any time prior to January 15, 2016, at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest to the redemption date and a "make-whole premium." Thereafter, FDC may redeem the senior notes, in whole or in part, at established redemption prices. In addition, on or prior to January 15, 2014, FDC may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings at established redemption prices.

9.875% Senior Unsecured Notes and 10.55% Senior Unsecured Notes

        FDC's 9.875% senior notes due September 24, 2015 are publicly tradable and require the payment of interest semi-annually on March 31 and September 30.

        FDC's 10.55% senior notes due September 24, 2015 are publicly tradable and require the payment of interest semi-annually on March 31 and September 30. The terms require that interest on these notes up to and including September 30, 2011 be paid entirely by increasing the principal amount of the outstanding notes or by issuing senior PIK notes. Beginning October 1, 2011, interest was payable in cash and the first such payment was in April 2012. During 2011, FDC increased the principal amount of these notes by $73.1 million in accordance with this provision.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Borrowings (Continued)

11.25% Senior Unsecured Subordinated Notes

        FDC's publicly tradable 11.25% senior subordinated notes due March 31, 2016 require the payment of interest semi-annually on March 31 and September 30.

Deferred Financing Costs

        Deferred financing costs were capitalized in conjunction with certain of FDC's debt issuances and totaled $218.2 million and $269.8 million, as of December 31, 2012 and 2011, respectively. Deferred financing costs are reported in the "Other long-term assets" line of the Consolidated Balance Sheets and are being amortized on a straight-line basis, which approximates the interest method, over the remaining term of the respective debt, with a weighted-average period of 6 years. In addition, lender fees associated with debt modifications and amendments were capitalized as discounts on the debt and are similarly being amortized on a straight-line basis over the remaining term of the respective debt.

Guarantees and Covenants

        All obligations under the senior secured revolving credit facility and senior secured term loan facility are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned, material domestic subsidiaries of FDC other than Integrated Payment Systems Inc. The senior secured facilities contain a number of covenants that, among other things, restrict FDC's ability to incur additional indebtedness; create liens; enter into sale and leaseback transactions; engage in mergers or consolidations; sell or transfer assets; pay dividends and distributions or repurchase FDC's or its parent company's capital stock; make investments, loans or advances; prepay certain indebtedness; make certain acquisitions; engage in certain transactions with affiliates; amend material agreements governing certain indebtedness and change its lines of business. The senior secured facilities also require FDC to not exceed a maximum senior secured leverage ratio and contain certain customary affirmative covenants and events of default, including a change of control. FDC is in compliance with all applicable covenants.

        All senior secured notes are guaranteed on a senior secured basis by each of FDC's existing and future direct and indirect wholly owned domestic subsidiaries that guarantees FDC's senior secured credit facilities. Each of the guarantees of the notes is a general senior obligation of each guarantor and rank senior in right of payment to all existing and future subordinated indebtedness of the guarantor subsidiary, including FDC's existing senior subordinated notes. The notes rank equal in right of payment with all existing and future senior indebtedness of the guarantor subsidiary but are effectively senior to the guarantees of FDC's existing senior unsecured notes and FDC's existing senior secured second lien notes to the extent of the guarantor subsidiary's value of the collateral securing the notes. The 7.375% Senior Secured First Lien Notes, 8.875% Senior Secured First Lien Notes, and 6.75% Senior Secured First Lien Notes are effectively equal in right of payment with each other and the guarantees of FDC's senior secured credit facilities. Each series of notes are effectively subordinated to any obligations secured by liens permitted under the indenture for the particular series of notes and structurally subordinated to any existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the notes.

        All senior unsecured notes (i) rank senior in right of payment to all of FDC's existing and future subordinated indebtedness, (ii) rank equally in right of payment to all of the existing and future senior indebtedness, (iii) are effectively subordinated in right of payment to all existing and future secured

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Borrowings (Continued)

debt to the extent of the value of the assets securing such debt, and (iv) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior notes.

        The senior subordinated notes are unsecured and (i) rank equally in right of payment with all of the existing and future senior subordinated debt, (ii) rank senior in right of payment to all future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior subordinated notes, (iii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, and (iv) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior subordinated notes.

        All obligations under the senior secured notes, senior secured second lien notes, PIK toggle senior second lien notes, senior unsecured notes, and senior unsecured subordinated notes also contain a number of covenants similar to those described for the senior secured obligations noted above. FDC is in compliance with all applicable covenants.

Debt transactions effected subsequent to December 31, 2012

        Debt Offering and Debt Repurchase.    On January 30, 2013, FDC commenced a tender offer to purchase for cash any and all of its outstanding 10.55% senior unsecured notes. The tender offer expired on February 27, 2013. Noteholders that validly tendered their notes on or before February 12, 2013 received an early tender premium. The completion of the tender offer was subject to the debt offering described below and certain other conditions. In addition, on March 1, 2013, FDC redeemed the outstanding 10.55% senior unsecured notes that were not repurchased upon completion of the tender offer.

        On February 13, 2013, the Company issued $785 million aggregate principal amount of 11.25% senior unsecured notes due January 15, 2021. Interest on the notes will be payable in cash semi-annually on May 15 and November 15 of each year, commencing on November 15, 2013. FDC used the proceeds from the offering to repurchase all of its outstanding 10.55% senior unsecured notes as described above and to pay related fees and expenses.

        The notes are unsecured and (i) rank senior in right of payment to any existing and future subordinated indebtedness, including the existing senior subordinated notes; (ii) rank equally in right of payment to any existing and future senior indebtedness; (iii) be effectively junior to all existing and future secured indebtedness, including indebtedness under the senior secured credit facilities, existing senior secured notes, existing senior secured second lien notes and capital leases to the extent of the collateral securing such indebtedness; and (iv) be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of its subsidiary guarantors).

        The notes are similarly guaranteed in accordance with their terms by each of FDC's domestic subsidiaries that guarantee obligations under FDC's senior secured term loan facility described above. The notes also contain a number of covenants similar to those described for the senior secured obligations noted above.

        FDC may redeem the notes, in whole or in part, at any time prior to January 15, 2016, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium." Thereafter, FDC may redeem the notes, in whole or in

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Borrowings (Continued)

part, at established redemption prices. In addition, until January 15, 2016, FDC may redeem up to 35% of the aggregate principal amount of the notes at 111.25% with the net cash proceeds of one or more equity offerings.

        FDC has agreed to use its reasonably best efforts to register notes with the SEC having substantially identical terms as the 11.25% senior unsecured notes, as part of an offer to exchange freely tradable exchange notes for the 11.25% senior unsecured notes within 360 days after the issue date. If FDC fails to complete the exchange or, if required, to have a shelf registration statement declared effective within that time period ("registration default"), the annual interest rate on the notes will increase by 0.25%. The annual interest rate on the notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per year. FDC may subsequently cure the registration default and the applicable interest rate on the unsecured notes will revert to the original rate. If FDC must pay additional interest, it will be paid in cash on the same dates that other interest payments on the notes are made, until the registration default is corrected.

        Joinder Agreement to the Senior Secured Credit Facilities.    On February 13, 2013, FDC entered into a February 2013 Joinder Agreement relating to its credit agreement, pursuant to which FDC incurred $258 million in new term loans maturing on September 24, 2018. The interest rate applicable to the new September 2018 Term Loans is a rate equal to, at FDC's option, either (a) LIBOR for deposits in U.S. dollars plus 500 basis points or (b) a base rate plus 400 basis points. FDC used the net cash proceeds from the new term loans to repay all of its outstanding term loan borrowings maturing in 2014 and to pay related fees and expenses.

        Related Financing Costs.    In connection with the debt offering and amendment to the senior secured credit facilities discussed above, the Company incurred lender fees and other expenses of approximately $14 million, excluding premiums paid of approximately $21 million related to the tender offer and debt repurchase.

Other

        In November 2011, FDC paid off its 5.625% notes due 2011 for $32.6 million.

        In June 2010, FDC paid off its 4.50% notes due 2010 for $13.1 million.

Maturities

        The following table presents the future aggregate annual maturities of long-term debt:

Year ended December 31, (in millions)	Par Amount
2013	$80.3
2014	294.0
2015	1,568.0
2016	2,506.6
2017	2,672.0
Thereafter	15,665.4

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9: Supplemental Financial Information

Supplemental Statements of Operations Information

        The following table details the components of "Other income (expense)" on the Consolidated Statements of Operations:

	Year ended December 31,
(in millions)	2012	2011	2010
Investment (losses) and gains	$(7.7)	$—	$2.5
Derivative financial instruments (losses) and gains	(91.4)	58.2	(58.3)
Divestitures, net	—	57.4	18.7
Non-operating foreign currency gains	4.8	5.3	21.2
Other	—	3.2	—

Other income (expense)	$(94.3)	$124.1	$(15.9)

Supplemental Balance Sheet Information

	As of December 31,
(in millions)	2012	2011
Current assets:
Accounts receivable:
Customers	$1,713.8	$1,682.8
Due from unconsolidated merchant alliances	37.0	36.8
Leasing receivables	99.8	93.1
Interest and other receivables	30.4	54.0

	1,881.0	1,866.7
Less allowance for doubtful accounts—other receivables	(29.9)	(14.2)
Less allowance for doubtful accounts—leasing receivables	(3.4)	(3.9)

	$1,847.7	$1,848.6

Other current assets:
Prepaid expenses	$92.0	$113.5
Inventory	72.2	89.3
Deferred and other income tax assets	78.3	120.1
Derivative financial instruments	11.1	—

	$253.6	$322.9

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9: Supplemental Financial Information (Continued)

	As of December 31,
(in millions)	2012	2011
Property and equipment:
Land	$88.6	$95.8
Buildings	319.4	322.2
Leasehold improvements	51.9	56.1
Equipment and furniture	1,103.4	1,026.2
Equipment under capital lease	316.8	278.5

	1,880.1	1,778.8
Less accumulated depreciation	(1,024.3)	(842.9)

	$855.8	$935.9

Other long-term assets:
Accounts receivable, net of allowance for doubtful accounts of $2.1(2012)	$180.7	$160.3
Leasing Receivables, net of allowance for doubtful accounts of $10.6 (2012) and $10.3 (2011)	277.7	257.6
Investments	13.9	24.2
Regulatory and escrowed cash	5.1	13.9
Derivative financial instruments	89.8	76.3
Deferred financing costs, net of amortization	218.2	269.8
Deferred income tax assets	10.4	10.5
Pension assets	—	13.7
Other	29.2	17.8

	$825.0	$844.1

Other current liabilities:
Accrued interest expense	$496.0	$439.5
Other accrued expenses	554.8	537.5
Compensation and benefit liabilities	307.2	284.6
Derivative financial instruments	0.3	156.7
Due to unconsolidated merchant alliances	8.7	6.9
Other	233.6	217.9

	$1,600.6	$1,643.1

Other long-term liabilities:
Pension obligations	$103.3	$91.1
Derivative financial instruments	171.8	39.7
Income taxes payable	353.0	475.6
Other	193.8	157.2

	$821.9	$763.6

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9: Supplemental Financial Information (Continued)

Supplemental Cash Flow Information

        Supplemental cash flow information is summarized as follows:

	Year ended December 31,
(in millions)	2012	2011	2010
Income tax payments, net of refunds received	$70.1	$67.2	$100.5
Interest paid	$1,793.9	$1,458.2	$1,494.9
Distributions received from equity method investments	$244.5	$194.8	$194.1

        Significant non-cash transactions.    During 2011 and 2010, the principal amount of FDC's senior notes due 2015 increased by $73.1 million and $362.5 million, respectively, resulting from the "payment" of accrued interest expense. The decrease in the amount of interest expense accrued during 2011 is due to the December 2010 exchange of notes discussed below. The terms of FDC's senior unsecured notes due 2015 require interest to be paid in cash for all periods after October 1, 2011.

        In December 2011, the Company exchanged substantially all of its aggregate principal amounts of $3.0 billion of its 12.625% senior notes due 2021 for publicly tradable notes having substantially identical terms and guarantees, except that the exchange notes will be freely tradable.

        In December 2010, the Company exchanged $3.0 billion of its 9.875% senior notes due 2015 and $3.0 billion of its 10.550% senior PIK notes due 2015 for $2.0 billion of 8.25% senior second lien notes due 2021, $1.0 billion of 8.75%/10.00% PIK toggle senior second lien notes due 2022 and $3.0 billion of 12.625% senior notes due 2021.

        There were no expenditures, other than professional fees, or receipts of cash associated with the registration statement or exchange offer described above.

        During 2012, 2011 and 2010, the Company entered into capital leases, net of trade-ins, totaling approximately $55 million, $106 million and $65 million, respectively.

        As discussed in Note 3 of these Consolidated Financial Statements, the Company acquired 100% of Clover Network, Inc. and recorded a $20 million liability for the contingent consideration due to outside investors based upon the net present value of the Company's estimate of the future payments.

        Also discussed in Note 3 of these Consolidated Financial Statements, the Company acquired the remaining approximately 30 percent noncontrolling interest in Omnipay for approximately 37.1 million euro, of which 19.0 million euro ($25.1 million) was paid in April 2012 with the remainder to be paid in April 2013.

        In November 2011, the Company contributed the assets of its transportation business to an alliance in exchange for a 30% interest in the alliance. Refer to Note 18 of these Consolidated Financial Statements for additional information.

        Refer to Note 13 of these Consolidated Financial Statements for information concerning the Company's stock-based compensation plans.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Related Party Transactions

Merchant Alliances

        A substantial portion of the Company's business within the Retail and Alliance Services and International segments is conducted through merchant alliances. Merchant alliances are alliances between the Company and financial institutions. If the Company has majority ownership and management control over an alliance, then the alliance's financial statements are consolidated with those of the Company and the related processing fees are treated as an intercompany transaction and eliminated upon consolidation. If the Company does not have a controlling ownership interest in an alliance, it uses the equity method of accounting to account for its investment in the alliance. As a result, the Company's consolidated revenues include processing fees charged to alliances accounted for under the equity method. No directors or officers of the Company have ownership interests in any of the alliances. The formation of each of these alliances generally involves the Company and the bank contributing contractual merchant relationships to the alliance and a cash payment from one owner to the other to achieve the desired ownership percentage for each. The Company and the bank contract a long-term processing service agreement as part of the negotiation process. This agreement governs the Company's provision of transaction processing services to the alliance.

        The Company negotiated all agreements with the alliance banks. Therefore, all transactions between the Company and its alliances were conducted at arm's length; nevertheless, accounting guidance defines a transaction between the Company and an equity method investee as a related party transaction requiring separate disclosure in the financial statements of the Company. Accordingly, the revenue associated with these related party transactions are presented on the face of the Consolidated Statements of Operations.

Management Agreement

        First Data has a management agreement with affiliates of KKR (the "Management Agreement") pursuant to which KKR provides management, consulting, financial and other advisory services to the Company. Pursuant to the Management Agreement, KKR receives an aggregate annual management fee and reimbursement of out-of-pocket expenses incurred in connection with the provision of services. The Management Agreement has an initial term expiring on December 31, 2019, provided that the term will be extended annually thereafter unless the Company provides prior written notice of its desire not to automatically extend the term. The Management Agreement provides that KKR also is entitled to receive a fee equal to a percentage of the gross transaction value in connection with certain subsequent financing, acquisition, disposition and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the Management Agreement in the event of an initial public offering or under certain other circumstances. The Management Agreement terminates automatically upon the consummation of an initial public offering and may be terminated at any time by mutual consent of the Company and KKR. The Management Agreement also contains customary exculpation and indemnification provisions in favor of KKR and its affiliates. During 2012, 2011 and 2010, the Company incurred $20.1 million, $20.0 million and $20.5 million, respectively, of management fees.

        All members of the Company's Board of Directors are affiliated with KKR.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Related Party Transactions (Continued)

Transactions and Balances Involving Company Affiliates

        In August 2010, the Company paid KKR Capital Markets LLC ("KCM"), an affiliate of KKR, $5 million for services rendered in arranging for the amendment of the Company's credit agreement.

        On November 17, 2010, the Company entered into a dealer manager agreement and fee letter (collectively the "Dealer Manager Agreement") with, among others, KCM, pursuant to which KCM agreed to act as a dealer manager for the exchange of certain of the Company's existing notes for new securities (the "Exchange"). Under the terms of the Dealer Manager Agreement, upon completion of the Exchange in December 2010, the Company paid $26.1 million to KCM.

        On April 12, 2011, the Company entered into an Amended and Restated Engagement Letter with KCM and others, pursuant to which KCM agreed to assist in arranging and coordinating the Company's request for an extension of the maturity of certain commitment and loans under its senior secured lending facility. The Company paid KCM $1.25 million in April 2011 for such services.

        On April 13, 2011, the Company entered into a Purchase Agreement with, among others, KCM, in which KCM agreed to serve as one of the initial purchasers for an offering of secured notes and receive a portion of the underwriting commission for the offering. Under the terms of the agreement, the Company paid underwriting commissions of $0.5 million to KCM.

        On February 28, 2012, the Company entered into an Amended and Restated Engagement Letter with KCM and others, pursuant to which KCM agreed to assist in arranging and coordinating the Company's request for an extension of the maturity of certain commitments and loans under its senior secured lending facility. The Company paid KCM $0.6 million for such services.

        In 2012 and January 2013, KCM assisted the Company in arranging and coordinating the Company's request for an extension of the maturity of certain commitments and loans under its senior secured lending facility. The Company paid KCM $2.4 million for such services. Also during 2012 and January 2013, the Company entered into purchase agreements in which KCM agreed to serve as one of the initial purchasers for offerings of secured notes and receive a portion of the underwriting commissions for the offerings. Under the terms of the agreements, the Company paid underwriting commissions to KCM of $8.6 million.

        During 2012, 2011 and 2010, the Company paid $12.3 million, $12.0 million and $7.3 million, respectively, of expenses to Capstone Consulting LLC, a consulting company that works exclusively with KKR's portfolio companies, for consulting, financial and other advisory services provided to the Company.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11: Commitments and Contingencies

Operating Leases

        The Company leases certain of its facilities and equipment under operating lease agreements, substantially all of which contain renewal options and escalation provisions. The following table presents the amounts associated with total rent expense for operating leases:

Year ended December 31, (in millions)	Amount
2012	$72.4
2011	81.3
2010	83.7

        Future minimum aggregate rental commitments as of December 31, 2012 under all noncancelable operating leases, net of sublease income, were $293.3 million and are due in the following years:

Year ended December 31, (in millions)	Amount
2013	$57.3
2014	47.1
2015	37.8
2016	34.4
2017	26.8
Thereafter	89.9

        Sublease income is earned from leased space which FDC concurrently subleases to third parties with comparable time periods. As of December 31, 2012, there were no sublease amounts in FDC obligations. In addition, the Company has certain guarantees imbedded in leases and other agreements wherein the Company is required to relieve the counterparty in the event of changes in the tax code or rates. The Company believes the fair value of such guarantees is insignificant due to the likelihood and extent of the potential changes.

Letters of Credit

        The Company has $45.1 million in outstanding letters of credit as of December 31, 2012, all of which were issued under the Company's senior secured revolving credit facility and expire prior to December 10, 2013 with a one-year renewal option. The letters of credit are held in connection with lease arrangements, bankcard association agreements and other security agreements. The Company expects to renew most of the letters of credit prior to expiration.

Contingencies

        The Company is involved in various legal proceedings. Accruals have been made with respect to these matters, where appropriate, which are reflected in the Company's consolidated financial statements. The Company may enter into discussions regarding settlement of these matters, and may enter into settlement agreements, if it believes settlement is in the best interest of the Company. The matters discussed below, if decided adversely to or settled by the Company, individually or in the aggregate, may result in liability material to the Company's financial condition and/or results of operations.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11: Commitments and Contingencies (Continued)

        On July 2, 2004, a class action complaint was filed against the Company, its subsidiary Concord EFS, Inc., and various financial institutions. Plaintiffs claim that the defendants violated antitrust laws by conspiring to artificially inflate foreign ATM fees that were ultimately charged to ATM cardholders. Plaintiffs seek a declaratory judgment, injunctive relief, compensatory damages, attorneys' fees, costs and such other relief as the nature of the case may require or as may seem just and proper to the court. Similar suits were filed and served in July, August and October 2004 (referred to collectively as the "ATM Fee Antitrust Litigation"). The Court granted judgment in favor of the defendants, dismissing the case on September 17, 2010. On October 14, 2010, the plaintiffs appealed the summary judgment. On July 12, 2012, the United States Court of Appeals for the Ninth Circuit affirmed the Northern District Court of California's dismissal of all the claims against the defendants. On July 26, 2012, the plaintiffs petitioned the Ninth Circuit for rehearing en banc. The Company continues to believe the complaints are without merit and intends to vigorously defend them.

        There are asserted claims against the Company where an unfavorable outcome is considered to be reasonably possible. These claims can generally be categorized in the following areas: (1) patent infringement which results from claims that the Company is using technology that has been patented by another party; (2) Merchant customer matters often associated with alleged processing errors or disclosure issues and claims that one of the subsidiaries of the Company has violated a federal or state requirement regarding credit reporting or collection in connection with its check verification guarantee, and collection activities; and (3) other matters which may include issues such as employment. The Company's estimates of the possible ranges of losses in excess of any amounts accrued are $0 to $6 million for patent infringement, $0 to $75 million for merchant customer matters and $0 to $4 million for other matters, resulting in a total estimated range of possible losses of $0 to $85 million for all of the matters described above.

        The estimated range of reasonably possible losses is based on currently available information and involves elements of judgment and significant uncertainties. As additional information becomes available and the resolution of the uncertainties becomes more apparent, it is possible that actual losses may exceed even the high end of the estimated range.

Other

        In the normal course of business, the Company is subject to claims and litigation, including indemnification obligations to purchasers of former subsidiaries. Management of the Company believes that such matters will not have a material adverse effect on the Company's results of operations, liquidity or financial condition.

        As discussed in Note 3 of these Consolidated Financial Statements, during the year ended December 31, 2012, contingent consideration was recorded related to the acquisition of Clover Network, Inc. The transaction called for cash consideration as well as a series of contingent payments based on the achievement of specified sales targets. These contingent payments are classified as purchase consideration if made to outside investors and compensation if made to current and future employees. As part of the purchase price, the Company recorded a $20 million liability for the contingent consideration due to outside investors based upon the net present value of the Company's estimate of the future payments.

        Also during the year ended December 31, 2012, contingent consideration was recorded related to a small divestiture. The transaction called for a series of contingent payments based on revenue over three years. As part of the sale price, the Company recorded a $14 million asset for the contingent consideration due based upon the net present value of the Company's estimate of future receipts from the buyer.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12: First Data Corporation Stockholder's Equity and Redeemable Noncontrolling Interests

Dividends

        The Company's senior secured revolving credit facility, senior secured term loan facility, senior secured notes, senior second lien notes, PIK toggle senior second lien notes, senior notes and senior subordinated notes contain restrictions on the Company's ability to pay dividends. The restrictions are subject to numerous qualifications and exceptions, including an exception that allows the Company to pay a dividend to repurchase, under certain circumstances, the equity of Parent held by employees, officers and directors that were obtained in connection with the stock compensation plan. The Company paid cash dividends to its parent totaling $6.7 million during 2012, $0.2 million during 2011, and $14.9 million during 2010.

Other Comprehensive Income

        The income tax effects allocated to and the cumulative balance of each component of OCI are as follows:

(in millions)	Beginning Balance	Pretax Gain (Loss) Amount	Tax (Benefit) Expense	Net-of- Tax Amount	Ending Balance
As of December 31, 2012
Unrealized gains (losses) on securities	$0.9	$0.3	$0.1	$0.2	$1.1
Unrealized gains (losses) on hedging activities	(72.2)	114.9	42.7	72.2	—
Foreign currency translation adjustment	(438.3)	28.4	16.0	12.4	(425.9)
Pension liability adjustments	(88.8)	(61.8)	(23.2)	(38.6)	(127.4)

	$(598.4)	$81.8	$35.6	$46.2	$(552.2)

As of December 31, 2011
Unrealized gains (losses) on securities	$0.1	$1.3	$0.5	$0.8	$0.9
Unrealized gains (losses) on hedging activities	(171.8)	158.6	59.0	99.6	(72.2)
Foreign currency translation adjustment	(400.3)	(79.0)	(41.0)	(38.0)	(438.3)
Pension liability adjustments	(64.9)	(38.8)	(14.9)	(23.9)	(88.8)

	$(636.9)	$42.1	$3.6	$38.5	$(598.4)

As of December 31, 2010
Unrealized gains (losses) on securities	$(27.4)	$44.0	$16.5	$27.5	$0.1
Unrealized gains (losses) on hedging activities	(242.1)	115.2	44.9	70.3	(171.8)
Foreign currency translation adjustment	(318.8)	(65.5)	16.0	(81.5)	(400.3)
Pension liability adjustments	(93.4)	44.9	16.4	28.5	(64.9)

	$(681.7)	$138.6	$93.8	$44.8	$(636.9)

        The net-of-tax Foreign currency translation adjustment presented above for the year ended December 31, 2012, 2011 and 2010 is different than the amount presented on the Consolidated Statements of Comprehensive Income (Loss) by $3.3 million, $6.9 million and $3.1 million, respectively, due to the foreign currency translation adjustment related to noncontrolling interests not included above.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12: First Data Corporation Stockholder's Equity and Redeemable Noncontrolling Interests (Continued)

Other First Data Corporation Stockholder's Equity Transactions

        The following table presents the effects of changes in FDC's ownership interest in Omnipay and its BAMS alliance on FDC's equity:

	Year ended December 31,
(in millions)	2012	2011	2010
Net loss attributable to FDC	$(700.9)	$(516.1)	$(1,021.8)
Transfers from noncontrolling interests:
Decrease in FDC's paid-in capital for loss recognized from purchase of noncontrolling interest, including tax effect	(46.1)	—	(7.5)

Change in net loss attributable to FDC and transfers from noncontrolling interests	$(747.0)	$(516.1)	$(1,029.3)

Redeemable Noncontrolling Interest

        The following table presents a summary of the redeemable noncontrolling interest activity in 2012 and 2011:

(in millions)	Redeemable Noncontrolling Interest
Balance as of January 1, 2011	$28.1
Distributions	(31.2)
Share of income	32.0
Adjustment to redemption value of redeemable noncontrolling interest	38.6
Other	(0.1)

Balance as of December 31, 2011	67.4
Distributions	(36.0)
Share of income	36.0

Balance as of December 31, 2012	$67.4

Note 13: Stock Compensation Plans

        The Company's parent, Holdings, has a stock incentive plan for certain management employees of FDC and its affiliates ("stock plan"). The stock plan provides the opportunity for certain management employees to purchase shares in Holdings and then receive a number of options or restricted stock based on a multiple of their investment in such shares. The plan also allows for the Company to award shares and options to management employees. The participants of the stock plan enter into a management stockholders' agreement. Principal terms of the management stockholders' agreement include restrictions on transfers, lock ups, right of first refusal, registration rights, and a confidentiality, non-solicitation and non-compete covenant. The expense associated with this plan is recorded by FDC.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13: Stock Compensation Plans (Continued)

The number of shares authorized under the stock plan is 119.5 million, 83 million of which are authorized for options.

        The participants of the stock plan have the right to require Holdings to repurchase the shares and options upon the employee's termination due to death or disability. The put rights expire one year after the termination event or upon a change in control. The repurchase price for the shares is their fair market value at the time of repurchase. The repurchase price for the options is their intrinsic value at the time of repurchase.

        Total stock-based compensation expense recognized in the "Selling, general and administrative" line item of the Consolidated Statements of Operations resulting from stock options, non-vested restricted stock awards and non-vested restricted stock units was as follows:

Year ended December 31, (in millions)	Amount
2012	$12.4
2011	17.6
2010	17.1

        The Company has a deferred compensation plan for non-employee directors that allows each of these directors to defer their annual compensation. The plan is unfunded. For purposes of determining the investment return on the deferred compensation, each director's account is treated as if credited with a number of shares of Holdings stock determined by dividing the deferred compensation amount by the first Board approved fair value of the stock during the year. The account balance will be paid in cash upon termination of Board service, certain liquidity events or other certain events at the fair value of the stock at the time of settlement. Due to the cash settlement provisions, the account balances are recorded as a liability and are adjusted to fair value quarterly. As of December 31, 2012, the balance of this liability was $0.8 million.

Stock Options

        During the years ended December 31, 2012, 2011 and 2010, time-based options were granted under the stock plan and during the years ended December 31, 2011 and 2010, performance-based options were granted under the stock plan. The time-based options and performance-based options have a contractual term of 10 years. Time-based options vest equally over a three to five year period from the date of issuance and performance-based options vest based upon the Company achieving certain EBITDA targets. The options also have certain accelerated vesting provisions that become effective upon a change in control, a qualified public offering, or certain termination events.

        In May 2010, the Company modified the terms of time-based options and substantially all performance-based options outstanding under the stock plan. The modifications only affected active employees as of the modification date. The exercise price on previously granted time-based options was reduced from $5 to $3. The Company is continuing to recognize expense on these options based on the original grant date fair value amortized over the remaining original vesting schedule. Subsequent to the modification, due to the nature of the call rights associated with the time-based options, which expire 180 days after certain employment termination events or the latter of September 24, 2012 or a qualified public offering, the incremental stock option fair value from the change in exercise price and the total fair value of time-based options issued since the modification date will only be recognized upon the

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13: Stock Compensation Plans (Continued)

occurrence of such events. Prior to the modifications, the call rights expired 180 days after certain employment termination events or the earlier of September 24, 2012 or a change in control. In addition, substantially all outstanding performance-based options were cancelled and reissued. The reissued performance-based options have an exercise price of $3 and a tiered vesting schedule that provides for vesting of 25%, 75% or 100% of the options if the Company achieves certain EBITDA targets in any fiscal year between January 1, 2010 and December 31, 2013. The performance-based options have the same call rights as the time-based options described above. Due to the call rights, the Company will only recognize expense on the performance-based options upon certain employment termination events or the latter of September 24, 2012 or a qualified public offering. In conjunction with the above noted modifications, stock plan participants also received a cash bonus payment in the second quarter of 2010 totaling $7.8 million.

        The nature of the call rights associated with stock options described above creates a performance condition that is not considered probable until the occurrence of one of the events described above. The call rights create a performance condition as they allow the Company to repurchase options at the lesser of the fair value or the exercise price upon an option holder's voluntary termination.

        As of December 31, 2012 there was approximately $99 million of total unrecognized compensation expense related to non-vested stock options. Approximately $5 million will be recognized over a period of approximately two years while approximately $94 million will only be recognized upon a qualified public offering or certain liquidity or employment termination events.

        During 2012, 2011, and 2010, Holdings paid $3.1 million, $2.9 million, and $21.9 million, respectively, to repurchase shares from employees that terminated employment with the Company.

        The fair value of Holdings stock options granted for the years ended December 31, 2012, 2011 and 2010 were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions (excluding the effect of stock plan modifications):

	Year ended December 31,
	2012	2011	2010
Risk-free interest rate	1.45%	2.86%	3.03%
Dividend yield	—	—	—
Volatility	51.77%	54.65%	51.40%
Expected term (in years)	7	7	7
Fair value of stock(a)	$3.00	$3.00	$3.00
Fair value of options	$1.60	$1.73	$1.66

(a)
The fair value of the stock increased from $3.00 to $3.50 effective March 31, 2012.

        Risk-free interest rate—The risk-free rate for stock options granted during the period was determined by using a zero-coupon U.S. Treasury rate for the periods that coincided with the expected terms listed above.

        Expected dividend yield—No routine dividends are currently being paid by Holdings, or are expected to be paid in future periods.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13: Stock Compensation Plans (Continued)

        Expected volatility—As Holdings is a non-publicly traded company, the expected volatility is based on the historical volatilities of a group of guideline companies.

        Expected term—The Company estimated the expected term by considering the historical exercise and termination behavior of employees that participated in the Company's previous equity plans, the vesting conditions of options granted under the stock plan, as well as the impact of limited liquidity for common stock of a non-publicly traded company.

        Fair value of stock—The Company relied in part upon a third-party valuation firm in determining the fair value of Holdings stock. All key assumptions and valuations were determined by and are the responsibility of management.

        A summary of Holdings stock option activity for the year ended December 31, 2012 is as follows:

(options in millions)	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term
Outstanding as of January 1, 2012	73.0	$3.00
Granted	8.0	$3.00
Exercised	(0.4)	$3.50
Cancelled / Forfeited	(3.0)	$3.00

Outstanding as of December 31, 2012	77.6	$3.00	7 years

Options exercisable as of December 31, 2012	27.5	$3.00	6 years
        The total intrinsic value and amount paid related to stock options exercised during the twelve months ended December 31, 2012 was $0.2 million and no shares were exercised during 2011 or 2010.

Restricted Stock Awards and Restricted Stock Units

        Restricted stock awards were granted under the stock plan during 2012, 2011 and 2010. Grants were made as incentive awards. The restrictions on the awards granted subsequent to the modifications described above will lapse upon a qualified public offering, a change in control or certain employment termination or liquidity events. As such, the Company is not recognizing expense on awards granted subsequent to the modifications described above. The Company is continuing to recognize expense on the restricted stock awards granted prior to the modifications described above based on the original grant date fair value amortized over the remaining original vesting schedule. As of December 31, 2012 there was approximately $41 million of total unrecognized compensation expense related to restricted stock. Approximately $0.1 million will be recognized over a period of approximately two years with the remainder recognized upon the occurrence of certain liquidity or employment termination events.

        During 2012, 2011, and 2010, the Company paid $1.5 million, $0.5 million, and $2.5 million, respectively, to repurchase stock awards from employees that terminated employment with the Company.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13: Stock Compensation Plans (Continued)

        A summary of Holdings restricted stock award and restricted stock unit activity for the year ended December 31, 2012 is as follows:

(awards/units in millions)	Awards/Units	Weighted-Average Grant-Date Fair Value
Non-vested as of January 1, 2012	10.9	$3.14
Granted	4.0	$3.00
Vested	(0.7)	$4.74
Cancelled / Forfeited	(0.6)	$3.16

Non-vested as of December 31, 2012	13.6	$3.00

        The total fair value of shares vested (measured as of the date of vesting) during the twelve months ended December 31, 2012, 2011 and 2010 was $2.5 million, $0.5 million, and $2.4 million, respectively.

Note 14: Employee Benefit Plans

Defined Contribution Plans

        FDC maintains defined contribution savings plans covering virtually all of the Company's U.S. employees and defined contribution pension plans for international employees primarily in the United Kingdom and Australia. The plans provide tax-deferred amounts for each participant, consisting of employee elective contributions, Company matching and discretionary Company contributions.

        The following table presents the aggregate amounts charged to expense in connection with these plans:

Year ended December 31, (in millions)	Amount
2012	$45.2
2011	42.7
2010	41.1

Defined Benefit Plans

        The Company has a defined benefit pension plan which is frozen and covers certain full-time employees in the U.S. The Company also has separate plans covering certain employees located primarily in the United Kingdom, Germany, Greece and Austria.

        In December 2011, the Company received judicial confirmation that a change in U.K. law restricted the Company's ability to eliminate the effects of future compensation increases on the plan's benefits associated with a curtailment recorded in 2009. As a result, benefits related to future compensation increases were reinstated but the plan remained frozen to benefit accruals related to length of service and all other factors. The Company recorded a loss of approximately $7 million, net of income taxes, in other comprehensive income in 2011. In December 2012, the Company initiated actions to freeze the plan benefits related to future salary increases subject to participant approval. The Company expects to record a curtailment gain in other comprehensive income in 2013.

        The Company uses December 31 as the measurement date for its plans.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14: Employee Benefit Plans (Continued)

        The following table provides a reconciliation of the changes in the plans' projected benefit obligations and fair value of assets for the years ended December 31, 2012 and 2011, as well as a statement of the funded status as of the respective period ends.

	As of December 31,
(in millions)	2012	2011
Change in benefit obligation
Benefit obligation at beginning of period	$798.5	$725.9
Service costs	5.0	6.1
Interest costs	37.7	39.8
U.K. plan benefit reinstatement	—	10.9
Actuarial (gain)/loss	79.0	35.7
Termination benefits(a)	0.1	0.9
Benefits paid	(29.8)	(27.5)
Foreign currency translation	18.6	6.7

Benefit obligation at end of period	909.1	798.5
Change in plan assets
Fair value of plan assets at the beginning of period	721.1	656.3
Actual return on plan assets	61.0	53.9
Company contributions	31.6	29.9
Benefits paid	(26.4)	(25.7)
Foreign currency translation	18.5	6.7

Fair value of plan assets at end of period	805.8	721.1

Funded status of the plans	$(103.3)	$(77.4)

(a)
Related to restructuring activities in Europe.

	Year ended December 31,
(in millions)	2012	2011
U.K. plan:
Plan benefit obligations	$(659.5)	$(574.7)
Fair value of plan assets	658.3	588.4

Net pension (liabilities) assets(a)(b)	(1.2)	13.7

U.S. and other foreign plans:
Plan benefit obligations	(249.6)	(223.8)
Fair value of plan assets	147.5	132.7

Net pension liabilities(b)	$(102.1)	$(91.1)

Funded status of the plans	$(103.3)	$(77.4)

(a)
Pension assets are included in the "Other long-term assets" line of the Consolidated Balance Sheets.

(b)
Pension liabilities are included in the "Other long-term liabilities" line of the Consolidated Balance Sheets.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14: Employee Benefit Plans (Continued)

        The accumulated benefit obligation for all defined benefit pension plans was $896.7 million and $786.8 million as of December 31, 2012 and 2011, respectively.

        The following table summarizes the activity in other comprehensive income, net of tax:

	Year ended December 31,
(in millions)	2012	2011	2010
Total unrecognized gain/(loss) included in other comprehensive income at the beginning of period	$(88.8)	$(64.9)	$(93.4)
Unrecognized gain/(loss) arising during the period	(39.9)	(17.7)	27.1
U.K. plan benefit reinstatement	—	(7.0)	—
Amortization of deferred gains/(losses) to net periodic benefit expense(a)	1.3	0.8	1.4

Total unrecognized gain/(loss) included in other comprehensive income at end of period	$(127.4)	$(88.8)	$(64.9)

(a)
Expected amortization of deferred losses to net periodic benefit expense in 2013 is $4.0 million pretax.

        Amounts recorded in other comprehensive income represent unrecognized net actuarial gains and losses. The Company does not have net transition assets or obligations.

        The following table provides the components of net periodic benefit cost for the plans:

	Year ended December 31,
(in millions)	2012	2011	2010
Service costs	$5.0	$6.1	$3.1
Interest costs	37.7	39.8	40.0
Expected return on plan assets	(44.7)	(46.5)	(40.4)
Amortization	2.1	1.3	2.2

Net periodic benefit expense	$0.1	$0.7	$4.9

        Assumptions.    The weighted-average rate assumptions used in the measurement of the Company's benefit obligations are as follows:

	As of December 31,
	2012	2011	2010
Discount rate	4.29%	4.75%	5.40%
Rate of compensation increase(a)	3.95%	3.77%	4.00%

(a)
The rate of compensation increases generally apply to active plans.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14: Employee Benefit Plans (Continued)

        The weighted-average rate assumptions used in the measurement of the Company's net cost are as follows:

	Year ended December 31,
	2012	2011	2010
Discount rate	4.71%	5.21%	5.55%
Expected long-term return on plan assets	6.11%	6.83%	6.86%
Rate of compensation increase(a)	3.60%	4.24%	4.00%

(a)
The rate of compensation increases generally apply to active plans.

        Assumptions for the U.S. plans and the foreign plans are comparable in all of the above periods. The Company employs a building block approach in determining the long-term rate of return for plan assets with proper consideration of diversification and re-balancing. Historical markets are studied and long-term historical relationships between equities and fixed-income securities are preserved consistent with the widely accepted capital market principle that assets with higher volatility generate a greater return over the long run. Current market factors such as inflation and interest rates are evaluated before long-term capital market assumptions are determined. Peer data and historical returns are reviewed to check for reasonableness and appropriateness. All assumptions are the responsibility of management.

        Plan assets.    The Company's pension plan target asset allocation, based on the investment policy as of December 31, 2012, is as follows:

Asset Category	Target allocation U.S. plans	Target allocation Foreign plans
Equity securities	40%	60%
Debt securities	60%	40%

        The Company employs a total return investment approach whereby a mix of equities and fixed income investments are used to maximize the long-term return of plan assets for a prudent level of risk. Risk tolerance is established through careful consideration of plan liabilities and plan funded status. The investment portfolio contains a diversified blend of equity and fixed-income investments. Furthermore, equity investments are diversified across U.S. and global equity investments. In addition, private equity securities comprise a very small part of the equity allocation. The fixed income allocation is a combination of fixed income investment strategies designed to contribute to the total rate of return of all plan assets while minimizing risk and supporting the duration of plan liabilities.

        Investment risk is measured and monitored on an ongoing basis through quarterly investment portfolio reviews, annual liability measurements, and periodic asset and liability studies. The general philosophy of the Benefit Committee in setting the allocation percentages for the domestic plan shown above is to adhere to the appropriate allocation mix necessary to support the underlying plan liabilities as influenced significantly by the demographics of the participants and the frozen nature of the plan.

        The goal of the Board of Trustees of the United Kingdom plan is the acquisition of secure assets of appropriate liquidity which are expected to generate income and capital growth to meet, together with new contributions from the Company, the cost of current and future benefits, as set out in the

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14: Employee Benefit Plans (Continued)

Trust Deed and Rules. The Trustees, together with the plan's consultants and actuaries, further design the asset allocation shown above to limit the risk of the assets failing to meet the liabilities over the long term. Currently the equity allocation is diversified amongst both United Kingdom and non-United Kingdom equities from North America, Europe, Japan and Asia Pacific. A small portion is allocated to other global emerging market equity securities. Fixed income is allocated primarily to United Kingdom government bond securities with the remaining portion in investment-grade corporate bonds.

        Fair value measurements.    Financial instruments included in plan assets carried and measured at fair value on a recurring basis are classified in the table below according to the hierarchy described in Note 7 of these Consolidated Financial Statements:

	As of December 31, 2012
	Fair Value Measurement Using
(in millions)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Investments:
Cash and cash equivalents	$0.6	$—	$—	$0.6
Registered investment companies:
Cash management fund	1.8	—	—	1.8
Equity funds	58.8	—	—	58.8
Fixed income securities	—	42.6	—	42.6
Private investment funds—redeemable(a)	—	698.6	—	698.6
Private investment funds—non-redeemable	—	—	0.1	0.1
Insurance annuity contracts	—	—	3.3	3.3

Total investments at fair value	$61.2	$741.2	$3.4	$805.8

(a)
42% of portfolio is invested in equity index funds, 57% in fixed income investments and 1% in other investments.

	As of December 31, 2011
	Fair Value Measurement Using
(in millions)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Investments:
Cash and cash equivalents	$3.2	$—	$—	$3.2
Registered investment companies:
Cash management fund	1.0	—	—	1.0
Equity funds	49.1	—	—	49.1
Fixed income funds	14.2	—	—	14.2
Fixed income securities	—	35.1	—	35.1
Private investment funds—redeemable(a)	—	613.1	—	613.1
Private investment funds—non-redeemable	—	—	1.0	1.0
Insurance annuity contracts	—	—	4.4	4.4

Total investments at fair value	$67.5	$648.2	$5.4	$721.1

(a)
46% of portfolio is invested in equity index funds and 54% in fixed income investments.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14: Employee Benefit Plans (Continued)

	Fair Value Measurement Using Significant Unobservable Inputs (Level 3)
(in millions)	Insurance annuity contracts	Private investment funds non-redeemable
Beginning balance as of January 1, 2011	$4.4	$0.3
Transfer in from level 2(a)	—	1.4
Settlements	—	(0.7)

Ending balance as of December 31, 2011	4.4	1.0
Actual return on plan assets	—	0.1
Settlements	(1.1)	(1.0)

Ending balance as of December 31, 2012	$3.3	$0.1

(a)
The plans value transfers into Level 3 utilizing values as of the beginning of the period.

        Registered investment companies.    The Company's domestic plan has investments in shares of mutual funds, primarily large cap, international and global equity funds, that are registered with the Securities and Exchange Commission. Prices of these funds are based on Net Asset Values ("NAV") calculated by the funds and are publicly reported on national exchanges. The plan measures fair value of these investments using the NAV provided by the fund managers.

        Fixed income securities.    The Company's domestic plan has investments in several fixed income securities, primarily corporate bonds. The bonds were valued under a market approach using observable inputs including reported trades, benchmark yields, broker/dealer quotes, issuer spreads and other standard inputs.

        Private investment funds—redeemable.    The Company's domestic and United Kingdom plans are invested in shares or units of several private investment funds, not the underlying assets. Redeemable private investment funds include collective trusts, comingled funds, pooled funds, limited partnerships and limited liability corporations. The funds calculate NAV on a periodic basis and are available only from the fund managers. Private investment funds are redeemable at the NAV.

        Private investment funds—non-redeemable.    The Company's domestic plan has investments in several partnerships (limited partnership and limited liability corporations) for which the plan has a limited ability to redeem or transfer its interests; therefore, there is an illiquid market in which the plan can exit these investments. As a result, the plan measures fair value of these investments using estimates of fair value which come from partner capital statements provided by the partnerships.

        Insurance annuity contracts.    The Company's United Kingdom Plan is invested in several insurance annuity contracts. The value of these contracts is calculated by estimating future payments and discounting them to present value. As a result, there is no market for the Plan to exit these investments.

        Contributions.    Contributions to the plans in 2013 are expected to be approximately $42 million.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14: Employee Benefit Plans (Continued)

        The estimated future benefit payments, which reflect expected future service, are expected to be as follows:

Year ended December 31, (in millions)	Amount
2013	$26.4
2014	27.3
2015	29.3
2016	32.1
2017	33.6
2018 - 2022	199.6

        The Company's post-retirement health care and other insurance benefits for retired employees are limited and immaterial.

Note 15: Segment Information

        Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by a company's chief operating decision maker ("CODM"), or decision-making group, in deciding how to allocate resources and in assessing performance. First Data's CODM is its Chief Executive Officer. The Company is organized in three segments: Retail and Alliance Services, Financial Services and International.

        The business segment measurements provided to and evaluated by the CODM are computed in accordance with the principles listed below.

  •
  The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies.

  •
  Segment results exclude divested businesses.

  •
  Segment revenue includes equity earnings in affiliates (excluding amortization expense) and intersegment revenue. Retail and Alliance Services segment revenue does not include equity earnings because it is reported using proportionate consolidation as described below.

  •
  Segment revenue excludes reimbursable debit network fees, postage and other revenue.

  •
  Segment earnings before net interest expense, income taxes, depreciation and amortization ("EBITDA") includes equity earnings in affiliates and excludes depreciation and amortization expense, net income attributable to noncontrolling interests, other operating expenses and other income (expense). Retail and Alliance Services segment EBITDA does not include equity earnings because it is reported using proportionate consolidation as described below. Additionally, segment EBITDA is adjusted for items similar to certain of those used in calculating the Company's compliance with debt covenants. The additional items that are adjusted to determine segment EBITDA are:

  •
  stock based compensation and related expense is excluded;

  •
  official check and money order businesses' EBITDA are excluded;

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Segment Information (Continued)

    •
    expenses related to the reorganization of global application development resources (applicable to 2010), expenses associated with domestic data center consolidation initiatives and planned workforce reduction expenses (applicable to 2010), certain platform development and other costs directly associated with the termination of the Chase Paymentech Solutions alliance, and expenses related to the conversion of certain BAMS alliance merchant clients onto the Company's platforms all of which are considered nonrecurring projects (excludes costs accrued in purchase accounting). Effective October 1, 2011, First Data and Bank of America N.A. ("the Bank") jointly decided to have First Data operate the Bank's legacy settlement platform. Transition costs associated with the revised strategy are also excluded from segment EBITDA.

    •
    debt issuance costs are excluded and represent costs associated with issuing debt and modifying the Company's debt structure;

    •
    KKR related items include annual sponsor and other fees for management, consulting, financial and other advisory services.

  •
  Retail and Alliance Services segment revenue and EBITDA are reflected based on the Company's proportionate share of the results of its investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. In addition, Retail and Alliance Services segment measures reflect commission payments to certain ISO's, which are treated as an expense in the Consolidated Statements of Operations, as contra revenue to be consistent with revenue share arrangements with other ISO's that are recorded as contra revenue.

  •
  Corporate operations include administrative and shared service functions such as the executive group, legal, tax, treasury, internal audit, accounting, human resources, information technology and procurement. Costs incurred by Corporate that are directly attributable to a segment are allocated to the respective segment. Administrative, shared service and certain information technology costs are retained by Corporate.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Segment Information (Continued)

        The following tables present the Company's operating segment results for the years ended December 31, 2012, 2011 and 2010:

	Year ended December 31, 2012
(in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$3,198.8	$1,350.0	$1,291.2	$85.2	$5,925.2
Product sales and other	404.0	40.1	391.0	39.8	874.9
Equity earnings in affiliates(a)	—	—	36.2	—	36.2

Total segment reporting revenues	$3,602.8	$1,390.1	$1,718.4	$125.0	$6,836.3

Internal revenue	$20.2	$31.5	$9.9	$—	$61.6
External revenue	3,582.6	1,358.6	1,708.5	125.0	6,774.7
Depreciation and amortization	520.1	337.2	282.9	45.1	1,185.3
Segment EBITDA	1,594.8	603.1	483.8	(246.0)	2,435.7
Other operating expenses and other income (expense) excluding divestitures	(29.1)	(5.1)	(24.3)	(64.0)	(122.5)
Expenditures for long-lived assets	25.1	49.2	163.9	132.1	370.3
Equity earnings in affiliates	137.8	—	20.4	—	158.2
Investment in unconsolidated affiliates	1,219.6	—	193.5	—	1,413.1

	Year ended December 31, 2011
(in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$2,974.5	$1,350.0	$1,337.9	$108.3	$5,770.7
Product sales and other	407.5	29.5	388.8	32.9	858.7
Equity earnings in affiliates(a)	—	—	34.6	—	34.6

Total segment reporting revenues	$3,382.0	$1,379.5	$1,761.3	$141.2	$6,664.0

Internal revenue	$17.5	$37.8	$9.8	$—	$65.1
External revenue	3,364.5	1,341.7	1,751.5	141.2	6,598.9
Depreciation and amortization	571.1	347.7	222.7	45.1	1,186.6
Segment EBITDA	1,407.5	593.5	454.3	(206.8)	2,248.5
Other operating expenses and other income (expense) excluding divestitures	(0.4)	(10.5)	(12.1)	45.8	22.8
Expenditures for long-lived assets	33.4	60.0	168.0	143.4	404.8
Equity earnings in affiliates	118.5	—	34.9	—	153.4
Investment in unconsolidated affiliates	1,288.9	—	201.7	—	1,490.6

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Segment Information (Continued)

	Year ended December 31, 2010
(in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$2,923.9	$1,362.2	$1,237.5	$126.8	$5,650.4
Product sales and other	390.9	46.8	353.9	23.9	815.5
Equity earnings in affiliates(a)	—	—	29.4	—	29.4

Total segment reporting revenues	$3,314.8	$1,409.0	$1,620.8	$150.7	$6,495.3

Internal revenue	$18.0	$36.0	$8.4	$—	$62.4
External revenue	3,296.8	1,373.0	1,612.4	150.7	6,432.9
Depreciation and amortization	676.2	362.9	289.9	51.2	1,380.2
Segment EBITDA	1,322.3	553.0	329.8	(178.1)	2,027.0
Other operating expenses and other income (expense) excluding divestitures	(60.2)	(8.5)	(26.4)	(21.0)	(116.1)
Expenditures for long-lived assets	27.9	69.9	171.3	100.6	369.7
Equity earnings in affiliates	104.8	—	12.5	—	117.3
Investment in unconsolidated affiliates	1,013.5	—	194.7	—	1,208.2

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Segment Information (Continued)

        A reconciliation of reportable segment amounts to the Company's consolidated balances is as follows:

	Year ended December 31,
(in millions)	2012	2011	2010
Segment Revenues:
Total reported segments	$6,711.3	$6,522.8	$6,344.6
All Other and Corporate	125.0	141.2	150.7
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues(b)	(12.7)	(9.9)	8.0
Eliminations of intersegment revenues	(61.6)	(65.1)	(62.4)

Adjusted revenue	6,762.0	6,589.0	6,440.9

Adjustments to reconcile to Consolidated revenues:
Adjustments for non-wholly-owned entities(c)	73.2	179.7	224.1
Official check and money order revenues	12.7	9.9	(8.0)
ISO commission expense	470.9	403.5	333.8
Reimbursable debit network fees, postage and other	3,361.5	3,531.5	3,389.6

Consolidated revenues	$10,680.3	$10,713.6	$10,380.4

Segment EBITDA:
Total reported segments	$2,681.7	$2,455.3	$2,205.1
All Other and Corporate	(246.0)	(206.8)	(178.1)

Adjusted EBITDA	2,435.7	2,248.5	2,027.0

Adjustments to reconcile to Net loss attributable to First Data Corporation:
Divested businesses	—	—	1.1
Adjustments for non-wholly-owned entities(c)	6.8	59.5	34.3
Depreciation and amortization	(1,191.6)	(1,245.0)	(1,414.4)
Interest expense	(1,897.8)	(1,833.1)	(1,796.6)
Interest income	8.8	7.9	7.8
Other items(d)	(156.9)	62.4	(97.4)
Income tax benefit	224.0	270.1	323.8
Stock based compensation	(11.8)	(16.9)	(16.1)
Official check and money order EBITDA(b)	6.4	(0.5)	(21.2)
Costs of alliance conversions	(77.2)	(28.4)	(25.7)
Stock plan modification expenses	—	—	(7.8)
KKR related items	(33.6)	(37.4)	(28.5)
Debt issuance costs	(13.7)	(3.2)	(8.1)

Net loss attributable to First Data Corporation	$(700.9)	$(516.1)	$(1,021.8)

(a)
Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company's proportionate share of the investee's net book value for the International segment.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Segment Information (Continued)

(b)
Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company's wind down of these businesses.

(c)
Net adjustment to reflect First Data's proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment, equity earnings in affiliates included in International segment revenue and amortization related to equity method investments not included in segment EBITDA.

(d)
Includes restructuring, litigation and regulatory settlements and impairments as applicable to the periods presented and "Other income (expense)" as presented in the Consolidated Statement of Operations.

        Segment assets are as follows:

	As of December 31,
(in millions)	2012	2011
Assets:
Retail and Alliance Services	$25,885.7	$27,882.2
Financial Services	4,477.1	4,647.8
International	5,305.7	5,332.9
All Other and Corporate	2,230.5	2,413.4

Consolidated	$37,899.0	$40,276.3

        A reconciliation of reportable segment depreciation and amortization amounts to the Company's consolidated balances in the Consolidated Statements of Cash Flows is as follows:

	Year ended December 31,
(in millions)	2012	2011	2010
Depreciation and Amortization:
Total reported segments	$1,140.2	$1,141.5	$1,329.0
All Other and Corporate	45.1	45.1	51.2

	1,185.3	1,186.6	1,380.2

Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities	101.1	115.1	107.2
Amortization of initial payments for new contracts	44.5	42.5	38.6

Total consolidated depreciation and amortization	$1,330.9	$1,344.2	$1,526.0

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Segment Information (Continued)

        Information concerning principal geographic areas was as follows:

(in millions)	United States	International	Total
Revenues
2012	$9,046.0	$1,634.3	$10,680.3
2011	9,026.3	1,687.3	10,713.6
2010	8,806.8	1,573.6	10,380.4
Long-Lived Assets
2012	$20,594.9	$3,128.3	$23,723.2
2011	21,154.6	3,290.5	24,445.1
2010	21,979.0	3,424.6	25,403.6

        "International" represents businesses of significance, which have local currency as their functional currency regardless of the segments to which the associated revenues and long-lived assets applied.

Note 16: Quarterly Financial Results (Unaudited)

        Summarized quarterly results for the two years ended December 31, 2012 and 2011, respectively, are as follows:

	2012 by Quarter:
(in millions)	First	Second	Third	Fourth(a)
Revenues	$2,564.0	$2,685.5	$2,674.0	$2,756.8
Expenses	2,347.0	2,417.6	2,422.1	2,419.8

Operating profit	217.0	267.9	251.9	337.0
Interest income	2.5	1.7	2.1	2.5
Interest expense	(461.1)	(480.7)	(488.6)	(467.4)
Other income (expense)	(8.2)	(22.6)	(52.0)	(11.5)

Loss before income taxes and equity earnings in affiliates	(249.8)	(233.7)	(286.6)	(139.4)
Income tax (benefit) expense	(108.2)	(74.7)	(69.4)	28.3
Equity earnings in affiliates	27.5	44.0	43.0	43.7

Net loss	(114.1)	(115.0)	(174.2)	(124.0)
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	38.4	42.4	37.8	55.0

Net loss attributable to First Data Corporation	$(152.5)	$(157.4)	$(212.0)	$(179.0)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16: Quarterly Financial Results (Unaudited) (Continued)

	2011 by Quarter:
(in millions)	First	Second	Third(b)	Fourth(c)
Revenues	$2,544.2	$2,749.8	$2,731.8	$2,687.8
Expenses	2,437.7	2,537.8	2,438.6	2,358.0

Operating profit	106.5	212.0	293.2	329.8
Interest income	1.9	1.9	1.6	2.5
Interest expense	(442.3)	(462.3)	(466.7)	(461.8)
Other income (expense)	(26.3)	(1.4)	95.4	56.4

Loss before income taxes and equity earnings in affiliates	(360.2)	(249.8)	(76.5)	(73.1)
Income tax benefit	(148.0)	(88.1)	(18.9)	(15.1)
Equity earnings in affiliates	27.7	33.5	47.8	44.4

Net loss	(184.5)	(128.2)	(9.8)	(13.6)
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	32.6	47.6	44.1	55.7

Net loss attributable to First Data Corporation	$(217.1)	$(175.8)	$(53.9)	$(69.3)

(a)
In the fourth quarter of 2012, the Company recorded a valuation allowance on state net operating losses of $47.8 million in "Income tax (benefit) expense". Refer to Note 17 of these Consolidated Financial Statements for additional information.

(b)
In the third quarter of 2011, the Company recorded a net $55.4 million pretax ($31.5 million after tax) benefit in the Consolidated Statement of Operations to correct cumulative depreciation and amortization errors related to purchase accounting associated with the Company's 2007 merger with an affiliate of Kohlberg Kravis Roberts & Co. The corrections impacted amortization of initial payments for new contracts within "Revenues" ($1.6 million contra-revenue), "Expenses" ($44.3 million benefit) and amortization of equity method investments within "Equity earnings in affiliates" ($12.7 million benefit). The errors and the cumulative correction, which totaled $55.4 million in aggregate and occurred over a four year period, were deemed immaterial to prior years and the current year, respectively. Additional immaterial related amounts were recorded in the fourth quarter.

(c)
In the fourth quarter of 2011, the Company contributed the assets of its transportation business to an alliance in exchange for a 30% noncontrolling interest in the alliance. The Company recognized a pretax gain of $59.1 million within "Other income (expense)" as a result of this transaction. Refer to Note 18 of these Consolidated Financial Statements for additional information.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Income Taxes

	Year ended December 31,
(in millions)	2012	2011	2010
Components of pretax (loss) income:
Domestic	$(875.5)	$(898.9)	$(1,289.1)
Foreign	124.2	292.7	118.4

	$(751.3)	$(606.2)	$(1,170.7)

(Benefit) provision for income taxes:
Federal	$(301.4)	$(282.6)	$(313.9)
State and local	66.0	(27.9)	(39.3)
Foreign	11.4	40.4	29.4

	$(224.0)	$(270.1)	$(323.8)

Effective Income Tax Rate	29.8%	44.6%	27.7%

        The Company's effective tax rates differ from statutory rates as follows:

	Year ended December 31,
	2012	2011	2010
Federal statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal income tax benefit	1.1	1.5	2.0
Nontaxable income from noncontrolling interests	7.9	10.2	5.2
Impact of foreign operations(a)(c)	1.5	3.9	1.5
Valuation allowances(c)	(20.2)	(12.7)	(15.1)
Liability for unrecognized tax benefits(c)	4.1	3.3	2.1
Impact of contribution to alliance(b)	0.0	(2.2)	0.0
Prior year adjustments(c)	2.0	2.5	(1.2)
Other	(1.6)	3.1	(1.8)

Effective tax rate	29.8%	44.6%	27.7%

(a)
The impact of foreign operations includes the effects of tax earnings and profits adjustments, foreign losses and differences between foreign tax expense and foreign taxes eligible for the U.S. foreign tax credit.

(b)
The impact of contribution to alliance represents the tax effects resulting from the gain on the contribution of the Company's transportation business in exchange for a 30% interest in an alliance.

(c)
The 2012 effective tax rate was negatively impacted by a total of approximately 9% as a result of the current year cumulative correction of immaterial prior year errors. The cumulative corrections had an impact on each of the following line items above: Impact of foreign operations, Valuation allowances, Liability for unrecognized tax benefits and Prior year adjustments.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Income Taxes (Continued)

        The Company's income tax (benefits) provisions consisted of the following components:

	Year ended December 31,
(in millions)	2012	2011	2010
Current
Federal	$(60.0)	$(54.0)	$(27.7)
State and local	16.0	25.8	18.3
Foreign	38.6	61.8	57.7

	(5.4)	33.6	48.3
Deferred
Federal	(241.4)	(228.6)	(286.2)
State and local	50.0	(53.7)	(57.6)
Foreign	(27.2)	(21.4)	(28.3)

	(218.6)	(303.7)	(372.1)

	$(224.0)	$(270.1)	$(323.8)

        Income tax payments, net of refunds received, of $70.1 million, $67.2 million and $100.5 million in 2012, 2011 and 2010, respectively, were greater than current expense primarily as a result of the decreased liability for unrecognized tax benefits reducing current expense.

        Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the book and tax bases of the Company's assets and liabilities. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Deferred tax assets are included in both "Other current assets" and "Other long-term assets" in the Company's Consolidated Balance Sheets. Deferred tax liabilities are included

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Income Taxes (Continued)

in "Deferred long-term tax liabilities" in the Company's Consolidated Balance Sheets. The following table outlines the principal components of deferred tax items:

	As of December 31,
(in millions)	2012	2011(a)
Deferred tax assets related to:
Reserves and other accrued expenses	$543.5	$450.3
Pension obligations	47.9	44.2
Employee related liabilities	75.7	64.0
Deferred revenues	30.0	26.7
Unrealized securities and hedging (gain)/loss	—	42.2
Net operating losses and tax credit carryforwards	1,383.6	1,336.5
U.S. foreign tax credits on undistributed earnings	234.8	203.2
Foreign exchange (gain)/loss	48.5	61.5

Total deferred tax assets	2,364.0	2,228.6
Valuation allowance	(896.5)	(744.6)

Realizable deferred tax assets	1,467.5	1,484.0

Deferred tax liabilities related to:
Property, equipment and intangibles	(1,206.0)	(1,382.0)
Investment in affiliates and other	(512.3)	(532.7)
Unrealized securities and hedging (gain)/loss	(0.6)	—
U.S. tax on foreign undistributed earnings	(173.8)	(145.9)

Total deferred tax liabilities	(1,892.7)	(2,060.6)

Net deferred tax liabilities	$(425.2)	$(576.6)

(a)
Certain amounts have been reclassified to conform to current year presentation.

        The Company's deferred tax assets and liabilities were included in the Consolidated Balance Sheets as follows:

	As of December 31,
(in millions)	2012	2011
Current deferred tax assets	$73.9	$108.3
Long-term deferred tax assets	10.4	10.5
Long-term deferred tax liabilities	(509.5)	(695.4)

Net deferred tax liabilities	$(425.2)	$(576.6)

        As of December 31, 2012 and 2011, the Company had recorded valuation allowances of $896.5 million and $744.6 million, respectively, against federal, state and foreign net operating and capital losses, foreign tax credits and impairments. The increase to the valuation allowance of $151.9 million in 2012 was primarily due to current year foreign and state net operating losses which may not be utilized within the statute of limitations and foreign tax credits for which it is likely that no benefit will be realized in the future. In determining the necessary amount of valuation allowance, the Company has considered a tax planning strategy related to its investments in affiliates. Implementation

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Income Taxes (Continued)

of this strategy would result in the immediate reversal of temporary differences associated with the excess of book basis over tax basis in the investments.

        The following table presents the approximate amounts of federal, state and foreign net operating loss carryforwards and foreign tax credit, general business credit and minimum tax credit carryforwards:

(in millions)	As of December 31, 2012
Federal net operating loss carryforwards(a)	$1,766.1
State net operating loss carryforwards(b)	2,759.2
Foreign net operating loss carryforwards(c)	2,450.0
Foreign tax credit carryforwards(d)	144.1
General business credit carryforwards(e)	11.1
Minimum tax credit carryforwards(f)	1.6

(a)
If not utilized, these carryforwards will expire in years 2015 through 2032.

(b)
If not utilized, these carryforwards will expire in years 2013 through 2032.

(c)
Foreign net operating loss carryforwards of $137 million, if not utilized, will expire in years 2013 through 2027. The remaining foreign net operating loss carryforwards of $2,313 million have an indefinite life.

(d)
If not utilized, these carryforwards will expire in years 2018 through 2022.

(e)
If not utilized, these carryforwards will expire in years 2027 through 2031.

(f)
These carryforwards have an indefinite life.

        The Company intends to indefinitely invest its net equity in its foreign operations, with the exception of any undistributed foreign earnings. Accordingly, as of December 31, 2012, no provision had been made for U.S. federal and state income taxes on the cumulative amount of temporary differences related to investments in foreign subsidiaries, other than those differences related to the undistributed earnings. Upon sale or liquidation of these investments, the Company would potentially be subject to U.S., state and foreign income taxes and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred tax liability is not practicable because of the complexities associated with its hypothetical calculation.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Income Taxes (Continued)

        A reconciliation of the unrecognized tax benefits for the year ended December 31, 2010, 2011 and 2012 is as follows:

(in millions)	Unrecognized Tax Benefits
Balance as of January 1, 2010	$415.0
Increases for tax positions of prior years	0.5
Decreases for tax positions of prior years	(45.4)
Increases for tax positions related to the current period	1.9
Decreases for cash settlements with taxing authorities	(1.4)
Decreases due to the lapse of the applicable statute of limitations	(2.0)

Balance as of December 31, 2010	$368.6
Increases for tax positions of prior years	1.3
Decreases for tax positions of prior years	(28.5)
Increases for tax positions related to the current period	1.7
Decreases for cash settlements with taxing authorities	(1.0)
Decreases due to the lapse of the applicable statute of limitations	(7.4)

Balance as of December 31, 2011	$334.7
Increases for tax positions of prior years	5.5
Decreases for tax positions of prior years	(57.7)
Increases for tax positions related to the current period	6.2
Decreases for cash settlements with taxing authorities	(0.1)
Decreases due to the lapse of the applicable statute of limitations	(2.4)

Balance as of December 31, 2012	$286.2

        Most of the unrecognized tax benefits are included in the "Other long-term liabilities" line of the Consolidated Balance Sheets, net of the federal benefit on state income taxes (approximately $21 million at December 31, 2012). However, those unrecognized tax benefits that affect the federal consolidated tax years ending December 31, 2008 through December 31, 2012 are included in the "Long-term deferred tax liabilities" line of the Consolidated Balance Sheets, as these items reduce the Company's net operating loss and credit carryforwards from those periods. The unrecognized tax benefits as of December 31, 2012, 2011, and 2010 included approximately $163 million, $172 million, and $195 million, respectively, of tax positions that, if recognized, would affect the effective tax rate.

        During the year ended December 31, 2012, the Company's liability for unrecognized tax benefits was reduced by $52 million upon closure of the 2003 and 2004 federal tax years and the resolution of certain state audit issues. The reduction in liabilities was recorded through a decrease to tax expense and an increase to deferred tax liabilities.

        During the year ended December 31, 2011, the Company's liability for unrecognized tax benefits was reduced by $25 million after negotiating settlements with the Internal Revenue Service ("IRS") regarding specific contested issues in the 2003 through 2006 federal tax years. The reduction in liabilities was recorded through a decrease to tax expense.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Income Taxes (Continued)

        During the year ended December 31, 2010, the Company's liability for unrecognized tax benefits was reduced by $39 million upon the closure of the 2002 federal tax year and after negotiating settlements with the IRS regarding specific contested issues in the 2003 and 2004 federal tax years. The reduction in the liability was recorded through a decrease to tax expense and an increase to deferred tax liabilities.

        The Company recognizes interest and penalties related to unrecognized tax benefits in the "Income tax (benefit) expense" line item of the Consolidated Statements of Operations. Cumulative accrued interest and penalties (net of related tax benefits) are not included in the ending balances of unrecognized tax benefits. Cumulative accrued interest and penalties are included in the "Other long-term liabilities" line of the Consolidated Balance Sheets while the related tax benefits are included in the "Long-term deferred tax liabilities" line of the Consolidated Balance Sheets. The following table presents the approximate amounts associated with accrued interest expense and the cumulative accrued interest and penalties:

	Year ended December 31,
	2012	2011	2010
Current year accrued interest expense (net of related tax benefits)	$4	$9	$14
Cumulative accrued interest and penalties (net of related tax benefits)	$47	$69	$67

        As of December 31, 2012, the Company anticipates it is reasonably possible that its liability for unrecognized tax benefits may decrease by approximately $126 million within the next twelve months as the result of the possible closure of its 2005 through 2007 federal tax years, potential settlements with certain states and foreign countries and the lapse of the statute of limitations in various state and foreign jurisdictions. The potential decrease relates to various federal, state and foreign tax benefits including research and experimentation credits, transfer pricing adjustments and certain amortization and loss deductions.

        The Company or one or more of its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. As of December 31, 2012, the Company was no longer subject to income tax examination by the U.S. federal jurisdiction for years before 2005. State and local examinations are substantially complete through 2002. Foreign jurisdictions generally remain subject to examination by their respective authorities from 2005 forward, none of which are considered major jurisdictions.

        Under the Tax Allocation Agreement executed at the time of the spin-off of The Western Union Company ("Western Union") on September 29, 2006, Western Union is responsible for and must indemnify the Company against all taxes, interest and penalties that relate to Western Union for periods prior to the spin-off date. If Western Union were to agree to or be finally determined to owe any amounts for such periods but were to default in its indemnification obligation under the Tax Allocation Agreement, the Company as parent of the tax group during such periods generally would be required to pay the amounts to the relevant tax authority, resulting in a potentially material adverse effect on the Company's financial position and results of operations. As of December 31, 2012, the Company had approximately $110 million of income taxes payable, including approximately $4 million of uncertain income tax liabilities, recorded related to Western Union for periods prior to the spin-off

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Income Taxes (Continued)

date. The Company has recorded a corresponding account receivable of equal amount from Western Union, which is included as a long-term account receivable in the "Other long-term assets" line of the Company's Consolidated Balance Sheets, reflecting the indemnification obligation. During the year ended December 31, 2012, the uncertain income tax liabilities related to Western Union decreased by approximately $14 million as a result of the closure of the 2003-2004 federal tax years. As of December 31, 2012, the Company anticipates it is reasonably possible that the uncertain tax liabilities related to Western Union may decrease by approximately $4 million within the next twelve months as the result of the possible closure of its 2005 and 2006 federal tax years. The uncertain income tax liabilities and corresponding receivable are based on information provided by Western Union regarding its tax contingency reserves for periods prior to the spin-off date. There is no assurance that a Western Union-related issue raised by the IRS or other tax authority will be finally resolved at a cost not in excess of the amount reserved and reflected in the Company's uncertain income tax liabilities and corresponding receivable from Western Union. The Western Union contingent liability is in addition to the Company's liability for unrecognized tax benefits discussed above.

        The IRS completed its examination of the U.S. federal consolidated income tax returns of the Company for 2005-2007 and issued a 30-Day letter on October 31, 2012. The 30-Day letter claims that the Company and its subsidiaries, which included Western Union during some of the years at issue, owe additional taxes with respect to a variety of adjustments. The Company and Western Union agree with several of the adjustments in the 30-Day letter, such adjustments representing tax due of approximately $40 million. This undisputed tax and associated interest due (pretax) of approximately $16 million through December 31, 2012, have been fully reserved. The undisputed tax for which Western Union would be required to indemnify the Company is greater than the total tax due, such that settlement of the undisputed tax would result in a net refund to the Company. As to the adjustments that are disputed, such issues represent total taxes allegedly due of approximately $59 million, of which $40 million relates to the Company and $19 million relates to Western Union. The Company estimates that total interest due (pretax) on the disputed amounts is approximately $16 million through December 31, 2012, of which $9 million relates to the Company and $7 million relates to Western Union. As to the disputed issues, the Company and Western Union have contested the adjustments by filing a protest with the IRS. The IRS has prepared a rebuttal to the protest and has forwarded the case to Appeals. The Company believes that it has adequately reserved for the disputed issues in its liability for unrecognized tax benefits described above and that final resolution of those issues will not have a material adverse effect on its financial position or results of operations.

Note 18: Investment in Affiliates

        Operating results include the Company's proportionate share of income from affiliates, which consist of unconsolidated investments accounted for under the equity method of accounting. The most significant of these affiliates are related to the Company's merchant bank alliance program.

        A merchant alliance, as it pertains to investments accounted for under the equity method, is an agreement between FDC and a financial institution that combines the processing capabilities and management expertise of the Company with the visibility and distribution channel of the bank. The alliance acquires credit and debit card transactions from merchants. The Company provides processing and other services to the alliance and charges fees to the alliance primarily based on contractual pricing. These fees have been separately identified on the face of the Consolidated Statements of Operations.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18: Investment in Affiliates (Continued)

        In November 2011, the Company formed an alliance, TCH LLC, by contributing the assets of its transportation business (a controlling interest in a business) to the alliance in exchange for a noncontrolling 30% interest in TCH, LLC. The alliance is accounted for as an equity method investment by the Company. The Company recognized a pretax gain of $59.1 million in the "Other income (expense)" line item of the Consolidated Statement of Operations upon deconsolidation of the Company's assets associated with its transportation business and contribution of those assets to the alliance.

        In the fourth quarter of 2011, the Company funded $160.0 million to one of its merchant alliance partners for referrals from bank branches contributed to the alliance as called for by the agreement that extended the term of the alliance in 2008.

        At December 31, 2012, there were ten affiliates accounted for under the equity method of accounting, comprised of five merchant alliances and five strategic investments in companies in related markets.

        A summary of unaudited financial information for the merchant alliances and other affiliates accounted for under the equity method of accounting is presented below.

	As of December 31,
(in millions)	2012	2011
Total assets	$2,834.8	$2,820.3
Total liabilities	2,467.9	2,514.7

        The primary components of assets and liabilities are settlement-related accounts similar to those described in Note 4 of these Consolidated Financial Statements.

	Year ended December 31,
(in millions)	2012	2011	2010
Net operating revenues	$1,278.4	$1,114.4	$999.1
Operating expenses	630.2	577.4	520.6

Operating income	$648.2	$537.0	$478.5

Net income	$639.4	$509.8	$455.6
FDC equity earnings	$158.2	$153.4	$117.3

        The formation of a merchant alliance accounted for under the equity method of accounting generally involves the Company and/or a financial institution contributing merchant contracts to the alliance and a cash payment from one owner to the other to achieve the desired ownership percentages. The asset amounts reflected above are owned by the alliances and other equity method investees and do not include any of such payments made by the Company. The amount by which the total of the Company's investments in affiliates exceeded its proportionate share of the investees' net assets was approximately $1.3 billion and $1.4 billion at December 31, 2012 and 2011, respectively.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18: Investment in Affiliates (Continued)

        The non-goodwill portion of this amount is considered an identifiable intangible asset that is amortized. The estimated future amortization expense for these intangible assets as of December 31, 2012 is as follows:

Year ended December 31, (in millions)	Amount
2013	$78.4
2014	62.2
2015	57.1
2016	52.3
2017	49.1
Thereafter	48.2

        These amounts assume that these alliances continue as they currently exist. Much of the difference between FDC's proportionate share of the investees' net income and FDC's equity earnings noted above relates to this amortization.

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements

        As described in Note 8 of these Consolidated Financial Statements, FDC's 9.875% senior notes, 12.625% senior notes, 10.55% senior notes and 11.25% senior subordinated notes are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned, domestic subsidiaries of FDC other than Integrated Payment Systems Inc. ("Guarantors"). None of the other subsidiaries of FDC, either direct or indirect, guarantee the notes ("Non-Guarantors"). The Guarantors also unconditionally guarantee the senior secured revolving credit facility, senior secured term loan facility, the 8.875% senior secured notes, the 7.375% senior secured notes and the 6.75% senior secured notes, which rank senior in right of payment to all existing and future unsecured and second lien indebtedness of FDC's guarantor subsidiaries to the extent of the value of the collateral. The Guarantors further unconditionally guarantee the 8.25% senior second lien notes and 8.75%/10.00% PIK toggle senior second lien notes which rank senior in right of payment to all existing and future unsecured indebtedness of FDC's guarantor subsidiaries to the extent of the value of the collateral. The 9.875% senior note, 12.625% senior note, 10.55% senior note and 11.25% senior subordinated note guarantees are unsecured and rank equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiaries but senior in right of payment to all existing and future subordinated indebtedness of FDC's guarantor subsidiaries. The 11.25% senior subordinated note guarantees are unsecured and rank equally in right of payment with all existing and future senior subordinated indebtedness of the guarantor subsidiaries.

        All of the above guarantees are full, unconditional, and joint and several and each of the Guarantors is 100% owned, directly or indirectly, by FDC. None of the other subsidiaries of FDC, either direct or indirect, guarantee the notes ("Non-Guarantors"). The Guarantors are subject to release under certain circumstances as described below.

        The credit agreement governing the guarantees of the senior secured revolving credit facility and senior secured term loan facility provide for a Guarantor to be automatically and unconditionally

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

released and discharged from its guarantee obligations in certain circumstances, including when the Guarantor ceases to be a "restricted subsidiary" for purposes of the agreement covenants because:

  •
  FDC no longer directly or indirectly owns 50% of the equity or, if a corporation, stock having voting power to elect a majority of the board of directors of the Guarantor; or

  •
  the Guarantor is designated as an "unrestricted subsidiary" for purposes of the agreement covenants.

        The indentures governing all of the other guarantees described above provide for a Guarantor to be automatically and unconditionally released and discharged from its guarantee obligations in certain circumstances, including upon the earliest to occur of:

  •
  the sale, exchange or transfer of the subsidiary's capital stock or all or substantially all of its assets;

  •
  designation of the Guarantor as an "unrestricted subsidiary" for purposes of the indenture covenants;

  •
  release or discharge of the Guarantor's guarantee of certain other indebtedness; or

  •
  legal defeasance or covenant defeasance of the indenture obligations when provision has been made for them to be fully satisfied.

        During the second quarter of 2011, the Company began allocating certain general and administrative expenses of the parent company to its subsidiaries. This allocation was inadvertently not reflected in the Company's previously reported supplemental guarantor condensed consolidating financial statements. In the second quarter of 2010, the Company reorganized the ownership structure of two entities for tax purposes. The reorganization did not have any impact to the Company's consolidated financial statements, however, the impact of the reorganization was not appropriately reflected in the Company's previously reported supplemental guarantor condensed consolidating financial statements. The Company does not believe these errors were material. In addition to the items just described, the Company corrected certain other immaterial errors. The adjustments are limited to the guarantor footnote and do not affect any other reported amounts or disclosures in the Company's consolidated financial statements. A summary of the corrections is as follows:

Increase (Decrease) from Amounts Previously Reported

	For the nine months ended September 30, 2012
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments
(Loss) income before income taxes and equity earnings in affiliates	$35.3	$(92.7)	$(1.6)	$59.0
Income tax (benefit) expense	35.3	(34.7)	(0.6)	—
Net (loss) income	—	(58.0)	(1.0)	59.0
Net (loss) income attributable to First Data Corporation	—	(58.0)	(1.0)	59.0

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Year ended December 31, 2011
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments
(Loss) income before income taxes and equity earnings in affiliates	$110.4	$(260.1)	$(36.6)	$186.3
Income tax (benefit) expense	110.4	(97.9)	(12.5)	—
Net (loss) income	—	(162.2)	(24.1)	186.3
Net (loss) income attributable to First Data Corporation	—	(161.9)	(24.4)	186.3

	Year ended December 31, 2010
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments
(Loss) income before income taxes and equity earnings in affiliates	$44.0	$(108.6)	$(9.4)	$74.0
Income tax (benefit) expense	44.0	(40.4)	(3.6)	—
Net (loss) income	—	(68.2)	(5.8)	74.0
Net (loss) income attributable to First Data Corporation	—	(68.4)	(5.6)	74.0

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the nine months ended September 30, 2012
	FDC Parent Company		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Consolidation Adjustments
(in millions)	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected
Selling, general and administrative	$110.0	$105.6	$875.7	$877.2	$387.6	$390.5	$—	$—
Operating (loss) profit	(115.8)	(111.4)	553.7	552.2	298.9	296.0	—	—
Interest income (expense) from intercompany notes	144.3	234.4	(148.6)	(240.0)	4.3	5.6	—	—
Equity earnings from consolidated subsidiaries	435.1	375.9	120.8	121.0	—	—	(555.9)	(496.9)
(Loss) income before income taxes and equity earnings in affiliates	(1,031.8)	(996.5)	512.0	419.3	305.6	304.0	(555.9)	(496.9)
Income tax (benefit) expense	(509.9)	(474.6)	234.5	199.8	23.1	22.5	—	—
Net (loss) income	(521.9)	(521.9)	390.8	332.8	283.7	282.7	(555.9)	(496.9)
Net (loss) income attributable to First Data Corporation	(521.9)	(521.9)	390.8	332.8	239.8	238.8	(630.6)	(571.6)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Year ended December 31, 2011
	FDC Parent Company		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Consolidation Adjustments
(in millions)	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected
Cost of services	$—	$—	$1,909.8	$1,896.4	$1,141.6	$1,155.0	$(163.0)	$(163.0)
Selling, general and administrative	259.7	107.8	957.8	1,095.4	476.2	490.5	—	—
Operating (loss) profit	(264.9)	(113.0)	698.8	574.6	507.6	479.9	—	—
Interest income (expense) from intercompany notes	162.5	306.7	(176.6)	(311.9)	14.1	5.2	—	—
Equity earnings from consolidated subsidiaries	637.9	452.2	134.5	133.9	—	—	(772.4)	(586.1)
(Loss) income before income taxes and equity earnings in affiliates	(1,218.1)	(1,107.7)	718.1	458.0	512.8	476.2	(772.4)	(586.1)
Income tax (benefit) expense	(702.0)	(591.6)	341.3	243.4	90.6	78.1	—	—
Net (loss) income	(516.1)	(516.1)	530.4	368.2	422.0	397.9	(772.4)	(586.1)
Net (loss) income attributable to First Data Corporation	(516.1)	(516.1)	530.1	368.2	362.7	338.3	(892.8)	(706.5)

	Year ended December 31, 2010
	FDC Parent Company		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Consolidation Adjustments
(in millions)	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected
Cost of Services	$—	$—	$1,944.3	$1,949.6	$1,227.5	$1,222.2	$(148.5)	$(148.5)
Operating (loss) profit	(285.0)	(285.0)	475.3	470.0	326.4	331.7	—	—
Interest income (expense) from intercompany notes	112.3	230.3	(146.4)	(249.7)	34.1	19.4	—	—
Equity earnings from consolidated subsidiaries	323.8	249.8	150.2	150.2	—	—	(474.0)	(400.0)
(Loss) income before income taxes and equity earnings in affiliates	(1,620.3)	(1,576.3)	505.6	397.0	326.7	317.3	(500.0)	(426.0)
Income tax (benefit) expense	(598.5)	(554.5)	164.7	124.3	110.0	106.4	—	—
Net (loss) income	(1,021.8)	(1,021.8)	458.6	390.4	218.2	212.4	(501.9)	(427.9)
Net (loss) income attributable to First Data Corporation	(1,021.8)	(1,021.8)	458.8	390.4	168.9	163.3	(627.7)	(553.7)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2011
	FDC Parent Company		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Consolidation Adjustments
(in millions)	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected
ASSETS
Current intercompany notes receivable	$—	$12.2	$—	$—	$—	$86.1	$—	$(98.3)
Total current assets	233.2	245.4	7,281.7	7,281.7	5,800.6	5,886.7	—	(98.3)
Goodwill	—	—	9,510.5	9,430.9	7,694.1	7,773.7	—	—
Long-term intercompany receivables	—	—	—	4,330.2	—	962.7	—	(5,292.9)
Long-term intercompany notes receivable	—	3,229.4	—	251.5	—	59.0	—	(3,539.9)
Investment in consolidated subsidiaries	25,242.7	23,797.4	5,396.2	5,843.0	—	—	(30,638.9)	(29,640.4)
Total assets	26,579.8	28,376.1	27,676.1	32,625.0	16,659.3	17,846.7	(30,638.9)	(38,571.5)
LIABILITIES AND EQUITY
Current intercompany notes payable	—	62.5	—	35.8	—	—	—	(98.3)
Total current liabilities	697.9	760.4	6,790.7	6,826.5	5,331.6	5,331.6	—	(98.3)
Long-term intercompany payables	5,707.0	5,292.9	(4,618.7)	—	(1,088.3)	—	—	(5,292.9)
Long-term intercompany notes payable	(1,887.3)	260.6	1,949.9	3,196.8	(62.6)	82.5	—	(3.539.9)
Total liabilities	26,483.2	28,279.5	5,968.5	11,869.9	4,349.2	5,582.6	—	(8,931.1)
First Data Corporation stockholder's equity	96.6	96.6	21,707.5	20,755.1	5,580.5	5,534.4	(27,288.0)	(26,289.5)
Total equity	96.6	96.6	21,707.6	20,755.1	12,242.7	12,196.7	(30,638.9)	(29,640.4)
Total liabilities and equity	26,579.8	28,376.1	27,676.1	32,625.0	16,659.3	17,846.7	(30,638.9)	(38,571.5)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months ended September 30, 2012
	FDC Parent Company		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Consolidation Adjustments
(in millions) Source/(use)	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(521.9)	$(521.9)	$390.8	$332.8	$283.7	$282.7	$(555.9)	$(496.9)
Other non-cash and non-operating items, net	(405.3)	(346.1)	(193.9)	(194.1)	5.5	5.5	555.9	496.9
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(519.1)	(483.8)	381.9	347.2	0.3	(0.3)	—	—
Net cash (used in) provided by operating activities	(1,361.8)	(1,267.3)	1,238.1	1,145.2	661.9	660.3	—	—
CASH FLOWS FROM FINANCING ACTIVITIES
Intercompany	1,231.6	1,137.1	(1,191.1)	(1,098.2)	(40.5)	(38.9)	—	—
Net cash provided by (used in) financing activities	1,243.1	1,148.6	(1,222.2)	(1,129.3)	(550.3)	(548.7)	248.6	248.6

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Year ended December 31, 2011
	FDC Parent Company		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Consolidation Adjustments
(in millions) Source/(use)	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(516.1)	$(516.1)	$530.4	$368.2	$422.0	$397.9	$(772.4)	$(586.1)
Other non-cash and non-operating items, net	(546.0)	(360.3)	(210.1)	(209.5)	11.4	11.4	772.4	586.1
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(437.4)	(327.0)	481.7	383.8	113.2	100.7	—	—
Net cash (used in) provided by operating activities	(1,550.8)	(1,254.7)	1,584.1	1,324.6	1,082.3	1,045.7	—	—
CASH FLOWS FROM FINANCING ACTIVITIES
Intercompany	1,516.6	1,220.5	(1,375.9)	(1,116.4)	(140.7)	(104.1)	—	—
Net cash provided by (used in) financing activities	1,443.3	1,147.2	(1,426.1)	(1,166.6)	(985.9)	(949.3)	404.2	404.2

	Year ended December 31, 2010
	FDC Parent Company		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Consolidation Adjustments
(in millions) Source/(use)	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,021.8)	$(1.021.8)	$458.6	$390.4	$218.2	$212.4	$(501.9)	$(427.9)
Other non-cash and non-operating items, net	(11.6)	62.4	(207.4)	(207.4)	8.8	8.8	475.8	401.8
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(608.4)	(564.4)	107.0	66.6	216.9	213.3	(2.9)	(2.9)
Net cash (used in) provided by operating activities	(1,624.3)	(1,506.3)	1,415.1	1,306.5	966.9	957.5	(3.0)	(3.0)
CASH FLOWS FROM FINANCING ACTIVITIES
Intercompany	1,682.5	1,564.5	(1,454.7)	(1,346.1)	(227.8)	(218.4)	—	—
Net cash provided by (used in) financing activities	1,460.1	1,342.1	(1,511.7)	(1,403.1)	(1,152.9)	(1,143.5)	551.2	551.2

        As previously reported represents amounts reported in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 or Annual Report on Form 10-K for the year ended December 31, 2011.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

        The following tables present the results of operations, financial position and cash flows of FDC ("FDC Parent Company"), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and consolidation adjustments for the years ended December 31, 2012, 2011 and 2010 and as of December 31, 2012 and 2011 to arrive at the information for FDC on a consolidated basis.

	Year ended December 31, 2012
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$—	$4,180.5	$2,471.8	$(200.2)	$6,452.1
Product sales and other	—	569.8	355.8	(58.9)	866.7
Reimbursable debit network fees, postage and other	—	2,430.3	953.8	(22.6)	3,361.5

	—	7,180.6	3,781.4	(281.7)	10,680.3

Expenses:
Cost of services (exclusive of items shown below)	—	1,829.6	1,234.1	(200.2)	2,863.5
Cost of products sold	—	252.9	142.3	(58.9)	336.3
Selling, general and administrative	89.4	1,217.3	518.7	—	1,825.4
Reimbursable debit network fees, postage and other	—	2,430.3	953.8	(22.6)	3,361.5
Depreciation and amortization	8.1	718.9	464.6	—	1,191.6
Other operating expenses:
Restructuring, net	(0.2)	7.6	15.7	—	23.1
Impairments	—	5.1	—	—	5.1

	97.3	6,461.7	3,329.2	(281.7)	9,606.5

Operating (loss) profit	(97.3)	718.9	452.2	—	1,073.8

Interest income	0.1	0.3	8.4	—	8.8
Interest expense	(1,880.4)	(7.3)	(10.1)	—	(1,897.8)
Interest income (expense) from intercompany notes	313.0	(320.0)	7.0	—	—
Other income (expense)	(102.1)	(8.1)	15.9	—	(94.3)
Equity earnings from consolidated subsidiaries	522.6	179.7	—	(702.3)	—

	(1,146.8)	(155.4)	21.2	(702.3)	(1,983.3)

(Loss) income before income taxes and equity earnings in affiliates	(1,244.1)	563.5	473.4	(702.3)	(909.5)
Income tax (benefit) expense	(543.2)	273.7	45.5	—	(224.0)
Equity earnings in affiliates	—	157.4	0.8	—	158.2

Net (loss) income	(700.9)	447.2	428.7	(702.3)	(527.3)
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	—	—	61.9	111.7	173.6

Net (loss) income attributable to First Data Corporation	$(700.9)	$447.2	$366.8	$(814.0)	$(700.9)

Comprehensive (loss) income	$(654.7)	$448.6	$421.5	$(693.2)	$(477.8)
Less: Comprehensive income attributable to noncontrolling interests and redeemable noncontrolling interest	—	—	65.2	111.7	176.9

Comprehensive (loss) income attributable to First Data Corporation	$(654.7)	$448.6	$356.3	$(804.9)	$(654.7)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Year ended December 31, 2011 (As Corrected)
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$—	$4,055.9	$2,437.1	$(163.0)	$6,330.0
Product sales and other	—	551.4	358.2	(57.5)	852.1
Reimbursable debit network fees, postage and other	—	2,445.0	1,159.1	(72.6)	3,531.5

	—	7,052.3	3,954.4	(293.1)	10,713.6

Expenses:
Cost of services (exclusive of items shown below)	—	1,896.4	1,155.0	(163.0)	2,888.4
Cost of products sold	—	274.7	152.4	(57.5)	369.6
Selling, general and administrative	107.8	1,095.4	490.5	—	1,693.7
Reimbursable debit network fees, postage and other	—	2,445.0	1,159.1	(72.6)	3,531.5
Depreciation and amortization	8.3	743.1	493.6	—	1,245.0
Other operating expenses:
Restructuring, net	(0.6)	23.1	23.9	—	46.4
Litigation and regulatory settlements	(2.5)	—	—	—	(2.5)

	113.0	6,477.7	3,474.5	(293.1)	9,772.1

Operating (loss) profit	(113.0)	574.6	479.9	—	941.5

Interest income	0.3	0.6	7.0	—	7.9
Interest expense	(1,812.9)	(7.6)	(12.6)	—	(1,833.1)
Interest income (expense) from intercompany notes	306.7	(311.9)	5.2	—	—
Other income (expense)	59.0	68.4	(3.3)	—	124.1
Equity earnings from consolidated subsidiaries	452.2	133.9	—	(586.1)	—

	(994.7)	(116.6)	(3.7)	(586.1)	(1,701.1)

(Loss) income before income taxes and equity earnings in affiliates	(1,107.7)	458.0	476.2	(586.1)	(759.6)
Income tax (benefit) expense	(591.6)	243.4	78.1	—	(270.1)
Equity earnings in affiliates	—	153.6	(0.2)	—	153.4

Net (loss) income	(516.1)	368.2	397.9	(586.1)	(336.1)
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	—	—	59.6	120.4	180.0

Net (loss) income attributable to First Data Corporation	$(516.1)	$368.2	$338.3	$(706.5)	$(516.1)

Comprehensive (loss) income	(477.6)	418.2	319.0	(564.1)	(304.5)
Less: Comprehensive income attributable to noncontrolling interests and redeemable noncontrolling interest	—	—	52.7	120.4	173.1

Comprehensive (loss) income attributable to First Data Corporation	$(477.6)	$418.2	$266.3	$(684.5)	$(477.6)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Year ended December 31, 2010 (As Corrected)
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$—	$4,001.7	$2,328.3	$(148.5)	$6,181.5
Product sales and other	—	542.6	319.3	(52.6)	809.3
Reimbursable debit network fees, postage and other	—	2,299.8	1,160.3	(70.5)	3,389.6

	—	6,844.1	3,807.9	(271.6)	10,380.4

Expenses:
Cost of services (exclusive of items shown below)	—	1,949.6	1,222.2	(148.5)	3,023.3
Cost of products sold	—	257.8	170.0	(52.6)	375.2
Selling, general and administrative	264.7	877.2	437.8	—	1,579.7
Reimbursable debit network fees, postage and other	—	2,299.8	1,160.3	(70.5)	3,389.6
Depreciation and amortization	7.6	937.9	468.9	—	1,414.4
Other operating expenses:
Restructuring, net	12.7	46.0	13.3	—	72.0
Impairments	—	7.8	3.7	—	11.5
Litigation and regulatory settlements	—	(2.0)	—	—	(2.0)

	285.0	6,374.1	3,476.2	(271.6)	9,863.7

Operating (loss) profit	(285.0)	470.0	331.7	—	516.7

Interest income	1.0	1.1	5.7	—	7.8
Interest expense	(1,775.2)	(6.4)	(15.0)	—	(1,796.6)
Interest income (expense) from intercompany notes	230.3	(249.7)	19.4	—	—
Other income (expense)	2.8	31.8	(24.5)	(26.0)	(15.9)
Equity earnings from consolidated subsidiaries	249.8	150.2	—	(400.0)	—

	(1,291.3)	(73.0)	(14.4)	(426.0)	(1,804.7)

(Loss) income before income taxes and equity earnings in affiliates	(1,576.3)	397.0	317.3	(426.0)	(1,288.0)
Income tax (benefit) expense	(554.5)	124.3	106.4	—	(323.8)
Equity earnings in affiliates	—	117.7	1.5	(1.9)	117.3

Net (loss) income	(1,021.8)	390.4	212.4	(427.9)	(846.9)
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	—	—	49.1	125.8	174.9

Net (loss) income attributable to First Data Corporation	$(1,021.8)	$390.4	$163.3	$(553.7)	$(1,021.8)

Comprehensive (loss) income	(976.8)	399.5	207.2	(435.1)	(805.2)
Less: Comprehensive income attributable to noncontrolling interests and redeemable noncontrolling interest	—	—	46.0	125.8	171.8

Comprehensive (loss) income attributable to First Data Corporation	$(976.8)	$399.5	$161.2	$(560.9)	$(977.0)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	As of December 31, 2012
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$228.0	$37.2	$343.1	$—	$608.3
Accounts receivable, net of allowance for doubtful accounts	4.4	879.7	963.6	—	1,847.7
Settlement assets(a)	—	5,097.1	4,076.7	—	9,173.8
Intercompany notes receivable	—	—	30.8	(30.8)	—
Other current assets	73.0	145.3	35.3	—	253.6

Total current assets	305.4	6,159.3	5,449.5	(30.8)	11,883.4

Property and equipment, net of accumulated depreciation	30.7	561.4	263.7	—	855.8
Goodwill	—	9,485.3	7,797.2	—	17,282.5
Customer relationships, net of accumulated amortization	—	2,071.7	1,684.6	—	3,756.3
Other intangibles, net of accumulated amortization	605.0	619.7	603.9	—	1,828.6
Investment in affiliates	—	1,375.2	37.9	—	1,413.1
Long-term settlement assets(a)	—	—	54.3	—	54.3
Long-term intercompany receivables	—	5,501.3	1,141.1	(6,642.4)	—
Long-term intercompany notes receivable	3,397.3	270.0	8.4	(3,675.7)	—
Other long-term assets	427.1	373.5	108.2	(83.8)	825.0
Investment in consolidated subsidiaries	24,257.2	5,379.5	—	(29,636.7)	—

Total assets	$29,022.7	$31,796.9	$17,148.8	$(40,069.4)	$37,899.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13.8	$141.8	$105.3	$—	$260.9
Short-term and current portion of long-term borrowings	15.1	55.1	186.9	—	257.1
Settlement obligations(a)	—	5,097.1	4,129.2	—	9,226.3
Intercompany notes payable	30.8	—	—	(30.8)	—
Other current liabilities	608.1	620.3	372.2	—	1,600.6

Total current liabilities	667.8	5,914.3	4,793.6	(30.8)	11,344.9

Long-term borrowings	22,462.3	47.8	18.8	—	22,528.9
Long-term deferred tax (assets) liabilities	(1,079.7)	1,512.7	76.5	—	509.5
Long-term intercompany payables	6,642.4	—	—	(6,642.4)	—
Long-term intercompany notes payable	276.7	3,315.6	83.4	(3,675.7)	—
Other long-term liabilities	651.7	222.7	31.3	(83.8)	821.9

Total liabilities	29,621.2	11,013.1	5,003.6	(10,432.7)	35,205.2

Redeemable equity interest	—	—	67.4	(67.4)	—
Redeemable noncontrolling interest	—	—	—	67.4	67.4
First Data Corporation stockholder's equity	(598.5)	20,783.8	5,598.9	(26,382.7)	(598.5)
Noncontrolling interests	—	—	70.5	3,154.4	3,224.9
Equity of consolidated alliance	—	—	6,408.4	(6,408.4)	—

Total equity	(598.5)	20,783.8	12,077.8	(29,636.7)	2,626.4

Total liabilities and equity	$29,022.7	$31,796.9	$17,148.8	$(40,069.4)	$37,899.0

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	As of December 31, 2011 (As Corrected)
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$162.2	$37.1	$286.4	$—	$485.7
Accounts receivable, net of allowance for doubtful accounts	25.3	939.4	883.9	—	1,848.6
Settlement assets(a)	—	6,093.2	4,565.1	—	10,658.3
Intercompany notes receivable	12.2	—	86.1	(98.3)	—
Other current assets	45.7	212.0	65.2	—	322.9

Total current assets	245.4	7,281.7	5,886.7	(98.3)	13,315.5

Property and equipment, net of accumulated depreciation	31.4	623.5	281.0	—	935.9
Goodwill	—	9,430.9	7,773.7	—	17,204.6
Customer relationships, net of accumulated amortization	—	2,468.4	1,957.0	—	4,425.4
Other intangibles, net of accumulated amortization	606.8	638.7	633.7	—	1,879.2
Investment in affiliates	—	1,452.8	37.8	—	1,490.6
Long-term settlement assets(a)	—	—	181.0	—	181.0
Long-term intercompany receivables	—	4,330.2	962.7	(5,292.9)	—
Long-term intercompany notes receivable	3,229.4	251.5	59.0	(3,539.9)	—
Other long-term assets	465.7	304.3	74.1	—	844.1
Investment in consolidated subsidiaries	23,797.4	5,843.0	—	(29,640.4)	—

Total assets	$28,376.1	$32,625.0	$17,846.7	$(38,571.5)	$40,276.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7.1	$113.4	$85.4	$—	$205.9
Short-term and current portion of long-term borrowings	0.3	39.6	93.5	—	133.4
Settlement obligations(a)	—	6,093.2	4,744.6	—	10,837.8
Intercompany notes payable	62.5	35.8	—	(98.3)	—
Other current liabilities	690.5	544.5	408.1	—	1,643.1

Total current liabilities	760.4	6,826.5	5,331.6	(98.3)	12,820.2

Long-term borrowings	22,422.4	69.0	30.3	—	22,521.7
Long-term deferred tax (assets) liabilities	(1,091.6)	1,677.5	109.5	—	695.4
Long-term intercompany payables	5,292.9	—	—	(5,292.9)	—
Long-term intercompany notes payable	260.6	3,196.8	82.5	(3,539.9)	—
Other long-term liabilities	634.8	100.1	28.7	—	763.6

Total liabilities	28,279.5	11,869.9	5,582.6	(8,931.1)	36,800.9

Redeemable equity interest	—	—	67.4	(67.4)	—
Redeemable noncontrolling interest	—	—	—	67.4	67.4
First Data Corporation stockholder's equity	96.6	20,755.1	5,534.4	(26,289.5)	96.6
Noncontrolling interests	—	—	60.8	3,250.6	3,311.4
Equity of consolidated alliance	—	—	6,601.5	(6,601.5)	—

Total equity	96.6	20,755.1	12,196.7	(29,640.4)	3,408.0

Total liabilities and equity	$28,376.1	$32,625.0	$17,846.7	$(38,571.5)	$40,276.3

(a)
The majority of the Guarantor settlement assets relate to FDC's merchant acquiring business. FDC believes the settlement assets are not available to satisfy any claims other than those related to the settlement liabilities.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Year ended December 31, 2012
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(700.9)	$447.2	$428.7	$(702.3)	$(527.3)
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	8.1	844.5	478.3	—	1,330.9
Charges (gains) related to other operating expenses and other income (expense)	101.9	20.8	(0.2)	—	122.5
Other non-cash and non-operating items, net	(483.9)	(265.8)	7.2	702.3	(40.2)
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(461.8)	515.0	(171.7)	—	(118.5)

Net cash (used in) provided by operating activities	(1,536.6)	1,561.7	742.3	—	767.4

CASH FLOWS FROM INVESTING ACTIVITIES
Current year acquisitions, net of cash acquired	(33.0)	0.1	—	—	(32.9)
Contributions to equity method investments	—	(7.9)	—	—	(7.9)
Payments related to other businesses previously acquired	—	(4.4)	—	—	(4.4)
Proceeds from sale of property and equipment	—	7.1	0.9	—	8.0
Additions to property and equipment	(2.6)	(88.9)	(101.6)	—	(193.1)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(0.8)	(137.8)	(38.6)	—	(177.2)
Other investing activities	228.3	219.0	6.7	(443.6)	10.4

Net cash provided by (used in) investing activities	191.9	(12.8)	(132.6)	(443.6)	(397.1)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	—	—	99.1	—	99.1
Accrued interest funded upon issuance of notes	6.5	—	—	—	6.5
Debt modification proceeds and related financing costs	10.8	—	—	—	10.8
Principal payments on long-term debt	(3.4)	(56.2)	(23.7)	—	(83.3)
Proceeds from sale-leaseback transactions	—	13.8	—	—	13.8
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests	—	—	(54.0)	(207.9)	(261.9)
Distributions paid to equity holders	—	—	(424.0)	424.0	—
Purchase of noncontrolling interest	—	—	(25.1)	—	(25.1)
Redemption of Parent's redeemable common stock	(1.7)	—	—	—	(1.7)
Cash dividends	(6.7)	—	(227.5)	227.5	(6.7)
Intercompany	1,405.0	(1,502.2)	97.2	—	—

Net cash provided by (used in) financing activities	1,410.5	(1,544.6)	(558.0)	443.6	(248.5)
Effect of exchange rate changes on cash and cash equivalents	—	(4.2)	5.0	—	0.8

Change in cash and cash equivalents	65.8	0.1	56.7	—	122.6

Cash and cash equivalents at beginning of period	162.2	37.1	286.4	—	485.7

Cash and cash equivalents at end of period	$228.0	$37.2	$343.1	$—	$608.3

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Year ended December 31, 2011 (As Corrected)
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(516.1)	$368.2	$397.9	$(586.1)	$(336.1)
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	8.3	827.4	508.5	—	1,344.2
(Gains) charges related to other operating expenses and other income (expense)	(59.6)	(45.3)	27.2	—	(77.7)
Other non-cash and non-operating items, net	(360.3)	(209.5)	11.4	586.1	27.7
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(327.0)	383.8	100.7	—	157.5

Net cash (used in) provided by operating activities	(1,254.7)	1,324.6	1,045.7	—	1,115.6

CASH FLOWS FROM INVESTING ACTIVITIES
Current year acquisitions, net of cash acquired	—	(19.1)	(0.1)	—	(19.2)
Contributions to equity method investments	—	(161.5)	—	—	(161.5)
Payments related to other businesses previously acquired	—	—	3.2	—	3.2
Proceeds from dispositions, net of expenses paid and cash disposed	—	—	1.7	—	1.7
Proceeds from sale of property and equipment	—	14.3	2.8	—	17.1
Additions to property and equipment	(4.6)	(101.3)	(97.0)	—	(202.9)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(1.0)	(161.6)	(39.3)	—	(201.9)
Distributions and dividends from subsidiaries	109.7	294.5	—	(404.2)	—
Other investing activities	1.5	6.9	(3.5)	—	4.9

Net cash provided by (used in) investing activities	105.6	(127.8)	(132.2)	(404.2)	(558.6)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	—	—	(107.3)	—	(107.3)
Debt modification and related financing costs	(39.7)	—	—	—	(39.7)
Principal payments on long-term debt	(32.9)	(52.7)	(18.9)	—	(104.5)
Proceeds from sale-leaseback transactions	—	2.5	11.7	—	14.2
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests	—	—	(44.2)	(283.1)	(327.3)
Contributions from noncontrolling interest	—	—	0.8	—	0.8
Distributions paid to equity holders	—	—	(577.6)	577.6	—
Redemption of Parent's redeemable common stock	(0.5)	—	—	—	(0.5)
Cash dividends	(0.2)	—	(109.7)	109.7	(0.2)
Intercompany	1,220.5	(1,116.4)	(104.1)	—	—

Net cash provided by (used in) financing activities	1,147.2	(1,166.6)	(949.3)	404.2	(564.5)
Effect of exchange rate changes on cash and cash equivalents	—	(14.2)	(2.1)	—	(16.3)

Change in cash and cash equivalents	(1.9)	16.0	(37.9)	—	(23.8)

Cash and cash equivalents at beginning of period	164.1	21.1	324.3	—	509.5

Cash and cash equivalents at end of period	$162.2	$37.1	$286.4	$—	$485.7

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Year ended December 31, 2010 (As Corrected)
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,021.8)	$390.4	$212.4	$(427.9)	$(846.9)
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	7.6	1,036.9	481.5	—	1,526.0
Charges related to other operating expenses and other income (expense)	9.9	20.0	41.5	26.0	97.4
Other non-cash and non-operating items, net	62.4	(207.4)	8.8	401.8	265.6
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(564.4)	66.6	213.3	(2.9)	(287.4)

Net cash (used in) provided by operating activities	(1,506.3)	1,306.5	957.5	(3.0)	754.7

CASH FLOWS FROM INVESTING ACTIVITIES
Current year acquisitions, net of cash acquired	—	(1.7)	(0.1)	—	(1.8)
Contributions to equity method investments	—	(1.4)	—	—	(1.4)
Payments related to other businesses previously acquired	—	—	(1.4)	—	(1.4)
Proceeds from dispositions, net of expenses paid and cash disposed	—	—	21.2	—	21.2
Proceeds from sale of property and equipment	—	1.4	4.1	—	5.5
Additions to property and equipment	(4.2)	(113.0)	(92.9)	—	(210.1)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(1.7)	(116.9)	(41.0)	—	(159.6)
Distributions and dividends from subsidiaries	225.8	187.9	—	(413.7)	—
Other investing activities	3.8	135.1	14.0	(134.5)	18.4

Net cash provided by (used in) investing activities	223.7	91.4	(96.1)	(548.2)	(329.2)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	—	—	75.1	—	75.1
Debt modification and related financing costs	(61.2)	—	—	—	(61.2)
Principal payments on long-term debt	(143.8)	(57.0)	(19.6)	—	(220.4)
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests	—	—	(31.0)	(185.1)	(216.1)
Purchase of noncontrolling interest	—	—	—	(213.3)	(213.3)
Distributions paid to redeemable equity holders	—	—	(7.5)	7.5	—
Distributions paid to equity holders	—	—	(368.5)	368.5	—
Redemption of Parent's redeemable common stock	(2.5)	—	—	—	(2.5)
Redemption of redeemable equity of consolidated alliance	—	—	(347.8)	347.8	—
Cash dividends	(14.9)	—	(225.8)	225.8	(14.9)
Intercompany	1,564.5	(1,346.1)	(218.4)	—	—

Net cash provided by (used in) financing activities	1,342.1	(1,403.1)	(1,143.5)	551.2	(653.3)
Effect of exchange rate changes on cash and cash equivalents	—	0.9	(0.6)	—	0.3

Change in cash and cash equivalents	59.5	(4.3)	(282.7)	—	(227.5)

Cash and cash equivalents at beginning of period	104.6	25.4	607.0	—	737.0

Cash and cash equivalents at end of period	$164.1	$21.1	$324.3	$—	$509.5

FIRST DATA CORPORATION
SCHEDULE II—Valuation and Qualifying Accounts
(dollars, in millions)

		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Reclassifications from Other Accounts(a)	Deductions(b)	Balance at End of Period
Year ended December 31, 2012 deducted from receivables	$28.4	$83.6	$8.3	$74.3	$46.0
Year ended December 31, 2011 deducted from receivables	$29.1	$61.3	$0.0	$62.0	$28.4
Year ended December 31, 2010 deducted from receivables	$22.5	$68.7	$0.0	$62.1	$29.1

(a)
Amounts related to reclassifications from other current liabilities to allowance for doubtful accounts.

(b)
Amounts related to business divestitures and write-offs against assets.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2013	2012	2013	2012
Revenues:
Transaction and processing service fees:
Merchant related services(a)	$996.4	$977.4	$2,963.2	$2,885.3
Check services	70.8	77.4	214.5	233.8
Card services(a)	423.7	431.0	1,250.2	1,298.8
Other services	129.3	126.3	364.6	369.7
Product sales and other(a)	215.5	217.5	622.8	637.9
Reimbursable debit network fees, postage and other	876.4	844.4	2,596.5	2,498.0

	2,712.1	2,674.0	8,011.8	7,923.5

Expenses:
Cost of services (exclusive of items shown below)	708.6	729.0	2,119.2	2,137.8
Cost of products sold	80.9	80.1	246.9	251.3
Selling, general and administrative	463.6	467.9	1,420.1	1,373.3
Reimbursable debit network fees, postage and other	876.4	844.4	2,596.5	2,498.0
Depreciation and amortization	271.3	293.5	818.2	897.1
Other operating expenses:
Restructuring, net	7.8	7.2	46.0	24.1
Impairments	—	—	—	5.1

	2,408.6	2,422.1	7,246.9	7,186.7

Operating profit	303.5	251.9	764.9	736.8

Interest income	2.7	2.1	8.0	6.3
Interest expense	(469.0)	(488.6)	(1,410.2)	(1,430.4)
Other income (expense)	(36.2)	(52.0)	(20.9)	(82.8)

	(502.5)	(538.5)	(1,423.1)	(1,506.9)

Loss before income taxes and equity earnings in affiliates	(199.0)	(286.6)	(658.2)	(770.1)
Income tax expense (benefit)	28.6	(69.4)	101.7	(252.3)
Equity earnings in affiliates	47.3	43.0	136.0	114.5

Net loss	(180.3)	(174.2)	(623.9)	(403.3)
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	39.2	37.8	122.1	118.6

Net loss attributable to First Data Corporation	$(219.5)	$(212.0)	$(746.0)	$(521.9)

(a)
Includes processing fees, administrative service fees and other fees charged to merchant alliances accounted for under the equity method of $40.3 million and $122.0 million for the three and nine months ended September 30, 2013, respectively, and $40.7 million and $119.4 million for the comparable periods in 2012.

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2013	2012	2013	2012
Net loss	$(180.3)	$(174.2)	$(623.9)	$(403.3)
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on securities	0.1	(0.8)	1.0	(0.2)
Unrealized gains on hedging activities	—	23.8	—	72.1
Foreign currency translation adjustment	79.5	96.4	(68.3)	3.7
Pension liability adjustments	1.2	(0.3)	3.5	0.7

Total other comprehensive income (loss), net of tax	80.8	119.1	(63.8)	76.3

Comprehensive loss	(99.5)	(55.1)	(687.7)	(327.0)
Less: Comprehensive income attributable to noncontrolling interests and redeemable noncontrolling interest	41.6	41.3	122.5	119.1

Comprehensive loss attributable to First Data Corporation	$(141.1)	$(96.4)	$(810.2)	$(446.1)

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions, except common stock share amounts)	As of September 30, 2013	As of December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$358.6	$608.3
Accounts receivable, net of allowance for doubtful accounts of $37.9 (2013) and $33.3 (2012)	1,632.3	1,847.7
Settlement assets	9,181.7	9,173.8
Other current assets	351.7	253.6

Total current assets	11,524.3	11,883.4

Property and equipment, net of accumulated depreciation of $1,100.4 (2013) and $1,024.3 (2012)	866.9	855.8
Goodwill	17,232.0	17,282.5
Customer relationships, net of accumulated amortization of $4,284.7 (2013) and $3,839.0 (2012)	3,322.6	3,756.3
Other intangibles, net of accumulated amortization of $1,712.8 (2013) and $1,544.0 (2012)	1,726.9	1,828.6
Investment in affiliates	1,338.7	1,413.1
Long-term settlement assets	18.6	54.3
Other long-term assets	813.7	825.0

Total assets	$36,843.7	$37,899.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$254.6	$260.9
Short-term and current portion of long-term borrowings	248.3	257.1
Settlement obligations	9,197.6	9,226.3
Other current liabilities	1,371.1	1,600.6

Total current liabilities	11,071.6	11,344.9

Long-term borrowings	22,565.1	22,528.9
Long-term deferred tax liabilities	553.1	509.5
Other long-term liabilities	786.1	821.9

Total liabilities	34,975.9	35,205.2

Commitments and contingencies (See Note 7)
Redeemable noncontrolling interest	67.9	67.4
First Data Corporation stockholder's deficit:
Common stock, $0.01 par value; authorized and issued 1,000 shares (2013 and 2012)	—	—
Additional paid-in capital	7,376.1	7,341.5

Paid-in capital	7,376.1	7,341.5
Accumulated loss	(8,155.3)	(7,387.8)
Accumulated other comprehensive loss	(616.4)	(552.2)

Total First Data Corporation stockholder's deficit	(1,395.6)	(598.5)

Noncontrolling interests	3,195.5	3,224.9

Total equity	1,799.9	2,626.4

Total liabilities and equity	$36,843.7	$37,899.0

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
(in millions)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(623.9)	$(403.3)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	908.1	1,004.1
Charges related to other operating expenses and other income (expense)	66.9	112.1
Other non-cash and non-operating items, net	(5.1)	(37.8)
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Accounts receivable, current and long-term	193.5	39.9
Other assets, current and long-term	3.8	220.6
Accounts payable and other liabilities, current and long-term	(243.8)	(92.7)
Income tax accounts	32.5	(304.7)

Net cash provided by operating activities	332.0	538.2

CASH FLOWS FROM INVESTING ACTIVITIES
Current period acquisitions	—	(1.9)
Contributions to equity method investments	—	(7.9)
Payments related to other businesses previously acquired	0.2	(3.2)
Proceeds from dispositions, net of expenses paid and cash disposed	14.5	—
Proceeds from sale of property and equipment	4.2	7.8
Additions to property and equipment	(132.3)	(136.3)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(128.0)	(141.2)
Other investing activities	7.2	7.3

Net cash used in investing activities	(234.2)	(275.4)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	(3.1)	(22.0)
Accrued interest funded upon issuance of notes	(6.5)	6.5
Debt modification (payments) proceeds and related financing costs, net	(49.0)	10.8
Principal payments on long-term debt	(72.4)	(60.2)
Proceeds from sale-leaseback transactions	—	13.8
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interest	(156.5)	(199.0)
Redemption of Parent's redeemable common stock	(7.5)	(0.5)
Purchase of noncontrolling interest	(23.7)	(25.1)
Cash dividends	(21.5)	(5.1)

Net cash used in financing activities	(340.2)	(280.8)

Effect of exchange rate changes on cash and cash equivalents	(7.3)	2.5

Change in cash and cash equivalents	(249.7)	(15.5)

Cash and cash equivalents at beginning of period	608.3	485.7

Cash and cash equivalents at end of period	$358.6	$470.2

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF EQUITY

(Unaudited)

		First Data Corporation Shareholder
Nine months ended September 30, 2013 (in millions)	Total	Accumulated Loss	Accumulated Other Comprehensive Income (Loss)	Common Shares	Paid-In Capital	Noncontrolling Interests
Balance, December 31, 2012	$2,626.4	$(7,387.8)	$(552.2)	—	$7,341.5	$3,224.9
Dividends and distributions paid to noncontrolling interests	(130.5)					(130.5)
Net (loss) income(a)	(648.5)	(746.0)				97.5
Other comprehensive (loss) income	(63.8)		(64.2)			0.4
Adjustment to redemption value of redeemable noncontrolling interest	(2.0)				(2.0)
Stock compensation expense and other	30.8				30.8
Cash dividends paid by First Data Corporation to Parent	(21.5)	(21.5)
Purchase of noncontrolling interest	9.0				5.8	3.2

Balance, September 30, 2013	$1,799.9	$(8,155.3)	$(616.4)	—	$7,376.1	$3,195.5

Nine months ended September 30, 2012 (in millions)
Balance, December 31, 2011	$3,408.0	$(6,680.2)	$(598.4)	—	$7,375.2	$3,311.4
Dividends and distributions paid to noncontrolling interests	(171.6)					(171.6)
Net (loss) income(a)	(429.9)	(521.9)				92.0
Other comprehensive income	76.3		75.8			0.5
Stock compensation expense and other	11.7				11.7
Cash dividends paid by First Data Corporation to Parent	(5.1)	(5.1)
Purchase of noncontrolling interest	(47.6)				(46.1)	(1.5)

Balance, September 30, 2012	$2,841.8	$(7,207.2)	$(522.6)	—	$7,340.8	$3,230.8

(a)
The total net loss presented in the Consolidated Statements of Equity for the nine months ended September 30, 2013 and 2012 is $24.6 million and $26.6 million, respectively, greater than the amount presented on the Consolidated Statements of Operations due to the net income attributable to the redeemable noncontrolling interest not included in equity.

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1: Basis of Presentation

        The accompanying Consolidated Financial Statements of First Data Corporation ("FDC" or the "Company") should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2012. Significant accounting policies disclosed therein have not changed.

        The accompanying Consolidated Financial Statements are unaudited; however, in the opinion of management, they include all normal recurring adjustments necessary for a fair presentation of the consolidated financial position of the Company as of September 30, 2013 and the consolidated results of its operations and comprehensive income (loss) for the three and nine months ended September 30, 2013 and 2012 and the consolidated cash flows and changes in equity for the nine months ended September 30, 2013 and 2012. Results of operations reported for interim periods are not necessarily indicative of results for the entire year due in part to the seasonality of certain business units.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Actual results could differ from these estimates.

Presentation

        Depreciation and amortization presented as a separate line item on the Company's Consolidated Statements of Operations does not include amortization of initial payments for new contracts which is recorded as a contra-revenue within "Transaction and processing service fees." Also not included is amortization related to equity method investments which is netted within the "Equity earnings in affiliates" line. The following table presents the amounts associated with such amortization:

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2013	2012	2013	2012
Amortization of initial payments for new contracts	$10.4	$12.0	$30.7	$33.7
Amortization related to equity method investments	$19.7	$21.4	$59.2	$73.3

Revenue Recognition

        The Company recognizes revenues from its processing services as such services are performed. Revenue is recorded net of certain costs such as credit and offline debit interchange fees and assessments charged by credit card associations. Debit network fees related to acquired personal identification number based debit ("PIN-debit") transactions are recognized in the "Reimbursable debit

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 1: Basis of Presentation (Continued)

network fees, postage and other" revenue and expense lines of the Consolidated Statements of Operations. The following table presents the amounts associated with processing services revenue:

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2013	2012	2013	2012
Interchange fees and assessments	$4,925.0	$4,669.4	$14,319.7	$13,588.3
Debit network fees	$727.9	$702.0	$2,157.0	$2,070.9

New Accounting Guidance

        In March 2013, the Financial Accounting Standards Board issued guidance that resolves diversity in practice as to when to release the cumulative translation adjustment into net income when a parent ceases to have a controlling interest in a subsidiary within a foreign entity or sells a part or all of its investment in a foreign entity. The guidance also resolves diversity in the accounting for the cumulative translation adjustment in a business combination achieved in stages involving a foreign entity. The Company adopted the guidance as of January 1, 2013. Adoption did not have an impact on the Company's financial position or results of operations.

Note 2: Supplemental Financial Information

Supplemental Statement of Operations Information

        The following table details the components of "Other income (expense)" on the Consolidated Statements of Operations:

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2013	2012	2013	2012
Investment (losses) and gains	$—	$(8.1)	$2.3	$(7.8)
Derivative financial instruments losses	(25.5)	(43.0)	(11.3)	(86.8)
Divestitures, net	2.3	—	2.3	—
Non-operating foreign currency (losses) and gains	(13.0)	(0.9)	(14.2)	11.8

Other income (expense)	$(36.2)	$(52.0)	$(20.9)	$(82.8)

Supplemental Cash Flow Information

        Due to the short period of time between receipt of cash from the associations and payment to the merchants, which typically occurs intra-day except on weekends, the changes in settlement assets and obligations are presented on a net basis within operating activities in the Consolidated Statements of Cash Flows. Because the changes in the settlement assets balance exactly offset changes in settlement obligations, the activity nets to zero.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 2: Supplemental Financial Information (Continued)

        During the nine months ended September 30, 2013 and 2012, the Company entered into capital leases, net of trade-ins, totaling approximately $109 million and $49 million, respectively.

        Refer to Note 9 of these Consolidated Financial Statements for information concerning the Company's stock-based compensation plans.

Note 3: Restructuring

Restructuring Charges and Reversal of Restructuring Accruals

        A summary of net pretax benefits (charges), incurred by segment, for each period is as follows:

		Pretax Benefit (Charge)
(in millions)	Approximate Number of Employees	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Three months ended September 30, 2013
Restructuring charges	100	$(1.8)	$(3.6)	$(0.6)	$(4.1)	$(10.1)
Restructuring accrual reversals		1.2	0.2	0.6	0.3	2.3

Total pretax charge, net of reversals		$(0.6)	$(3.4)	$—	$(3.8)	$(7.8)

Nine months ended September 30, 2013
Restructuring charges	460	$(16.9)	$(8.5)	$(1.4)	$(22.4)	$(49.2)
Restructuring accrual reversals		1.9	0.2	0.6	0.5	3.2

Total pretax charge, net of reversals		$(15.0)	$(8.3)	$(0.8)	$(21.9)	$(46.0)

Three months ended September 30, 2012
Restructuring charges	10	$(4.4)	$—	$(1.7)	$(1.2)	$(7.3)
Restructuring accrual reversals		—	—	0.1	—	0.1

Total pretax charge, net of reversals		$(4.4)	$—	$(1.6)	$(1.2)	$(7.2)

Nine months ended September 30, 2012
Restructuring charges	580	$(7.4)	$—	$(17.8)	$(2.0)	$(27.2)
Restructuring accrual reversals		1.0	—	0.8	1.3	3.1

Total pretax charge, net of reversals		$(6.4)	$—	$(17.0)	$(0.7)	$(24.1)

        The Company recorded restructuring charges during the three and nine months ended September 30, 2013 in connection with management's alignment of the business with strategic objectives and cost savings initiatives as well as refinements of estimates. During the nine months ended September 30, 2013, the Company also recorded restructuring charges in connection with the departure of executive officers. The Company expects to record additional charges in 2013 associated with the alignment of the business with strategic objectives and cost savings initiatives.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 3: Restructuring (Continued)

        The Company recorded restructuring charges during the nine months ended September 30, 2012 primarily related to employee reduction and certain employee relocation efforts in Germany. Additional restructuring charges were recorded in 2012 in connection with management's alignment of the business with strategic objectives as well as refinements of estimates.

        The following table summarizes the Company's utilization of restructuring accruals for the nine months ended September 30, 2013:

(in millions)	Employee Severance
Remaining accrual as of January 1, 2013	$13.1
Expense provision	49.2
Cash payments and other	(30.3)
Changes in estimates	(3.2)

Remaining accrual as of September 30, 2013	$28.8

Note 4: Borrowings

Short-Term Borrowings

        As of September 30, 2013 and December 31, 2012, FDC had approximately $231 million and $346 million available, respectively, under short-term lines of credit and other arrangements with foreign banks and alliance partners primarily to fund settlement activity. These arrangements are primarily associated with international operations and are in various functional currencies, the most significant of which are the Australian dollar, the Polish zloty and the euro. The total amounts outstanding against short-term lines of credit and other arrangements were $79.6 million and $177.2 million as of September 30, 2013 and December 31, 2012, respectively. Certain of these arrangements are uncommitted but FDC had $48.1 million and $130.0 million of borrowings outstanding against them as of September 30, 2013 and December 31, 2012, respectively.

Senior Secured Credit Facilities

        Senior Secured Revolving Credit Facility.    As of September 30, 2013, FDC's senior secured revolving credit facility had commitments from financial institutions to provide $1,016.2 million of credit. Up to $500 million of the senior secured revolving credit facility is available for letters of credit, of which $48.1 million and $45.1 million were issued as of September 30, 2013 and December 31, 2012, respectively. In addition to the outstanding letters of credit, FDC had $95.0 million outstanding against this facility as of September 30, 2013 and no amounts outstanding as of December 31, 2012. At September 30, 2013, $873.1 million remained available under this facility after considering the outstanding borrowings and letters of credit.

        Senior Secured Term Loan Facility.    On February 13, 2013, FDC entered into a February 2013 Joinder Agreement relating to its credit agreement, pursuant to which FDC incurred $258 million in new term loans maturing on September 24, 2018. The interest rate applicable to the new September 2018 Term Loans is a rate equal to, at FDC's option, either (a) LIBOR for deposits in U.S. dollars

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 4: Borrowings (Continued)

plus 500 basis points or (b) a base rate plus 400 basis points. FDC used the net cash proceeds from the new term loans to repay all of its outstanding term loan borrowings maturing in 2014 and to pay related fees and expenses.

        On April 10, 2013, FDC's senior secured term loan facility was amended to create a senior secured replacement term loan facility in an aggregate principal amount equal to the aggregate outstanding principal amount of term loans due in 2017 that currently bear interest at a rate per annum equal to, at FDC's option, LIBOR Rate plus 500 basis points or a base rate plus 400 basis points. As of April 10, 2013, all of the previously outstanding term loans due in 2017 were exchanged with loans under the new facility which have the same terms except the new loans bear interest at a rate per annum equal to, at FDC's option, LIBOR Rate plus 400 basis points or a base rate plus 300 basis points.

        On April 15, 2013, FDC further amended its senior secured term loan facility to create a senior secured replacement term loan facility in an aggregate principal amount equal to the aggregate outstanding principal amount of the term loans due in 2018 that currently bear interest at a rate per annum equal to, at FDC's option, LIBOR Rate plus 500 basis points or a base rate plus 400 basis points. All of the previously outstanding 2018 term loans were exchanged for loans under the new facility which have the same terms except the new loans bear interest at a rate per annum equal to, at FDC's option, LIBOR Rate plus 400 basis points or a base rate plus 300 basis points. FDC paid closing fees in connection with the transaction.

10.55% Senior Unsecured Notes

        On January 30, 2013, FDC commenced a tender offer to purchase for cash any and all of its outstanding 10.55% senior unsecured notes. The tender offer expired on February 27, 2013. Noteholders that validly tendered their notes on or before February 12, 2013 received an early tender premium. The completion of the tender offer was subject to the debt offering described below and certain other conditions. In addition, on March 1, 2013, FDC redeemed the outstanding 10.55% senior unsecured notes that were not repurchased upon completion of the tender offer.

11.25% Senior Unsecured Notes Due 2021

        On February 13, 2013, FDC issued $785 million aggregate principal amount of 11.25% senior unsecured notes due January 15, 2021. Interest on the notes will be payable in cash semi-annually on May 15 and November 15 of each year, commencing on November 15, 2013. FDC used the proceeds from the offering to repurchase all of its outstanding 10.55% senior unsecured notes as described above and to pay related fees and expenses.

        The notes are unsecured and (i) rank senior in right of payment to any existing and future subordinated indebtedness, including the existing senior subordinated notes; (ii) rank equally in right of payment to any existing and future senior indebtedness; (iii) are effectively junior to all existing and future secured indebtedness, including indebtedness under the senior secured credit facilities, existing senior secured notes, existing senior secured second lien notes and capital leases to the extent of the collateral securing such indebtedness; and (iv) are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the non-guarantor subsidiaries (other than indebtedness and liabilities owed to FDC or one of its subsidiary guarantors).

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 4: Borrowings (Continued)

        The notes are similarly guaranteed in accordance with their terms by each of FDC's domestic subsidiaries that guarantee obligations under FDC's senior secured term loan facility described in more detail in Note 15 of these Consolidated Financial Statements.

        FDC may redeem the notes, in whole or in part, at any time prior to January 15, 2016, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium." Thereafter, FDC may redeem the notes, in whole or in part, at established redemption prices. In addition, until January 15, 2016, FDC may redeem up to 35% of the aggregate principal amount of the notes at 111.25% with the net cash proceeds of one or more equity offerings.

        FDC has agreed to use its reasonably best efforts to register notes with the SEC having substantially identical terms as the 11.25% senior unsecured notes, as part of an offer to exchange freely tradable exchange notes for the 11.25% senior unsecured notes within 360 days after the issue date. If FDC fails to complete the exchange or, if required, to have a shelf registration statement declared effective within that time period ("registration default"), the annual interest rate on the notes will increase by 0.25%. The annual interest rate on the notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per year. FDC may subsequently cure the registration default and the applicable interest rate on the unsecured notes will revert to the original rate. If FDC must pay additional interest, it will be paid in cash on the same dates that other interest payments on the notes are made, until the registration default is corrected.

10.625% Senior Unsecured Notes Due 2021

        On April 10, 2013, FDC issued $815 million aggregate principal amount of 10.625% senior unsecured notes due June 15, 2021. Interest on the notes will be payable in cash semi-annually on February 15 and August 15 of each year, commencing on August 15, 2013. FDC used the proceeds from the offering to repurchase all of its outstanding 9.875% senior unsecured notes and to pay related fees and expenses.

        The notes are unsecured and (i) rank senior in right of payment to any existing and future subordinated indebtedness, including the existing senior subordinated notes; (ii) rank equally in right of payment to any existing and future senior indebtedness; (iii) are effectively junior to all existing and future secured indebtedness, including indebtedness under the senior secured credit facilities, existing senior secured notes, existing senior secured second lien notes and capital leases to the extent of the collateral securing such indebtedness; and (iv) are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of its subsidiary guarantors).

        The notes are similarly guaranteed in accordance with their terms by each of FDC's domestic subsidiaries that guarantee obligations under FDC's senior secured term loan facility described in more detail in Note 15 of these Consolidated Financial Statements.

        FDC may redeem the notes, in whole or in part, at any time prior to April 15, 2016, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium." Thereafter, FDC may redeem the notes, in whole or in

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 4: Borrowings (Continued)

part, at established redemption prices. In addition, until April 15, 2016, FDC may redeem up to 35% of the aggregate principal amount of the notes at 110.625% with the net cash proceeds of one or more equity offerings.

        FDC has agreed to use its reasonably best efforts to register notes with the SEC having substantially identical terms as the 10.625% senior unsecured notes, as part of an offer to exchange freely tradable exchange notes for the 10.625% senior unsecured notes within 360 days after the issue date. If FDC fails to complete the exchange or, if required, to have a shelf registration statement declared effective within that time period ("registration default"), the annual interest rate on the notes will increase by 0.25%. The annual interest rate on the notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per year. FDC may subsequently cure the registration default and the applicable interest rate on the unsecured notes will revert to the original rate. If FDC must pay additional interest, it will be paid in cash on the same dates that other interest payments on the notes are made, until the registration default is corrected.

11.75% Senior Unsecured Subordinated Notes Due 2021

        On May 30, 2013, FDC issued $750 million aggregate principal amount of 11.75% senior unsecured subordinated notes due August 15, 2021. Interest on the notes will be payable in cash semi-annually on February 15 and August 15 of each year, commencing on February 15, 2014. FDC used the proceeds from the offering, together with cash on hand, to redeem $520 million aggregate principal amount of its outstanding 11.25% senior unsecured subordinated notes due 2016, repurchase $230 million aggregate principal amount of its outstanding 11.25% senior unsecured subordinated notes due 2016 in a privately negotiated transaction with an existing holder of such notes, and to pay related fees and expenses.

        The notes are unsecured and (i) subordinated in right of payment to all of FDC's existing and future senior indebtedness; (ii) subordinated in right of payment to all of FDC's secured indebtedness, including its senior secured credit facilities and FDC's existing senior secured notes, to the extent of the value of the assets securing such indebtedness; (iii) structurally subordinated in right of payment to any existing and future indebtedness and other liabilities of its non-guarantor subsidiaries (other than indebtedness and liabilities owed to First Data or one of its subsidiary guarantors); (iv) rank equally in right of payment with all of FDC's existing and future unsecured senior subordinated indebtedness; and (v) rank senior in right of payment to any of FDC's indebtedness expressly subordinated to the notes.

        The notes are similarly guaranteed in accordance with their terms by each of FDC's domestic subsidiaries that guarantee obligations under FDC's senior secured term loan facility described in more detail in Note 15 of these Consolidated Financial Statements.

        FDC may redeem the notes, in whole or in part, at any time prior to May 15, 2016, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium." Thereafter, FDC may redeem the notes, in whole or in part, at established redemption prices. In addition, until May 15, 2016, FDC may redeem up to 35% of the aggregate principal amount of the notes at 111.75% with the net cash proceeds of one or more equity offerings.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 4: Borrowings (Continued)

        FDC has agreed to use its reasonably best efforts to register notes with the SEC having substantially identical terms as the 11.75% senior unsecured subordinated notes, as part of an offer to exchange freely tradable exchange notes for the 11.75% senior unsecured subordinated notes within 360 days after the issue date. If FDC fails to complete the exchange or, if required, to have a shelf registration statement declared effective within that time period ("registration default"), the annual interest rate on the notes will increase by 0.25%. The annual interest rate on the notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per year. FDC may subsequently cure the registration default and the applicable interest rate on the unsecured notes will revert to the original rate. If FDC must pay additional interest, it will be paid in cash on the same dates that other interest payments on the notes are made, until the registration default is corrected.

Debt Financing Costs

        In connection with the February, April and May 2013 transactions described above, FDC incurred total costs of $122.0 million, comprised of lender and underwriting fees and other expenses of approximately $60 million and premiums paid of approximately $62 million related to the tender offer and debt repurchases. Approximately $116.7 million of the total costs were recorded as discounts on the modified debt and are being amortized to interest expense over the remaining terms of the term loans and notes.

Other

        In August 2013, FDC paid off its 4.70% notes due 2013 for $15.1 million.

Debt transactions effected subsequent to September 30, 2013

        Debt Offering.    On October 30, 2013, FDC entered into an agreement to offer $1,000 million additional aggregate principal amount of 11.75% senior subordinated notes due 2021. FDC intends to use the net proceeds from the offering, together with cash on hand, to redeem $1,000 million aggregate principal amount of its outstanding 11.25% senior subordinated notes due 2016 and to pay related fees and expenses.

        The notes will be issued under the indenture governing the 11.75% Senior Unsecured Subordinated Notes due 2021 that were issued on May 30, 2013 described above. The notes are expected to be treated as a single series with the existing 11.75% Senior Unsecured Subordinated Notes and will have the same terms as the existing notes and will vote as one class under the indenture governing the notes.

        Related Financing Costs.    In connection with this debt offering, FDC will incur approximately $11 million in lender and underwriting fees and other expenses.

Note 5: Segment Information

        For a detailed discussion of the Company's principles regarding its operating segments refer to Note 15 of the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 5: Segment Information (Continued)

        The following tables present the Company's operating segment results for the three and nine months ended September 30, 2013 and 2012:

	Three months ended September 30, 2013
(in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$819.8	$331.1	$331.4	$18.8	$1,501.1
Product sales and other	96.9	15.3	92.8	13.2	218.2
Equity earnings in affiliates(a)	—	—	7.4	—	7.4

Total segment reporting revenues	$916.7	$346.4	$431.6	$32.0	$1,726.7

Internal revenue	$5.8	$9.1	$2.6	$—	$17.5
External revenue	$910.9	$337.3	$429.0	$32.0	$1,709.2
Depreciation and amortization	$114.1	$82.5	$65.0	$9.4	$271.0
Segment EBITDA	$410.3	$162.7	$126.0	$(71.9)	$627.1
Other operating expenses and other income (expense) excluding divestitures	$(16.8)	$(3.5)	$(7.3)	$(18.7)	$(46.3)

	Three months ended September 30, 2012
(in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$807.6	$334.5	$321.9	$19.3	$1,483.3
Product sales and other	102.6	12.6	95.8	9.1	220.1
Equity earnings in affiliates(a)	—	—	9.3	—	9.3

Total segment reporting revenues	$910.2	$347.1	$427.0	$28.4	$1,712.7

Internal revenue	$5.4	$7.8	$2.3	$—	$15.5
External revenue	$904.8	$339.3	$424.7	$28.4	$1,697.2
Depreciation and amortization	$125.5	$83.6	$69.9	$10.4	$289.4
Segment EBITDA	$409.4	$149.5	$119.5	$(69.9)	$608.5
Other operating expenses and other income (expense) excluding divestitures	$(21.9)	$—	$(5.4)	$(31.9)	$(59.2)

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 5: Segment Information (Continued)

	Nine months ended September 30, 2013
(in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$2,414.6	$979.5	$973.0	$57.0	$4,424.1
Product sales and other	291.7	34.7	269.5	33.5	629.4
Equity earnings in affiliates(a)	—	—	22.6	—	22.6

Total segment reporting revenues	$2,706.3	$1,014.2	$1,265.1	$90.5	$5,076.1

Internal revenue	$16.7	$25.5	$7.5	$—	$49.7
External revenue	$2,689.6	$988.7	$1,257.6	$90.5	$5,026.4
Depreciation and amortization	$338.2	$245.7	$198.5	$34.7	$817.1
Segment EBITDA	$1,193.8	$446.5	$341.6	$(201.7)	$1,780.2
Other operating expenses and other income (expense) excluding divestitures	$10.8	$(8.4)	$18.1	$(89.7)	$(69.2)

	Nine months ended September 30, 2012
(in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$2,363.4	$1,011.4	$952.6	$66.3	$4,393.7
Product sales and other	308.0	30.0	276.0	30.8	644.8
Equity earnings in affiliates(a)	—	—	27.9	—	27.9

Total segment reporting revenues	$2,671.4	$1,041.4	$1,256.5	$97.1	$5,066.4

Internal revenue	$14.9	$23.4	$6.8	$—	$45.1
External revenue	$2,656.5	$1,018.0	$1,249.7	$97.1	$5,021.3
Depreciation and amortization	$391.5	$255.5	$213.2	$33.5	$893.7
Segment EBITDA	$1,176.6	$457.2	$332.4	$(186.0)	$1,780.2
Other operating expenses and other income (expense) excluding divestitures	$(28.8)	$(5.1)	$(25.7)	$(52.4)	$(112.0)

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 5: Segment Information (Continued)

        A reconciliation of reportable segment amounts to the Company's consolidated balances is as follows:

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2013	2012	2013	2012
Segment Revenues:
Total reported segments	$1,694.7	$1,684.3	$4,985.6	$4,969.3
All Other and Corporate	32.0	28.4	90.5	97.1
Adjustment to reconcile to Adjusted revenue:
Official check and money order revenues(b)	(0.8)	(2.3)	(3.2)	(11.9)
Eliminations of intersegment revenues	(17.5)	(15.5)	(49.7)	(45.1)

Adjusted revenue	1,708.4	1,694.9	5,023.2	5,009.4

Adjustments to reconcile to Consolidated revenues:
Adjustments for non-wholly-owned entities(c)	3.0	11.8	26.3	48.5
Official check and money order revenues(b)	0.8	2.3	3.2	11.9
ISO commission expense	123.5	120.6	362.6	355.7
Reimbursable debit network fees, postage and other	876.4	844.4	2,596.5	2,498.0

Consolidated revenues	$2,712.1	$2,674.0	$8,011.8	$7,923.5

Segment EBITDA:
Total reported segments	$699.0	$678.4	$1,981.9	$1,966.2
All Other and Corporate	(71.9)	(69.9)	(201.7)	(186.0)

Adjusted EBITDA	627.1	608.5	1,780.2	1,780.2

Adjustments to reconcile to "Net loss attributable to First Data Corporation":
Adjustments for non-wholly-owned entities(c)	0.5	4.1	3.2	3.8
Depreciation and amortization	(271.3)	(293.5)	(818.2)	(897.1)
Interest expense	(469.0)	(488.6)	(1,410.2)	(1,430.4)
Interest income	2.7	2.1	8.0	6.3
Other items(d)	(49.8)	(70.8)	(86.4)	(137.1)
Income tax (expense) benefit	(28.6)	69.4	(101.7)	252.3
Stock-based compensation	(5.5)	(3.4)	(36.1)	(10.4)
Official check and money order EBITDA(b)	0.4	1.4	1.9	6.2
Costs of alliance conversions	(17.8)	(22.8)	(59.1)	(56.5)
KKR related items	(8.3)	(8.4)	(24.4)	(25.2)
Debt issuance costs	0.1	(10.0)	(3.2)	(14.0)

Net loss attributable to First Data Corporation	$(219.5)	$(212.0)	$(746.0)	$(521.9)

(a)
Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company's proportionate share of the investee's net book value for the International segment.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 5: Segment Information (Continued)

(b)
Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company's wind down of these businesses.

(c)
Represents the net adjustment to reflect First Data's proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment, equity earnings in affiliates included in International segment revenue and amortization related to equity method investments not included in segment EBITDA.

(d)
Includes restructuring, certain retention bonuses, litigation and regulatory settlements, and impairments as applicable to the periods presented and "Other income (expense)" as presented in the Consolidated Statements of Operations.

        Segment assets are as follows:

(in millions)	As of September 30, 2013	As of December 31, 2012
Assets:
Retail and Alliance Services	$25,607.6	$25,885.7
Financial Services	4,192.3	4,477.1
International	5,061.4	5,305.7
All Other and Corporate	1,982.4	2,230.5

Consolidated	$36,843.7	$37,899.0

        A reconciliation of reportable segment depreciation and amortization amounts to the Company's consolidated balances in the Consolidated Statements of Cash Flows is as follows:

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2013	2012	2013	2012
Depreciation and amortization:
Total reported segments	$261.6	$279.0	$782.4	$860.2
All Other and Corporate	9.4	10.4	34.7	33.5

	271.0	289.4	817.1	893.7

Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities	20.0	25.5	60.3	76.7
Amortization of initial payments for new contracts	10.4	12.0	30.7	33.7

Total consolidated depreciation and amortization	$301.4	$326.9	$908.1	$1,004.1

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 6: Redeemable Noncontrolling Interest

        The following table presents a summary of the redeemable noncontrolling interest activity:

(in millions)	2013	2012
Balance as of January 1,	$67.4	$67.4
Distributions	(26.0)	(27.4)
Share of income	24.6	26.6
Adjustment to redemption value of redeemable noncontrolling interest	2.0	—
Other	(0.1)	—

Balance as of September 30,	$67.9	$66.6

Note 7: Commitments and Contingencies

        The Company is involved in various legal proceedings. Accruals have been made with respect to these matters, where appropriate, which are reflected in the Company's Consolidated Financial Statements. The Company may enter into discussions regarding settlement of these matters, and may enter into settlement agreements, if it believes settlement is in the best interest of the Company. The matters discussed below, if decided adversely to or settled by the Company, individually or in the aggregate, may result in liability material to the Company's financial condition and/or results of operations.

Legal

        On July 2, 2004, a class action complaint was filed against the Company, its subsidiary Concord EFS, Inc., and various financial institutions. Plaintiffs claim that the defendants violated antitrust laws by conspiring to artificially inflate foreign ATM fees that were ultimately charged to ATM cardholders. Plaintiffs seek a declaratory judgment, injunctive relief, compensatory damages, attorneys' fees, costs and such other relief as the nature of the case may require or as may seem just and proper to the court. Similar suits were filed and served in July, August and October 2004 (referred to collectively as the "ATM Fee Antitrust Litigation"). The Court granted judgment in favor of the defendants, dismissing the case on September 17, 2010. On October 14, 2010, the plaintiffs appealed the summary judgment. On July 12, 2012, the United States Court of Appeals for the Ninth Circuit affirmed the Northern District Court of California's dismissal of all the claims against the defendants. On July 26, 2012, the plaintiffs petitioned the Ninth Circuit for rehearing en banc and on March 13, 2013, the United States Court of Appeals for the Ninth Circuit issued an order denying the plaintiffs' petition for rehearing. On July 11, 2013, the plaintiffs filed a petition for a writ of certiorari with the United States Supreme Court and on October 7, 2013, the United States Supreme Court denied such writ of certiorari.

        There are asserted claims against the Company where an unfavorable outcome is considered to be reasonably possible. These claims can generally be categorized in the following areas: (1) patent infringement which results from claims that the Company is using technology that has been patented by another party; (2) merchant matters often associated with alleged processing errors or disclosure issues and claims that one of the subsidiaries of the Company has violated a federal or state requirement regarding credit reporting or collection in connection with its check verification guarantee, and

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 7: Commitments and Contingencies (Continued)

collection activities; and (3) other matters which may include issues such as employment. The Company's estimates of the possible ranges of losses in excess of any amounts accrued are $0 to $40 million for patent infringement, $0 to $45 million for merchant matters and $0 to $5 million for other matters, resulting in a total estimated range of possible losses of $0 to $90 million for all of the matters described above.

        The estimated range of reasonably possible losses is based on currently available information and involves elements of judgment and significant uncertainties. As additional information becomes available and the resolution of the uncertainties becomes more apparent, it is possible that actual losses may exceed even the high end of the estimated range.

Other

        In the normal course of business, the Company is subject to claims and litigation, including indemnification obligations to purchasers of former subsidiaries. Management of the Company believes that such matters will not have a material adverse effect on the Company's results of operations, liquidity or financial condition.

Note 8: Employee Benefit Plans

        The following table provides the components of net periodic benefit expense (income) for the Company's defined benefit pension plans:

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2013	2012	2013	2012
Service costs	$0.6	$0.7	$1.9	$2.1
Interest costs	9.3	9.3	28.0	27.8
Expected return on plan assets	(10.9)	(11.1)	(32.8)	(33.4)
Amortization	0.9	0.4	2.7	1.3

Net periodic benefit expense (income)	$(0.1)	$(0.7)	$(0.2)	$(2.2)

        The Company estimates pension plan contributions for 2013 to be approximately $36 million. During the nine months ended September 30, 2013, approximately $22 million was contributed to the United Kingdom plan and approximately $7 million was contributed to the U.S. plan.

Note 9: Stock Compensation Plans

        The Company defers recognition of substantially all of the stock-based compensation expense related to stock options and non-vested restricted stock awards and units. Due to the nature of call rights associated with stock options, the Company will recognize expense related to most options only upon certain liquidity or employment termination events. The nature of the call rights associated with stock options creates a performance condition that is not considered probable until the occurrence of one of the events described above. The call rights create a performance condition as they allow the

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 9: Stock Compensation Plans (Continued)

Company to repurchase options at the lesser of the fair value or the exercise price upon an option holder's voluntary termination.

        Stock-based compensation expense will be recognized related to certain restricted stock awards and units only upon a liquidity or employment termination event which triggers vesting. For the remaining awards that vest based solely on service conditions, expense is recognized over the requisite service period.

        Under certain circumstances, the Company redeems common stock held by its employees on behalf of its Parent Company First Data Holding Inc. ("Holdings").

        Total stock-based compensation expense recognized in the "Selling, general and administrative" line item of the Consolidated Statements of Operations was as follows:

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2013	2012	2013	2012
Total stock-based compensation expense (pretax)	$5.5	$3.6	$37.1	$10.9

        During the nine months ended September 30, 2013, approximately $20 million of stock-based compensation expense was recognized as a result of granting an executive officer shares of common stock of Holdings and fully vested restricted stock units.

Stock Options

        During the nine months ended September 30, 2013 time-based options were granted under the stock plan. The time-based options granted generally vest equally over a three to five year period.

        As of September 30, 2013 there was approximately $178 million of total unrecognized compensation expense related to non-vested stock options. Approximately $3 million will be recognized over a period of approximately one year while approximately $175 million will only be recognized upon the occurrence of certain liquidity or employment termination events.

        The fair value of Holdings stock options granted for the nine months ended September 30, 2013 were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

Nine months ended September 30, 2013
Risk-free interest rate	1.38%
Dividend yield	—
Volatility	56.64%
Expected term (in years)	7
Fair value of stock	$3.50
Fair value of options	$1.99

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 9: Stock Compensation Plans (Continued)

        A summary of Holdings stock option activity for the nine months ended September 30, 2013 is as follows:

(options in millions)	Options	Weighted-Average Exercise Price
Outstanding at January 1, 2013	77.6	$3.00
Granted	50.2	$3.50
Exercised	(5.5)	$3.00
Cancelled / Forfeited	(8.3)	$3.02

Outstanding at September 30, 2013	114.0	$3.22

Options exercisable as of September 30, 2013	30.3	$3.02

Restricted Stock Awards and Restricted Stock Units

        Restricted stock awards were granted under the stock plan during the nine months ended September 30, 2013. As of September 30, 2013, there was approximately $58 million of total unrecognized compensation expense, net of estimated forfeitures, related to restricted stock. Approximately $4 million will be recognized over a period of approximately two years while approximately $54 million will only be recognized upon the occurrence of certain liquidity or employment termination events.

        A summary of Holdings restricted stock award and restricted stock unit activity for the nine months ended September 30, 2013 is as follows:

(awards/units in millions)	Awards/Units	Weighted-Average Grant-Date Fair Value
Non-vested at January 1, 2013	13.6	$3.00
Granted	9.6	$3.50
Vested	(3.1)	$3.23
Cancelled / Forfeited	(1.1)	$3.02

Non-vested at September 30, 2013	19.0	$3.21

Note 10: Investment Securities

        The majority of the Company's investment securities are a component of settlement assets and represent the investment of funds received by the Company from prior sales of payment instruments (official checks and financial institution money orders) by authorized agents. The Company's investment securities, excluding those classified as cash equivalents, within current settlement assets primarily consisted of municipal obligations as of September 30, 2013 and December 31, 2012. The Company's long-term settlement assets were primarily comprised of student loan auction rate securities ("SLARS") and municipal obligations as of September 30, 2013 and December 31, 2012. Realized gains and losses and other-than-temporary impairments ("OTTI") on investments classified as settlement assets are recorded in the "Product sales and other" line item of the Consolidated Statements of

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 10: Investment Securities (Continued)

Operations. The Company carried other investments, primarily cost method investments, which are included in the "Other current assets" and "Other long-term assets" line items of the Consolidated Balance Sheets and are discussed further below. Realized gains and losses on these investments are recorded in the "Other income (expense)" line item of the Consolidated Statements of Operations described in Note 2 of these Consolidated Financial Statements.

        The principal components of the Company's investment securities are as follows:

(in millions)	Cost(a)	Gross Unrealized Gain	Gross Unrealized (Loss) excluding OTTI(b)	OTTI Recognized in OCI(b)(c)	Fair Value(d)
As of September 30, 2013
Student loan auction rate securities	$12.8	$0.8	$—	$—	$13.6
Corporate bonds	6.1	—	—	—	6.1
State and municipal obligations	57.3	—	—	—	57.3
Preferred stock	0.1	1.9	—	—	2.0

Total available-for-sale securities	76.3	2.7	—	—	79.0

Cost method investments	9.1	—	—	—	9.1

Totals	$85.4	$2.7	$—	$—	$88.1

As of December 31, 2012
Student loan auction rate securities	$37.6	$1.2	$—	$—	$38.8
Corporate bonds	6.6	—	—	—	6.6
State and municipal obligations	134.5	—	(0.1)	—	134.4
Preferred stock	0.1	0.5	—	—	0.6

Total available-for-sale securities	178.8	1.7	(0.1)	—	180.4

Cost method investments	13.4	—	—	—	13.4

Totals	$192.2	$1.7	$(0.1)	$—	$193.8

(a)
Represents amortized cost for debt securities.

(b)
"OTTI" refers to other-than-temporary impairments.

(c)
For debt securities, represents the fair value adjustment excluding that attributable to credit losses.

(d)
Represents cost for cost method investments.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 10: Investment Securities (Continued)

        The following table presents the gross unrealized losses and fair value of the Company's investments with unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less than 12 months		More than 12 months
(in millions)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Fair Value	Total Unrealized Losses
As of December 31, 2012
State and municipal obligations(a)	$45.3	$—	$0.1	$—	$45.4	$(0.1)

(a)
Unrealized losses less than and greater than 12 months are less than $50,000, respectively.

        All of the above investments, with the exception of cost method investments, were classified as available-for-sale. The Company uses specific identification to determine the cost of a security sold and the amount of gains and losses reclassified out of other comprehensive income ("OCI") into the Consolidated Statements of Operations. Unrealized gains and losses on investments carried at fair value are included as a separate component of OCI, net of any related tax effects.

        The following table presents additional information regarding available-for-sale securities:

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2013	2012	2013	2012
Proceeds from sales(a)	$91.4	$104.2	$257.0	$271.9
Purchases	$29.5	$51.8	$142.3	$142.5
Gross realized gains included in earnings as a result of sales(a)	$0.3	$1.1	$1.3	$4.3
Net unrealized gains included in OCI, net of tax	$0.3	$—	$2.2	$2.6
Net gains reclassified out of OCI into earnings, net of tax	$0.2	$0.8	$1.2	$2.8

(a)
Includes activity resulting from sales, maturities and redemptions.

        The following table presents maturity information for the Company's investments in debt securities as of September 30, 2013:

(in millions)	Fair Value
Due within one year	$59.8
Due after one year through five years	3.5
Due after 10 years	13.7

Total debt securities	$77.0

        The Company also maintained investments in non-marketable securities, held for strategic purposes (collectively referred to as "cost method investments") which are carried at cost and included in "Other long-term assets" in the Company's Consolidated Balance Sheets. These investments are evaluated for impairment upon an indicator of impairment such as an event or change in circumstances

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 10: Investment Securities (Continued)

that may have a significant adverse effect on the fair value of the investment. As of September 30, 2013, there were no indicators of impairment. During the three months ended September 30, 2012, the Company recognized an impairment of $8.7 million related to a cost method investment due to uncertainty regarding the investee's viability as a going concern. Where there are no indicators of impairment present, the Company estimates the fair value for the cost method investments only if it is practicable to do so. As of September 30, 2013, it was deemed impracticable to estimate the fair value on $3.8 million of cost method assets due to the lack of sufficient data upon which to develop a valuation model and the costs of obtaining an independent valuation in relation to the size of the investments.

Note 11: Derivative Financial Instruments

Risk Management Objectives and Strategies

        The Company is exposed to various financial and market risks, including those related to changes in interest rates and foreign currency exchange rates, that exist as part of its ongoing business operations. The Company utilizes certain derivative financial instruments to enhance its ability to manage these risks.

        The Company uses derivative instruments (i) to mitigate cash flow risks with respect to changes in interest rates (forecasted interest payments on variable rate debt), (ii) to maintain a desired ratio of fixed rate and floating rate debt, and (iii) to protect the net investment in certain foreign subsidiaries and/or affiliates and intercompany loans with respect to changes in foreign currency exchange rates.

        Derivative instruments are entered into for periods consistent with related underlying exposures and do not constitute positions independent of those exposures. The Company applies strict policies to manage each of these risks, including prohibition against derivatives trading, derivatives market-making or any other speculative activities. Although most of the Company's derivatives do not qualify for hedge accounting, they are maintained for economic hedge purposes and are not considered speculative.

        The Company's policy is to manage its cash flow and net investment exposures related to adverse changes in interest rates and foreign currency exchange rates. The Company's objective is to engage in risk management strategies that provide adequate downside protection.

Accounting for Derivative Instruments and Hedging Activities

        With respect to derivative instruments that are afforded hedge accounting, the effective portion of changes in the fair value of a derivative that is designated as a cash flow hedge is recorded in OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Changes in the fair value of a net investment hedge that qualifies for hedge accounting are recorded as part of the cumulative translation adjustment in OCI to the extent the hedge is effective. Any ineffectiveness associated with designated cash flow hedges, as well as any change in the fair value of a derivative that is not designated as a hedge, is recorded immediately in "Other income (expense)" in the Consolidated Statements of Operations.

        The Company formally documents all relationships between hedging instruments and the underlying hedged items, as well as its risk management objective and strategy for undertaking various

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 11: Derivative Financial Instruments (Continued)

hedge transactions. This process includes linking all derivatives that have been designated as cash flow hedges to forecasted transactions and net investment hedges to the underlying investment in a foreign subsidiary or affiliate. The Company formally assesses, both at inception of the hedge and on an ongoing basis, whether the hedge is highly effective in offsetting changes in cash flows or foreign currency exposure of the underlying hedged items. The Company also performs an assessment of the probability of the forecasted transactions on a periodic basis. If it is determined that a derivative ceases to be highly effective during the term of the hedge or if the forecasted transaction is no longer probable, the Company discontinues hedge accounting prospectively for such derivative.

Credit Risk

        The Company monitors the financial stability of its derivative counterparties and all counterparties remain highly-rated (in the "A" category or higher). The credit risk inherent in these agreements represents the possibility that a loss may occur from the nonperformance of a counterparty to the agreements. The Company performs a review at inception of the hedge, as circumstances warrant, and at least on a quarterly basis of the credit risk of these counterparties. The Company also monitors the concentration of its contracts with individual counterparties. The Company's exposures are in liquid currencies (primarily in U.S. dollars, euros, Australian dollars, British pounds and Canadian dollars), so there is minimal risk that appropriate derivatives to maintain the hedging program would not be available in the future.

Summary of Derivative Instruments

        The Company's derivative instruments portfolio was comprised of the following:

Notional value (in millions)	As of September 30, 2013		As of December 31, 2012
Interest rate contracts	USD	5,750	USD	5,750
Foreign exchange contracts	EUR	221.5	EUR	91.1
Foreign exchange contracts	AUD	215	AUD	115
Foreign exchange contracts	GBP	100	GBP	—
Foreign exchange contracts	CAD	75	CAD	—

        Derivatives Not Qualifying for Hedge Accounting.    During the nine months ended September 30, 2013 and 2012, the Company held certain derivative instruments that functioned as economic hedges but no longer qualified or were not designated to qualify for hedge accounting. Such instruments included cross-currency swaps held in order to mitigate foreign currency exposure on intercompany loans and a portion of the Company's net investment in its European operations, interest rate swaps held in order to mitigate the exposure to interest rate fluctuations on interest payments related to variable rate debt and a fixed to floating interest rate swap held to maintain a desired ratio of fixed and variable rate debt.

        Interest rate swaps held during the nine months ended September 30, 2012 with a combined notional value of $5.0 billion expired in September 2012. The Company held forward-starting interest rate swaps with a combined notional value of $5.0 billion which became effective upon expiration of the prior instruments. The interest rate swaps are intended to mitigate exposure to fluctuations in interest

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 11: Derivative Financial Instruments (Continued)

rates as the prior interest rate swaps and will expire in September 2016. The Company did not designate the swaps as hedges for accounting purposes.

        During the nine months ended September 30, 2013 and 2012, the Company held cross-currency swaps not qualifying for hedge accounting with a total notional value of 21.5 million euro (approximately $29.1 million at September 30, 2013) and 91.1 million euro, respectively. In January of 2013, the Company's cross-currency swap with an aggregate notional value of 69.6 million euro expired.

        During the first quarter of 2012, an interest rate swap with a total notional value of $500 million ceased to qualify for hedge accounting treatment and the Company therefore de-designated the cash flow hedge from the beginning of the quarter. For this and for previous cash flow hedge de-designations, the amount carried in OCI as of the date of de-designation was subsequently reclassified into earnings in the same periods during which the forecasted transactions affected earnings. As of September 30, 2013, there are no longer any losses carried in OCI related to interest rate swaps that are expected to be reclassified into the Consolidated Statements of Operations.

        For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets, derivative gains and losses in the Consolidated Statements of Operations and accumulated derivative gains and losses in OCI, refer to the tables presented below.

  Derivatives that Qualify for Hedge Accounting

        Hedges of net investments in foreign operations.    During the first quarter of 2013, the Company entered into cross-currency swaps with aggregate notional values of 100.0 million Australian dollars and 200.0 million euro that were designated as hedges of net investments in foreign operations. During the third quarter of 2013, the Company entered into cross-currency swaps with aggregate notional values of 100.0 million British pounds and 75.0 million Canadian dollars that were designated as hedges of net investments in foreign operations. As of September 30, 2013, the Company held cross-currency swaps with an aggregate notional value of 215.0 million Australian dollars (approximately $201.4 million at September 30, 2013), 200.0 million euro (approximately $270.5 million at September 30, 2013), 100.0 million British pounds (approximately $160.8 million at September 30, 2013) and 75.0 million Canadian dollars (approximately $72.7 million at September 30, 2013). As of September 30, 2012, the Company held a cross-currency swap with an aggregate notional value of 115.0 million Australian dollars that was designated as a hedge of a net investment in a foreign operation.

        Cash flow hedges.    As of September 30, 2013 and 2012, the Company did not have any interest rate swaps that were designated as cash flow hedges of the variability in the interest payments on its debt.

        For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets, derivative gains and losses in the Consolidated Statements of Operations and accumulated derivative gains and losses in OCI, refer to the tables presented below.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 11: Derivative Financial Instruments (Continued)

Fair Value of Derivative Instruments

Fair Value of Derivative Instruments in the Consolidated Balance Sheets

	As of September 30, 2013
(in millions)	Assets(a)(c)	Liabilities(b)(c)
Derivatives designated as hedging instruments:
Foreign exchange contracts	$11.1	$(29.2)
Derivatives not designated as hedging instruments:
Interest rate contracts	62.2	(116.9)
Foreign exchange contracts	—	(2.4)

Total derivatives not designated as hedging instruments	62.2	(119.3)

Total derivatives	$73.3	$(148.5)

	As of December 31, 2012
(in millions)	Assets(a)(c)	Liabilities(b)(c)
Derivative designated as hedging instrument:
Foreign exchange contract	$—	$(32.8)
Derivatives not designated as hedging instruments:
Interest rate contracts	90.8	(137.7)
Foreign exchange contracts	10.1	(1.6)

Total derivatives not designated as hedging instruments	100.9	(139.3)

Total derivatives	$100.9	$(172.1)

(a)
Derivative assets are included in the "Other current assets" and "Other long-term assets" lines of the Consolidated Balance Sheets.

(b)
Derivative liabilities are included in the "Other current liabilities" and "Other long-term liabilities" lines of the Consolidated Balance Sheets.

(c)
The Company presents all derivative balances on a gross basis, without regard to counterparty master netting agreements or similar arrangements. Of the balances included in the table above, $73.3 million of assets and $115.5 million of liabilities, net $42.2 million, as of September 30, 2013 and $100.9 million of assets and $126.0 million of liabilities, net $25.1 million, as of December 31, 2012 are subject to master netting agreements with the counterparties. The terms of those agreements require that the Company net settle the outstanding positions at the option of the counterparty upon certain events of default.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 11: Derivative Financial Instruments (Continued)

The Effect of Derivative Instruments on the Consolidated Statements of Operations

	Three months ended September 30,
	2013		2012
(in millions, pretax)	Interest Rate Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Foreign Exchange Contracts
Derivatives in cash flow hedging relationships:
Amount of gain or (loss) reclassified from accumulated OCI into income(a)	$—	$—	$(37.9)	$—
Derivative in net investment hedging relationships:
Amount of gain or (loss) recognized in OCI (effective portion)	$—	$(20.3)	$—	$(3.7)
Derivatives not designated as hedging instruments:
Amount of gain or (loss) recognized in income(b)	$(24.3)	$(1.2)	$(41.2)	$(1.8)

	Nine months ended September 30,
	2013		2012
(in millions, pretax)	Interest Rate Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Foreign Exchange Contracts
Derivatives in cash flow hedging relationships:
Amount of gain or (loss) reclassified from accumulated OCI into income(a)	$—	$—	$(114.8)	$—
Derivative in net investment hedging relationships:
Amount of gain or (loss) recognized in OCI (effective portion)	$—	$11.7	$—	$(7.1)
Derivatives not designated as hedging instruments:
Amount of gain or (loss) recognized in income(b)	$(10.1)	$(1.2)	$(88.4)	$1.6

(a)
Gain (loss) is recognized in the "Interest expense" line of the Consolidated Statements of Operations.

(b)
Gain (loss) is recognized in the "Other income (expense)" line of the Consolidated Statements of Operations.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 11: Derivative Financial Instruments (Continued)

Accumulated Derivatives Gains and Losses

        The following table summarizes activity in other comprehensive income for the nine months ended September 30, 2013 related to derivative instruments classified as net investment hedges held by the Company:

(in millions, after tax)	Nine months ended September 30, 2013
Accumulated loss included in other comprehensive income (loss) at beginning of the period	$(21.1)
Increase in fair value of derivative that qualifies for hedge accounting(a)	11.5

Accumulated gain included in other comprehensive income (loss) at end of the period	$(9.6)

(a)
Gains and losses are included in "Foreign currency translation adjustment" on the Consolidated Statements of Comprehensive Income (Loss).

Note 12: Fair Value Measurement

Fair Value of Financial Instruments

        Carrying amounts for certain of the Company's financial instruments (cash and cash equivalents and short-term borrowings) approximate fair value due to their short maturities. Accordingly, these

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 12: Fair Value Measurement (Continued)

instruments are not presented in the following table. The following table provides the estimated fair values of the remaining financial instruments:

	As of September 30, 2013
(in millions)	Carrying Value	Fair Value(a)
Financial instruments:
Settlement assets:
Short-term investment securities	$59.8	$59.8
Long-term investment securities	$18.6	$18.6
Other current assets:
Derivative financial instruments	$6.7	$6.7
Other long-term assets:
Long-term investment securities	$0.6	$0.6
Cost method investments	$9.1	$9.1
Derivative financial instruments	$66.6	$66.6
Other current liabilities:
Derivative financial instruments	$21.6	$21.6
Long-term borrowings:
Long-term borrowings	$22,565.1	$23,359.3
Other long-term liabilities:
Derivative financial instruments	$126.9	$126.9

(a)
Represents cost for cost method investments. Refer to Note 10 of these Consolidated Financial Statements for a more detailed discussion of cost method investments.

        The estimated fair values of investment securities and derivative financial instruments are described below. Refer to Notes 10 and 11 of these Consolidated Financial Statements for additional information regarding the Company's investment securities and derivative financial instruments, respectively.

        The estimated fair market value of FDC's long-term borrowings was primarily based on market trading prices and is considered to be a Level 2 measurement. For additional information regarding the Company's borrowings, refer to Note 4 of these Consolidated Financial Statements as well as to Note 8 of the Company's Consolidated Financial Statements in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Concentration of Credit Risk

        The Company's investment securities are diversified across multiple issuers within its investment portfolio (investment securities plus cash and cash equivalents). In addition to investment securities, the Company maintains other financial instruments with various financial institutions. The Company's largest single issuer represents less than 15% of the total carrying value of the investment portfolio and the Company limits its derivative financial instruments credit risk by maintaining contracts with highly

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 12: Fair Value Measurement (Continued)

rated (in the "A" category or higher) counterparties. The Company periodically reviews the credit standings of these institutions.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

        Financial instruments carried and measured at fair value on a recurring basis are classified in the table below according to the fair value hierarchy:

	As of September 30, 2013
	Fair Value Measurement Using
(in millions)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Assets:
Settlement assets:
Student loan auction rate securities	$—	$—	$13.6	$13.6
Corporate bonds	—	6.1	—	6.1
State and municipal obligations	—	56.7	—	56.7
Preferred stock	2.0	—	—	2.0

Total settlement assets	2.0	62.8	13.6	78.4

Other current assets:
Interest rate swap contracts	—	6.7	—	6.7
Other long-term assets:
Available-for-sale securities	—	0.6	—	0.6
Foreign currency derivative contracts	—	11.1	—	11.1
Interest rate swap contracts	—	55.5	—	55.5

Total assets at fair value	$2.0	$136.7	$13.6	$152.3

Liabilities:
Other current liabilities:
Foreign currency derivative contracts	$—	$21.1	$—	$21.1
Interest rate swap contracts	—	0.5	—	0.5
Other long-term liabilities:
Foreign currency derivative contracts	—	10.5	—	10.5
Interest rate swap contracts	—	116.4	—	116.4
Contingent consideration	—	—	20.0	20.0

Total liabilities at fair value	$—	$148.5	$20.0	$168.5

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 12: Fair Value Measurement (Continued)

	As of December 31, 2012
	Fair Value Measurement Using
(in millions)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Assets:
Settlement assets:
Student loan auction rate securities	$—	$—	$38.8	$38.8
Corporate bonds	—	6.6	—	6.6
State and municipal obligations	—	133.9	—	133.9
Preferred stock	0.6	—	—	0.6

Total settlement assets	0.6	140.5	38.8	179.9

Other current assets:
Interest rate swap contracts	—	1.0	—	1.0
Foreign currency derivative contracts	—	10.1	—	10.1
Other long-term assets:
Available-for-sale securities	—	0.5	—	0.5
Interest rate swap contracts	—	89.8	—	89.8

Total assets at fair value	$0.6	$241.9	$38.8	$281.3

Liabilities:
Other current liabilities:
Interest rate swap contracts	$—	$0.3	$—	$0.3
Other long-term liabilities:
Foreign currency derivative contracts	—	34.4	—	34.4
Interest rate swap contracts	—	137.4	—	137.4
Contingent consideration	—	—	20.0	20.0

Total liabilities at fair value	$—	$172.1	$20.0	$192.1

        Settlement assets—student loan auction rate securities.    Due to the lack of observable market activity for the SLARS held by the Company as of September 30, 2013, the Company, with the assistance of a third-party valuation firm upon which the Company in part relied, made certain assumptions, primarily relating to estimating both the weighted-average life for the securities held by the Company and the impact on the fair value of the current inability to redeem the securities at par value. All key assumptions and valuations were determined by and are the responsibility of management. The securities were valued using an income approach based on a probability-weighted discounted cash flow analysis. The Company considered each security's key terms including date of issuance, date of maturity, auction intervals, scheduled auction dates, maximum auction rates, as well as underlying collateral, ratings, and guarantees or insurance. Due to the use of unobservable inputs, these

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 12: Fair Value Measurement (Continued)

instruments are classified as Level 3 within the fair value hierarchy. For additional information regarding the SLARS, refer to Note 10 of these Consolidated Financial Statements.

(in millions)	Fair Value Measurement Using Significant Unobservable Inputs (Level 3) Student loan auction rate securities
Beginning balance as of January 1, 2013	$38.8
Total realized gains included in product sales and other	1.3
Total unrealized losses included in other comprehensive income	(0.4)
Sales	(26.1)

Ending balance as of September 30, 2013	$13.6

        Settlement assets—other available-for-sale securities.    Prices for the municipal and corporate securities are not quoted on active exchanges but are priced through an independent third-party pricing service based on quotations from market-makers in the specific instruments or, where appropriate, from other market inputs. Bonds were valued under a market approach using observable inputs including reported trades, benchmark yields, broker/dealer quotes, issuer spreads and other standard inputs. Municipal paper was valued under a market approach using observable inputs including maturity date, issue date, credit rating, current commercial paper rates and settlement date.

        The Company's experience with these types of investments and the expectations of the current investments held is that they will be satisfied at the current carrying amount. These securities were classified as Level 2.

        Derivative financial instruments.    The Company uses derivative instruments to mitigate certain risks. The Company's derivatives are not exchange listed and therefore the fair value is estimated under an income approach using Bloomberg analytics models that are based on readily observable market inputs. These models reflect the contractual terms of the derivatives, such as notional value and expiration date, as well as market-based observables including interest and foreign currency exchange rates, yield curves and the credit quality of the counterparties. The models also incorporate the Company's creditworthiness in order to appropriately reflect non-performance risk. Inputs to the derivative pricing models are generally observable and do not contain a high level of subjectivity and, accordingly, the Company's derivatives were classified within Level 2 of the fair value hierarchy. While the Company believes its estimates result in a reasonable reflection of the fair value of these instruments, the estimated values may not be representative of actual values that could have been realized or that will be realized in the near future. Refer to Note 11 of these Consolidated Financial Statements for additional information regarding the Company's derivative financial instruments.

        Contingent liabilities.    During the year ended December 31, 2012, contingent consideration was recorded related to the acquisition of Clover Network, Inc. The transaction called for cash consideration as well as a series of contingent payments based on the achievement of specified sales targets. These contingent payments are classified as purchase consideration if made to outside investors

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 12: Fair Value Measurement (Continued)

and compensation if made to current and future employees. As part of the purchase price, the Company recorded a $20 million liability for the contingent consideration due to outside investors based upon the net present value of the Company's estimate of the future payments. Subsequent measurements are made using the same methodology. This fair value measurement represents a Level 3 measurement as it is based on significant inputs not observable in the market. Significant judgment is employed in determining the appropriateness of these assumptions as of the acquisition date. The primary assumption is the estimated number of merchant locations that will be using the software in the next four years.

(in millions)	Fair Value Measurement Using Significant Unobservable Inputs (Level 3) Contingent consideration
Beginning balance as of January 1, 2013	$20.0
Contingent consideration payments	—
Change in fair value of contingent consideration	—

Ending balance as of September 30, 2013	$20.0

Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis

        During the nine months ended September 30, 2013, the Company did not perform any material non-recurring fair value measurements. During the nine months ended September 30, 2012, the Company recorded impairments totaling approximately $18 million on assets with a total carrying value of approximately $38 million due to the sale, expected sale or discontinued use of certain assets. The impairments related to property and equipment, customer relationships, software, and goodwill. In addition, the Company impaired a strategic investment with a total carrying value of $8.7 million as discussed in Note 10.

        The fair values of the impaired assets were estimated primarily using a discounted cash flow analysis, based on management's current cash flow projections and using assumptions that management believes are consistent with market participant assumptions. The inputs to the valuations are largely unobservable, and the measurements are accordingly classified as Level 3. All key assumptions and valuations were determined by and are the responsibility of management.

Note 13: Income Taxes

        The Company's effective tax rates on pretax loss were expenses of 18.9% and 19.5% for the three and nine months ended September 30, 2013 and benefits of 28.5% and 38.5% for the same periods in 2012. The effective tax rates for the three and nine months ended September 30, 2013 were lower than the statutory rate primarily due to valuation allowances being recorded in certain tax jurisdictions, where deferred tax benefits are not recognized on pretax losses, while tax expense is recognized in jurisdictions with pretax earnings. Also negatively impacting the rate was an increase in the Company's liability for unrecognized tax benefits. These negative adjustments were partially offset by state tax benefits, net income attributable to noncontrolling interests from pass-through entities for which there was no tax expense provided, certain immaterial prior period adjustments and foreign income taxed at

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 13: Income Taxes (Continued)

lower effective rates. As a result of the Company's pretax losses in each of the periods, favorable and unfavorable tax impacts have the opposite effect on the effective tax rate.

        The effective tax rates for the three and nine months ended September 30, 2012 were each favorably impacted by state tax benefits, net income attributable to noncontrolling interests for which there was no tax expense provided and foreign income taxed at lower effective rates, and unfavorably impacted by increases in the Company's valuation allowance against foreign tax credits. In addition to the above factors, the three-month period was unfavorably impacted by certain immaterial prior period adjustments, while the nine-month period was favorably impacted by a decrease in the Company's liability for unrecognized tax benefits.

        The Company projects that its deferred tax assets will exceed its deferred tax liabilities as of December 31, 2013. As a result, the Company determined that it is not more likely than not that it would be able to realize the value of its federal and combined state net operating loss carryforwards and has recorded a valuation allowance against a portion of these carryforwards. This valuation allowance is expected to increase over time as the Company's deferred tax liabilities continue to decrease and will have a continuing adverse impact on the Company's effective tax rate in the future.

        The balance of the Company's liability for unrecognized tax benefits was approximately $288 million as of September 30, 2013. The Company anticipates it is reasonably possible that its liability for unrecognized tax benefits may decrease by approximately $138 million within the next twelve months as the result of the possible closure of federal tax audits, potential settlements with certain states and foreign countries and the lapse of the statute of limitations in various state and foreign jurisdictions.

Note 14: Acquisition

        In April 2012, the Company acquired the remaining approximately 30 percent noncontrolling interest in Omnipay, a provider of card and electronic payment processing services to merchant acquiring banks, for approximately 37.1 million euro, of which 19.0 million euro ($25.1 million) was paid in April 2012 and the remaining 18.1 million euro ($23.7 million) was paid in April 2013.

Note 15: Supplemental Guarantor Condensed Consolidating Financial Statements

        As described in Note 4 of these Consolidated Financial Statements and in Note 8 of the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, the 12.625% senior notes, 11.25% senior notes, 10.625% senior notes, 11.25% senior subordinated notes and 11.75% senior subordinated notes are guaranteed by substantially all existing and future, direct and indirect, wholly-owned, domestic subsidiaries of FDC other than Integrated Payment Systems Inc. ("Guarantors"). The Guarantors guarantee the senior secured revolving credit facility, senior secured term loan facility, the 8.875% senior secured notes, the 7.375% senior secured notes and the 6.75% senior secured notes, which rank senior in right of payment to all existing and future unsecured and second lien indebtedness of FDC's guarantor subsidiaries to the extent of the value of the collateral. The Guarantors guarantee the 8.25% senior second lien notes and 8.75%/10.00% PIK toggle senior second lien notes which rank senior in right of payment to all existing and future unsecured indebtedness of FDC's guarantor subsidiaries to the extent of the value

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 15: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

of the collateral. The 12.625% senior note, 10.625% senior note and 11.25% senior note guarantees are unsecured and rank equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiaries but senior in right of payment to all existing and future subordinated indebtedness of FDC's guarantor subsidiaries. The 11.25% senior subordinated note and 11.75% senior subordinated note guarantees are unsecured and rank equally in right of payment with all existing and future senior subordinated indebtedness of the guarantor subsidiaries.

        All of the above guarantees are full, unconditional, and joint and several and each of the Guarantors is 100% owned, directly or indirectly, by FDC. None of the other subsidiaries of FDC, either direct or indirect, guarantee the notes ("Non-Guarantors"). The Guarantors are subject to release under certain circumstances as described below.

        The credit agreement governing the guarantees of the senior secured revolving credit facility and senior secured term loan facility provide for a Guarantor to be automatically and unconditionally released and discharged from its guarantee obligations in certain circumstances, including when the Guarantor ceases to be a "restricted subsidiary" for purposes of the agreement covenants because:

  •
  FDC no longer directly or indirectly owns 50% of the equity or, if a corporation, stock having voting power to elect a majority of the board of directors of the Guarantor; or

  •
  the Guarantor is designated as an "unrestricted subsidiary" for purposes of the agreement covenants.

        The indentures governing all of the other guarantees described above provide for a Guarantor to be automatically and unconditionally released and discharged from its guarantee obligations in certain circumstances, including upon the earliest to occur of:

  •
  the sale, exchange or transfer of the subsidiary's capital stock or all or substantially all of its assets;

  •
  designation of the Guarantor as an "unrestricted subsidiary" for purposes of the indenture covenants;

  •
  release or discharge of the Guarantor's guarantee of certain other indebtedness; or

  •
  legal defeasance or covenant defeasance of the indenture obligations when provision has been made for them to be fully satisfied.

        In the second quarter of 2010, the Company reorganized the ownership structure of two entities for tax purposes. The reorganization did not have any impact to the Company's Consolidated Financial Statements, however, the impact of the reorganization was not appropriately reflected in the Company's previously reported supplemental guarantor condensed consolidating financial statements. The Company does not believe these errors were material. In addition to the items just described, the Company corrected certain other immaterial errors. The adjustments are limited to the guarantor

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 15: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

footnote and do not affect any other reported amounts or disclosures in the Company's Consolidated Financial Statements. A summary of the corrections is as follows:

Increase (Decrease) from Amounts Previously Reported

	Three months ended September 30, 2012
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments
(Loss) income before income taxes and equity earnings in affiliates	$10.8	$(27.6)	$(1.1)	$17.9
Income tax (benefit) expense	$10.8	$(10.4)	$(0.4)	$—
Net (loss) income	$—	$(17.2)	$(0.7)	$17.9
Net (loss) income attributable to First Data Corporation	$—	$(17.2)	$(0.7)	$17.9

	Nine months ended September 30, 2012
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments
(Loss) income before income taxes and equity earnings in affiliates	$35.3	$(92.7)	$(1.6)	$59.0
Income tax (benefit) expense	$35.3	$(34.7)	$(0.6)	$—
Net (loss) income	$—	$(58.0)	$(1.0)	$59.0
Net (loss) income attributable to First Data Corporation	$—	$(58.0)	$(1.0)	$59.0

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 15: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30, 2012
	FDC Parent Company		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Consolidation Adjustments
(in millions)	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected
Cost of services	$—	$—	$496.1	$494.4	$280.8	$282.5	$(47.9)	$(47.9)
Operating (loss) profit	$(46.6)	$(46.6)	$163.0	$164.7	$135.5	$133.8	$—	$—
Interest income (expense) from intercompany notes	$49.4	$78.1	$(50.7)	$(80.0)	$1.3	$1.9	$—	$—
Equity earnings from consolidated subsidiaries	$146.4	$128.5	$39.6	$39.6	$—	$—	$(186.0)	$(168.1)
(Loss) income before income taxes and equity earnings in affiliates	$(388.4)	$(377.6)	$140.9	$113.3	$146.9	$145.8	$(186.0)	$(168.1)
Income tax (benefit) expense	$(176.4)	$(165.6)	$77.9	$67.5	$29.1	$28.7	$—	$—
Net (loss) income	$(212.0)	$(212.0)	$105.7	$88.5	$118.1	$117.4	$(186.0)	$(168.1)
Net (loss) income attributable to First Data Corporation	$(212.0)	$(212.0)	$105.7	$88.5	$103.2	$102.5	$(208.9)	$(191.0)

	Nine months ended September 30, 2012
	FDC Parent Company		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Consolidation Adjustments
(in millions)	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected
Selling, general and administrative	$110.0	$105.6	$875.7	$877.2	$387.6	$390.5	$—	$—
Operating (loss) profit	$(115.8)	$(111.4)	$553.7	$552.2	$298.9	$296.0	$—	$—
Interest income (expense) from intercompany notes	$144.3	$234.4	$(148.6)	$(240.0)	$4.3	$5.6	$—	$—
Equity earnings from consolidated subsidiaries	$435.1	$375.9	$120.8	$121.0	$—	$—	$(555.9)	$(496.9)
(Loss) income before income taxes and equity earnings in affiliates	$(1,031.8)	$(996.5)	$512.0	$419.3	$305.6	$304.0	$(555.9)	$(496.9)
Income tax (benefit) expense	$(509.9)	$(474.6)	$234.5	$199.8	$23.1	$22.5	$—	$—
Net (loss) income	$(521.9)	$(521.9)	$390.8	$332.8	$283.7	$282.7	$(555.9)	$(496.9)
Net (loss) income attributable to First Data Corporation	$(521.9)	$(521.9)	$390.8	$332.8	$239.8	$238.8	$(630.6)	$(571.6)

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 15: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30, 2012
	FDC Parent Company		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Consolidation Adjustments
(in millions)	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected	As previously reported	As corrected
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(521.9)	$(521.9)	$390.8	$332.8	$283.7	$282.7	$(555.9)	$(496.9)
Other non-cash and non-operating items, net	$(405.3)	$(346.1)	$(193.9)	$(194.1)	$5.5	$5.5	$555.9	$496.9
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	$(519.1)	$(483.8)	$381.9	$347.2	$0.3	$(0.3)	$—	$—
Net cash (used in) provided by operating activities	$(1,361.8)	$(1,267.3)	$1,238.1	$1,145.2	$661.9	$660.3	$—	$—
CASH FLOWS FROM FINANCING ACTIVITIES
Intercompany	$1,231.6	$1,137.1	$(1,191.1)	$(1,098.2)	$(40.5)	$(38.9)	$—	$—
Net cash provided by (used in) financing activities	$1,243.1	$1,148.6	$(1,222.2)	$(1,129.3)	$(550.3)	$(548.7)	$248.6	$248.6

        The following tables present the results of operations, comprehensive income, financial position and cash flows of FDC ("FDC Parent Company"), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and consolidation adjustments for the three and nine months ended September 30, 2013

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 15: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

and 2012, and as of September 30, 2013 and December 31, 2012 to arrive at the information for FDC on a consolidated basis.

	Three months ended September 30, 2013
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$—	$1,065.4	$610.1	$(55.3)	$1,620.2
Product sales and other	—	143.3	87.7	(15.5)	215.5
Reimbursable debit network fees, postage and other	—	631.5	244.9	—	876.4

	—	1,840.2	942.7	(70.8)	2,712.1

Expenses:
Cost of services (exclusive of items shown below)	—	461.6	302.3	(55.3)	708.6
Cost of products sold	—	61.2	35.2	(15.5)	80.9
Selling, general and administrative	27.0	302.2	134.4	—	463.6
Reimbursable debit network fees, postage and other	—	631.5	244.9	—	876.4
Depreciation and amortization	1.8	162.9	106.6	—	271.3
Other operating expenses:
Restructuring, net	3.2	4.8	(0.2)	—	7.8

	32.0	1,624.2	823.2	(70.8)	2,408.6

Operating (loss) profit	(32.0)	216.0	119.5	—	303.5

Interest income	—	—	2.7	—	2.7
Interest expense	(464.5)	(3.0)	(1.5)	—	(469.0)
Interest income (expense) from intercompany notes	79.2	(77.5)	(1.7)	—	—
Other income (expense)	(50.3)	2.3	11.8	—	(36.2)
Equity earnings from consolidated subsidiaries	157.2	30.4	—	(187.6)	—

	(278.4)	(47.8)	11.3	(187.6)	(502.5)

(Loss) income before income taxes and equity earnings in affiliates	(310.4)	168.2	130.8	(187.6)	(199.0)
Income tax (benefit) expense	(90.9)	68.6	50.9	—	28.6
Equity earnings in affiliates	—	47.3	—	—	47.3

Net (loss) income	(219.5)	146.9	79.9	(187.6)	(180.3)
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	—	—	14.2	25.0	39.2

Net (loss) income attributable to First Data Corporation	$(219.5)	$146.9	$65.7	$(212.6)	$(219.5)

Comprehensive (loss) income	$(141.1)	$136.3	$180.6	$(275.3)	$(99.5)
Less: Comprehensive income attributable to noncontrolling interests and redeemable noncontrolling interest	—	—	16.6	25.0	41.6

Comprehensive (loss) income attributable to First Data Corporation	$(141.1)	$136.3	$164.0	$(300.3)	$(141.1)

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 15: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Nine months ended September 30, 2013
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$—	$3,132.3	$1,826.6	$(166.4)	$4,792.5
Product sales and other	—	409.0	259.0	(45.2)	622.8
Reimbursable debit network fees, postage and other	—	1,869.5	727.0	—	2,596.5

	—	5,410.8	2,812.6	(211.6)	8,011.8

Expenses:
Cost of services (exclusive of items shown below)	—	1,401.4	884.2	(166.4)	2,119.2
Cost of products sold	—	185.0	107.1	(45.2)	246.9
Selling, general and administrative	93.7	923.4	403.0	—	1,420.1
Reimbursable debit network fees, postage and other	—	1,869.5	727.0	—	2,596.5
Depreciation and amortization	5.5	490.5	322.2	—	818.2
Other operating expenses:
Restructuring, net	17.1	24.8	4.1	—	46.0

	116.3	4,894.6	2,447.6	(211.6)	7,246.9

Operating (loss) profit	(116.3)	516.2	365.0	—	764.9

Interest income	0.1	0.1	7.8	—	8.0
Interest expense	(1,397.2)	(7.6)	(5.4)	—	(1,410.2)
Interest income (expense) from intercompany notes	236.3	(233.4)	(2.9)	—	—
Other income (expense)	(30.1)	4.9	4.3	—	(20.9)
Equity earnings from consolidated subsidiaries	371.1	103.5	—	(474.6)	—

	(819.8)	(132.5)	3.8	(474.6)	(1,423.1)

(Loss) income before income taxes and equity earnings in affiliates	(936.1)	383.7	368.8	(474.6)	(658.2)
Income tax (benefit) expense	(190.1)	185.0	106.8	—	101.7
Equity earnings in affiliates	—	135.4	0.6	—	136.0

Net (loss) income	(746.0)	334.1	262.6	(474.6)	(623.9)
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	—	—	39.3	82.8	122.1

Net (loss) income attributable to First Data Corporation	$(746.0)	$334.1	$223.3	$(557.4)	$(746.0)

Comprehensive (loss) income	$(810.2)	$285.2	$200.2	$(362.9)	$(687.7)
Less: Comprehensive income attributable to noncontrolling interests and redeemable noncontrolling interest	—	—	39.7	82.8	122.5

Comprehensive (loss) income attributable to First Data Corporation	$(810.2)	$285.2	$160.5	$(445.7)	$(810.2)

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 15: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Three months ended September 30, 2012 (as corrected)
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$—	$1,051.2	$608.8	$(47.9)	$1,612.1
Product sales and other	—	144.6	88.2	(15.3)	217.5
Reimbursable debit network fees, postage and other	—	610.7	234.9	(1.2)	844.4

	—	1,806.5	931.9	(64.4)	2,674.0

Expenses:
Cost of services (exclusive of items shown below)	—	494.4	282.5	(47.9)	729.0
Cost of products sold	—	62.2	33.2	(15.3)	80.1
Selling, general and administrative	44.7	293.5	129.7	—	467.9
Reimbursable debit network fees, postage and other	—	610.7	234.9	(1.2)	844.4
Depreciation and amortization	1.9	175.3	116.3	—	293.5
Other operating expenses:
Restructuring, net	—	5.7	1.5	—	7.2

	46.6	1,641.8	798.1	(64.4)	2,422.1

Operating (loss) profit	(46.6)	164.7	133.8	—	251.9

Interest income	—	—	2.1	—	2.1
Interest expense	(483.8)	(2.3)	(2.5)	—	(488.6)
Interest income (expense) from intercompany notes	78.1	(80.0)	1.9	—	—
Other income (expense)	(53.8)	(8.7)	10.5	—	(52.0)
Equity earnings from consolidated subsidiaries	128.5	39.6	—	(168.1)	—

	(331.0)	(51.4)	12.0	(168.1)	(538.5)

(Loss) income before income taxes and equity earnings in affiliates	(377.6)	113.3	145.8	(168.1)	(286.6)
Income tax (benefit) expense	(165.6)	67.5	28.7	—	(69.4)
Equity earnings in affiliates	—	42.7	0.3	—	43.0

Net (loss) income	(212.0)	88.5	117.4	(168.1)	(174.2)
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	—	—	14.9	22.9	37.8

Net (loss) income attributable to First Data Corporation	$(212.0)	$88.5	$102.5	$(191.0)	$(212.0)

Comprehensive (loss) income	$(96.4)	$109.9	$209.0	$(277.6)	$(55.1)
Less: Comprehensive income attributable to noncontrolling interests and redeemable noncontrolling interest	—	—	18.4	22.9	41.3

Comprehensive (loss) income attributable to First Data Corporation	$(96.4)	$109.9	$190.6	$(300.5)	$(96.4)

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 15: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Nine months ended September 30, 2012 (as corrected)
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$—	$3,112.5	$1,818.3	$(143.2)	$4,787.6
Product sales and other	—	423.9	258.5	(44.5)	637.9
Reimbursable debit network fees, postage and other	—	1,816.2	704.4	(22.6)	2,498.0

	—	5,352.6	2,781.2	(210.3)	7,923.5

Expenses:
Cost of services (exclusive of items shown below)	—	1,361.1	919.9	(143.2)	2,137.8
Cost of products sold	—	192.1	103.7	(44.5)	251.3
Selling, general and administrative	105.6	877.2	390.5	—	1,373.3
Reimbursable debit network fees, postage and other	—	1,816.2	704.4	(22.6)	2,498.0
Depreciation and amortization	6.0	541.4	349.7	—	897.1
Other operating expenses:
Restructuring, net	(0.2)	7.3	17.0	—	24.1
Impairments	—	5.1	—	—	5.1

	111.4	4,800.4	2,485.2	(210.3)	7,186.7

Operating (loss) profit	(111.4)	552.2	296.0	—	736.8

Interest income	0.1	0.3	5.9	—	6.3
Interest expense	(1,416.8)	(5.7)	(7.9)	—	(1,430.4)
Interest income (expense) from intercompany notes	234.4	(240.0)	5.6	—	—
Other income (expense)	(78.7)	(8.5)	4.4	—	(82.8)
Equity earnings from consolidated subsidiaries	375.9	121.0	—	(496.9)	—

	(885.1)	(132.9)	8.0	(496.9)	(1,506.9)

(Loss) income before income taxes and equity earnings in affiliates	(996.5)	419.3	304.0	(496.9)	(770.1)
Income tax (benefit) expense	(474.6)	199.8	22.5	—	(252.3)
Equity earnings in affiliates	—	113.3	1.2	—	114.5

Net (loss) income	(521.9)	332.8	282.7	(496.9)	(403.3)
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	—	—	43.9	74.7	118.6

Net (loss) income attributable to First Data Corporation	$(521.9)	$332.8	$238.8	$(571.6)	$(521.9)

Comprehensive (loss) income	$(446.1)	$348.0	$279.6	$(508.5)	$(327.0)
Less: Comprehensive income attributable to noncontrolling interests and redeemable noncontrolling interest	—	—	44.4	74.7	119.1

Comprehensive (loss) income attributable to First Data Corporation	$(446.1)	$348.0	$235.2	$(583.2)	$(446.1)

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 15: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	As of September 30, 2013
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$6.8	$32.2	$319.6	$—	$358.6
Accounts receivable, net of allowance for doubtful accounts	6.3	792.4	833.6	—	1,632.3
Settlement assets(a)	—	4,858.0	4,323.7	—	9,181.7
Intercompany notes receivable	12.5	—	22.6	(35.1)	—
Other current assets	71.0	205.9	74.8	—	351.7

Total current assets	96.6	5,888.5	5,574.3	(35.1)	11,524.3

Property and equipment, net of accumulated depreciation	28.4	592.8	245.7	—	866.9
Goodwill	—	9,483.9	7,748.1	—	17,232.0
Customer relationships, net of accumulated amortization	—	1,838.6	1,484.0	—	3,322.6
Other intangibles, net of accumulated amortization	604.5	556.2	566.2	—	1,726.9
Investment in affiliates	—	1,308.5	30.2	—	1,338.7
Long-term settlement assets(a)	—	—	18.6	—	18.6
Long-term intercompany receivables	—	6,336.9	1,296.4	(7,633.3)	—
Long-term intercompany notes receivable	3,496.6	284.1	0.4	(3,781.1)	—
Long-term deferred tax assets	930.9	—	—	(930.9)	—
Other long-term assets	373.5	405.2	144.4	(109.4)	813.7
Investment in consolidated subsidiaries	24,665.8	5,312.6	—	(29,978.4)	—

Total assets	$30,196.3	$32,007.3	$17,108.3	$(42,468.2)	$36,843.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$5.2	$171.1	$78.3	$—	$254.6
Short-term and current portion of long-term borrowings	95.5	65.7	87.1	—	248.3
Settlement obligations(a)	—	4,858.0	4,339.6	—	9,197.6
Intercompany notes payable	22.7	12.5	—	(35.2)	—
Other current liabilities	471.0	567.8	332.3	—	1,371.1

Total current liabilities	594.4	5,675.1	4,837.3	(35.2)	11,071.6

Long-term borrowings	22,460.9	91.7	12.5	—	22,565.1
Long-term deferred tax liabilities	—	1,291.5	192.5	(930.9)	553.1
Long-term intercompany payables	7,633.3	—	—	(7,633.3)	—
Long-term intercompany notes payable	286.1	3,413.0	81.9	(3,781.0)	—
Other long-term liabilities	617.2	226.6	51.7	(109.4)	786.1

Total liabilities	31,591.9	10,697.9	5,175.9	(12,489.8)	34,975.9

Redeemable equity interest	—	—	67.9	(67.9)	—
Redeemable noncontrolling interest	—	—	—	67.9	67.9
First Data Corporation stockholder's (deficit) equity	(1,395.6)	21,309.4	5,457.1	(26,766.5)	(1,395.6)
Noncontrolling interests	—	—	84.2	3,111.3	3,195.5
Equity of consolidated alliance	—	—	6,323.2	(6,323.2)	—

Total equity	(1,395.6)	21,309.4	11,864.5	(29,978.4)	1,799.9

Total liabilities and equity	$30,196.3	$32,007.3	$17,108.3	$(42,468.2)	$36,843.7

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 15: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	As of December 31, 2012
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$228.0	$37.2	$343.1	$—	$608.3
Accounts receivable, net of allowance for doubtful accounts	4.4	879.7	963.6	—	1,847.7
Settlement assets(a)	—	5,097.1	4,076.7	—	9,173.8
Intercompany notes receivable	—	—	30.8	(30.8)	—
Other current assets	73.0	145.3	35.3	—	253.6

Total current assets	305.4	6,159.3	5,449.5	(30.8)	11,883.4

Property and equipment, net of accumulated depreciation	30.7	561.4	263.7	—	855.8
Goodwill	—	9,485.3	7,797.2	—	17,282.5
Customer relationships, net of accumulated amortization	—	2,071.7	1,684.6	—	3,756.3
Other intangibles, net of accumulated amortization	605.0	619.7	603.9	—	1,828.6
Investment in affiliates	—	1,375.2	37.9	—	1,413.1
Long-term settlement assets(a)	—	—	54.3	—	54.3
Long-term intercompany receivables	—	5,501.3	1,141.1	(6,642.4)	—
Long-term intercompany notes receivable	3,397.3	270.0	8.4	(3,675.7)	—
Long-term deferred tax assets	1,028.0	—	—	(1,028.0)	—
Other long-term assets	427.1	373.5	108.2	(83.8)	825.0
Investment in consolidated subsidiaries	24,308.9	5,379.5	—	(29,688.4)	—

Total assets	$30,102.4	$31,796.9	$17,148.8	$(41,149.1)	$37,899.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13.8	$141.8	$105.3	$—	$260.9
Short-term and current portion of long-term borrowings	15.1	55.1	186.9	—	257.1
Settlement obligations(a)	—	5,097.1	4,129.2	—	9,226.3
Intercompany notes payable	30.8	—	—	(30.8)	—
Other current liabilities	608.1	620.3	372.2	—	1,600.6

Total current liabilities	667.8	5,914.3	4,793.6	(30.8)	11,344.9

Long-term borrowings	22,462.3	47.8	18.8	—	22,528.9
Long-term deferred tax liabilities	—	1,445.1	92.4	(1,028.0)	509.5
Long-term intercompany payables	6,642.4	—	—	(6,642.4)	—
Long-term intercompany notes payable	276.7	3,315.6	83.4	(3,675.7)	—
Other long-term liabilities	651.7	222.7	31.3	(83.8)	821.9

Total liabilities	30,700.9	10,945.5	5,019.5	(11,460.7)	35,205.2

Redeemable equity interest	—	—	67.4	(67.4)	—
Redeemable noncontrolling interest	—	—	—	67.4	67.4
First Data Corporation stockholder's (deficit) equity	(598.5)	20,851.4	5,583.0	(26,434.4)	(598.5)
Noncontrolling interests	—	—	70.5	3,154.4	3,224.9
Equity of consolidated alliance	—	—	6,408.4	(6,408.4)	—

Total equity	(598.5)	20,851.4	12,061.9	(29,688.4)	2,626.4

Total liabilities and equity	$30,102.4	$31,796.9	$17,148.8	$(41,149.1)	$37,899.0

(a)
The majority of the Guarantor settlement assets relate to FDC's merchant acquiring business. FDC believes the settlement assets are not available to satisfy any claims other than those related to the settlement liabilities.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 15: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Nine months ended September 30, 2013
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(746.0)	$334.1	$262.6	$(474.6)	$(623.9)
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	5.5	568.5	334.1	—	908.1
Charges (gains) related to other operating expenses and other income (expense)	47.2	19.9	(0.2)	—	66.9
Other non-cash and non-operating items, net	(303.8)	(173.9)	(2.0)	474.6	(5.1)
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(356.7)	215.1	127.6	—	(14.0)

Net cash (used in) provided by operating activities	(1,353.8)	963.7	722.1	—	332.0

CASH FLOWS FROM INVESTING ACTIVITIES
Payments related to other business previously acquired	—	0.2	—	—	0.2
Proceeds from dispositions, net of expenses paid and cash disposed	—	6.8	7.7	—	14.5
Additions to property and equipment	(0.1)	(63.6)	(68.6)	—	(132.3)
Proceeds from sale of property and equipment	—	4.1	0.1	—	4.2
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(0.4)	(91.4)	(36.2)	—	(128.0)
Distributions and dividends from subsidiaries	146.5	131.5	—	(278.0)	—
Other investing activities	0.3	6.0	0.9	—	7.2

Net cash provided by (used in) investing activities	146.3	(6.4)	(96.1)	(278.0)	(234.2)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	95.0	—	(98.1)	—	(3.1)
Accrued interest funded upon issuance of notes	(6.5)	—	—	—	(6.5)
Debt modification (payments) proceeds and related financing costs, net	(49.0)	—	—	—	(49.0)
Principal payments on long-term debt	(15.4)	(49.9)	(7.1)	—	(72.4)
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interest	—	—	(30.6)	(125.9)	(156.5)
Distributions paid to equity holders	—	—	(257.4)	257.4	—
Redemption of Parent's redeemable common stock	(7.5)	—	—	—	(7.5)
Purchase of noncontrolling interest	—	—	(23.7)	—	(23.7)
Cash dividends	(21.5)	—	(146.5)	146.5	(21.5)
Intercompany	991.2	(914.0)	(77.2)	—	—

Net cash provided by (used in) financing activities	986.3	(963.9)	(640.6)	278.0	(340.2)

Effect of exchange rate changes on cash and cash equivalents	—	1.6	(8.9)	—	(7.3)

Change in cash and cash equivalents	(221.2)	(5.0)	(23.5)	—	(249.7)

Cash and cash equivalents at beginning of period	228.0	37.2	343.1	—	608.3

Cash and cash equivalents at end of period	$6.8	$32.2	$319.6	$—	$358.6

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 15: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Nine months ended September 30, 2012 (As Corrected)
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(521.9)	$332.8	$282.7	$(496.9)	$(403.3)
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	6.0	638.4	359.7	—	1,004.1
Charges related to other operating expenses and other income (expense)	78.5	20.9	12.7	—	112.1
Other non-cash and non-operating items, net	(346.1)	(194.1)	5.5	496.9	(37.8)
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(483.8)	347.2	(0.3)	—	(136.9)

Net cash (used in) provided by operating activities	(1,267.3)	1,145.2	660.3	—	538.2

CASH FLOWS FROM INVESTING ACTIVITIES
Current period acquisitions	—	(1.9)	—	—	(1.9)
Contributions to equity method investments	—	(7.9)	—	—	(7.9)
Payments related to other businesses previously acquired	—	(3.2)	—	—	(3.2)
Additions to property and equipment	(1.7)	(67.3)	(67.3)	—	(136.3)
Proceeds from sale of property and equipment	—	6.9	0.9	—	7.8
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(0.7)	(117.1)	(23.4)	—	(141.2)
Distributions and dividends from subsidiaries	87.0	161.6	—	(248.6)	—
Other investing activities	1.9	0.5	4.9	—	7.3

Net cash provided by (used in) investing activities	86.5	(28.4)	(84.9)	(248.6)	(275.4)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	—	—	(22.0)	—	(22.0)
Accrued interest funded upon issuance of notes	6.5	—	—	—	6.5
Debt modification proceeds and related financing costs, net	10.8	—	—	—	10.8
Principal payments on long-term debt	(0.2)	(44.9)	(15.1)	—	(60.2)
Proceeds from sale-leaseback transactions	—	13.8	—	—	13.8
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interest	—	—	(45.4)	(153.6)	(199.0)
Distributions paid to equity holders	—	—	(313.2)	313.2	—
Redemption of Parent's redeemable common stock	(0.5)	—	—	—	(0.5)
Purchase of noncontrolling interest	—	—	(25.1)	—	(25.1)
Cash dividends	(5.1)	—	(89.0)	89.0	(5.1)
Intercompany	1,137.1	(1,098.2)	(38.9)	—	—

Net cash provided by (used in) financing activities	1,148.6	(1,129.3)	(548.7)	248.6	(280.8)

Effect of exchange rate changes on cash and cash equivalents	—	(4.0)	6.5	—	2.5

Change in cash and cash equivalents	(32.2)	(16.5)	33.2	—	(15.5)

Cash and cash equivalents at beginning of period	162.2	37.1	286.4	—	485.7

Cash and cash equivalents at end of period	$130.0	$20.6	$319.6	$—	$470.2

FIRST DATA CORPORATION

Offers to Exchange

$785,000,000 aggregate principal amount of its 11.25% Senior Notes due 2021, $815,000,000 aggregate principal amount of its 10.625% Senior Notes due 2021 and $2,475,000,000 aggregate principal amount of its 11.75% Senior Subordinated Notes due 2021, each of which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding unregistered 11.25% Senior Notes due 2021, for any and all of its outstanding unregistered 10.625% Senior Notes due 2021 and for any and all of its outstanding unregistered 11.75% Senior Subordinated Notes due 2021, respectively.

        Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Arizona Registrant

  Concord Emerging Technologies, Inc. is incorporated under the laws of Arizona.

        Article 5 of the Arizona Business Corporation Act of the State of Arizona, (the "ABCA"), permits a corporation to indemnify a person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by or in the right of the corporation or a proceeding charging improper personal benefit to the director), because he or she is or was a director or officer of the corporation or is or was serving at the corporation's request as a director, officer or partner, trustee, employee or agent of another corporation or other enterprise. A corporation may indemnify such persons against obligations to pay a judgment, settlement, penalty or fine or reasonable expenses incurred with respect to such proceedings if such individual conducted himself or herself in good faith and reasonably believed that such conduct was in the best interests of the corporation, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

        The ABCA allows a corporation to indemnify a director or officer in connection with a proceeding by or in the right of the corporation, against reasonable expenses, including attorney fees, unless the director or officer was adjudged liable to the corporation. A corporation may indemnify a director or officer in connection with a proceeding charging improper financial benefit to the director or officer unless the director or officer was adjudged liable on the basis that financial benefit was improperly received by the director or officer.

        The bylaws of the Arizona Registrant provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the ABCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

        The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the ABCA so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses.

        The Articles of Incorporation of the Arizona Registrant in this section (a) provide indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

California Registrants

  Size Technologies, Inc. and TASQ Technology, Inc. are incorporated under the laws of California.

        Section 317 of the California General Corporation Law sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made if it is determined that person acted in good faith or in a manner the person reasonably believed to be in the best interests of the corporation by action of the company through:

  •
  a majority vote of a quorum of the corporation's Board of Directors consisting of directors who are not party to the proceedings;

  •
  if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

  •
  approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

  •
  such court in which the proceeding is or was pending upon application by designated parties.

        Under certain circumstances, an agent can be indemnified, even when found liable. Indemnification is mandatory where the agent's defense is successful on the merits. The law allows a corporation to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the corporation if the agent is found liable. The indemnification provided by Section 317 for acts while serving as a director or officer of the corporation, but not involving breach of duty to the corporation and its shareholders, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw to the extent authorized by the corporation's articles of the corporation.

        The bylaws of the California Registrants provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

  Ignite Payments, LLC is registered under the laws of California.

        Under Section 17155 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person's status as a manager, member, officer, employee or agent of the limited liability company.

Colorado Registrants

  Concord Transaction Services, LLC and CTS Holdings, LLC are registered under the laws of Colorado.

        Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary course of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member's or manager's duties to the limited liability company.

        The operating agreement of Concord Transaction Services, LLC in this section provides, in relevant part, that no Member or officer shall be liable to the Company, any other Members or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or officer by this Agreement, except that a Member or officer shall be liable for any such loss, damage or claim incurred by reason of such Member's or officer's gross negligence or willful misconduct. To the full extent permitted by applicable law, a Member or officers shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or officer by this Agreement, except that no Member or officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member or officer by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

        The operating agreement of CTS Holdings, LLC in this section provides, in relevant part, that the Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

Delaware Registrants

        (a)   Bankcard Investigative Group Inc., BUYPASS Inco Corporation, CESI Holdings, Inc., Clover Network, Inc., Concord Computing Corporation, Concord Corporate Services, Inc., Concord EFS Financial Services, Inc., Concord EFS, Inc., Concord Financial Technologies, Inc., Concord Processing, Inc., EPSF Corporation, FDR Ireland Limited, FDR Limited, FDR Missouri Inc., FDS Holdings, Inc., First Data Capital, Inc., First Data Commercial Services Holdings, Inc., First Data Communications Corporation, First Data Corporation, First Data Government Solutions, Inc., First Data Latin America Inc., First Data Mobile Holdings, Inc., First Data Technologies, Inc., FSM Services Inc., FundsXpress, Inc., MAS Inco Corporation, MAS Ohio Corporation, Perka, Inc., Star Networks, Inc., Star Processing, Inc., Star Systems Assets, Inc., Star Systems, Inc. and TeleCheck Services, Inc. are incorporated under the laws of Delaware.

        Section 145 of the Delaware General Corporation Law (the "DGCL") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        The bylaws and certificate of incorporation of First Data Corporation in this section (a) provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was a director, officer, or employee of the corporation serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with their defense of such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful.

        The corporation shall pay the actual and reasonable expenses incurred in investigating or defending a threatened or pending action, suit or proceeding, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

        The bylaws of CESI Holdings, Inc., Clover Network, Inc., Concord EFS, Inc., Concord Financial Technologies, Inc., FDR Ireland Limited, FDR Missouri Inc., FDS Holdings, Inc., First Data Capital, Inc., First Data Commercial Services Holdings, Inc., First Data Communications Corporation, First Data Government Solutions, Inc. First Data Mobile Holdings Inc., First Data Technologies, Inc., FSM Services Inc., FundsXpress, Inc. and Perka, Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

        The bylaws of BUYPASS Inco Corporation, Concord Computing Corporation, Concord EFS Financial Services, Inc., Concord Processing, Inc., EPSF Corporation, MAS Inco Corporation, MAS Ohio Corporation, Star Networks, Inc., Star Processing, Inc., Star Systems Assets, Inc. and Star Systems, Inc. in this section (a) provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

        The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the DGCL so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses.

        The bylaws of Bankcard Investigative Group Inc. and First Data Latin America Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

        The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

        The bylaws of TeleCheck Services, Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Section 145 of the DGCL or any successor provisions of the laws of the State of Delaware, including without limitation the payment of fees and expenses of defense as incurred.

        Expenses incurred by a person who is or was a director, officer, employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with Section 145 of the DGCL or any successor provisions of the laws of the State of Delaware.

        (b)   Call Interactive Holdings LLC, Clover MarketPlace, LLC, Concord One, LLC, FDFS Holdings, LLC, FDGS Group, LLC, First Data EC, LLC, First Data Merchant Services Northeast, LLC, First Data Merchant Services Southeast, L.L.C., First Data Payment Services, LLC, First Data Real Estate Holdings L.L.C., First Data Resources, LLC, First Data Secure LLC, Gratitude Holdings LLC, Instant Cash Services, LLC, Money Network Financial, LLC, PayPoint Electronic Payment Systems, LLC, REMITCO LLC, Sagebrush Holdings LLC, Star Systems, LLC, Strategic Investment Alternatives LLC, TASQ LLC, Transaction Solutions, LLC and ValueLink, LLC are registered under the laws of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act (the "DLLCA") empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

        The operating agreements of Concord One, LLC in this section (b) provide, in relevant part, that each Person ("Indemnified Person") who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative ("Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of whom he is the legal representative, is or was a Member shall be indemnified by the Company against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable costs and expenses (including, without limitation, attorneys' fees) actually incurred by such Indemnified Person in connection with such Proceeding except to the extent such indemnification is prohibited by law.

        The operating agreements of Clover MarketPlace, LLC, FDFS Holdings, LLC, First Data EC, LLC, First Data Merchant Services Southeast, L.L.C., First Data Merchant Services Northeast, LLC, First Data Payment Services, LLC, First Data Real Estate Holdings L.L.C., First Data Secure LLC, Gratitude Holdings LLC, Instant Cash Services, LLC, Money Network Financial, LLC, PayPoint Electronic Payment Systems, LLC, REMITCO LLC, Sagebrush Holdings LLC, Star Systems, LLC, TASQ LLC, Transaction Solutions, LLC and ValueLink, LLC, in this section (b) provide, in relevant part, that the Members shall not have any liability for the debts, obligations or liabilities of the Company except to the extent provided by the Act.

        The operating agreement of First Data Real Estate Holdings L.L.C. in this section (b) provides, in relevant part, that no manager or liquidator shall be liable for any monetary damages to the LLC or any Member for any breach of any duties.

        The operating agreement of Strategic Investment Alternatives LLC in this section (b) provides, in relevant part, that the Member shall not be personally liable for any debts, obligations or losses of the Company beyond its capital contributions to the Company and the undistributed profits.

        (c)   First Data Government Solutions, L.P. is registered under the laws of Delaware.

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        The bylaws and limited partnership agreements of the Delaware Registrants in this section (c) provide, in relevant part, that the General Partner shall not have any liability for the debts, obligations or liabilities of the Partnership except to the extent provided by the Act.

        (d)   First Data Voice Services General Partnership is a general partnership under the laws of Delaware.

        Section 15-110 of the Delaware Revised Uniform Partnership Act permits a partnership, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        The Partnership Agreement of the Delaware Registrant in this section (d), provides that the Partnership shall indemnify any officer or director made a party to any proceeding, other than an action, suit or proceeding by or in the right of the Partnership, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with their defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Partnership, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful.

        The Partnership shall pay the actual and reasonable expenses incurred in investigating or defending a proceeding, in advance of its final disposition if the Partnership, at its discretion determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the Partnership, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Partnership hereunder.

Florida Registrants

  First Data Merchant Services Corporation and PaySys International, Inc. are incorporated under the laws of Florida.

        Section 607.0831 of the Florida Business Corporation Act (the "Florida Act") provides, among other things, that a director is not personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Act (relating to the liability of the directors for unlawful distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the corporation in the case of a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder; or (e) recklessness or an act or omission in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such corporation or a shareholder.

        Section 607.0850 of the Florida Act authorizes, among other things, a corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

        The Florida Act requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys' fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a corporation before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

        The Florida Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a corporation pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action or a proceeding by or in the right of a shareholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Act (relating to the liability of directors for improper distributions) are applicable.

        The bylaws of First Data Merchant Services Corporation provide, in relevant part, that the corporation shall indemnify each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Section 607.0850 of the Florida Act or any successor provisions of the laws of the State of Florida, including without limitation the payment of fees and expenses of defense as incurred.

        Expenses incurred by a person who is or was a director, officer, employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with Section 607.0850 of the Florida Act or any successor provisions of the laws of the State of Florida.

        The bylaws of PaySys International, Inc. provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Georgia Registrants

        (a)   Concord Payment Services, Inc., New Payment Services, Inc. and TeleCheck International, Inc. are incorporated under the laws of Georgia.

        Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "GBCC") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the liability of directors for monetary damages to a corporation or its shareholders for any action taken, or failure to take any action, as a director. The section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions which involve intentional misconduct or a knowing violation of law, for any transaction from which the director received an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the GBCC or the corporation's articles of incorporation if it is established that the director did not perform his or her duties in compliance with Section 14-2-830 of the GBCC, which sets forth general standards for directors.

        Sections 14-2-851 and 14-2-857(a) of the GBCC provide that a corporation may indemnify a director or officer if such individual conducted himself or herself in good faith and reasonably believed that such conduct was in the best interests of the corporation, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. However, indemnification under these Sections of the GBCC must be authorized in accordance with Section 14-2-855 of the GBCC by either the Board of Directors or a committee thereof, acting by disinterested members, by special legal counsel, or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.

        Sections 14-2-852 and 14-2-857(c) of the GBCC provide that a corporation shall indemnify any director or officer who is wholly successful in the defense of any proceeding to which he or she was a party because he or she was an officer or a director of the corporation against reasonable expenses incurred by such director or officer in connection with the proceeding. On the other hand, if the charges made in any action are sustained, the determination of whether the corporation will indemnify the director of officer, including whether the required standard of conduct has been met, will be made in accordance with the provisions of the GBCC Sections 14-2-851 or 14-2-857(a), as applicable, and 14-2-855 described above.

        The GBCC allows expenses of defending a proceeding to be advanced by the corporation to an officer or director before the final disposition of the proceeding if the officer or director affirms in writing that he or she believes in good faith that he or she has met the standard of conduct for indemnification by the corporation under Section 14-2-851, and the director delivers to the corporation a written undertaking to repay any funds advanced to him or her by the corporation if it is ultimately determined that the director is not entitled to indemnification.

        The bylaws of Concord Payment Services, Inc. provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the GBCC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

        The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the GBCC so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses.

        The bylaws of New Payment Services, Inc. provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

        The bylaws of TeleCheck International, Inc. provide, in relevant part, that the corporation shall indemnify each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under sections 14-2-851 and -852 (with respect to directors) and section 14-2-857 (with respect to non-director officers, employees and agents) of the GBCC or any successor provisions of the laws of the State of Georgia, including without limitation the payment of fees and expenses of defense as incurred.

        Expenses incurred by a person who is or was a director, officer, employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with section 14-2-853 (with respect to directors) and 14-2-857 (with respect to non-director officers, employees or agents) of the GBCC or any successor provisions of the laws of the State of Georgia.

        (b)   Unified Merchant Services General Partnership is a general partnership under the laws of Georgia.

        Section 14-8-18 of the GBCC provides that a partnership must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by him in the ordinary and proper conduct of its business, or for the preservation of its business or property.

        The Partnership Agreement of the Georgia Registrant in this section (b), provides, in relevant part, that the Partnership shall indemnify and hold harmless the Partners and their Affiliates and any director, officer, employee, or agent of a Partner, the Partnership, an Affiliate of the Partnership and the legal representatives of any of them, and each other person who may incur liability as a general partner or otherwise in connection with the management of the Partnership against any and all liabilities and expenses (including amounts paid in satisfaction of judgments, compromises, fines and penalties, and as counsel fees) reasonably incurred by him/her or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he/she or it may be involved or with which he/she or it may be threatened, while a Partner or serving in such other capacity or thereafter, by reason of his/her or its being or having been a Partner, or by serving in such other capacity, except with respect to any matter which constitutes willful misconduct, bad faith, gross negligence or reckless disregard of his/her or its duties, or criminal intent. The Partnership shall have the right to approve any counsel selected by any indemnified Person and to approve the terms of any proposed settlement.

        The Partnership shall advance, in the sole discretion of the Partners, to an indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each indemnified Person shall agree in writing prior to any such advancement that in the event he/she or it receives any such advance, such indemnified Person shall reimburse the Partnership for such fees, costs and expenses to the extent that it shall be determined that he/she or it was not entitled to indemnification.

Maryland Registrant

  First Data Card Solutions, Inc. is incorporated under the laws of Maryland.

        Section 2-418 of the Maryland General Corporation (the "MGCL") Law permits a Maryland corporation to indemnify a director or officer who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is proven that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or with active and deliberate dishonesty; the director or officer actually received an improper personal benefit; or in the case of a criminal proceeding, the director or officer had reason to believe that his conduct was unlawful. The MGCL provides that where a director or officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation. The MGCL also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received. A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification of expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

        Section 2-418 of the MGCL provides that unless limited by the charter of a Maryland corporation, a director or officer who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or officer upon the corporation's receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        The bylaws of the Maryland Registrant provide, in relevant part, that the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

        The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

Nevada Registrants

  Linkpoint International, Inc. is incorporated under the laws of Nevada.

        Chapter 78 of the Nevada Revised Statutes allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the registrant may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

        In addition, the applicable statutory provisions mandate that the registrant indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        The bylaws of the Nevada Registrant provides, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

New York Registrant

  National Payment Services Inc. is incorporated under the laws of New York.

        Section 722(a) of the New York Business Corporation Law (the "NYBCL") provides that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Section 722(c) of the NYBCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification under this Section shall be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        Section 723(a) of the NYBCL provides that a person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

        Section 721 of the NYBCL provides that the indemnification provided shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled, whether contained in the certificate of incorporation or the bylaws, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        The bylaws of National Payment Services Inc. provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the NYBCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

        The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the NYBCL so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses.

Oklahoma Registrant

  Gift Card Services, Inc. is incorporated under the laws of Oklahoma.

        Section 1031 of the Oklahoma General Corporation Act provides that an Oklahoma corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. An Oklahoma corporation may indemnify officers and directors in an action by or in the right of the corporation for expenses, including attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, except that, no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

        The bylaws of the Oklahoma Registrant provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Pennsylvania Registrant

  TeleCheck Pittsburgh/West Virginia, Inc. is incorporated under the laws of Pennsylvania.

        Sections 1741 and 1742 of the Pennsylvania Business Corporation Law ("PBCL"), provides, that a corporation may indemnify directors and officers against liabilities they may incur as such, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

        Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation.

        The bylaws of the Pennsylvania Registrant provide, in relevant part, that the corporation shall indemnify each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee, agent or representative of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, all to the full extent permitted under Chapter 17, subchapter D of the PBCL or any successor provisions of the laws of the Commonwealth of Pennsylvania, including without limitation the payment of fees and expenses of defense as incurred.

        Expenses incurred by a person who is or was a director, officer, employee, agent or representative of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with section 1745 of the PBCL or any successor provisions of the laws of the Commonwealth of Pennsylvania.

Tennessee Registrants

        CTS, Inc. and First Data Transportation Services Inc. are incorporated under the laws of Tennessee.

        The Tennessee Business Corporation Act ("TBCA") sets forth in Sections 48-18-502 through 48-18-508 the circumstances governing the indemnification of directors, officers, employees and agents of a corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if the director acted in good faith, reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and in connection with any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

        Officers, employees, and agents who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA to the same degree of indemnification afforded to directors under Sections 48-18-503 and 48-18-505.

        The bylaws of First Data Transportation Services Inc. provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

        The bylaws of CTS, Inc. provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Texas Registrants

        (a)   FundsXpress Financial Network, Inc. is incorporated under the laws of Texas.

        Chapter 8 of the Texas Business Organizations Code ("TBOC"), authorizes a Texas corporation to indemnify a governing person or delegate who was, is or is threatened to be made a named defendant or respondent in a proceeding including any threatened , pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative, or an appeal of such action or proceeding, or an inquiry or investigation that could lead to such an action or proceeding. The TBOC provides that, unless a court of competent jurisdiction determines that the person is entitled to indemnification, indemnification is permitted only if it is determined that such person (a) acted in good faith; (b) reasonably believed (i) in the case of conduct in such person's official capacity, that the person's conduct was in the enterprise's best interests and (ii) in any other cases, that the person's conduct was not opposed to the enterprise's best interests; and (c) in the case of any criminal proceeding, did not have a reasonable cause to believe the person's conduct was unlawful. The

TBOC provides that a Texas corporation may pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present governing person or delegate who was, is, or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation of such person's good faith belief that the person has met the standard of conduct necessary for indemnification described above and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if it is ultimately determined that such person has not met that standard or if it is ultimately determined that indemnification is not otherwise permitted under the TBOC. To the extent consistent with other law, the TBOC authorizes a Texas corporation to indemnify and advance expenses to a person who is not a governing person, including an officer, employee, or agent, as provided by: (a) the enterprise's governing documents; (b) general or specific action of the enterprise's governing authority; (c) resolution of the enterprise's owners or members; (d) contract; or (e) common law. The certificate of formation of a corporation may restrict the circumstances under which the enterprise must or may indemnify a person under Chapter 8 of the TBOC.

        Section 8.051 of the TBOC requires a Texas corporation to indemnify a governing person, former governing person or delegate who is wholly successful, on the merits or otherwise, for reasonable expenses incurred in connection with defending a proceeding in which such person is a respondent, and Section 8.105(b) requires a Texas corporation to indemnify an officer to the same extent indemnification is mandatory for a director.

        A corporation may purchase and maintain insurance or another arrangement on behalf of a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article.

        The bylaws of the Texas Registrant in this section (a) provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

        (b)   First Data Retail ATM Services L.P. is registered under the laws of Texas.

        Under the Texas Business Corporations Act (the "TBOC"), a general partner must be indemnified by the limited partnership in cases in which the general partner is wholly successful on the merits or in the defense of the proceedings. Sections 8.101 and 8.102 of the TBOC provides that a limited partnership may indemnify a person who was, is or is threatened to be named a defendant or respondent in a proceeding including any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative, or an appeal of such action or proceeding, or an inquiry or investigation that could lead to such an action or proceeding. The TBOC provides that, unless a court of competent jurisdiction determines that the person is entitled to indemnification, indemnification is permitted only if it is determined that such person (a) acted in good faith; (b) reasonably believed (i) in the case of conduct in such person's official capacity, that the person's conduct was in the limited partnership's best interests and (ii) in any other cases, that the person's conduct was not opposed to the limited partnership's best interests; and (c) in the case of any criminal proceeding, did not have a reasonable cause to believe the person's conduct was unlawful. If a person is found liable to the limited partnership or the limited partners or is found liable on the basis that the person improperly received personal benefit, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person's duty to the limited partnership or the limited partners. The TBOC allows a Texas limited partnership to indemnify and advance expenses to persons who are not or were not limited partners, employees, or agents of the limited partnership but who are or were serving at the request of the limited partnership as a representative of another enterprise and allows a limited partnership to purchase and maintain liability insurance for such person, without regard to whether the partnership would have had the power to indemnify the person against that liability. The TBOC provides that a Texas limited partnership may pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present person or delegate who was, is, or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation of such person's good faith belief that the person has met the standard of conduct necessary for indemnification described above and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if it is ultimately determined that such person has not met that standard or if it is ultimately determined that indemnification is not otherwise permitted under the TBOC. To the extent consistent with other law, the TBOC authorizes a Texas limited partnership to indemnify and advance expenses to a person who is not a governing person, including an officer, employee, or agent, as provided by: (a) the limited partnership's governing documents; (b) general or specific action of the limited partnership's governing authority; (c) resolution of the limited partnership's owners or members; (d) contract; or (e) common law. The certificate of formation of a limited partnership may restrict the circumstances under which the limited partnership must or may indemnify a person under Chapter 8 of the TBOC.

        The Limited Partnership Agreement of the Texas Registrant in this section (b), provides that neither the General Partner, any Limited Partner, nor any of their respective officers, directors, or employees shall be liable, responsible or accountable in damages or otherwise to the Partnership or the Partners for any act or omission performed or made (i) with respect to the General Partner and its officers, directors, or employees, by any of them in the capacity as a General Partner or any other capacity in which any of them act at the request of the Partnership or otherwise, and (ii) with respect to the Limited Partners and their officers, directors, or employees, by any of them in any capacity in which any of them act at the request of the Partnership or otherwise, if, in either case, such Person shall not have been guilty of gross negligence or willful misconduct with respect to such act or omission. Without limitation of the foregoing, no Partner, its officers, directors, and employees shall be so liable, responsible or accountable for any allocation, distribution or other act or omission performed or made by them in good faith reliance on financial statements of the Partnership reported on by independent certified public accountants or for any act or omission performed or made by them in good faith reliance on advice of legal counsel. No Partner nor any of its officers, directors, or employees shall be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any act or omission if such Person shall have been merely negligent with respect to such act or omission.

        The Partnership shall have the power and authority to and shall, and the General Partner is directed on behalf of the Partnership to, indemnify and hold harmless, and advance and reimburse expenses related thereto to, the General Partner, the Limited Partner, and any of their partners, members, officers, directors, shareholders and employees, to the fullest extent permitted by the Act and any other applicable law; provided, however, that this indemnification shall be satisfied only out of assets of the Partnership and not out of assets of the Partners.

Washington Registrant

  First Data Solutions, Inc. is incorporated under the laws of Washington.

        Section 23B.08.510 of the Washington Business Corporation Act (the "WBCA") provides, in relevant part, that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith, if the individual reasonably believed in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and in all other cases, that the individual's conduct was at least not opposed to its best interests. In the case of any criminal proceeding, the individual must have had no reasonable cause to believe the individual's conduct was unlawful. A corporation may not indemnify a director under this section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        Section 23B.08.520 of the WBCA provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 23B.08.570 provides that unless a corporation's articles of incorporation provide otherwise, an officer of the corporation who is not a director will be entitled to mandatory indemnification to the same extent as directors, and that a corporation may provide for indemnification of officers to the same extent as directors. A corporation may also indemnify an officer who is not a director to the extent, consistent with the law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        The bylaws of the Washington Registrant provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Certain Other Arrangements

        First Data maintains a directors' and officers' liability insurance policy that covers the directors and officers of each of the registrants in amounts that First Data believes are customary for companies similarly situated, including for liabilities in connection with the registration, offering and sale of the notes.

        In addition, pursuant to the Management Agreement entered into with the Sponsors and their affiliates, First Data has agreed to customary exculpation and indemnification provisions for the benefit of the Sponsors, their affiliates, directors, officers and certain other persons. See "Certain Relationships and Related Party Transactions—Sponsor Management Agreement" in the prospectus included in this registration statement.

Item 21.    Exhibits and Financial Statement Schedules.

  (a) Exhibits

EXHIBIT NO.	DESCRIPTION
3.1	First Data Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3(i) of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
3.2	First Data Corporation By-Laws (incorporated by reference to Exhibit 3(ii) of First Data Corporation's Quarter Report on Form 10-Q filed on May 13, 2011, Commission File No. 1-11073).
3.3	FDS Holdings, Inc. and B1 PTI Services, Inc. Certificate of Merger, dated November 3, 2008. (incorporated by reference to Exhibit 3.7 of First Data Corporation's Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).
3.4	Certificate of Amendment of Certificate of Incorporation of FDS Holdings, Inc. (formerly known as B1 PTI Services, Inc.) dated November 3, 2008. (incorporated by reference to Exhibit 3.8 of First Data Corporation's Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).
3.5	FDS Holdings, Inc. (formerly known as B1 PTI Services, Inc.) Certificate of Incorporation (incorporated by reference to Exhibit 3.9 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.6	FDS Holdings, Inc. (formerly known as B1 PTI Services, Inc.) By-Laws (incorporated by reference to Exhibit 3.10 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.7	Bankcard Investigative Group Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.11 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.8	Bankcard Investigative Group Inc. By-Laws (incorporated by reference to Exhibit 3.12 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.9	BUYPASS Inco Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.15 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.10	BUYPASS Inco Corporation By-Laws (incorporated by reference to Exhibit 3.16 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.11	Call Interactive Holdings LLC Certificate of Formation (incorporated by reference to Exhibit 3.17 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.12	Call Interactive Holdings LLC Operating Agreement (incorporated by reference to Exhibit 3.18 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.13	CESI Holdings, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.25 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.		DESCRIPTION
3.14		CESI Holdings, Inc. By-Laws (incorporated by reference to Exhibit 3.26 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.15		Clover MarketPlace, LLC Certificate of Formation (incorporated by reference to Exhibit 3.182 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.16	†	Clover MarketPlace, LLC Certificate of Amendment.
3.17	†	Clover MarketPlace, LLC Amended and Restated Limited Liability Company Agreement.
3.18	†	Clover Network, Inc. Certificate of Incorporation.
3.19	†	Clover Network, Inc. Amended and Restated Bylaws.
3.20		Concord Computing Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.31 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.21		Concord Computing Corporation By-Laws (incorporated by reference to Exhibit 3.32 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.22		Concord Corporate Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.33 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.23		Concord Corporate Services, Inc. By-Laws (incorporated by reference to Exhibit 3.34 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.24		Concord EFS Financial Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.35 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.25		Concord EFS Financial Services, Inc. By-Laws (incorporated by reference to Exhibit 3.36 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.26		Concord EFS, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.37 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.27		Concord EFS, Inc. By-Laws (incorporated by reference to Exhibit 3.38 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.28		Concord Emerging Technologies, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.39 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.29		Concord Emerging Technologies, Inc. By-Laws (incorporated by reference to Exhibit 3.40 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.30		Concord Financial Technologies, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.43 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.31	Concord Financial Technologies, Inc. By-Laws (incorporated by reference to Exhibit 3.44 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.32	Concord One, LLC Certificate of Formation (incorporated by reference to Exhibit 3.47 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.33	Concord One, LLC Operating Agreement (incorporated by reference to Exhibit 3.48 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.34	Concord Payment Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.49 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.35	Concord Payment Services, Inc. By-Laws (incorporated by reference to Exhibit 3.50 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.36	Concord Processing, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.51 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.37	Concord Processing, Inc. By-Laws (incorporated by reference to Exhibit 3.52 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.38	Concord Transaction Services, LLC Certificate of Formation (incorporated by reference to Exhibit 3.53 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.39	Concord Transaction Services, LLC Operating Agreement (incorporated by reference to Exhibit 3.54 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.40	CTS Holdings, LLC Certificate of Formation (incorporated by reference to Exhibit 3.57 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.41	CTS Holdings, LLC Operating Agreement (incorporated by reference to Exhibit 3.58 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.42	CTS, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.59 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.43	CTS, Inc. By-Laws (incorporated by reference to Exhibit 3.60 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.44	EPSF Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.69 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.45	EPSF Corporation By-Laws (incorporated by reference to Exhibit 3.70 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.46	FDC International Inc. By-Laws (incorporated by reference to Exhibit 3.72 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.47	FDFS Holdings, LLC Certificate of Formation (incorporated by reference to Exhibit 3.73 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.48	FDFS Holdings, LLC Operating Agreement (incorporated by reference to Exhibit 3.74 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.49	FDGS Group, LLC Certificate of Formation (incorporated by reference to Exhibit 3.75 of First Data Corporation's Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).
3.50	FDGS Group, LLC Limited Liability Company Agreement (incorporated by reference to Exhibit 3.76 of First Data Corporation's Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).
3.51	FDR Ireland Limited Certificate of Incorporation (incorporated by reference to Exhibit 3.85 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.52	FDR Ireland Limited By-Laws (incorporated by reference to Exhibit 3.86 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.53	FDR Limited Certificate of Incorporation (incorporated by reference to Exhibit 3.87 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.54	FDR Limited By-Laws (incorporated by reference to Exhibit 3.53 of First Data Corporation's Registration Statement on Form S-4 filed on October 17, 2011, Commission File No. 333-177357).
3.55	FDR Missouri Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.89 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.56	FDR Missouri Inc. By-Laws (incorporated by reference to Exhibit 3.90 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.57	First Data Capital, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.97 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.58	First Data Capital, Inc. By-Laws (incorporated by reference to Exhibit 3.98 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.59	First Data Card Solutions, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.99 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.60	First Data Card Solutions, Inc. By-Laws (incorporated by reference to Exhibit 3.100 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.61	First Data Commercial Services Holdings, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.101 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.62	First Data Commercial Services Holdings, Inc. By-Laws (incorporated by reference to Exhibit 3.102 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.63	First Data Communications Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.103 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.64	First Data Communications Corporation By-Laws (incorporated by reference to Exhibit 3.104 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.65	First Data EC, LLC Certificate of Formation (incorporated by reference to Exhibit 3.99 of First Data Corporation's Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).
3.66	First Data EC, LLC Limited Liability Company Agreement (incorporated by reference to Exhibit 3.100 of First Data Corporation's Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).
3.67	First Data Government Solutions, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.109 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.68	First Data Government Solutions, Inc. By-Laws (incorporated by reference to Exhibit 3.110 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.69	First Data Government Solutions, L.P. Certificate of Limited Partnership (incorporated by reference to Exhibit 3.113 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.70	First Data Government Solutions, L.P. Limited Partnership Agreement (incorporated by reference to Exhibit 3.114 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.71	First Data Latin America Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.117 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.72	First Data Latin America Inc. By-Laws (incorporated by reference to Exhibit 3.118 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.73	First Data Merchant Services Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.121 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.74	First Data Merchant Services Corporation By-Laws (incorporated by reference to Exhibit 3.122 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.75	First Data Merchant Services Northeast, LLC Certificate of Formation (incorporated by reference to Exhibit 3.123 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.76	First Data Merchant Services Northeast, LLC Operating Agreement (incorporated by reference to Exhibit 3.124 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.77	First Data Merchant Services Southeast, L.L.C. Certificate of Formation (incorporated by reference to Exhibit 3.125 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.78	First Data Merchant Services Southeast, L.L.C. Agreement (incorporated by reference to Exhibit 3.126 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.79	First Data Mobile Holdings, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.127 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.80	First Data Mobile Holdings, Inc. By-Laws (incorporated by reference to Exhibit 3.128 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.81	First Data Payment Services, LLC Certificate of Formation (incorporated by reference to Exhibit 3.129 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.82	First Data Payment Services, LLC Operating Agreement (incorporated by reference to Exhibit 3.130 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.83	First Data Real Estate Holdings L.L.C. Certificate of Formation (incorporated by reference to Exhibit 3.135 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.84	First Data Real Estate Holdings L.L.C. Agreement (incorporated by reference to Exhibit 3.136 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.85	First Data Resources, LLC Certificate of Formation (incorporated by reference to Exhibit 3.137 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.86	First Data Resources, LLC Operating Agreement (incorporated by reference to Exhibit 3.138 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.87	First Data Retail ATM Services L.P. Certificate of Limited Partnership (incorporated by reference to Exhibit 3.139 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.88	First Data Retail ATM Services L.P. Limited Partnership Agreement (incorporated by reference to Exhibit 3.140 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.89	First Data Secure LLC Certificate of Formation (incorporated by reference to Exhibit 3.141 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.90	First Data Secure LLC Operating Agreement (incorporated by reference to Exhibit 3.142 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.		DESCRIPTION
3.91		First Data Solutions, Inc. (formerly known as Intelligent Results, Inc.) Certificate of Incorporation (incorporated by reference to Exhibit 3.172 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.92	†	First Data Solutions, Inc. (formerly known as Intelligent Results, Inc.) Certificate of Merger.
3.93		First Data Solutions, Inc. (formerly known as Intelligent Results, Inc.) By-Laws (incorporated by reference to Exhibit 3.173 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.94		First Data Technologies, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.145 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.95		First Data Technologies, Inc. By-Laws (incorporated by reference to Exhibit 3.146 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.96	†	First Data Transportation Services Inc. (formerly known as EFS Transportation Services, Inc.) Amended and Restated Charter.
3.97		First Data Transportation Services Inc. (formerly known as EFS Transportation Services, Inc.) Bylaws (incorporated by reference to Exhibit 3.66 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.98		First Data Voice Services (a General Partnership) Partnership Agreement (incorporated by reference to Exhibit 3.147 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.99		FSM Services Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.148 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.100		FSM Services Inc. By-Laws (incorporated by reference to Exhibit 3.149 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.101		FundsXpress Financial Network, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.150 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.102		FundsXpress Financial Network, Inc. By-Laws (incorporated by reference to Exhibit 3.151 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.103		FundsXpress, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.152 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.104		FundsXpress, Inc. By-Laws (incorporated by reference to Exhibit 3.153 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.105		Gift Card Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.158 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.		DESCRIPTION
3.106		Gift Card Services, Inc. By-Laws (incorporated by reference to Exhibit 3.159 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.107		Gratitude Holdings LLC Certificate of Formation (incorporated by reference to Exhibit 3.160 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.108		Gratitude Holdings LLC Operating Agreement (incorporated by reference to Exhibit 3.161 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.109	†	Ignite Payments, LLC Amended and Restated Limited Liability Company Agreement.
3.110		Instant Cash Services, LLC Certificate of Formation (incorporated by reference to Exhibit 3.170 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.111		Instant Cash Services, LLC Operating Agreement (incorporated by reference to Exhibit 3.171 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.112		First Data Solutions, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.172 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.113		First Data Solutions, Inc. By-Laws (incorporated by reference to Exhibit 3.173 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.114		Linkpoint International, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.180 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.115		Linkpoint International, Inc. By-Laws (incorporated by reference to Exhibit 3.181 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.116		MAS Inco Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.184 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.117		MAS Inco Corporation By-Laws (incorporated by reference to Exhibit 3.185 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.118		MAS Ohio Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.186 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.119		MAS Ohio Corporation By-Laws (incorporated by reference to Exhibit 3.187 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.120		Money Network Financial, LLC Certificate of Formation (incorporated by reference to Exhibit 3.188 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.121	Money Network Financial, LLC Operating Agreement (incorporated by reference to Exhibit 3.189 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.122	National Payment Systems Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.190 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.123	National Payment Systems Inc. By-Laws (incorporated by reference to Exhibit 3.191 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.124	New Payment Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.192 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.125	New Payment Services, Inc. By-Laws (incorporated by reference to Exhibit 3.193 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.126	PayPoint Electronic Payment Systems, LLC Certificate of Formation (incorporated by reference to Exhibit 3.196 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.127	PayPoint Electronic Payment Systems, LLC Operating Agreement (incorporated by reference to Exhibit 3.197 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.128	PaySys International, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.198 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.129	PaySys International, Inc. By-Laws (incorporated by reference to Exhibit 3.199 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.130	Perka, Inc. Certificate of Incorporation.
3.131	Perka, Inc. Amended and Restated Bylaws.
3.132	REMITCO LLC Certificate of Formation (incorporated by reference to Exhibit 3.204 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.133	REMITCO LLC Operating Agreement (incorporated by reference to Exhibit 3.205 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.134	Sagebrush Holdings LLC Certificate of Formation (incorporated by reference to Exhibit 3.194 of First Data Corporation's Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).
3.135	Sagebrush Holdings LLC Limited Liability Company Agreement (incorporated by reference to Exhibit 3.195 of First Data Corporation's Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).
3.136	Size Technologies, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.214 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.137	Size Technologies, Inc. Second Amended and Restated By-Laws.
3.138	Star Networks, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.218 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.139	Star Networks, Inc. By-Laws (incorporated by reference to Exhibit 3.219 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.140	Star Processing, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.220 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.141	Star Processing, Inc. By-Laws (incorporated by reference to Exhibit 3.221 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.142	Star Systems Assets, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.222 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.143	Star Systems Assets, Inc. By-Laws (incorporated by reference to Exhibit 3.223 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.144	Star Systems, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.224 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.145	Star Systems, Inc. By-Laws (incorporated by reference to Exhibit 3.225 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.146	Star Systems, LLC Certificate of Formation (incorporated by reference to Exhibit 3.226 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.147	Star Systems, LLC Operating Agreement (incorporated by reference to Exhibit 3.227 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.148	Strategic Investment Alternatives LLC Certificate of Formation (incorporated by reference to Exhibit 3.228 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.149	Strategic Investment Alternatives LLC Operating Agreement (incorporated by reference to Exhibit 3.229 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.150	TASQ LLC Certificate of Formation (incorporated by reference to Exhibit 3.143 of First Data Corporation's Registration Statement on Form S-4 filed on October 17, 2011, Commission File No. 333-177357).
3.151	TASQ LLC Agreement (incorporated by reference to Exhibit 3.144 of First Data Corporation's Registration Statement on Form S-4 filed on October 17, 2011, Commission File No. 333-177357).

EXHIBIT NO.	DESCRIPTION
3.152	TASQ Technology, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.236 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.153	TASQ Technology, Inc. Amended and Restated By-Laws.
3.154	TeleCheck International, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.248 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.155	TeleCheck International, Inc. By-Laws (incorporated by reference to Exhibit 3.249 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.156	TeleCheck Pittsburgh/West Virginia, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.250 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.157	TeleCheck Pittsburgh/West Virginia, Inc. By-Laws (incorporated by reference to Exhibit 3.251 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.158	TeleCheck Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.252 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.159	TeleCheck Services, Inc. By-Laws (incorporated by reference to Exhibit 3.253 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.160	Transaction Solutions, LLC Certificate of Formation (incorporated by reference to Exhibit 3.256 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.161	Transaction Solutions, LLC Operating Agreement (incorporated by reference to Exhibit 3.257 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.162	Unified Merchant Services (a General Partnership) Partnership Agreement (incorporated by reference to Exhibit 3.260 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004)
3.163	ValueLink, LLC Certificate of Formation (incorporated by reference to Exhibit 3.263 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.164	ValueLink, LLC Operating Agreement (incorporated by reference to Exhibit 3.264 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
4.1	Indenture, dated as of February 13, 2013, by and among First Data Corporation, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 11.25% Senior Notes due 2021 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on February 13, 2013).
4.2	Registration Rights Agreement, dated as of February 13, 2013, by and among First Data Corporation, the guarantors named therein and the several initial purchasers with respect to the 11.25% Senior Notes due 2021 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on February 13, 2013).

EXHIBIT NO.	DESCRIPTION
4.3	Indenture, dated as of April 10, 2013, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 10.625% Senior Notes due 2021 (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on April 16, 2013).
4.4	Registration Rights Agreement, dated as of April 10, 2013, among the Company, the subsidiary guarantors named therein and the several initial purchasers with respect to the 10.625% Senior Notes due 2021 (incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed on April 16, 2013).
4.5	Indenture, dated as of May 30, 2013, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 11.75% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on May 30, 2013).
4.6	Registration Rights Agreement, dated as of May 30, 2013, among the Company, the subsidiary guarantors named therein and the several initial purchasers with respect to the 11.75% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed on May 30, 2013).
4.7	First Supplemental Indenture, dated as of November 19, 2013, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the additional 11.75% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on November 25, 2013).
4.8	Registration Rights Agreement, dated as of November 19, 2013, among the Company, the subsidiary guarantors named therein and the several initial purchasers with respect to the additional 11.75% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K filed on November 25, 2013).
4.9	Second Supplemental Indenture, dated as January 6, 2014, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the additional 11.75% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on January 8, 2014).
4.10	Registration Rights Agreement, dated as of January 6, 2014, by and among the Company, the guarantors named therein and the several initial purchasers with respect to the additional 11.75% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K filed on January 8, 2014).
5.1	Opinion of Simpson Thacher & Bartlett LLP.
5.2	Opinion of Bass Berry & Sims LLP.
5.3	Opinion of Fox Rothschild LLP.
5.4	Opinion of Holland & Hart LLP.
5.5	Opinion of Sidley Austin LLP.
5.6	Opinion of Sutherland Asbill & Brennan LLP.
5.7	Opinion of Sutherland Asbill & Brennan LLP.
5.8	Opinion of Kutak Rock LLP.
5.9	Opinion of Kutak Rock LLP.
5.10	Opinion of Kutak Rock LLP.

EXHIBIT NO.	DESCRIPTION
5.11	Opinion of Kutak Rock LLP.
10.1	Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007 among First Data Corporation, the several lenders from time to time parties thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, swingline lender and letter of credit issuer, Citibank, N.A., as syndication agent, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners (incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form 10-K filed on March 13, 2008, Commission File No. 1-11073).
10.2	Guarantee Agreement, dated September 24, 2007, among First Data Corporation, the subsidiaries of First Data Corporation identified therein and Credit Suisse, Cayman Islands Branch, as Collateral Agent (incorporated by reference to Exhibit 10.11 of the Company's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.3	Pledge Agreement, dated September 24, 2007, among First Data Corporation, the subsidiaries of First Data Corporation identified therein, and Credit Suisse, Cayman Islands Branch, as Collateral Agent (incorporated by reference to Exhibit 10.12 of the Company's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.4	Security Agreement, dated September 24, 2007, among First Data Corporation, the subsidiaries of First Data Corporation identified therein, and Credit Suisse, Cayman Islands Branch, as Collateral Agent (incorporated by reference to Exhibit 10.13 of the Company's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.5	Amendment Agreement, dated as of August 10, 2010, among First Data Corporation, certain of its subsidiaries, certain of the lenders under the Credit Agreement, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, including: Exhibit A—Marked Pages of Credit Agreement, Exhibit B—Form of First Lien Intercreditor Agreement, Exhibit C—Form of Second Lien Intercreditor Agreement (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on August 16, 2010).
10.6	2011 Extension Agreement, dated as of March 24, 2011, among the Company, certain of its subsidiaries, certain of the lenders under the Credit Agreement, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, including: Exhibit A—Marked Pages of Credit Agreement (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed April 13, 2011).
10.7	2012 August Extension Agreement, dated as of August 16, 2012, among First Data Corporation, certain of its subsidiaries, certain of the lenders under the Credit Agreement, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, including: Exhibit A—Marked Pages of Credit Agreement (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on August 20, 2012).

EXHIBIT NO.	DESCRIPTION
10.8	September 2012 Joinder Agreement, dated as of September 27, 2012, among the Company, certain of its subsidiaries, Credit Suisse AG, Cayman Islands Branch, as initial lender, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, including: Exhibit B—Marked Pages of the Conformed Credit Agreement (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 2, 2012).
10.9	February 2013 Joinder Agreement, dated as of February 13, 2013, among First Data Corporation, certain of its subsidiaries, Credit Suisse AG, Cayman Islands Branch, as initial lender, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, including: Exhibit B—Marked Pages of the Conformed Credit Agreement (incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K filed on February 13, 2013).
10.10	Management Agreement, dated September 24, 2007, among First Data Corporation, Kohlberg Kravis Roberts & Co. L.P. and New Omaha Holdings L.P. (incorporated by reference to Exhibit 10.10 of the Company's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.11	Employment Agreement between the Company and Edward A. Labry III dated April 1, 2003 (incorporated by reference to the Exhibit 10.27 of the Company's Annual Report on Form 10-K filed on February 24, 2006, Commission File No. 1-11073).
10.12	Employment Agreement with Frank J. Bisignano, effective as of October 1, 2010 (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on September 28, 2010).
10.13	Retention and Transition Agreement with Frank J. Bisignano (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on January 11, 2013).
10.14	Form of Stock Option Agreement for Executive Committee Members (incorporated by reference to Exhibit 10.6 of the Company's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.15	Form of Management Stockholder's Agreement for Executive Committee Members (as amended) (incorporated by reference to Exhibit 10.16 of the Company's Annual Report on Form 10-K filed on March 19, 2013, Commission File No. 1-11073).
10.16	Form of Sale Participation Agreement (incorporated by reference to Exhibit 10.8 of the Company's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.17	2002 First Data Corporation Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit C of the Company's Definitive Proxy Statement on Schedule 14A filed on April 17, 2007, Commission File No. 1-11073).
10.18	Company's Senior Executive Incentive Plan, as amended and restated effective January 1, 2011 (incorporated by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-Q filed on May 13, 2011, Commission File No. 1-11073).
10.19	Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for Executive Officers (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed on December 14, 2004, Commission File No. 1-11073).

EXHIBIT NO.	DESCRIPTION
10.20	Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for Section 16 Executive Committee Members, as amended July 2005 (incorporated by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-Q filed on November 9, 2005, Commission File No. 1-11073).
10.21	Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for employees other than Executive Officers (incorporated by reference to Exhibit 10.10 of the Company's Annual Report on Form 10-K filed on March 1, 2005, Commission File No. 1-11073).
10.22	Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for employees other than Executive Committee Members, as amended July 2005 (incorporated by reference to Exhibit 10.5 of the Company's Quarterly Report on Form 10-Q filed on November 9, 2005, Commission File No. 1-11073).
10.23	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed May 25, 2010).
10.24	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K filed on May 25, 2010).
10.25	First Data Corporation Bonus Plan (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on June 23, 2010).
10.26	First Data Corporation Severance Policy (Global Pay Structure Level 6 Employees) (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on April 17, 2012)
10.27	Form of Stock Option Agreement (effective April 2010) (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K filed on June 23, 2010).
10.28	First Data Holdings Inc. 2008 Non-Employee Director Deferred Compensation Plan (incorporated by reference to Exhibit 10.25 of the Company's Form S-4 filed on August 13, 2008, Commission File No. 1-11073).
10.29	First Data Corporation Long Term Cash Award Plan (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on April 17, 2012).
10.30	2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates, as amended (incorporated by reference to Exhibit 10.31 of the Company's Annual Report on Form 10-K filed on March 19, 2013, Commission File No. 1-11073).
10.31	First Data Corporation Severance / Change in Control Policy (incorporated by reference to Exhibit 10.32 of the Company's Annual Report on Form 10-K filed on March 19, 2013, Commission File No. 1-11073).
10.32	Indenture dated as of March 26, 1993 between the Company and Wells Fargo Bank Minnesota, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3 filed on June 3, 1994, Commission File No. 1-11073 (Registration No. 33-74568)).
10.33	2007 Supplemental Indenture, dated as of August 22, 2007, between First Data Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on August 28, 2007, Commission File No. 1-11073).

EXHIBIT NO.	DESCRIPTION
10.34	Indenture, dated as of October 24, 2007, between First Data Corporation, the subsidiaries of First Data Corporation identified therein and Wells Fargo Bank, National Association, as trustee, governing the 9.875% Senior Notes (incorporated by reference to Exhibit 4.2 of the Company's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.35	Senior Indenture, dated as of September 24, 2008, between First Data Corporation, the subsidiaries of First Data Corporation identified therein and Wells Fargo Bank, National Association, as trustee, governing the Senior Notes due 2015 and Senior PIK Notes due 2015 (incorporated by reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q filed on November 14, 2008, Commission File No. 1-11073).
10.36	Senior Subordinated Indenture, dated as of September 24, 2008, between First Data Corporation, the subsidiaries of First Data Corporation identified therein and Wells Fargo Bank, National Association, as trustee, governing the Senior Subordinated Notes due 2016 (incorporated by reference to Exhibit 4.2 of the Company's Quarterly Report on Form 10-Q filed on November 14, 2008, Commission File No. 1-11073).
10.37	Indenture, dated as of August 20, 2010, among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 8.875% Senior Secured Notes Due 2020 (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on August 26, 2010).
10.38	Pledge Agreement, dated as of August 20, 2010, among the Company, the other pledgors named therein and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on August 26, 2010).
10.39	Security Agreement, dated as of August 20, 2010, among the Company, the other grantors named therein and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K filed on August 26, 2010).
10.40	Indenture, dated as of December 17, 2010, among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 8.25% Senior Second Lien Notes due 2021 and the 8.75/10.00% PIK Toggle Senior Second Lien Notes due 2022 (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on December 22, 2010).
10.41	Indenture, dated as of December 17, 2010, among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 12.625% Senior Notes due 2021 (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on December 22, 2010).
10.42	Pledge Agreement, dated as of December 17, 2010, among the Company, the other pledgors named therein and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K filed on December 22, 2010).
10.43	Security Agreement, dated as of December 17, 2010, among the Company, the other grantors named therein and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K filed on December 22, 2010).

EXHIBIT NO.		DESCRIPTION
10.44		Indenture, dated as of April 13, 2011, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 7.375% Senior Secured Notes due 2019 (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed April 13, 2011).
10.45		2012 Extension Agreement, dated as of March 13, 2012, among the Company, certain of its subsidiaries, certain of the lenders under the Credit Agreement, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, including: Exhibit A—Marked Pages of Credit Agreement (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed March 26, 2012).
10.46		First Supplemental Indenture, dated as March 23, 2012, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the additional 7.375% Senior Secured Notes due 2019 (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed March 26, 2012).
10.47		Indenture, dated as August 16, 2012, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 6.750% Senior Secured Notes due 2020 (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on August 20, 2012).
10.48		First Supplemental Indenture, dated as September 27, 2012, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the additional 6.750% Senior Secured Notes due 2020 (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on October 2, 2012).
10.49		2013 April Repricing Amendment, dated as of April 10, 2013, among the Company, certain of its subsidiaries, Credit Suisse AG, Cayman Islands Branch, as initial lender, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, including: Exhibit A—Marked Pages of the Conformed Credit Agreement (filed as Exhibit 4.3 to the Company's Current Report on Form 8-K filed on April 16, 2013, and incorporated herein by reference).
10.50		2013 Second April Repricing Amendment, dated as of April 15, 2013, among the Company, certain of its subsidiaries, Credit Suisse AG, Cayman Islands Branch, as initial lender, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, including: Exhibit A—Marked Pages of the Conformed Credit Agreement (filed as Exhibit 4.4 to the Company's Current Report on Form 8-K filed on April 16, 2013, and incorporated herein by reference).
10.51		Employment Agreement with Frank J. Bisignano effective as of April 28, 2013 (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 2, 2013, and incorporated herein by reference).
10.52		2014 January Extension and Repricing Amendment, dated as of January 30, 2014, among the Company, certain of its subsidiaries, Credit Suisse AG, Cayman Islands Branch, as initial lender, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent. Exhibit A—Marked Pages of the Conformed Credit Agreement (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on February 5, 2014, and incorporated herein by reference).
12.1	†	Computation in Support of Ratio of Earnings to Fixed Charges.
21.1	†	Subsidiaries of the Registrant.

EXHIBIT NO.		DESCRIPTION
23.1		Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto).
23.2		Consent of Bass Berry & Sims LLP (included as part of its opinion filed as Exhibit 5.2 hereto).
23.3		Consent of Fox Rothschild LLP (included as part of its opinion filed as Exhibit 5.3 hereto).
23.4		Consent of Holland & Hart LLP (included as part of its opinion filed as Exhibit 5.4 hereto).
23.5		Consent of Sidley Austin LLP (included as part of its opinion filed as Exhibit 5.5 hereto).
23.6		Consent of Sutherland Asbill & Brennan LLP (included as part of its opinions filed as Exhibit 5.6 and Exhibit 5.7 hereto).
23.7		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.8		Consent of Kutak Rock LLP (included as part of its opinions filed as Exhibits 5.8, 5.9, 5.10 and 5.11 hereto).
24.1	†	Omnibus Powers of Attorney.
25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association with respect to the Indenture governing the 11.25% Senior Notes due 2021, the 10.625% Senior Notes due 2021 and the 11.75% Senior Subordinated Notes due 2021.
99.1		Form of Letter of Transmittal.
99.2		Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.3		Form of Letter to Clients.
99.4		Form of Notice of Guaranteed Delivery.
101.INS	*†	XBRL Instance Document
101.SCH	*†	XBRL Taxonomy Extension Schema Document
101.CAL	*†	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	*†	XBRL Taxonomy Extension Definitions Linkbase Document
101.LAB	*†	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	*†	XBRL Taxonomy Extension Presentation Linkbase Document

*
These interactive data files shall not be deemed filed for purposes of Section 11 or 12 of the Securities Act of 1933, as amended, or Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under those sections.

†
Previously filed.

Item 22.    Undertakings.

          (a)   Each of the undersigned registrants hereby undertakes:

            (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

            (4)   that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

            (5)   that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c)   Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (d)   Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2014.

FIRST DATA CORPORATION
By:	*
	Name:	Ray E. Winborne
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer and Director	February 11, 2014
* Ray E. Winborne		Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	February 11, 2014
* Joe W. Forehand		Director and Chairman of the Board	February 11, 2014
* Henry R. Kravis		Director	February 11, 2014
* Scott C. Nuttall		Director	February 11, 2014
* Tagar C. Olson		Director	February 11, 2014
* Joseph J. Plumeri		Director	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

Concord Transaction Services, LLC
By:	Concord Computing Corporation, a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President
By:	CTS Holdings, LLC, a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
* John H. Kneisel		Director of Concord Computing Corporation	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen		Director of Concord Computing Corporation.	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

FDGS Group, LLC
By:	First Data Communications Corporation, a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President and Assistant Secretary
By:	First Data Merchant Services Corporation, a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President and Assistant Secretary

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer, Chief Accounting Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
* Chad J. Werner		Director of First Data Communications Corporation	February 11, 2014
* John H. Kneisel		Director of First Data Merchant Services Corporation	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen		Director of First Data Communications Corporation and First Data Merchant Services Corporation	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

FDR LIMITED
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Assistant Secretary

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		(Principal executive officer)	February 11, 2014
* Ray E. Winborne		Chief Financial Officer, Chief Accounting Officer and Executive Vice President	February 11, 2014
* Roger Bracken		Director	February 11, 2014
* Rosalind Rayman		Director	February 11, 2014
* Keith Rowling		Director	February 11, 2014
* Scot Silverglate		Director	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

First Data Government Solutions, LP
By:	FDGS Partner, LLC, its general partner,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

First Data Merchant Services Northeast, LLC
By:	First Data Merchant Services Corporation, a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President
By:	FDS Holdings, Inc., a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
* John H. Kneisel		Director of First Data Merchant Services Corporation and FDS Holdings, Inc.	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen		Director of First Data Merchant Services Corporation and FDS Holdings, Inc.	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

First Data Retail ATM Services L.P.
By:	Concord One, LLC, its general partner,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

Money Network Financial, LLC
By:	First Data Merchant Services Corporation, a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President
By:	Concord Transaction Services, LLC, a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President
 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
* John H. Kneisel		Director of First Data Merchant Services Corporation	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen		Director of First Data Merchant Services Corporation	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

PayPoint Electronic Payment Systems, LLC
By:	First Data Voice Services, its managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

PaySys International, Inc.
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Roger Bracken		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
* Chad J. Werner		Director	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen		Director	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

Sagebrush Holdings LLC
By:	Concord Computing Corporation, the sole managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President and Assistant Secretary

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
* John H. Kneisel		Director of Concord Computing Corporation	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen		Director of Concord Computing Corporation	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

Transaction Solutions, LLC
By:	First Data Merchant Services Corporation, a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President
By:	FDS Holdings, Inc., a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
* John H. Kneisel		Director of First Data Merchant Services Corporation and FDS Holdings, Inc.	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen		Director of First Data Merchant Services Corporation and FDS Holdings, Inc.	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

REGISTRANTS (as listed on the attached Schedule I of Subsidiary Registrants)
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK J. BISIGNANO Frank J. Bisignano	Chief Executive Officer	February 11, 2014
/s/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer and Executive Vice President	February 11, 2014
/s/ BARRY D. COOPER Barry D. Cooper	Chief Accounting Officer and Senior Vice President	February 11, 2014
/s/ JOHN H. KNEISEL John H. Kneisel	Director	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director	February 11, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

REGISTRANTS (as listed on the attached Schedule II of Subsidiary Registrants)
By:	First Data Corporation, its managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer and Director of First Data Corporation, Managing Member of Registrant	February 11, 2014
* Ray E. Winborne		Executive Vice President and Chief Financial Officer	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
* Joe W. Forehand		Director and Chairman of the Board of First Data Corporation, Managing Member of Registrant	February 11, 2014
* Henry R. Kravis		Director of First Data Corporation, Managing Member of Registrant	February 11, 2014
* Scott C. Nuttall		Director of First Data Corporation, Managing Member of Registrant	February 11, 2014
* Tagar C. Olson		Director of First Data Corporation, Managing Member of Registrant	February 11, 2014
* Joseph J. Plumeri		Director of First Data Corporation, Managing Member of Registrant	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

REGISTRANTS (as listed on the attached Schedule III of Subsidiary Registrants)
By:	First Data Resources, LLC, its managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Executive Vice President and Chief Financial Officer	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

REGISTRANTS (as listed on the attached Schedule IV of Subsidiary Registrants)
By:	Concord EFS, Inc., its managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
* John H. Kneisel		Director of Concord EFS, Inc., Managing Member of Registrant	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen		Director of Concord EFS, Inc., Managing Member of Registrant	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

REGISTRANTS (as listed on the attached Schedule V of Subsidiary Registrants)
By:	Concord Processing, Inc., its managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
* John H. Kneisel		Director of Concord Processing, Inc., Managing Member of Registrant	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen		Director of Concord Processing, Inc., Managing Member of Registrant	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

REGISTRANTS (as listed on the attached Schedule VI of Subsidiary Registrants)
By:	First Data Merchant Services Corporation, its managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
* John H. Kneisel		Director of First Data Merchant Services Corporation, Managing Member of Registrant	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen		Director of First Data Merchant Services Corporation, Managing Member of Registrant	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

REGISTRANTS (as listed on the attached Schedule VII of Subsidiary Registrants)
By:	FDS Holdings, Inc., its managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President and Assistant Secretary

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
* John H. Kneisel		Director of FDS Holdings, Inc.	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen		Director of FDS Holdings, Inc.	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

REGISTRANTS (as listed on the attached Schedule VIII of Subsidiary Registrants)
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer and Senior Vice President	February 11, 2014
* Chad J. Werner		Director	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen		Director	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on February 11, 2014.

REGISTRANTS (as listed on the attached Schedule IX of Subsidiary Registrants)
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frank J. Bisignano		Chief Executive Officer	February 11, 2014
* Ray E. Winborne		Chief Financial Officer and Executive Vice President	February 11, 2014
* Barry D. Cooper		Chief Accounting Officer, Senior Vice President and Director	February 11, 2014
/s/ STANLEY J. ANDERSEN Stanley J. Andersen		Director	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on February 11, 2014.

REGISTRANTS (as listed on the attached Schedule X of Subsidiary Registrants)
By:	*
	Name:	Mark S. Wallin
	Title:	President and Principal Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Mark S. Wallin		Chief Executive Officer, Chief Financial Officer and Director	February 11, 2014
* Barry D. Cooper		(principal accounting officer)	February 11, 2014
*By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen, as attorney-in-fact

 SCHEDULE I OF SUBSIDIARY REGISTRANTS

BUYPASS Inco Corporation
CESI Holdings, Inc.
Clover Network, Inc.
Concord Computing Corporation
Concord Corporate Services, Inc.
Concord EFS Financial Services, Inc.
Concord EFS, Inc.
Concord Emerging Technologies, Inc.
Concord Financial Technologies, Inc.
Concord Payment Services, Inc.
Concord Processing, Inc.
CTS, Inc.
EPSF Corporation
FDS Holdings, Inc.
First Data Card Solutions, Inc.
First Data Commercial Services Holdings, Inc.
First Data Government Solutions, Inc.
First Data Merchant Services Corporation
First Data Mobile Holdings, Inc.
First Data Transportation Services, Inc.
FSM Services Inc.
Linkpoint International, Inc.
National Payment Systems Inc.
New Payment Services, Inc.
Perka, Inc.
TASQ Technology, Inc.
TeleCheck International, Inc.
Unified Merchant Services

 SCHEDULE II OF SUBSIDIARY REGISTRANTS

Call Interactive Holdings LLC
FDFS Holdings, LLC
First Data Real Estate Holdings L.L.C.
First Data Resources, LLC
First Data Secure LLC
Gratitude Holdings LLC

 SCHEDULE III OF SUBSIDIARY REGISTRANTS

First Data Payment Services, LLC
Instant Cash Services, LLC
REMITCO LLC

 SCHEDULE IV OF SUBSIDIARY REGISTRANTS

CTS Holdings, LLC
Star Systems, LLC
Strategic Investment Alternatives LLC

 SCHEDULE V OF SUBSIDIARY REGISTRANTS

Concord One, LLC

 SCHEDULE VI OF SUBSIDIARY REGISTRANTS

Clover MarketPlace, LLC
First Data Merchant Services Southeast, L.L.C.
ValueLink, LLC

 SCHEDULE VII OF SUBSIDIARY REGISTRANTS

First Data EC, LLC
Ignite Payments, LLC
TASQ LLC

 SCHEDULE VIII OF SUBSIDIARY REGISTRANTS

Bankcard Investigative Group Inc.
FDR Ireland Limited
FDR Missouri Inc.
First Data Communications Corporation
First Data Latin America Inc.
First Data Solutions, Inc.
First Data Voice Services
FundsXpress Financial Network, Inc.
FundsXpress, Inc.
Gift Card Services, Inc.
MAS Inco Corporation
MAS Ohio Corporation
Size Technologies, Inc.
Star Networks, Inc.
Star Processing, Inc.
Star Systems Assets, Inc.
Star Systems, Inc.

 SCHEDULE IX OF SUBSIDIARY REGISTRANTS

First Data Capital, Inc.
First Data Technologies, Inc.

 SCHEDULE X OF SUBSIDIARY REGISTRANTS

TeleCheck Services, Inc.
TeleCheck Pittsburgh/West Virginia, Inc.